                                                                    EXHIBIT 3.26

                            WESTERN WHEEL CORPORATION

                             a Delaware corporation

                                     BY LAWS

                               ARTICLE I - OFFICES

         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The corporation shall also have offices at 14500 Firestone Boulevard, LaMirada, California and at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                      ARTICLE II - MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held in the City of LaMirada, State of California, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the first Thursday in June, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 2:00 p.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting as provided by law.

         Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board and shall be called by him or the secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than nor more than five days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. 11 the adjournment is for more than thirty days, or if after the adjournment a new record dale is fixed tor the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                             ARTICLE III - DIRECTORS

         Section 1. Upon the resignation of the sole director appointed by the incorporators, the number of directors which shall constitute the whole board shall be three. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the lime outstanding having the right to vote for such directors, summarily order an election to be held to till any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 7. Special meetings of the board may be called by the president on 3 days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chairman of the board or the secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the chairman of the board or secretary in like manner and on like notice on the written request of the sole director.

         Section 8. At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 10. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

         Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors in the management of the corporation, and may authorize the seal of the of the corporation to be affixed to all papers which may require it, but no such committee shall have power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in
Section 151(a) of the General Corporation Law. fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for. shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS

         Section 13. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall leave the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS

         Section 14. Unless otherwise restricted by the certificate of incorporation or these by-laws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                              ARTICLE IV - NOTICES

         Section 1. Whenever, under the provision of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                              ARTICLE V - OFFICERS

         Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

         Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, one or more vice presidents, a secretary and a treasurer.

         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                            THE CHAIRMAN OF THE BOARD

         Section 5. The chairman of the board shall preside at all meetings of the stockholders and the board of directors.

                                  THE PRESIDENT

         Section 6. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect and shall execute bonds, mortgages and other contracts in the name and on behalf of the corporation, except where the execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. He shall havesuch further powers as the board of directors may from time to time by resolution confer upon him. In the absence or refusal to act of the chairman of the board, the powers of the chairman of the board shall devolve upon the president.

                               THE VICE PRESIDENTS

         Section 7. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all of the restrictions on the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 8. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chairman of the board, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 9. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 11. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 12. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 15. The assistant treasurer, or if there shall be more than one; the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                      ARTICLE VI - CERTIFICATES FOR SHARES

         Section 1. The shares of the corporation shall be represented by certificates. Certificates shall be signed by, or in the name of the corporation by, the chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                        ARTICLE VII - GENERAL PROVISIONS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   FISCAL YEAR

         Section 3. The fiscal year of the corporation shall be February 1 through January 31.

                                      SEAL

         Section 4. The corporate seal shall be adopted by the directors.

                                 INDEMNIFICATION

         Section 5. The corporation shall indemnity its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware.

                            ARTICLE VIII - AMENDMENTS

         Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

                                                                    EXHIBIT 3.27

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 01:45 PM 03/11/1993
   733070032 - 2328728

                          CERTIFICATE OF INCORPORATION

                                       OF

                           WESTERN WHEEL GEORGIA, INC.

         1. The name of the corporation is:

                           WESTERN WHEEL GEORGIA, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

         5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

         6. The name and mailing address of the incorporator is:

                                          M. C. Kinnamon
                                          Corporation Trust Center
                                          1209 Orange Street
                                          Wilmington, Delaware 19801

         7. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of March, 1993.

                                               /s/ M. C. Kinnamon
                                               ------------------
                                               M. C. Kinnamon

================================================================================

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 03:00 PM 07/20/1994
                                                         944134010 - 2328728

                            CERTIFICATE OF AMENDMENT

                                      TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           WESTERN WHEEL GEORGIA, INC.

         WESTERN WHEEL GEORGIA, INC., a corporation organized and existing under the General Corporation Law, DOES HEREBY CERTIFY:

         FIRST: The original certificate of incorporation was filed on March 11, 1993, with the Secretary of State of the State of Delaware.

         SECOND: The amendment to the certificate of incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

         THIRD: Article 1 of the certificate of incorporation is hereby amended to read in its entirety as follows:

                  1. The name of the corporation is:

                    HAYES WHEELS INTERNATIONAL-GEORGIA, INC.

         FOURTH: The certificate of incorporation is further amended to add thereto Article 8, to read as follows:

                  8. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         IN WITNESS WHEREOF, WESTERN WHEEL GEORGIA, INC., has caused this certificate to be signed by R. Cucuz, its Chairman of the Board of Directors,
and attested by Barry J. Miller, its Assistant Secretary, this     day of july
1994.

                                       WESTERN WHEEL GEORGIA, INC.

                                       By: /s/ R. Cucuz
                                           ----------------------------------
                                           R. Cucuz
                                           Chairman of the Board of Directors

ATTEST:

/s/ Barry J. Miller
----------------------------
Barry J. Miller
Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                   HAYES WHEELS INTERNATIONAL - GEORGIA, INC.

         HAYES WHEELS INTERNATIONAL - GEORGIA, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Corporation's Certificate of Incorporation was filed on March 11, 1993, with the Secretary of State of the State of Delaware.

         SECOND: The amendment to the Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  FIRST:   The name of the Corporation is HAYES LEMMERZ
         INTERNATIONAL - GEORGIA, INC.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed in its name and on its behalf and attested on this 7th day of January, 1998 by duly authorized officers of the Corporation.

                                         HAYES WHEELS INTERNATIONAL -
                                         GEORGIA, INC.

                                         By: /s/ William D. Shovers
                                             --------------------------------
                                             Name:  William D. Shovers
                                             Title: Vice President - Finance

ATTEST:

By: /s/ Patrick B. Carey
    --------------------------
    Name:  Patrick B. Carey
    Title: Assistant Secretary

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 02/09/1998
                                                          981050616 - 2328728

                                                                    EXHIBIT 3.28

                           WESTERN WHEEL GEORGIA, INC.

                             a Delaware corporation

                                     * * * *

                                    BY - LAWS

                                     * * * *

                               ARTICLE I - OFFICES

         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The corporation shall also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                      ARTICLE II - MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Huntington, State of Indiana, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the first Thursday in June, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 2:00 p.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business a may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting as provided by law.

         Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose of purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board and shall be called by him or the secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than nor more than 5 days before the date of the meeting, to each stock-holder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice there than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting as transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years form its date, unless the proxy provides for a longer period.

         At all elections of directors of the corporation, each stockholder having voting power shall be entitled to exercise the right of cumulative voting as provided in the certificate of incorporation.

         Section 11. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                             ARTICLE III - DIRECTORS

         Section 1. The number of directors shall be one, until the resignation of the sole director appointed by the incorporators, upon the occurrence of which, the number of directors which shall constitute the whole board shall be
3. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold offices until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order and election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors chosen by the directors then in office.

         Section 3. The business of this corporation shall be managed by or under the direction of its boards of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholder.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholder, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 7. Special meetings of the board may be called by the president on 3 days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chairman of the board or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the chairman of the board or secretary in like manner and on like notice on the written request of the sole director.

         Section 8. At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting of which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provide by statute. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 10. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

         Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

         At any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the certification of incorporation (except a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation of the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation) adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                           COMPENSATION OF DIRECTORS

         Section 13. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director form serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS

         Section 14. Unless otherwise restricted by the certificate of incorporation or these by-laws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                              ARTICLE IV - NOTICES

         Section 1. Whenever, under the provision of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at other times when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                              ARTICLE V - OFFICERS

         Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

         Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice presidents, a secretary and a treasurer.

         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                  THE PRESIDENT

         Section 6. The president shall be the chief operating officer of the corporation, with the power to manage the operations of the corporation. He shall have the powers granted to the chairman of the board in Section 7 of this
Article V and shall have such further powers as the board of directors may from time to time by resolution confer upon him. In the absence or refusal to act of the chairman of the board, the powers of the chairman of the board shall devolve upon the President.

                               THE VICE PRESIDENTS

         Section 7. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 8. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chairman of the board, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 9. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to credit of the corporation in such depositories may be designated by the board of directors.

         Section 11. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when he board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 12. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 13. the assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there by no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                      ARTICLE VI - CERTIFICATES FOR SHARES

         Section 1. The shares of the corporation shall be represented by a certificate. Certificates shall be signed by, or in the name of the corporation by, the chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designation, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in
Section 202 of the General corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face of or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156,

202(a) or 218(a) or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

                               TRANSFER OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certified shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

                               FIXING RECORD DATE

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less that ten days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                        ARTICLE VII - GENERAL PROVISIONS

                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     CHECKS

         Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

         Section 5. The fiscal year of the corporation shall be January 1 through December 31.

                                      SEAL

         Section 6. The corporate seal shall be adopted by the directors.

                                INDEMNIFICATION

         Section 7. The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware.

                            ARTICLE VIII - AMENDMENTS

         Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alternation, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

                                                                    EXHIBIT 3.29

                                                                           FILED
                                                                     APR 22 1988
                                                                 [/s/ ILLEGIBLE]
                                                              Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                           MWC ACQUISITION SUB, INC.

         I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

         FIRST: The name of the corporation (hereinafter called the "Corporation") is MWC Acquisition Sub, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County or New Castle, The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of common stock which the Corporation shall have authority to issue is 1,000. All such shares shall have a par value of $0.01 per share.

         FIFTH: The name and mailing address of the sole incorporator is Charles
D. Glanville, Jones, Day, Reavis & Pogue, 901 Lakeside Avenue, Cleveland, Ohio 44114.

         SIXTH: The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

             NAME                         MAILING ADDRESS
             ----                         ---------------
       Joseph C. Overbeck             4000 Collins Road

                                      Lansing, Michigan 48910

       Richard W. Tuley               4000 Collins Road

                                      Lansing, Michigan 48910

       Dale R. Martin                 4000 Collins Road

                                      Lansing, Michigan 48910

         SEVENTH: The board of directors of the Corporation shall have power to make, alter or amend By-Laws of the Corporation.

         EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

         IN WITNESS WHEREOF, I the undersigned, being the sole incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 21st day of April 1988.

                                          /s/ Charles D. Glanville
                                          ------------------------
                                          Charles D. Glanville

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 02/18/1998
   981063088 - 2158574

                            CERTIFICATE OF AMENDMENT
                                      TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            MWC ACQUISITION SUB, INC.

         MWC ACQUISITION SUB, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Corporation's Certificate of Incorporation was filed on April 22, 1988, with the Secretary of State of the State of Delaware.

         SECOND: The amendment to the Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  FIRST: The name of the Corporation is HL OHIO SUB, INC.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed in its name and on its behalf and attested on this 16th day of February, 1998 by duly authorized officers of the Corporation.

                                      MWC ACQUISITION SUB, INC.

                                      By: /s/ Daniel M. Sandberg
                                          -----------------------------------
                                          Name:  Daniel M. Sandberg
                                          Title: Vice President, General Counsel
                                                 & Secretary

ATTEST:

By: /s/ Patrick B. Carey
    -----------------------
    Name : Patrick B. Carey
    Title: Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                HL OHIO SUB, INC.

         HL OHIO SUB, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Corporation's Certificate of Incorporation was filed on April 22, 1988, with the Secretary of the State of Delaware.

         SECOND: The amendment to the Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  FIRST: The name of the corporation is HAYES LEMMERZ INTERNATIONAL - HOMER, INC.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed in its name and on its behalf and attested on this 17th day of June, 1999 by duly authorized officers of the Corporation.

                                               HL OHIO SUB, INC.

                                               By: /s/ William D. Shovers
                                                   -------------------------
                                                   Name:  William D. Shovers
                                                   Title: Vice President

ATTEST:

By: /s/ Patrick B. Carey
    --------------------------
    Name : Patrick B. Carey
    Title: Assistant Secretary

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 06/18/1999
                                                          991248308 - 2158574

                                                                    EXHIBIT 3.30

                                    ARTICLE I
                            MEETINGS OF STOCKHOLDERS

         Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 1989, shall be held on the last Tuesday of April if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote by written ballot a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

         Section 4. Notice of Meetings. Written notice of a meeting stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

         Section 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

         Section 6. Voting. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by a legally sufficient instrument. Except as otherwise provided by statute or by the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock having voting power held by such stockholder on the record date for the meeting. The vote upon any question brought before a meeting of the stockholders, except as otherwise required by these By-Laws, may be by voice vote. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the holders of a majority of the stock which has voting power present in person or represented by proxy and which is actually voted shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 7. Definition. Every reference in these By-Laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

                                   ARTICLE II
                                    DIRECTORS

         Section 1. Number and Term of Office. The Board of Directors shall consist of one or more members. The first board shall consist of three directors. Thereafter, the number of directors shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting or a special meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified, except as required by law. Directors need not be stockholders.

         Section 2. Vacancies and New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual meetings of stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and shall qualify, except as required by law.

         Section 3. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of stockholders and at such other time and at such place as shall from time to time be determined by the Board of Directors.

         Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President on one day's notice to each director by whom it is not waived, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

         Section 6. Quorum. At all meetings of the Board a majority of the total number of directors then in office, or if the total number of directors then in office is an even number one-half thereof, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 7. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board of Directors or committee.

         Section 8. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board may confer. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by statute, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 10. Conduct of Business. Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to these By-Laws shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

                                  ARTICLE III
                                    NOTICES

         Section 1. Generally. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

         Section 2. Waivers. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE IV
                                    OFFICERS

         Section 1. Generally. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board of Directors (who shall be the Chief Executive Officer), one or more vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person.

         Section 2. Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of all other officers and agents of the Corporation to an officer of the Corporation.

         Section 3. Succession. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         Section 4. Authority and Duties. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the directors regardless of whether such authority and duties are customarily incident to such office.

         Section 5. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman, the President or any Vice President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation.

                                   ARTICLE V
                                     STOCK

         Section 1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary of the Corporation, representing the number of shares in the Corporation registered in his name. Any or all the signatures on the certificate may be a facsimile.

         Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to, or cause its transfer agent to, issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 3. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate for shares, another may be issued in its place pursuant to such requirements as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

         Section 4. Record Date. The Board of Directors may fix in advance a date, not more than sixty nor less than ten days prior to the date of any meeting of stockholders, nor more than sixty days prior to the date of any written consent of stockholders without a meeting, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to express such written consent, or to receive payment of any such dividend, to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock.

                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 1. Indemnification.

         (a) The Corporation shall indemnify any person who has been made a party to, or has threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals, by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by statute. The Corporation may (in the Corporation's discretion) indemnify or agree to imdemnify any person who has been made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals, by reason of the fact that he is or was an agent of the Corporation, or is or was serving at the request of the Corporation as an agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by statute or such lesser extent as the Board of Directors determine.

         (b) Expenses incurred by any director, officer, or employee indemnified hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other agents may be so paid upon terms and conditions, if any, as the Board of Directors deems appropriate.

         (c) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of or in any way to limit any other rights to which those persons seeking indemnification or advancement of expenses hereunder may be or may become entitled as a matter of law, by the Certificate of Incorporation, these By-Laws, agreement, insurance, vote of directors or stockholders or otherwise, both as to action in his official capacity and with respect to action in another capacity while holding such office.

         (d) No amendment, termination or repeal of this Section shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification in the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

         (e) If any part of this Section shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and effect of the remaining parts shall not be affected thereby.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 2. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law or under these By-Laws.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year or such other fiscal year as fixed by resolution of the Board of Directors.

         Section 2. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 3. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

         Section 4. Time Periods. In applying any provision of these By-Laws which require that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

                                  ARTICLE VIII
                                   AMENDMENTS

         Section 1. Amendments. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors.

                            CERTIFICATE OF SECRETARY

         I, the undersigned, hereby certify:

         1. That I am the duly elected, qualified and acting Secretary of MWC Acquisition Sub, Inc., a Delaware corporation.

         2. That the foregoing By-Laws of said Corporation were duly adopted as the By-Laws thereof by Written Consent of the Directors of said Corporation, dated as of April 22, 1988, and that the same now constitute the By-Laws of said Corporation.

         Executed this 28th day of April 1988.

                                                       /s/ Dale R. Martin
                                                       -------------------------
                                                       Dale R. Martin, Secretary

8731C(CL)/3155J(DT)

                                                                    EXHIBIT 3.31

                           ARTICLES OF INCORPORATION

    These Articles of Incorporation are signed and acknowledged by the incorporators for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the Public Acts of 1931, as amended, as follows:

                                  ARTICLE I.

   The name of the corporation is CAST FORGE CORPORATION

-------------------------------------------------------------------------------

                                   ARTICLE II.

   The purpose or purposes for which the corporation is formed are as follows:
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                  To engage in the business of developing pressure casting
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                  processes and devices: to manufacture castings by the use of
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                  such processes and devices.
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In general to carry on any business in corporation therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.

                                  ARTICLE III.

   Location of the first registered office is:

   820       Ford Building     Detroit      26     Wayne,
----------  ---------------   ---------  -------  ----------, Michigan.
  (No.)         (Street)        (City)   (Zone)   (County)

Postoffice address of the first registered office is:

   820       Ford Building                Detroit     26
------------------------------------     ---------  --------, Michigan.
    (No. and Street or P.O. Box)          (City)     (Zone)

                                   ARTICLE IV.

The name of the first resident agent is Frank W. Donovan

                                   ARTICLE V.

                     The total authorized capital stock is

        {Preferred shs._________   {Par Value $_____________________}
   (1)  {                                                           } per share
        {Common shs. 5,000         {Par Value $10.00                }

                                         {Book Value $_____________ }
                                         {                          } per share
                                         {Price fixed for sale $___ }
                   {Preferred ________}
and/or shs. of (2) {                  } no Par Value
                   {Common ___________}   {Book Value $_____________}
                                                                    } per share
                                          {Price fixed for sale $___}

   (3) A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:

                               One class of stock
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FORM 1

GOLD SEAL APPEARS ONLY ON ORIGINAL

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                                   ARTICLE VI.

   The names and places of residence or business of each of the incorporators and the number and class of shares subscribed for by each are as follows:
(Statute requires one or more incorporators)

                                                                          Number of Shares
                                                               --------------------------------------
                                                                    Par Stock        Non-Par Stock
 Name                      Residence or Business Address       ------------------  ------------------
              (No.)  (Street)           (City)    (State)            Common   Preferred  Common   Preferred
-----------------------------------------------------------------------------------------------------
Frank W. Donovan. 820 Ford Bldg., Detroit,  Mich               100
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                                  ARTICLE VII.

   The names and address of the first board of directors are as follows:

(Statute requires at least three directors)
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  Name                                          Residence of Business Address
                                  (No.)         (Street)     (City)     (State)
--------------------------------------------------------------------------------
Frank W. Donovan           820 Ford Building                 Detroit    Michigan
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Thomas A. Roach            820 Ford Building                 Detroit    Michigan
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Jane W. C. Gordon          820 Ford Building                 Detroit    Michigan
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                                 ARTICLE VIII.

   The term of the corporate existence is thirty years.

                                  ARTICLE IX.

   OPTIONAL (Please delete Article IX if not applicable.)

   Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any claim of them and/or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the state of Michigan, may on the application of this corporation or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, agree to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, as the case may be, and also on this corporation.

                                   ARTICLE X.

     (Here insert any desired additional provisions authorized by the Act.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

   I the incorporator, sign my name this 27th day of August 1962

  (All parties appearing under Article VI are required to sign in this space)

                                       /s/ Frank W. Donovan
--------------------------------------------------------------------------------
                                       Frank W. Donovan
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

STATE OF MICHIGAN ______________}      (One or more of the parties signing must
                                  ss.            acknowledges before the Notary)
COUNTY OF          WAYNE        }

On this 27th day of August, 1962, before me personally appeared FRANK W. DONOVAN

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

to me known to be the person described in and who executed the foregoing instrument, and acknowledges that he executed the same as his free act and deed.

                                        /s/ Jane W. C. Gordon
                                 -----------------------------------------
                                       (Signature of Notary)

                                            Jane W. C. Gordon
                                 -----------------------------------------
                                        Print or type name of Notary

                                 Notary Public for Wayne County,
                                 State of Michigam.

                                 My commission expires July 10, 1964
                                 (Notarial seal required if acknowledgment taken out at State)

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                    ORIGINAL
                       (CORPORATION FOR PECUNIARY PROFIT)
                          ARTICLES OF INCORPORATION
                                       OF

________________________________________________________________________________
                      (Please type or print corporate name)

--------------------------------------------------------------------------------
               Under Act No. 327, Public Acts, 1931, as amended.
--------------------------------------------------------------------------------
    (This blank prepared by Michigan Corporation and Securities Commission.)

                                      FILED

                                   AUG 29 1962

                                /s/ [ILLEGIBLE]
                             ---------------------

                                                 COMMISSIONER

                 MICHIGAN CORPORATION & SECURITIES COMMISSION

                       MAIL THREE SIGNED AND ACKNOWLEDGED
                                   COPIES TO:

                  Michigan Corporation & Securities Commission

P.O. Box 898                                               LEASING 4, MICHIGAN

                                    RECEIVED

                                   AUG 28 1962

                            MICHIGAN CORPORATION AND
                             SECURITIES COMMISSION

                            MICHIGAN CORPORATION AND
                              SECURITIES COMMISSION

                                  AUG 29 1962

                                /s/ [ILLEGIBLE]
                              --------------------
                                  Compared by

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                STATE OF MICHIGAN
                      CORPORATION AND SECURITIES COMMISSION
                                LANSING, MICHIGAN

--------------------------------------------------------------------------------
                DO NOT WRITE IN SPACE BELOW -- FOR COMMISSION USE
--------------------------------------------------------------------------------
  Date Received:               Compared by:
----------------------------
                               /s/ [ILLEGIBLE]
---------------------------------------------------
                               Date:
----------------------------
                               JUL 14 1965
---------------------------------------------------
                               Examiner:
----------------------------
                               /S/ [ILLEGIBLE]
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              CERTIFIED RESOLUTION OF CHANGE OF REGISTERED OFFICE

         I, JERRY H. STEWARD, Secretary, of
         CAST FORGE CORPORATION
     -------------------------------------, do hereby certify that the following
           (Corporate Name)
is a true and correct copy of the resolution adopted by the board of directors of said corporation at a meeting called and held on the 3rd day of June, 1965:

         "RESOLVED, that the location of the registered office of
     Cast Forge Corporation         within the State of Michigan is changed from
----------------------------------
        (Corporate Name)
820 Ford Building             Detroit        County of  Wayne, Michigan  48226
----------------------, -------------------,                          ---------
(Street and Number)     (City or Village)                             (Zip Code)
to  2150 Guardian Building      Detroit       County of Wayne, Michigan  48226
  -------------------------, ----------------,                        ---------,
     (Street and Number)     (City or Village)                        (Zip Code)

Signed on June 3, 1965.

                                                /s/ Jerry H. Steward
                                                -----------------------------
                                               (Jerry H. Steward, Secretary)
                                              (DESIGNATE OFFICE HELD BY SIGNER)

         Note: Mail three signed copies, except in case of change of location from one county to another, in which case four copies of this Certificate are required, to Michigan Corporation and Securities Commission, Box 898, Lansing, Michigan 48904.

         Filing fee $5.00.

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                STATE OF MICHIGAN
                      CORPORATION AND SECURITIES COMMISSION
                                LANSING, MICHIGAN
--------------------------------------------------------------------------------
                DO NOT WRITE IN SPACE BELOW--FOR COMMISSION USE
--------------------------------------------------------------------------------

       Date Received:
------------------------------
                                 [ILLEGIBLE]
-----------------------------------------------------------
                               (Compared By)
-------------------------------
                                 [ILLEGIBLE]
-----------------------------------------------------------
                                   (Date)
-------------------------------

-------------------------------

--------------------------------------------------------------------------------

                        CERTIFICATE OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION

                             CAST FORGE CORPORATION
-------------------------------------------------------------------------------,
                                (Corporate Name)
a Michigan corporation, whose registered office is located at  2150
                                                              ------
                                                               (No.)
Guardian Building   Detroit     26      Wayne     Michigan, certifies pursuant
----------------------------------------------
     (Street)        (City)   (Zone)  (County)
to the provisions of Section 43 of Act No. 327 of the Public Acts of 1931, as
amended, that at a meeting of the         Shareholders      of said corporation
                                  -------------------------
                                  (Shareholders or members)
called for the purpose of amending the articles of incorporation, and held on the 3rd day of June, 1965, it was resolved by the vote of {the holders of a majority of the shares} of each class entitled to vote and by {a majority of the shares} of each class whose rights, privileges or preferences are changed, that Article No I of the Articles of incorporation is amended to read as follows, viz:

                                    ARTICLE I
    (Any article being amended is required to be set forth in its entirety.)

    The name of the corporation is C. F. ENGINEERING CORPORATION. [ILLEGIBLE]
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FORM 16                                         (Continued on the reverse side)

GOLD SEAL APPEARS ONLY ON ORIGINAL

FORM 16

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NOTE: Sec. 43. amended by Act 155, P. A. 1953, provides:
         "**** That any amendment which impairs the preemptive right of the holders of shares of any class of capital stock entitled to such right shall be approved by the vote of the holders of 2/3 of the shares of each such class. ****"

Signed on June 3, 1965

                                         CAST FORGE CORPORATION
                                 --------------------------------------
                                            (Corporate Name)

(Corporate Seal if any)          By /s/ Joseph H. Steward
                                   --------------------------------
                                          (President)
                                        Joseph H. Steward

                                 By /s/ Jerry H. Steward
                                   ---------------------------------
                                          (Secretory)
                                        Jerry H. Steward

STATE OF MICHIGAN          }
COUNTY OF WAYNE            } SS.

         On this 3rd day of June, 1965, before me appeared

                               JOSEPH H. STEWARD
--------------------------------------------------------------------------------
                              (Name of President)

to me personally known, who, being by me duly sworn, did say that he is the president

                             CAST FORGE CORPORATION
of-----------------------------------------------------------------------------,
                                (Corporate Name)

which executed the foregoing instrument, and that *[the seal affixed to said instrument is the corporate seal of said corporation, and that] said instrument was signed *[and sealed] in behalf of said corporation by authority of its board of directors, and said officer acknowledged said instrument to be the free act and deed of said corporation.

*If corporation has no seal strike out the words          /s/ [ILLEGIBLE]
in brackets and add at end of acknowledgment      ------------------------------
the following: "and that said corporation has          (Signature of Notary)
no corporate seal".                               Notary Public for  Wayne
                                                  County,State of Michigan.

                                                  My Commission expires
                                                  July 6, 1968

                                                  (Notarial seal required it
                                                  acknowledgment taken out of
                                                  State)

                 Mail Three Signed and Acknowledged Copies To:
                 Michigan Corporation and Scurities Commission
                P.O. Box 898                      Lansing 4, Michigan
                                Filing Fee $5.00

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                STATE OF MICHIGAN
                     CORPORATION AND SECURITIES COMMISSION
                               LANSING, MICHIGAN

--------------------------------------------------------------------------------
              DO NOT WRITE IN SPACE BELOW -- FOR COMMISSION USE
--------------------------------------------------------------------------------
     Date Received:                                      FILED
----------------------------------
       MAY 14 1968                          Michigan Department of Treasury
--------------------------------------------------------------
                                     (Compared By)    MAY 15 1968
----------------------------------
[ILLEGIBLE]
--------------------------------------------------------------
[ILLEGIBLE]                           (Date)
                                                     /s/
----------------------------------
                                                     STATE TREASURER
----------------------------------

--------------------------------------------------------------------------------

                        CERTIFICATE OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION

                          C. F. ENGINEERING CORPORATION
-------------------------------------------------------------------------------,
                                (Corporate Name)
a Michigan corporation, whose registered office is located at
                             2150 GUARDIAN BUILDING
--------------------------------------------------------------------------------
                            (No.)           (Street)
           DETROIT,                 48219                    WAYNE
--------------------------------------------------------------------------------
           (City)                  (Zone)                  (County)
Michigan, certifies pursuant to the provisions of Section 43 of Act No. 327 of the Public Acts of 1931, as amended, that at a meeting of the
        SHAREHOLDERS
---------------------------- of said corporation called for the purpose of
    (Shareholders or members)
amending the articles of incorporation, and held on the 30th day of June, 1967, it was resolved by the vote of {the holders of a majority of the shares} of each class entitled to vote and by {a majority of the shares} of each class whose rights, privileges or preferences age changed, that Article No 1 of the Articles of Incorporation is amended to read as follows, viz:

                                    ARTICLE 1

    (Any article being amended is required to be set forth in its entirety.)
The name of the corporation is:  Cast Forge Company
--------------------------------------------------------------------------------
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FORM 16                                      (Continued on the reverse side)

GOLD SEAL APPEARS ONLY ON ORIGINAL

FORM 16

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NOTE: Sec. 43, amended by Act 155, P. A. 1953, provides:

         "**** That any amendment which impairs the preemptive right of the holders of shares of any class of capital stock entitled to such right shall be approved by the vote of the holders of 2/3 of the shares of each such class. ****"

Signed on May 7, 1968
                                           C.F. ENGINEERING CORPORATION
                                                  CAST FORGE COMPANY
                                        ------------------------------------
                                                   (Corporate Name)

(Corporate Seal if any)                 By /s/ Jerry H. Steward
                                           -----------------------------------
                                           (President or Vice-President)

                                                  /s/ Joseph H. Steward
                                           -------------------------------------
                                            (Secretary or Assistant Secretary)
                    }
STATE OF MICHIGAN   }
                    }ss.
COUNTY OF Wayne     }
                    }
     On this 7 day of May, 1968, before me appeared
                                Jerry H. Steward
--------------------------------------------------------------------------------
                              (Name of President)
to me personally known, who, being by me duly sworn, did say that he is the president of
                         C. F. Engineering Corporation
--------------------------------------------------------------------------------
                                (Corporate Name)
which executed the foregoing instrument, and that *[the seal affixed to said instrument is the corporate seal of said corporation, and that] said instrument was signed *[and sealed] in behalf of said corporation by authority of its board of directors, and said officer acknowledged said instrument to be the free act and deed of said corporation.

*If corporation has no seal strike out the words     /s/ [ILLEGIBLE]
in brackets and add at end of acknowledgment      ------------------------------
the following: "and that said corporation has         (Signature of Notary)
no corporate seal".
                                                 Notary Public for Wayne
                                                 County, State of Michigan.

                                                 My Commission Expires
                                                 [ILLEGIBLE]
                                                 (Notarial seal required if
                                                 acknowledgment taken out of
                                                 State)

                 Michigan Corporation and Securities Commission
                 P.O. Box 898              Lansing 4, Michigan
                              Filing Fee $5.00

GOLD SEAL APPEARS ONLY ON ORIGINAL

[ILLEGIBLE]                    STATE OF MICHIGAN
                        MICHIGAN DEPARTMENT OF TREASURY
                              CORPORATION DIVISION
                                LANSING MICHIGAN

--------------------------------------------------------------------------------
               DO NOT WRITE IN SPACE BELOW -- FOR DEPARTMENT USE
--------------------------------------------------------------------------------
                         Compared by:
    Date Received:
----------------------
     DEC 18 1969
--------------------------------------------                FILED
                          Date:                  Michigan Department of Treasury
----------------------
                                                        DEC 22 1969
----------------------

--------------------------------------------            /s/ [ILLEGIBLE]
                            Examiner:                   STATE TREASURER
                                       /s/ [ILLEGIBLE]
--------------------------------------------------------------------------------

                    CERTIFICATE OF INCREASE OF CAPITAL STOCK

                               CAST FORGE COMPANY
-------------------------------------------------------------------------------
                                (Corporate Name)

a Michigan corporation, whose registered office is located at    2150
                                                              -----------
                                                                  (No.)
      Guardian Bldg.   Detroit  Wayne, Michigan 48226  , certifies pursuant
-------------------------------------           -------
        (Street)        (City) (County)        (Zip Code)
to the provisions of Section 43 of Act 327, Public Acts of 1931, as amended, that at a meeting of the stockholders of the said corporation called for the purpose of increasing its authorized capital stock, and held on the Twenty-seventh day of June, 1969, it was resolved, by the vote of the holders of a majority of the shares of each class of shares entitled to vote and a majority of shares of each class whose rights, privileges or preferences are so changed, that the authorized capital stock be increased from:

    {Preferred shs.-----}                         {Par Value $ -----           }
(1) {                   }                         {                            }per share
    {Common shs. 5,000  }                         {Par Value $ 10.00           }

                                                  {Book Value $----------------}
                                  {Preferred -----{                            }
                                  {               {Price fixed for sale $------}
and/or (2), shares of no par value{                                            }per share
                                  {               {Book Value $----------------}
                                  {Common --------{                            }
                                                  {Price fixed for sales $-----}

and that the provisions of the Articles of Incorporation relating to capital stock are amended to read as follows:

    {Preferred shs.-----}                         {Par Value $ -----           }
(1) {                   }                         {                            } per share
    {Common shs. 25,000 }                         {Par Value $ 10.00           }

                                                  {Book Value $----------------}
                                  {Preferred -----{                            }
                                  {               {Price fixed for sale $------}
and/or (2), shares of no par value{                                            }per share
                                  {               {Book Value $----------------}
                                  {Common --------{                            }
                                                  {Price fixed for sales $-----}

Form 13                        (Please turn page)

GOLD SEAL APPEARS ONLY NO ORIGINAL

FORM 13

(3) A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:
(Provisions need not be stated unless changed. A rider may be attached.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Signed on November 14, 1969                  CAST FORGE COMPANY
                                           ----------------------
                                              (Corporate Name)

(Corporate Seal if any)                  By /s/ Jerry H. Steward
                                            --------------------------------
                                              (President or Vice-President)

                                                 /s/ Joseph H. Steward
                                            ---------------------------------
                                            (Secretary or Assistant Secretary)

STATE OF MICHIGAN   }
                    }ss.
COUNTY OF Wayne     }

   On this 14th day of November, 1969, before me appeared
    Jerry H. Steward,            of the CAST FORGE COMPANY, which executed the
--------------------------------        ------------------
(Name resident or Vice-president)        (Corporate Name)
foregoing instrument, to me personally known, who, being by me duly sworn, did say that he is the president or vice-president of said corporation, and that *[the seal affixed to said instrument is the corporate seal of said corporation, and that] said instrument was signed *[and sealed] in behalf of said corporation by authority of its board of directors, and said officer acknowledged said instrument to be the free act and deed of said corporation.

*If corporation has no seal strike out                /s/ Lois LaFever
the words in brackets and add at end of   --------------------------------------
acknowledgement the following: "and                (Signature of Notary)
that said corporation has no corporate
seal".

                                        Notary Public for Wayne County, State of
                                        Michigan.

                                                     LOIS LaFEVER
                                            Notary Public, Wayne County, Mich.
                                           My commission expires Feb. 1, 1970

                                      (Notarial seal required if acknowledgment
                                       taken out of State)

NOTE: Filing Fee - $5.00
      Franchise Fee -- 1/2 mill on each dollar of increase over highest previous authorized capital stock. Make fee payable to State of Michigan.

MAIL ONE SIGNED AND ACKNOWLEDGED COPIES TO: Michigan Department of Treasury
                                            Corporation Division
                                            P. O. Drawer C
                                            Lansing, Michigan 48904
FORM 13

GOLD SEAL APPEARS ONLY ON ORIGINAL

[ILLEGIBLE]                    STATE OF MICHIGAN
                        MICHIGAN DEPARTMENT OF TREASURY
                              CORPORATION DIVISION
                               LANSING, MICHIGAN

--------------------------------------------------------------------------------
           NOTE              DO NOT WRITE IN SPACE BELOW --- FOR DEPARTMENT USE
           ----              --------------------------------------------------

This form may be filed       Date of Received:
to increase the authorized   ------------------
capital stock of a Michigan  MAY 14 1971
corporation pursuant to the  ------------------
provisions of Section 43.    MAY 27 1971                        FILED
Act 327, P.A. of 1931 as     ------------------
amended.

Mail ONE signed and          ------------------             JUN  - 2 1971
acknowledged copy to:
                             ------------------             /s/ [ILLEGIBLE]
Michigan Department
of Treasury Corporation      ------------------
Division
P.O. Drawer C Lansing,       ------------------
Michigan 48904                                            STATE TREASURER
                             ------------------
Filing Fee-$5.00                                 Michigan Department of Treasury
Franchise Fee-1/2 mill       ------------------
on each dollar of increase
over highest previous
authorized capital stock.

(Make fee payable to State of Michigan)
-------------------------------------------------------------------------------

                    CERTIFICATE OF INCREASE OF CAPITAL STOCK

   CAST FORGE COMPANY
-------------------------------------------------------------------------------
                                (Corporate Name)

a Michigan corporation, whose registered office is located at 2150
                                                              (No.)
     Guardian Bldg.    Detroit Wayne,   Michigan    48226, certifies pursuant
------------------------------------              ---------------------------
        (Street)        (City) (County)           (Zip Code)
to the provisions of Section 43 of Act 327, Public Acts of 1931, as amended, that at a meeting of the stockholders of the said corporation called for the purpose of increasing its authorized capital stock, and held on the 30th day of June, 1970, it was resolved, by the vote of the holders of a majority of the shares of each class of shares entitled to vote and a majority of shares of each class whose rights, privileges or preferences are so changed, that the authorized capital stock be increased from:

    {Preferred shs.-----}                         {Par Value $ -----           }
(1) {                   }                         {                            } per share
    {Common shs. 25,000 }                         {Par Value $ 10.00           }

                                                  {Book Value $----------------}
                                  {Preferred -----{                            }
                                  {               {Price fixed for sale $------}
and/or (2), shares of no par value{                                            }per share
                                  {               {Book Value $----------------}
                                  {Common --------{                            }
                                                  {Price fixed for sales $-----}

and that the provisions of the Articles of Incorporation relating to capital stock are amended to read as follows:

    {Preferred shs.-----}                         {Par Value $ -----           }
(1) {                   }                         {                            } per share
    {Common shs. 50,000 }                         {Par Value $ 10.00           }

                                                  {Book Value $----------------}
                                  {Preferred -----{                            }
                                  {               {Price fixed for sale $------}
and/or (2), shares of no par value{                                            }per share
                                  {               {Book Value $----------------}
                                  {Common --------{                            }
                                                  {Price fixed for sales $-----}

                               (Please turn page)

GOLD SEAL APPEARS ONLY ON ORIGINAL

(3) A statement of all of any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:

(Provisions need not be stated unless changed. A rider may be attached.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Signed on May 6, 1971                       CAST FORGE COMPANY
                                        -------------------------
                                             (Corporate Name)

(Corporate Seal if any)                  By /s/ Jerry H. Steward
                                            ----------------------------
                                            (President or Vice-President)

                                              /s/ Joseph H. Steward
                                        ---------------------------------
                                        (Secretary or Assistant Secretary)

STATE OF MICHIGAN    }
                     }ss.
COUNTY OF WAYNE      }

On this 6 day of May, 1971, before me appeared
    Jerry H. Steward             of the CAST FORGE COMPANY, which executed the
--------------------------------,       ------------------
(Name President or Vice-president)       (Corporate Name)
foregoing instrument, to me personally known, who, being by me duly sworn, did say that he is the president or vice-president of said corporation, and that *[the seal affixed to said instrument is the corporate seal of said corporation, and that] said instrument was signed *[and sealed] in behalf of said corporation by authority of its board of directors, and said officer acknowledged said instrument to be the free act and deed of said corporation.

*If corporation has no seal strike out                /s/ [ILLEGIBLE]
the words in brackets and add at end of   --------------------------------------
acknowledgment the following: "and                (Signature of Notary)
that said corporation has no corporate
seal".

                                      Notary Public for Wayne County,
                                      State of Michigan.

                                      My commission expires May 16, 1972
                                      (Notarial seal required if acknowledgment taken out of State)

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                                                   CAST FORGE CO

                 (For Use by Domestic and Foreign Corporations)

                   CERTIFICATE OF CHANGE OF REGISTERED OFFICE

                        AND/OR CHANGE OF RESIDENT AGENT

         The undersigned corporation, in accordance with the provisions of
Section 242 of Act 284, Public Acts of 1972, does here certify as follows:

1.   The name of the Corporation is Cast Forge Company

2. The address of its former registered office is: (See instructions on reverse side)

                   2150 Guardian Building  Detroit, Michigan    48226
                   -------------------------------           -----------
                   (No. and Street) (Town or City)            (Zip Code)

     The mailing address of its former registered office is: (Need not be completed unless different from the above address)

___________________________________________________, Michigan _________________
(No. and Street of P.O. Box)      (Town or City)                 (Zip Code)

3. (The following is to be completed if the address of the registered office is changed.)

     The address of the registered office is changed to:

                   2440 W. Highland Rd.         Howell, Michigan    48893
                   ------------------------------------          ----------
                   (No. and Street)     (Town or City)           (Zip Code)

     The mailing address of the registered office is changed to: (Need not be completed unless different from the above address)

___________________________________________________, Michigan _________________
(No. and Street of P.O. Box)      (Town or City)                 (Zip Code)

4.   The name of the former resident agent is Frank W. Donovan

5.   (The following is to be completed if the resident agent is changed.)

     The name of the successor resident agent is Jerry H. Steward

6. The corporation further states that the address of its registered office and the address of the business office of its resident agent, as changed, are identical.

7. The changes designated above were authorized by resolution duly adopted by its board of directors.

Signed this 27th day of February, 1974

                                               Cast Forge Company
                                         ------------------------------
                                              (Name of Corporation)

                                      By  /S/ Jerry H. Steward
                                        -----------------------------------
                                        (Signature of President, Vice-President,
                                        Chairman or Vice-Chairman)

                                          Jerry H. Steward - President
                                        -----------------------------------
                                          (Type or Print Name and Title)

                                               (See Instruction on Reverse Side)

GOLD SEAL APPEARS ONLY ON ORIGINAL

           (Please do not write to spaces below - for Department use)

--------------------------------------------------------------------------------
       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
Date Received
-----------------------
MAR 11 1974
-----------------------                         FILED
                                  Michigan Department of Commerce
-----------------------
                                            MAR [ILLEGIBLE]
-----------------------
                                              [ILLEGIBLE]
-----------------------                        DIRECTOR

-----------------------

--------------------------------------------------------------------------------


                          INFORMATION AND INSTRUCTIONS

   Certificate of Change of Registered Office and/or Change of Resident Agent

1. Insert the present address of the registered office in part 2 of the certificate. This address must agree with the address of the registered office as designated in the articles of incorporation or subsequent corporate certificate reflecting a change as filed with the Corporation and Securities Bureau.

2. The mailing address of the registered office should be the same address as the registered office unless a post office box is designated as the mailing address.

3. Insert the name of the present resident agent in part 4 of the certificate. This name must agree with the name of the resident agent as designated in the articles of incorporation or subsequent corporate certificate reflecting a change as filed with the Corporation and Securities Bureau.

4. The Certificate is required to be signed in ink by the chairman or vice-president of the board, or the president or a vice-president of the corporation.

5. One original copy is required. A true copy will be prepared by the Corporation and Securities Bureau and returned to the person submitting the Certificate for filling.

6.   Filling fee..............$5.00
       (Make fee payable to State of Michigan)

7.   Mail form and fee to:

       Michigan Department of Commerce
       Corporation and Securities Bureau
       Corporation Division
       P.O. Drawer C
       Lansing, Michigan 48904

GOLD SEAL APPEARS ONLY ON ORIGINAL

           (Please do not write in spaces below - for Department use)

      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
                      FILED                                  Date Received
                                                        ------------------------
                   DEC 1 1982                                 NOV 10 1982
                                                        ------------------------
                  [ILLEGIBLE]
--------------------------------------------------------------------------------

                       (See instructions on Reverse Side)
                  For Use by Domestic and Foreign Corporations

                   CERTIFICATE OF CHANGE OF REGISTERED OFFICE
                        AND/OR CHANGE OF RESIDENT AGENT

               INSERT CORPORATION IDENTIFICATION NUMBER 042--155

         This certificate is executed in accordance with the provisions of
Section 242 of Act 284, Public Acts of 1972, as amended, as follows:

1.   The name of the corporation is CAST FORGE COMPANY

2. The address of its registered office as currently on file with the Corporation and Securities Bureau is:
     (See Part 2 of instructions)

2440 W. HIGHLAND ROAD      HOWELL,   Michigan   48843
------------------------------------          ----------
   (No. and Street)    (Town or City)         (Zip Code)

     The mailing address of its registered office is: (Complete only if different from above address. See Part 3 of instructions)

___________________________________________________, Michigan _________________
    (P.O. Box)           (Town or City)                          (Zip Code)

3.   (Complete if the address of the registered office is changed.)

     The address of the registered office is changed to: (See Part 3 of instructions)

    NOT APPLICABLE                 , Michigan
-----------------------------------           ----------
(No. and Street)    (Town or City)            (Zip Code)

     The mailing address of the registered office is changed to: (Complete only if different from above address. See Part 3 of instructions)

___________________________________________________, Michigan _________________
    (P.O. BOX)      (Town or City)                                (Zip Code)

4. The name of the resident agent as currently on file with the Corporation and Securities Bureau is (See Part 4 of instructions) JERRY H. STEWARD

5.   (Complete if the resident agent is changed.)

     The name of the successor resident agent is J. ROBERT VESS

6. The corporation further states that the address of its registered office and the address of the business office of its resident agent, as changed, are identical.

7. The changes designated above were authorized by resolution duly adopted by its board of directors or trustees.

                                     Signed this 12 day of NOVEMBER, 1982

                                      By /s/ J. Robert Vess
                                        -----------------------------------
                                                   [ILLEGIBLE]

                                          J. ROBERT VESS -- PRESIDENT
                                        -----------------------------------
                                          (Type or Print Name and Title)

[ILLEGIBLE]

GOLD SEAL APPEARS ONLY ON ORIGINAL

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS
INDICATED IN THE BOX BELOW. Include name, street and number (or
P.O box), city, state and zip code.
                                                Telephone:
CAST FORGE COMPANY                                  Area Code 517-546-3441
2440 W. HIGHLAND RD
HOWELL, MI 48893                                    Number    042155

                          INFORMATION AND INSTRUCTIONS
   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT

1. Submit one original copy of the Certificate of Change of Registered Office and/or Change of Resident Agent. A microfilm copy will be prepared for the records in the Corporation and Securities Bureau and the original copy will be returned to the address appearing in the box above as evidence of the filing.

     Since the corporate documents are microfilmed for the Bureau's files, it is imperative that the document submitted for filing be legible so that a usable microfilm can be obtained. Corporate documents with poor black and white contrast will be rejected.

2. Insert the present address of the registered office in part 2 of the Certificate. This address must agree with the address of the registered office as designated in the articles of incorporation or subsequent corporate certificate reflecting a change as filed with the Corporation and Securities Bureau.

3. A post office box may not be designated as the address of the registered office. The mailing address may differ from the address of the registered office only if a post office box address in the same city as the registered office is designated as the mailing address.

4. Insert the name of the present resident agent in part 4 of the Certificate. This name must agree with the name of the resident agent as designated in the articles of incorporation or subsequent corporate certificate reflecting a change as filed with the Corporation and Securities Bureau.

5. The Certificate must be signed in ink by the chairperson or vice-chairperson of the board, or the president, vice-president, secretary or assistant secretary of the corporation.

6.   Filing Fee: $5.00. (Make remittance payable to State of Michigan)

7.   Mail form and remittance to:

        Michigan Department of Commerce
        Corporation and Securities Bureau
        Corporation Division
        P.O. Box 30054
        Lansing, Michigan 48909
        Tel. (517)-373-0493


GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
(FOR BUREAU USE ONLY)                                             Date Received
                                                                  --------------
                                                                  AUG 23 1984
                                            FILED                 --------------

                                          SEP 4 1984
                                         Administrator            --------------

                                MICHIGAN DEPARTMENT OF COMMERCE
                                Corporation & Securities Bureau   --------------
--------------------------------------------------------------------------------

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT
                  FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS

        (Please read Instructions on reverse side before completing form)

     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.  The name of corporation is: CAST FORGE COMPANY

2.  The corporation identification number (CID) assigned by the Bureau is:
    042-155

3. a. The address of the registered office as currently on file with the Bureau is:

     2440 W. Highland                 Howell,                  48893
    ----------------------------------------  Michigan -----------------------
    (Street Address)                 (City)                  (ZIP Code)

    b. The mailing address of the registered office if different than above is:

    --------------------------------------------, Michigan ---------------------
    (P.O. Box)                   (City)                         (ZIP Code)

    c. The name of the resident agent as currently on file with the Bureau is:

                    J. Robert Vess

 4. (Complete if the address of the registered office is changed)
    The address of the registered office is changed to: c/o THE CORPORATION COMPANY

       615 Griswold Street            DETROIT                         48226
    ---------------------------------------------, Michigan --------------------
    (Street Address)                    (City)                     (ZIP Code)

    The mailing address of the registered office if different than above is:

    ---------------------------------------------------, Michigan --------------
    (P.O. Box)                        (City)                       (ZIP Code)

5.  (Complete if the resident agent is changed)
    The name of the successor resident agent is:

                              THE CORPORATION COMPANY

6. The corporation further states that the address of its registered office and the address of the business office of its resident agent, as changed, are identical.

7. The above changes were authorized by resolution duly adopted by its board of directors of trustees.
                                               Signed this 22 day of March, 1984

                                               By /s/ Richard F. Darke
                                                  ------------------------------
                                                          (Signature)

                                           Richard F. Darke, Assistant Secretary
                                           -------------------------------------
                                               (Type or Print Name and Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED
IN THE BOX BELOW, Include name, street and number (or P.O. box), city, state and ZIP code.

            C T CORPORATION SYSTEM               Telephone:
            Att: Denise I. Smith                    Area Code 313
            615 Griswold St., Ste. 1414
            Detroit, MT 48226                       Number 961-3070

                          INFORMATION AND INSTRUCTIONS

1. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

   Since this document must be microfilmed, it is important that the filling be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

2. The document is to be used pursuant to section 242 of the Act by domestic and foreign profit and nonprofit corporations for the purpose of changing their registered office or resident agent, or both.

3. Item 2 -- Enter the Identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

4. Item 3 -- The address of the registered office and name of the resident agent must be the same as are designated in the articles of incorporation or subsequent change filed with the Bureau.

5. Item 4 -- A post office box may not be designated as the address of the registered office. The mailing address may differ from the address of the registered office only if a post office box address in the same city as the registered office is designated as the mailing address.

6. This certificate must be signed in ink by the president, vice-president, chairperson, vice-chairperson, secretary or assistant secretary of the corporation.

7  FEES: Filing fee (Make remittance payable to State of Michigan) ........$5.00

8. Mail form and fee to:

         Michigan Department of Commerce
         Corporation and Securities Bureau
         Corporation Division
         P.O. Box 30054
         Lansing, Michigan 48909
         Telephone: (517) 373-0493

GOLD SEAL APPEARS ONLY ON ORIGINAL

       RECEIVED                                              FILED

      JUN 16 1987                                         JUN 16 1987

MICHIGAN DEPT. OF COMMERCE                               Administrator
                                                MICHIGAN DEPARTMENT OF COMMERCE
                                                Corporation & Securities Bureau

                            CERTIFICATE OF AMENDMENT

                                     to the

                       RESTATED ARTICLES OF INCORPORATION

         The undersigned corporation executes the following Certificate of Amendment to its Restated Articles of Incorporation pursuant to the provisions of Section 631, Act 284, Public Acts of 1972, as amended:

      1. The name of the Corporation is CAST FORGE COMPANY.

      2. The location of the registered office is the Corporation Company, 615 Griswold St, Datroit MI 48226

      3. The following amendment to the Restated Articles of Incorporation was adopted on May 7, 1987, by the shareholders in accordance with Section 631(2), Act 284, Public Acts of 1972, as amended. The necessary number of shares as required by statute was voted in favor of the amendment:

         Resolved that Article I of the Restated Articles of Incorporation be amended to read as follows:

                  The name of the corporation is WESTERN WHEEL HOWELL, INC.

Dated: June 1, 1987                                 CAST FORGE COMPANY

                                                    By /s/ Richard F. Darke
                                                       -------------------------
                                                       Richard F. Darke
                                                       Vice President

C T CORPORATION SYSTEM                              By /s/ Bairy J. Miller
ATT: MIKE DALIDA                                       -------------------------
615 Griswold, Ste. 1414                                Bairy J. Miller
DETROIT, MI 48226                                      Assistant Secretary

GOLD SEAL APPEARS ONLY ON ORIGINAL

            FILED                                              RECEIVED

         JUL 06 1992                                          JUN 25 1992

        Administrator                                 MICHIGAN DEPT. OF COMMERCE
MICHIGAN DEPARTMENT OF COMMERCE
Corporation & Securities Bureau

                            CERTIFICATE OF AMENDMENT

                                     to the

                            ARTICLES OF INCORPORATION

                  The undersigned corporation executes the following Certificate of Amendment to its Restated Articles of Incorporation pursuant to the provisions of Section 631, Act 284, Public Acts of 1972, as amended:

                  1.       The name of the Corporation is WESTERN WHEEL HOWELL,
         INC.

                  2. The location of the registered office is the Corporation Company, 615 Griswold St., Detroit MI 48226.

                  3. The following amendment to the Restated Articles of Incorporation was adopted on June 22, 1992 by its sole shareholder in accordance with Sections 407(2) and 611(2), Act 284, Public Acts of 1972, as amended:

                  RESOLVED, that Article VIII of the Restated Articles of
             Incorporation be amended to read as follows:

                           The duration of the corporation is perpetual.

         Dated: June 22, 1992                    WESTERN WHEEL HOWELL, INC.

                                                 By: /s/ Rajesh K. Shah
                                                     ----------------------
                                                     Name: Rajesh K. Shah
                                                     Title: Vice President

                                                 By: /s/ Barry J. Miller
                                                     ----------------------
                                                     Name: Barry J. Miller
                                                     Title: Assistant Secretary

GOLD SEAL APPEARS ONLY ON ORIGINAL

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS
INDICATED IN THE BOX BELOW. Include name, street and number
(or P.O. box), city, state and ZIP code.

         C T CORPORATION SYSTEM
         ATTN LAURA D'ANTONIO
         1633 BROADWAY
         NEW YORK NY 10019

GOLD SEAL APPEARS ONLY ON ORIGINAL

       [CT SYSTEM LOGO]

        May 5, 1993

C T Corporation System    Thomas Pierson, Deputy Director    MAY 06 1993              FILED
1633 Broadway             Michigan Department of Commerce
New York, NY 10019        Corporation & Security Bureau                             MAY 14 1993
212 246 5070              6546 Mercantile Way
                          Lansing, Michigan 48909                                   Administrator

                                                                            MICHIGAN DEPARTMENT OF COMMERCE
                                                                            CORPORATION & Securities Bureau

                                               By /s/ [ILLEGIBLE]
                                               CORPORATION AND SECURITIES BUREAU

RE: CHANGE OF REGISTERED OFFICE ADDRESS

Dear Mr. Pierson,

This letter is to certify that The Corporation Company has changed its address from: 615 Griswold Street, Detroit, Michigan 48226 to: 30600 Telegraph Road, Bingham Farms, Michigan 48025. We will notify all active corporations for which The Corporation Company is the resident agent of this change of address.

Enclosed is our check for $52,000.00 to cover the filing fee for the 10,294 active profit and non-profit corporations for which your records indicate The Corporation Company is agent. This payment will include the fee for providing us with an alphabetical listing of the names of all the corporations for which the registered office has been changed. Also included in this paymen is the fee for a clean-up list which we will request within 30 days of the filing.

Please confirm in writing the date that this change was effectuated on your records.

Thank you in advance for your cooperation in this matter.

Very truly yours,

/s/ Kenneth J. Uva
Kenneth J. Uva
Vice President

KJU:mh
encl.

Sworn before me this 5th day of May, 1993.

       /s/ Theresa Alfieri
           THERESA ALFIERI
   Notary Public, State of New York
            No. 4703698
      Qualified in Kings County
Certificate filed in New York County
   Commission Expires Dec. 31, 1993

GOLD SEAL APPEARS ONLY ON ORIGINAL

C&S 515                                        [ILLEGIBLE]  0722  DRG&FI  $12.50

          RECEIVED                                              FILED

         JUL 21 1994                                         JUL 21 1994

  Michigan Dept. of Commerce                               Administrator
Corporation & Securities Bureau                  MICHIGAN DEPARTMENT OF COMMERCE
                                                 Corporation & Securities Bureau

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                       RESTATED ARTICLES OF INCORPORATION

         The undersigned corporation executes the following Certificate of Amendment of its Restated Articles of Incorporation pursuant to the provisions of Sections 631, Act 284, Public Acts of 1972, as amended:

         1. The present name of the Corporation is WESTERN WHEEL HOWELL, INC.

         2. The corporation identification number assigned by the Corporation and Securities Bureau of the Department of Commerce of the State of Michigan is 042-155.

         3. The location of the registered office of the Corporation is c/o The Corporation Company, 30600 Telegraph Road, Bingham Farms, Michigan 48025.

         4. Article 1 of the Restated Articles of Incorporation is hereby amended to read as follow:

                  The name of Corporation is HAYES WHEELS

                  INTERNATIONAL-MICHIGAN, INC.

         5. The foregoing amendment to the Restated Articles of Incorporation was duly adopted by the written consent of all of the shareholders entitled to vote thereon in accordance with the provisions of Section 407 of the Business corporation Act.

                                                 WESTERN WHEEL HOWELL, INC.


                                                 By: /s/ R. Cucuz
                                                     ---------------------------
                                                     R. Cucuz
                                                     Chairman of the Board

Prepared by:

Barry J. Miller                                  By: /s/ Barry J. Miller
Attorney at Law (P-25079)                            ---------------------------
38481 Huron River Drive                              Barry J. Miller
Romulus, MI 48174                                    Assistant Secretary
(313)942-8031

GOLD SEAL APPEARS ONLY ON ORIGINAL

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS
INDICATED IN THE BOX BELOW. Include name, street and number
(or P.O. box), city, state and ZIP code.

          ATTN: CHERYL J. KRAWCZYK

          MICHIGAN RUNNER SERVICE
          P.O. BOX 266
          EATON RAPIDS, MI 48827

Name of person of organization
remitting fees: MICHIGAN RUNNER SERVICE
(517)663-2525 Ref# (42851)
_______________________________________

_______________________________________
Preparer's name and business
telephone number:
_______________________________________

 (      )
_______________________________________

GOLD SEAL APPEARS ONLY ON ORIGINAL

[ILLEGIBLE]

--------------------------------------------------------------------------------
       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
                                       (FOR BUREAU USE ONLY)

                                                     944E#5316 1117 DRG&FI $5.00

Date Received                                                  FILED

     NOV 17 1994
----------------                                            NOV 18 1994

                                                           Administrator
                                                 MICHIGAN DEPARTMENT OF COMMERCE
                                                 Corporation & Securities Bureau

-------------------------------------------------
Name
  Michael R. Dalida C/O THE CORPORATION CO.
-------------------------------------------------
Address
         30600 Telegraph Road STE, 3275
-------------------------------------------------
City                    State         Zip Code
  Bingham Farms       Michigan         48025      EFFECTIVE DATE:
-------------------------------------------------
-DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE-

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS AND LIMITED LIABILITY COMPANIES

           (Please read information and instructions on reverse side)

     Pursuant to the provisions of Act 264, Public of 1972 profit corporations, Act 162, Public Acts of 1982 (nonprofit corporation), of Act 23, Public Acts of 1993 limited liability companies, the undersigned corporation of limited liability company executes the following Certificate:

1.  The name of the corporation or limited liability company is:

          Hayes Wheels International-Michigan, Inc.

2.  The identification number assigned by the Bureau is:  042-155

3.  a. The name of the resident agent on file with the Bureau is:
       The Corporation Company

    b. The location of its registered office is:

        30600 Telegraph Rd. Bingham Farms , Michigan        48025
        ----------------------------------           ---------------------
        (Street Address)        (City)                   (ZIP Code)

    c. The mailing address of the above registered office on file with the Bureau is:

                                         , Michigan
    -------------------------------------           --------------------
        (P.O. Box)             (City)                   (ZIP Code)

ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4   a. The name of the resident agent is:  Daniel M. Sandberg

    b. The address of the registered office is:

      38481 Huron River Dr.      Romulus  , Michigan       48174
    --------------------------------------           -------------------
        (Street Address)        (City)                  (ZIP Code)

c.  The mailing address of the registered office IF DIFFERENT THAN 4B is:

                                         , Michigan
    -------------------------------------           --------------------
        (P.O. Box)             (City)                   (Zip Code)

5.  The above changes were authorized by resolution duly adopted by : 1. ALL
    CORPORATIONS: its board of directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which call a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative value of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office and the address of its resident agent as changed are identical.

Data Signed: 11/9/94                        Signed by: /s/ Barry J. Miller
                                                       ---------------------
(ILLEGIBLE)                                          Barry J. Miller
                                      (Type or Print Name) (Type of Print Title)
                                                    Assistant Secretary

GOLD SEAL APPEARS ONLY ON ORIGINAL

[ILLEGIBLE]                                      941B#3994  1121  DRG&FI  $10.00
--------------------------------------------------------------------------------
       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
Date Received                                       (FOR BUREAU USE ONLY)
NOV 21 1994
------------------------                                    FILED

                                                         NOV 22 1994
------------------------
-------------------------------------------               Administrator
Name C T CORPORATION SYSTEM                      MICHIGAN DEPARTMENT OF COMMERCE
     MICHAEL R. DALIDA                           Corporation & Securities Bureau
-------------------------------------------
Address
         30600 TELEGRAPH RD., STE. 3275
-------------------------------------------
City             State            Zip Code
BINGHAM FARMS,     MI                48025   EXPIRATION DATE:  DECEMBER 31, 1999
-------------------------------------------
-DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE -

                          CERTIFICATE OF ASSUMED NAME
  FOR USE BY CORPORATION, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES

           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability company in item one exercise the following Certificate:

1. The true name of the corporation, limited partnership, or limited company is:

         Hayes Wheels International-Michigan, Inc.

2.  The identification number assigned by the Bureau is:  042-155

3. The location of the corporation or limited liability company registered office in Michigan or the office at which the limited partnership records are maintained is:

        38481 Huron River Drive          Romulus        MI        48174
    ----------------------------------------------------------------------------
          (Street Address)               (City)      (State)   (ZIP Code)

4.  The assumed name under which business is to be transacted is:  Western Wheel

                  COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.

                        Signed this 7th day of November, 1994

                        By /s/ Barry J. Miller
                           --------------------------------------------------
                                        (Signature)

                               Barry J. Miller         Assistant Secretary
                           --------------------------------------------------
                             (Type or Print Name)     (Type or Print Title)


                           --------------------------------------------------
                             (Limited Partnerships Only - Indicate Name of
                           General Partner if a corporation or other entity)

(MICH. - 2506 - 7/6/93)

GOLD SEAL APPEARS ONLY ON ORIGINAL

[ILLEGIBLE]

5. If the same is assumed by two or more corporation, limited partnerships, or limited liability companies, or any combination thereof, each participant corporation, limited partnership, or limited liability company shall file a separate certificate. Each assumed name certificate shall reflect the correct true name or qualifying assumed name of the other corporations, limited partnerships, or limited liability companies which are simultaneously adopting the same assumed name.

    An entity that already has the assumed name shall simultaneously file a Certificate of Termination of Assumed Name and a new Certificate of Assumed Name.

    Listed below in alphabetical order are the participating corporations and/or limited partnerships and/or limited liability companies and their identification numbers.

    1.  Haves Wheels International, Inc.                              [622-771]

    2.                                                                [   -   ]
    ______________________________________________________________

    3.                                                                [   -   ]
    ______________________________________________________________

    4.                                                                [   -   ]
    ______________________________________________________________

    5.                                                                [   -   ]
    ______________________________________________________________

    6.                                                                [   -   ]
    ______________________________________________________________

    7.                                                                [   -   ]
    ______________________________________________________________

    8.                                                                [   -   ]
    ______________________________________________________________

    9.                                                                [   -   ]
    ______________________________________________________________

    10.                                                               [   -   ]
    ______________________________________________________________

    11.                                                               [   -   ]
    ______________________________________________________________

    12.                                                               [   -   ]
    ______________________________________________________________

    13.                                                               [   -   ]
    ______________________________________________________________

    14.                                                               [   -   ]
    ______________________________________________________________

    15.                                                               [   -   ]
    ______________________________________________________________

(MICH. - 2506)

GOLD SEAL APPEARS ONLY ON ORIGINAL

[ILLEGIBLE]                                      941B#3994  1121  DRG&FI  $10.00
--------------------------------------------------------------------------------
       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
Date Received                                   (FOR BUREAU USE ONLY)

  NOV 21 1994                                           FILED
--------------
                                                      NOV 22 1994

--------------                                       Administrator
-------------------------------------------   MICHIGAN DEPARTMENT OF COMMERCE
Name C T CORPORATION SYSTEM                   Corporation & Securities Bureau
     MICHAEL R. DALIDA
-------------------------------------------
Address
  30600 TELEGRAPH RD.,    STE.       3275
-------------------------------------------
City                     State     Zip Code

  BINGHAM FARMS,          MI         48025   EXPIRATION DATE:  DECEMBER 31, 1999
-------------------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE -

                          CERTIFICATE OF ASSUMED NAME
 FOR USE BY CORPORATIONS, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES

           (Please read information and instructions on reverse side)

         Pursuant to the provision of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership or limited liability company in item one executes the following Certificate:

1. The true name of the corporation, limited partnership, or limited liability company is:

    Hayes Wheels International - Michigan, Inc.

2.  The identification number assigned by the Bureau is:  042-155

3. The location of the corporation or limited liability company registered office in Michigan or the office at which the limited partnership records are maintained is:

     38481 Huron River Drive            Romulus        MI          48174
    ----------------------------------------------------------------------------
       (Street Address)                 (City)      (State)      (ZIP Code)

4.  The assumed name under which business is to be transacted is:

    Hayes Wheel

                  COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.

                                  Signed 7th day of November, 1994

                                  By /s/ Barry J. Miller
                                     -------------------------------------------
                                                     (Signature)

                                       Barry J. Miller      Assistant Secretary
                                     -------------------------------------------
                                     (Type or Print Name)  (Type or Print Title)

(MICH. - 2506 - 7/6/93)

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. If the same name is assumed by two or more corporations, limited partnerships, or limited liability companies, or any combination thereof, each participant corporation, limited partnership, or limited liability company shall file a separate certificate. Each assumed name certificate shall reflect the correct true name or qualifying assumed name of the other corporations, limited partnerships, or limited liability companies which are simultaneously adopting the same assumed name.

    An entity that already has the assumed name shall simultaneously file a Certificate of Termination of Assumed Name and a new Certificate of Assumed Name.

    Listed below in alphabetical order are the participating corporations and/or limited partnerships and/or limited liability companies and their identification numbers.

    1. Hayes Wheels International, Inc.                                  622-771

    2.                                                                      -
    _________________________________________________________________   ________

    3.                                                                      -
    _________________________________________________________________    _______

    4.                                                                      -
    _________________________________________________________________    _______

    5.                                                                      -
    _________________________________________________________________    _______

    6.                                                                      -
    _________________________________________________________________    _______

    7.                                                                      -
    _________________________________________________________________    _______

    8.                                                                      -
    _________________________________________________________________    _______

    9.                                                                      -
    _________________________________________________________________    _______

    10.                                                                     -
    _________________________________________________________________    _______

    11.                                                                     -
    _________________________________________________________________    _______

    12.                                                                     -
    _________________________________________________________________    _______

    13.                                                                     -
    _________________________________________________________________    _______

    14.                                                                     -
    _________________________________________________________________    _______

    15.                                                                     -
    _________________________________________________________________    _______

(MICH. - 2506)

GOLD SEAL APPEARS ONLY ON ORIGINAL

                   ADJUSTED TO AGREE        ADJUSTED PURSUANT TO
 RECEIVED         WITH BUREAU RECORDS     TELEPHONE AUTHORIZATION      FILED

FEB 05 1998                 CERTIFICATE OF AMENDMENT                FEB 05 1998
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION

           Administrator                             Administrator
   MI DEPT. OF CONSUMER & INDUSTRY           MI DEPT. OF CONSUMER & INDUSTRY
SERVICES CORPORATION, SECURITIES & LAND  SERVICES CORPORATION, SECURITIES & LAND
           DEV. BUREAU                           DEVELOPMENT BUREAU

         The undersigned corporation executes the following Certificate of amendment to its Restated Articles of Incorporation pursuant to the provisions of Section 631, Act 284, Public Acts of 1972, as amended:

         1. The present name of the Corporation is HAYES WHEELS INTERNATIONAL-MICHIGAN, INC.,

         2. The corporation identification number assigned by the Corporation and Securities Bureau Department of Commerce of the State of Michigan is 042-155.

         3. The location of the registered office of the Corporation is 38481 Huron River Dr. Romulus, MI 48174

         4. Article I of the Restated Articles of Incorporation is hereby amended to read as follows:


                  The name of the Corporation is HAYES LEMMERZ INTERNATIONAL-MICHIGAN, INC.

         5. The foregoing amendment to the Restated Articles of Incorporation was duly adopted by the written consent of all of the shareholders entitled to vote thereon in accordance with the provisions of Section 407 of the Business Corporation Act.

                                          ADOPTED 1/5/98
                                          SIGNED  1/7/98

                                          HAYES WHEELS INTERNATIONAL-
                                          MICHIGAN, INC.

                                          By: /s/ William D. Shovers
                                              ------------------------
Prepared by:                                  William D. Shovers
                                              Vice President - Finance

                                          By: /s/ Patrick B. Carey
                                              ------------------------
                                              Patrick B. Carey
                                              Assistant Secretary

GOLD SEAL APPEARS ONLY ON ORIGINAL

DOCUMENT WILL BE RETURNED TO NAME      Name of person or organization
AND MAILING ADDRESS INDICATED IN       remitting fees: MICHIGAN RUNNER SERVICE
THE BOX BELOW. Include name, street    (517) 663--2525 Ref # (86769)
and number or P.O. box), city,         _________________________________________
state and ZIP code.
                                       _________________________________________

[Attn: Cheryl J. Bixby]                 Preparer's name and bysinees
[MICHIGAN RUNNER SERVICE]               telephone number:
[P.O. Box 266]                          ________________________________________
[Eaton Rapids, MI. 48827-0266]
                                        (_______)_______________________________

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------

Date Received                                       (FOR BUREAU USE ONLY)
FEB 17 1998
                                                            FILED

    ADJUSTED PURSUANT TO                                 FEB 19 1998
  TELEPHONE AUTHORIZATION
  WITH MICHAEL R. DALIDA                                Administrator
                                                 MI DEPT. OF CONSUMER & INDUSTRY
                                              SERVICES CORPORATION, SECURITIES &
                                                   LAND DEVELOPMENT BUREAU

------------------------------------
Name
[Attn: Michael R. Dalida,
Customer Specialist
C T Corporation System
30600 Telegraph Rd Ste 3275
Bingham Farms MI 48025                        EXPIRATION DATE: DECEMBER 31, 2003
------------------------------------

- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE -

                           CERTIFICATE OF ASSUMED NAME
  FOR USE BY CORPORATIONS, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES

            (Please read information and instructions on reverse side)

       Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213,
   Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability company in item one executes the following Certificate:

1. The name of the corporation, limited partnership, or limited liability company is:

         Hayes Lemmerz International - Michigan, Inc.

2.       The identification number assigned by the Bureau is: 042-155

3. The location of the corporation or limited liability company registered office in Michigan or the office at which the limited partnership records are maintained is:

         38481 Huron River Dr. Romulus                 MI            48174
         ------------------------------------  ---------------------------------
           (Street Address)           (City)         (State)       (ZIP Code)

4.       The assumed name under which business is to be transacted is:

         Hayes Wheels International - Michigan, Inc.

 COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.

                  Signed this 19th day of January, 1998
                     Hayse Lammerz International - Michigan, Inc.

                  By /s/ Daniel M. Sandberg
                     -----------------------
                           (Signature)

                      Daniel M. Sandberg         Vice President & Secretary
                  --------------------------------------------------------------
                     (Type of Print Name)           (Type or Print Title)

                  --------------------------------------------------------------
                  (Limited Partnerships Only - Indicate Name of General Partner
                             if a corporation or other entity)

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------

Date Received                                      (FOR BUREAU USE ONLY)
JUN 21 1999
---------------------------------
                                                            FILED

                                                         JUN 21 1999

                                                        Administrator
                                             CORP. SECURITIES & LAND DEV. BUREAU
---------------------------------
Name
         517--663--2525 Ref # 94118
         Attn: Cheryl J. Bixby
Address  MICHIGAN RUNNER SERVICE
         P.O. Box 266
City     Eaton Rapids, MI 48827              EFFECTIVE DATE:
---------------------------------

- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE -

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read information and instructions on the last page)

         Pursuant to the provision of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Act of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: HAYES LEMMERZ INTERNATIONAL - MICHIGAN, INC.

2.       The identification number assigned by the Bureau is: 042-155

3.       The location of its registered office is:

38481 Huron River Drive                   Romulus, Michigan      48174
-------------------------------------------------           ------------------
    (Street Address)                       (City)             (ZIP Code)

4. Article I of the Articles of Incorporation is hereby amended to read as follows:

         The name of the corporation is HAYES LEMMERZ INTERNATIONAL - HOWELL,
         INC.

Article IV of the Articles of Incorporation is hereby amended to read as follows:

1. The address of the registered office is 15300 Centennial Drive, Northville, Michigan 48167.

3. The name of the resident agent at the registered office is Patrick B. Carey.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OF TRUSTEES.)

         The foregoing amendment to the Articles of Incorporation was duly adopted on the _________ day of ______, 19____, in accordance with the provision of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors of Trustees.

                       Signed this _________ day of __________ 19___.

         _________________________________   _________________________________
                    (Signature)                         (Signature)

         _________________________________   _________________________________
               (Type or Print Name)                 (Type or Print Name)

         _________________________________   _________________________________
                    (Signature)                         (Signature)

         _________________________________   _________________________________
               (Type or Print Name)                 (Type or Print Name)

6. (FOR PROFIT CORPORATIONS, AND FOR NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

         The foregoing amendment to the Articles of Incorporation was duly adopted on the 30th day of April, 1999 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)


         [ ] at a meeting. The necessary votes were cast in favor of the amendment.

         [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) or the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of incorporation.)

         [X] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

                   Signed this 17th day of June, 1999

                   By /s/ William D. Shovers
                      ----------------------------------------------------------
                      (Signature of President, Vice-President, Chairperson,
                                       Vice-Chairperson)

                    William D. Shovers                   Vice-President
                   -------------------------------------------------------------
                   (Type or Print Name)              (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

7. (FOR A NONPROFIT CORPORATION WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A DIRECTORSHIP BASIS.)

         The foregoing amendment to the Articles of Incorporation was duly adopted on the _________ day of ___________, 19___ by the directors of a nonprofit corporation whose articles of incorporation state it is organized on a directorship bases (check one of the following)

         [ ] at a meeting. The necessary votes were case in favor of the amendment.

         [ ] by written consent of all directors pursuant to Section 525 of the Act.


                   Signed this ___________ day of ________, 19___

                   By __________________________________________________________
                      (Signature of President, Vice-President, Chairperson,
                                       Vice-Chairperson)

                   _____________________________________________________________
                   (Type or Print Name)              (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
                                           (FOR BUREAU USE ONLY)

Date Received     JUN 28 1999                              FILED
                                                         JUN 28 1999
------------------------------
Ph. 517-663-2525 Ref #14366                             Administrator
Attn: Cheryl J. Bixby                        CORP. SECURITIES & LAND DEV. BUREAU
MICHIGAN RUNNER SERVICE
P.O. BOX 266                                 EXPIRATION DATE: DECEMBER 31, 2004
Eaton Rapids, MI 48827                       -----------------------------------
------------------------------
- DOCUMENT WILL BE RETURNED TO THE
   NAME AND ADDRESS YOU ENTER ABOVE -

                          CERTIFICATE OF ASSUMED NAME
 FOR USE BY CORPORATIONS, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability company in item one executes the following Certificate;

1. The true name of the corporation, limited partnership, or limited liability company is:

         HAYES LEMMERZ INTERNATIONAL - HOWELL, INC.

2.       The identification number assigned by the Bureau is:  042-155

3. The location of the corporation or limited liability company registered office in Michigan or the office at which the limited partnership records are maintained is:

         15300 Centennlal Drive     Northville       Michigan        48167
         -----------------------------------------------------------------------
            (Street Address)          (City)         (State)       (Zip Code)

4.       The assumed name under which business is to be transacted is:

         HAYES LEMMERZ INTERNATIONAL - MICHIGAN, INC. [x]

   COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.

                                    Signed this 17th day of June. 1999

                                    By /s/ William D. Shovers
                                       ---------------------------------------
                                                (Signature)

                                    William D. Shovers         Vice President
                                    --------------------------------------------
                                    (Type or Print Name)   (Type or Print Title)

                                    --------------------------------------------
                                    (Limited Partnership Only - Indicate Name of
                                         General Partner if a corporation or
                                                    other entity)

GOLD SEAL APPEARS ONLY ORIGINAL

--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date Received                         (FOR BUREAU USE ONLY)
     APR 11 2000
-----------------
                 This document is                           FILED
                 effective on the date
                 filed, unless a                         APR 13 2000
                 subsequent effective
                 date within 90 days after              Administrator
                 received date is stated    CORP., SECURITIES & LAND DEV. BUREAU
                 in the document.
                                             EXPIRATION DATE:
                                             DECEMBER 31, 2005
------------------------------               -----------------------------------
Name _________________________

517-663-2525 Ref # 02802
Attn: Cheryl J. Bixby
MICHIGAN RUNNER SERVICE
P.O. Box 226
Eaton Rapids, MI 48827
------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE. - IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

                          CERTIFICATE OF ASSUMED NAME
   FOR USE BY CORPORATIONS, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability in item one executes the following Certificate:

1. The name of the corporation, limited partnership, or limited liability company is:

                   HAYES LEMMERZ INTERNATIONAL - HOWELL, INC.

2.       The identification number assigned by the Bureau is: 042155

3.       The assumed name under which business is to be transacted is: HAYES
         WHEELS [x]

4.       This document is hereby signed as required by the Act.

  COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.

                                    Signed this 3rd day of April, 2000

                                    By /s/ William D. Shovers
                                       -----------------------------------------
                                                    (Signature)

                                    William D. Shovers        Vice President
                                    --------------------------------------------
                                    (Type or Print Name)   (Type or Print Title)

                                    --------------------------------------------
                                    (Limited Partnerships Only - Indicate Name of General Partner if the General Partner is a corporation or other entity)

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. If the same name is assumed by two or more corporations, limited partnerships, or limited liability companies, or any combination thereof, each participant corporation, limited partnership, or limited liability company shall file a separate certificate. Each assumed name certificate shall reflect the correct true name or qualifying assumed name of the other corporations, limited partnerships, or limited liability companies which are simultaneously adopting the same assumed name.

         An entity that already has the assumed name shall simultaneously file a Certificate of Termination of Assumed Name and a new Certificate of Assumed Name.

         Listed below in alphabetical order are the participating corporations and/or limited partnerships and/or limited liability companies and their identification numbers.

         1.       HAYES LEMMERZ INTERNATIONAL, INC.                  622771

         2.       HAYES LEMMERZ INTERNATIONAL - HOWELL, INC.         042155

         3.       ____________________________________________      ________

         4.       ____________________________________________      ________

         5.       ____________________________________________      ________

         6.       ____________________________________________      ________

         7.       ____________________________________________      ________

         8.       ____________________________________________      ________

         9.       ____________________________________________      ________

         10.      ____________________________________________      ________

         11.      ____________________________________________      ________

         12.      ____________________________________________      ________

         13.      ____________________________________________      ________

         14.      ____________________________________________      ________

         15.      ____________________________________________      ________

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date Received                        (FOR BUREAU USE ONLY)

    APR 11 2000                                              FILED
---------------
                 This document is effective              APR 13 2000
                 on the date filed, unless
                 a subsequent effective
                 date within 90 days after              Administrator
                 received date is stated   CORP., SECURITIES & LAND DEV. BUREAU
                 in the document.
-----------------------------                EXPIRATION DATE:
Name ________________________                DECEMBER 31, 2005
                                             -----------------------------------
517-663-2525 Ref # 02802
Attn: Cheryl J. Bixby
MICHIGAN RUNNER SERVICE
P.O. Box 266
Eaton Rapids, MI 48827
-----------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE. -
   IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

                          CERTIFICATE OF ASSUMED NAME
 FOR USE BY CORPORATIONS, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability company in item one executes the following Certificate:

1. The name of the corporation, limited partnership or limited liability company is: HAYES LEMMERZ INTERNATIONAL - HOWELL, INC.

2.       The identification number assigned by the Bureau is:  042155

3.       The assumed name under which business is to be transacted is: WESTERN
         WHEEL [x]

4.       This document is hereby signed as required by the Act.

  COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.

                                    Signed this 3rd day of April, 2000

                                    By /s/ William D. Shovers
                                       -----------------------------------------
                                                       (Signature)

                                      William D. Shovers      Vice President
                                    --------------------------------------------
                                     (Type or Print Name)  (Type or Print Title)

                                    --------------------------------------------
                                    (Limited Partnerships Only Indicate Name of
                                    General Partner if the General Partner is a corporation or other entity)

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. If the same name is assumed by two or more corporations, limited partnerships, or limited liability companies, or any combination thereof, each participant corporation, limited partnership, or limited liability company shall file a separate certificate. Each assumed name certificate shall reflect the correct true name or qualifying assumed name of the other corporations, limited partnerships, or limited liability companies which are simultaneously adopting the same assumed name.

         An entity that already has the assumed name shall simultaneously file a Certificate of Termination of Assumed Name and a new Certificate of Assumed Name.

         Listed below in alphabetical order are the participating corporations and/or limited partnerships and/or limited liability companies and their identification numbers.

         1.       HAYES LEMMERZ INTERNATIONAL, INC.                  622771

         2.       HAYES LEMMERZ INTERNATIONAL - HOWELL, INC.         042155

         3.       ____________________________________________      ________

         4.       ____________________________________________      ________

         5.       ____________________________________________      ________

         6.       ____________________________________________      ________

         7.       ____________________________________________      ________

         8.       ____________________________________________      ________

         9.       ____________________________________________      ________

         10.      ____________________________________________      ________

         11.      ____________________________________________      ________

         12.      ____________________________________________      ________

         13.      ____________________________________________      ________

         14.      ____________________________________________      ________

         15.      ____________________________________________      ________

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                         BUREAU OF COMMERCIAL SERVICES
--------------------------------------------------------------------------------
Date Received                        (FOR BUREAU USE ONLY)

-------------                                                  FILED

                This document is effective on               APR 22 2002
                the date filed, unless a
                subsequent effective date               CIS Administrator
                within 90 days after received      BUREAU OF COMMERCIAL SERVICES
                date is stated in the document.            [ILLEGIBLE]

------------------------------------------------
Name
        Kelly Brushaber
------------------------------------------------
Address
        15300 Centennial Drive
------------------------------------------------
City                      State        Zip Code
        Northville,         MI           48167             EFFECTIVE DATE:
------------------------------------------------           ---------------

- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE. - IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.       The name of the corporation or limited liability company is:
         Hayes Lemmerz International - Howell, Inc.

2.       The identification number assigned by the Bureau is: 042-155

3.       a. The name of the resident agent on file with the Bureau is:
            Patrick B. Carey

         b. The location of the registered office on file with the Bureau is:

            15300 Centennial Drive     Northville   Michigan       48167
            --------------------------------------,          -------------------
              (Street Address)          (City)                   (Zip Code)

         c. The Mailing address of the above registered office on file with the Bureau is:

                Same as above                        Michigan
            ----------------------------------------,         ------------------
            (Street Address or P.O. Box)    (City)                (Zip Code)

  ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.       a. The name of the resident agent is: Patrick C. Cauley

         b. The address of the registered office is:

            15300 Centennial Drive     Northville   Michigan         48167
            --------------------------------------,          -------------------
                (Street Address)        (City)                    (Zip Code)

         c. The mailing address of the registered office IF DIFFERENT THAN 4B is:
                                                    Michigan
            --------------------------------------,          -------------------
            (Street Address or P.O. Box)  (City)                  (Zip Code)

5.       The above changes were authorized by resolution duly adopted by: 1. ALL
         CORPORATIONS: Its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature               Type of Print Name and Title               Date Signed

/s/ [ILLEGIBLE]     Daniel M. Sandberg, Vice President            April 9, 2002

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                                                    EXHIBIT 3.32

                                     BY-LAWS

                                       OF

                             CAST FORGE CORPORATION

                                    ARTICLE I

                                    Meetings.

                  Section 1. Place of Meeting. Any or all meetings of the shareholders, and of the board of directors, of this corporation may be held within or without the State of Michigan, provided that no meeting shall be held at a place other than the registered office in Michigan, except pursuant to by-law or resolution adopted by the board of directors.

                  Section 2. Annual Meeting of Shareholders. After the year 1962 an annual meeting of the shareholders shall be held in each year on the third Monday in March, one of the purposes of which shall be the election of a board of directors.

                  Section 3. Notice of Annual Meeting of Shareholders. At least ten (10) days prior to the date fixed by Section 2 of this article for the holding of the annual meeting of shareholders, written notice of the time, place and purposes of such meeting shall be mailed, as hereinafter provided, to each shareholder entitled to vote at such meeting.

                  Section 4. Delayed Annual Meeting. If, for any reason, the annual meeting of the shareholders shall not be held on the day hereinbefore designated, such meeting may be called and held as a special meeting, and the same proceedings may be had thereat as at an annual meeting, provided, however, that the notice of such meeting shall be the same herein required for the annual meeting, namely, not less than a ten-day notice.

                  Section 5. Order of Business at Annual Meeting. The order of business at the annual meeting of the shareholders shall be as follows:

                           (a)      Roll call,

                           (b)      Reading notice and proof of mailing,

                           (c)      Report of president,

                           (d)      Report of secretary,

                           (e)      Report of treasurer,

                           (f)      Election of directors,

                           (g)      Transaction of other business
                                       mentioned in the notice,

                           (h)      Adjournment,

provided that, in the absence of any objection, the presiding officer may vary the order of business at discretion.

                  Section 6. Special Meetings of Shareholders. A special meeting of the shareholders may be called at any time by the chairman of the board, or by a majority of the board of directors, or by shareholders entitled to vote not less than an aggregate of fifty (50%) per cent, of the outstanding shares of the corporation having a right to vote at such special meeting. The method by which such meeting may be called is as follows:

                  Upon receipt of specification in writing setting forth the date and objects of such proposed special meeting, signed by the chairman of the board, or by a majority of the board of directors, or by shareholders, as above provided, the secretary of this corporation shall prepare, sign and mail the notices requisite to such meeting.

                  Section 7. Notice of Special Meeting of Shareholders. At least three (3) days prior to the date fixed for the holding of any special meeting of shareholders, written notice of the time, place and purposes of such meeting shall be mailed, as hereinafter provided, to each shareholder entitled to vote at such meeting. No business not mentioned in the notice shall be transacted at such meeting.

                  Section 8. Organization Meeting of Board. At the place of holding the annual meeting of shareholders, and immediately following the same, the board of directors as constituted upon final adjournment of such annual meeting shall convene for the purpose of electing officers and transacting any other business properly brought before it, provided, that the organization meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the directors of such new board.

                  Section 9. Regular Meetings of Board. Regular meetings of the board of directors shall be held at such time and place as the board of directors shall from time to time determine. No notice of regular meetings of the board shall be required.

                  Section 10. Special Meetings of Board. Special meetings of the board of directors may be called by the chairman of the board at any time and may be called upon the written request of at least two members of the board of directors by written notice, telegram or telephone of the time, place and purpose thereof given at least two days before such meeting to each director, but action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as hereinafter provided.

                  Section 11. Notices and Mailing. All notices required to be given by any provision of these by-laws shall state the authority pursuant to which they are issued (as, "by order of the chairman of the board", or "by order of the board of directors", or "by order of shareholders", as the case may
be) and shall bear the written or printed signature of the secretary. Every notice shall be deemed duly served when the same has been deposited in the United States mail, with postage fully prepaid, plainly addressed to the sendee at his, her or its last address appearing upon the original or duplicate stock ledger of this corporation at its registered office in Michigan.

                  Section 12. Waiver of Notice. Notice of the time, place and purpose of any meeting of the shareholders or of the board of directors, may be waived by telegram, radiogram, cablegram or other writing, either before or after such meeting has been held.

                                   ARTICLE II

                                     Quorum.

                  Section 1. Quorum of Shareholders. A majority of the outstanding shares of this corporation entitled to vote, present by the record holders thereof in person or by proxy shall constitute a quorum at any meeting of the shareholders.

                  Section 2. Quorum of Directors. A majority of the directors shall constitute a quorum, provided that while the number of directors shall be more than seven, then and in that event one-third of the members of the board shall constitute a quorum.

                                   ARTICLE III

                         Voting, Elections and Proxies.

                  Section 1. Who Entitled to Vote. Except as the articles or an amendment, or amendments, thereto otherwise provide, each shareholder of this corporation shall, at every meeting of the shareholders, be entitled to one vote in person or by proxy for each share of capital stock of this corporation held by such shareholder, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of shareholders set forth in
Section 2 of this article.

                  Section 2. Record Date for Determination of Shareholders. Twenty (20) days preceding (a) the date of any meeting of shareholders, (b) the date for the payment of any dividends, (c) the date for the allotment of rights,
(d) the date when any change or conversion or exchange of capital stock shall go into effect is hereby fixed as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation or otherwise after any such record date fixed as aforesaid. Nothing in this section shall affect the rights of a shareholder and his tranferee or transferor as between themselves.

                  Section 3. Proxies. No proxy shall be deemed operative unless and until signed by the stockholder and filed with the corporation. In the absence of limitation to the contrary contained in the proxy, the same shall extend to all meetings of the shareholders, and shall remain in force three years from its date, and no longer.

                  Section 4. Vote by Shareholder Corporation. Any other corporation owning voting shares in this corporation may vote upon the same by the president of such shareholder corporation, or by proxy appointed by him, unless some other person shall be appointed to vote upon such shares by resolution of the board of directors of such shareholder corporation.

                  Section 5. Inspectors of Election. Whenever any person entitled to vote at a meeting of the shareholders shall request the appointment of inspectors, a majority of the shareholders present at such meeting and entitled to vote thereat shall appoint not more than three inspectors, who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any question and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

                                   ARTICLE IV

                               Board of Directors.

                  Section 1. Number and Term of Directors. The business property and affairs of this corporation shall be managed by a board of directors composed of five members, who need not be shareholders. Each director shall hold office for the term for which he is elected and until his successor is entitled and qualified.

                  Section 2. Vacancies. Vacancies in the board of directors shall be filled by appointment made by the remaining directors. Each person so elected to fill a vacancy shall remain a director until his successor has been elected by the shareholders, who may make such election at their next annual meeting or at any special meeting, duly called for that purpose, held prior thereto.

                  Section 3. Action by Unanimous Written Consent. If and when the directors shall unanimously consent in writing to any action to be taken by the corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the board of directors.

                  Section 4. Power to Make By-Laws. The board of directors shall have power to make and alter any by-law or by-laws including the fixing and altering of the number of the directors, provided, that the board shall not make or alter any by-law or by-laws fixing the qualifications, classifications or term of office of any member or members of the then existing board.

                  Section 5. Power to Elect Officers. The board of directors shall elect a chairman of the board, a president, one or more vice-presidents, a secretary and a treasurer. The chairman of the board, the president and one vice-president shall be members of the board of directors; no other officers need be members of the board of directors.

                  Section 6. Power to Appoint Other Officers and Agents. The board of directors shall have power to appoint such other officers and agents as the board may deem necessary for transaction of the business of the corporation.

                  Section 7. Removal of Officers and Agents. Any officer or agent may be removed by the board of directors whenever in the judgment of the board the business interests of the corporation will be served thereby.

                  Section 8. Power to Fill Vacancies. The board shall have power to fill any vacancy in any office occurring from any reason whatsoever.

                  Section 9. Delegation of Powers. For any reason deemed sufficient by the board of directors, whether occasioned by absence or otherwise, the board may delegate all or any of the powers and duties of any officer to any other officer or director, but no officer or director shall execute, acknowledge or verify any instrument in more than one capacity.

                  Section 10. Power to Appoint Executive Committee. The board of directors shall have power to appoint by resolution an executive committee composed of two or more directors who, to the extent provided in such resolution, shall have and exercise the authority of the board of directors in the management of the business of the corporation between meetings of the board.

                  Section 11. Power to Require Bonds. The board of directors may require any officer or agent to file with the corporation a satisfactory bond conditioned for faithful performance of his duties.

                  Section 12. Compensation. The compensation of directors, officers and agents may be fixed by the board.

                                    ARTICLE V

                                    Officers.

                  Section 1. Chairman of the Board. The chairman of the board shall be selected by, and from the membership of the board of directors. He shall preside at all meetings of shareholders and of the board of directors. He shall be the chief executive officer of the corporation. He shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect. He shall be ex-officio a member of all standing committees and shall have the general powers and duties of supervision and management usually vested in the chief executive of a corporation.

                  Section 2. President. The president shall be selected by, and from the membership of the board of directors. He shall have such duties and powers as may be delegated to him by the board of directors. He shall perform the duties and exercise the powers of the chairman of the board during the absence or disability of the chairman of the board.

                  Section 3. Vice-Presidents. At least one vice-president shall be chosen from the membership of the board of directors. Such vice-presidents as are board members, in the order of their seniority, shall perform the duties and exercise the powers of the president during the absence or disability of the president.

                  Section 4. Secretary. The secretary shall attend all meetings of the stockholders and of the board of directors, and of the executive committee, and shall preserve in books of the company true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required. He shall give all notices required by statute, by-law or resolution. He shall perform such other duties as may be delegated to him by the board of directors or by the executive committee.

                  Section 5. Treasurer. The treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities and other valuable effects in the name of the corporation in such depositaries as may be designated for that purpose by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president, and directors at the regular meetings of the board, and whenever requested by them, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board, he shall deliver to the president of the company, and shall keep in force, a bond in form, amount, and with a surety or sureties satisfactory to the board, conditioned for faithful performance of the duties of his office, and for restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the corporation.

                  Section 6. Assistant Secretary and Assistant Treasurer. The assistant secretary, in the absence or disability of the secretary, shall perform the duties and exercise the powers of the secretary. The assistant treasurer, in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer.

                  Section 7. Secretary-Treasurer. At the discretion of the board of directors, the office of Secretary and Treasurer may be held by one person.

                                   ARTICLE VI

                              Stocks and Transfers.

                  Section 1. Certificates for Shares. Every shareholder shall be entitled to a certificate of his shares signed by the president, or vice president, and the secretary, or the treasurer or by the assistant secretary or the assistant treasurer, under the seal of the corporation, certifying the number and class of shares represented by such certificates, which certificates shall state the terms and provisions of all classes of shares and, if such shares are not full-paid, the amount paid; provided, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of such corporation, or by a registrar, the signature of any such president, vice-president, secretary, assistant secretary, treasurer or assistant treasurer, and the seal of the corporation, may be a facsimile.

                  Section 2. Transferable only on Books of Corporation. Shares shall be transferable only on the books of the corporation by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security, and not absolutely, the fact shall be so expressed in the entry of such transfer.

                  Section 3. Registered Shareholders. The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan.

                  Section 4. Transfer Agent and Registrar. The board of directors may appoint a transfer agent and a registrar of transfers, and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers, or as the board may otherwise direct.

                  Section 5. Regulations. The board of directors shall have power and authority to make all such rules and regulations as the board shall deem expedient regulating the issue, transfer and registration of certificates for shares in this corporation.

                                   ARTICLE VII

                             Dividends and Reserves.

                  Section 1. Declaration of Dividends. Subject to the provisions of the articles of incorporation and any governing statutes and regulations, the board of directors shall have power and authority to declare dividends at any regular or special meetings, pursuant to law.

                  Section 2. Manner of Payment of Dividend. Dividends may be paid in cash, in property, in obligations of the corporation or in shares of the capital stock of the corporation.

                  Section 3. Reserves. The board of directors shall set apart such reserve or reserves as are required by the articles of incorporation, if any, shall have power and authority to set apart such additional reserve or reserves, for any proper purpose, as the board in its discretion shall approve; and the board shall have power and authority to abolish any reserve created by the board not specifically provided for in the articles of incorporation.

                                  ARTICLE VIII

                              Right of Inspection.

                  Section 1. Inspection of List of Shareholders. At least ten days before every election of directors, a complete list of shareholders entitled to vote at such election shall be open to inspection by any registered shareholder entitled to vote at such election, provided, that no shareholder holding less than two per cent (2%) of the outstanding capital stock of the corporation shall be entitled to exercise such privilege of inspection in advance of such meeting.

                  Section 2. Inspection of Books of Account and Stock Books. The books of account and stock books of this corporation shall be open to inspection at all reasonable times and for any proper purpose by the shareholders, provided, that no shareholder holding of record in the aggregate less than two per cent (2%) of the outstanding shares of some one class of stock of this corporation, and no person, whatever his or her holding who has not then been a shareholder of record of this corporation for at least three months prior to making such application shall be permitted to exercise such privilege of inspection, except pursuant to resolution of the board of directors.

                                   ARTICLE IX

                            Execution of Instruments.

                  Section 1. Checks, etc. All checks, drafts and orders for payment of money shall be signed in the name of the corporation by such officers or agents as the board of directors shall from time to time designate for that purpose.

                  Section 2. Contracts, Conveyances, etc. When the execution of any contract, conveyance or other instrument has been authorized without specification by the executing officers, the president, or any vice-president, and the secretary, or assistant secretary, may execute the same in the name and behalf of this corporation and may affix the corporate seal thereto. The board of directors shall have power to designate the officers and agents who shall have authority to execute any instrument in behalf of this corporation.

                                    ARTICLE X

                                  Fiscal Year.

                The fiscal year shall begin the      day of
                       in each year.

                                   ARTICLE XI

                              Amendment of By-Laws.

                  Section 1. Amendments, how effected. These by-laws may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the shareholders if notice of the proposed amendment, alteration, change, addition or repeal be contained in the notice of the meeting, or by the affirmative vote of a majority of the board of directors at a regular or special meeting of the board; provided, however, that the board of directors shall not make or alter any by-laws fixing their qualifications, classifications, or term of office; provided, also that any by-laws made by the affirmative vote of a majority of the board of directors as provided herein may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the shareholders; and provided further that no change of the date for the annual meeting of shareholders shall be made within thirty days next before the day on which such meeting is to be held, unless consented to in writing, or by a resolution adopted at a meeting, by all shareholders entitled to vote at the annual meeting.

                                  * * * * * *

                                  THE PRESIDENT

         Section 8. The president shall be the chief operating officer of the corporation, with the power to manage the operations of the corporation. He shall have the powers granted to the chairman of the board in Section 7 of this
Article V and shall have such furether powers as the board of directors may from time to time by resolution confer upon him. In the absence or refusal to act of the chairman of the board, the powers of the chairman of the board shall devolve upon the President.

                               THE VICE PRESIDENTS

         Section 9. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation ads of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chairman of the board, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 11. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to credit of the corporation in such depositories may be designated by the board of directors.

         Section 13. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 14. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possesion or under his control belonging to the corporation.

         Section 15. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                      ARTICLE VI - CERTIFICATES FOR SHARES

         Section 1. The shares of the corporation shall be represented by a certificate. Certificates shall be signed by, or in the name of the corporation by, the chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face of or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certified shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

                               FIXING RECORD DATE

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                        ARTICLE VII - GENERAL PROVISIONS

                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     CHECKS

         Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

         Section 5. The fiscal year of the corporation shall be January 1 through December 31.

                                      SEAL

         Section 6. The corporate seal shall be adopted by the directors.

                                 INDEMNIFICATION

         Section 7. The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware.

                            ARTICLE VIII - AMENDMENTS

         Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alternation, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

                                     - 2O -

                                                                       EXHIBIT C

                                                                 EXHIBIT 3.33

                                                                     FILED

                                                                  APR 15 1985

                                                                     10 AM

                                                               /s/ [ILLEGIBLE]

                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           K-H ACQUISITION CORPORATION

                                    * * * * *

                  1. The name of the corporation is

                           K-H ACQUISITION CORPORATION

                  2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One
Thousand Dollars ($1,000.00).

                  5. The name and mailing address of each incorporator is as follows:

      NAME                              MAILING ADDRESS
      ----                              ---------------
D. A. Hampton                    Corporation Trust Center
                                 1209 Orange Street
                                 Wilmington, Delaware 19801

S. M. Fraticelli                 Corporation Trust Center
                                 1209 Orange Street
                                 Wilmington, Delaware 19801

S. J. Eppard                     Corporation Trust Center
                                 1209 Orange Street
                                 Wilmington, Delaware 19801

                  6. The corporation is to have perpetual existence.

                  7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

                  8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 15th day of April, 1985.

                                                          /s/ D. A. Hampton
                                                         -----------------------
                                                           D. A. Hampton

                                                          /s/ S. M. Fraticelli
                                                         -----------------------
                                                           S. M. Fraticelli

                                                          /s/ S. J. Eppard
                                                         -----------------------
                                                           S. J. Eppard

                                                                    FILED

                                                                 JUL 8 1985

                                                                    10 AM

                                                                /s/[ILLEGIBLE]
                                                              SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                            BEFORE PAYMENT OF CAPITAL

                                       OF

                           K-H ACQUISITION CORPORATION

         The undersigned, being the sole director of K-H ACQUISITION CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

         DOES HEREBY CERTIFY:

                  FIRST: That Article 1. of the Certificate of Incorporation be and it hereby is amended to read as follows:

                  1. The name of the corporation is WESTERN WHEEL HUNTINGTON,
                     INC.

         SECOND: That the corporation has not received any payment for any of its stock.

         THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, we have signed this certificate this 24th day of June, 1985.

                                              /s/ Barry J. Miller
                                              ----------------------------------
                                              Barry J. Miller, Sole Director

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 03:00 PM 07/20/1994
   944133970 - 2059359

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         WESTERN WHEEL HUNTINGTON, INC.

         WESTERN WHEEL HUNTINGTON, INC., originally incorporated under the name "K-H ACQUISITION CORPORATION", a corporation organized and existing under the General Corporation Law, DOES HEREBY CERTIFY:

         FIRST: The original certificate of incorporation was filed on April 15, 1985, with the Secretary of State of the State of Delaware.

         SECOND: The amendment to the certificate of incorporation set forth herein was duty adopted in accordance with the provisions of Section 242 of the General Corporation Law.

         THIRD: Article 1 of the certificate of incorporation is hereby amended to read in its entirety as follows:

                  1. The name of the corporation is:

                    HAYES WHEELS INTERNATIONAL-INDIANA, INC.

         FOURTH: The certificate of incorporation is further amended to add thereto Article 10, to read as follows:

                  10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         IN WITNESS WHEREOF, WESTERN WHEEL HUNTINGTON, INC. has caused this certificate to be signed by R. Cucuz, its Chairman of the Board of Directors,
and attested by Barry J. Miller, its Assistant Secretary, this     day of July
1994.

                                        WESTERN WHEEL HUNTINGTON, INC.

                                        By: /s/ R. Cucuz
                                            ----------------------------------
                                                R. Cucuz
                                                Chairman of the Board of
                                                Directors

ATTEST:

/s/ Barry J. Miller
----------------------------------
Barry J. Miller
Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                   HAYES WHEELS INTERNATIONAL - INDIANA, INC.

         HAYES WHEELS INTERNATIONAL - INDIANA, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Corporation's Certificate of Incorporation was filed on April 15,1985, with the Secretary of State of the State of Delaware.

         SECOND: The amendment to the Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  FIRST: The name of the Corporation is HAYES LEMMERZ INTERNATIONAL - INDIANA, INC.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed in its name and on its behalf and attested on this 7th day of January, 1998 by duly authorized officers of the Corporation.

                                        HAYES WHEELS INTERNATIONAL -
                                        INDIANA, INC.

                                        By: /s/ William D. Shovers
                                            ------------------------------------
                                            Name:  William D. Shovers
                                            Title: Vice President - Finance

ATTEST:

By: /s/ Patrick B. Carey
    ----------------------------
    Name:  Patrick B. Carey
    Title: Assistant Secretary

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 02/09/1998
                                                          981050623 - 2059359

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                   HAYES LEMMERZ INTERNATIONAL - INDIANA, INC.

         HAYES LEMMERZ INTERNATIONAL - INDIANA, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Corporation's Certificate of Incorporation was filed on April 15,1985, with the Secretary of the State of Delaware.

         SECOND: The amendment to the Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  FIRST: The name of the corporation is HAYES LEMMERZ INTERNATIONAL - HUNTINGTON, INC.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed in its name and on its behalf and attested on this 17th day of June, 1999 by duly authorized officers of the Corporation.

                                        HAYES LEMMERZ INTERNATIONAL -
                                        INDIANA, INC.

                                        By: /s/ William D. Shovers
                                            ------------------------------------
                                            Name:  William D. Shovers
                                            Title: Vice President

ATTEST:

By: /s/ Patrick B. Carey
    ----------------------------
    Name:  Patrick B. Carey
    Title: Assistant Secretary

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 06/18/1999
                                                          991250249 - 2059359

                                                                    EXHIBIT 3.34

                         WESTERN WHEEL HUNTINGTON, INC.

                             a Delaware corporation

                                     BY LAWS

                               ARTICLE I - OFFICES

         Section 1. The registered office shall be in the City of Wilmington, County of New Castle. State of Delaware.

         Section 2. The corporation shall also have offices at 1870 Riverfork Drive, Huntington. Indiana and at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                      ARTICLE II - MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Huntington, State of Indiana, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duty executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the first Thursday in June, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 2:00 p.m. or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting as provided by law.

         Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board and shall be called by him or the secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than nor more than five days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of stockholders shall he limited to the purposes stated in the notice.

         Section 8. The holders of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                             ARTICLE III - DIRECTORS

         Section 1. Upon the resignation of the sole director appointed by the incorporators, the number of directors which shall constitute the whole board shall be 3. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to till any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 7. Special meetings of the board may be called by the president on 3 days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chairman of the board or the secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the chairman of the board or secretary in like manner and on like notice on the written request of the sole director.

         Sections 8. At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 10. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

         Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors in the management of the corporation, and may authorize the seal of the of the corporation to be affixed to all papers which may require it, but no such committee shall have power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in
Section 151(a) of the General Corporation Law, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS

         Section 13. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall leave the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS

         Section 14. Unless otherwise restricted by the certificate of incorporation or these by-laws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                              ARTICLE IV - NOTICES

         Section 1. Whenever, under the provision of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                              ARTICLE V - OFFICERS

         Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

         Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, one or more vice presidents, a secretary and a treasurer.

         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                            THE CHAIRMAN OF THE BOARD

         Section 5. The chairman of the board shall preside at all meetings of the stockholders and the board of directors.

                                  THE PRESIDENT

         Section 6. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect and shall execute bonds, mortgages and other contracts in the name and on behalf of the corporation, except where the execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. He shall havesuch further powers as the board of directors may from time to time by resolution confer upon him. In the absence or refusal to act of the chairman of the board, the powers of the chairman of the board shall devolve upon the president.

                               THE VICE PRESIDENTS

         Section 7. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all of the restrictions on the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 8. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chairman of the board, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 9. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 11. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 12. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 15. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                      ARTICLE VI - CERTIFICATES FOR SHARES

         Section 1. The shares of the corporation shall be represented by certificates. Certificates shall be signed by, or in the name of the corporation by, the chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                        ARTICLE VII - GENERAL PROVISIONS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   FISCAL YEAR

         Section 3. The fiscal year of the corporation shall be February 1 through January 31.

                                      SEAL

         Section 4. The corporate seal shall be adopted by the directors.

                                 INDEMNIFICATION

         Section 5. The corporation shall indemnity its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware.

                            ARTICLE VIII - AMENDMENTS

         Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

                                                                    EXHIBIT 3.35

                                                                        FILED
                                                                     SEP 29 1998
                                                                            2 PM

                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION
                                       OF
                         ASAHI MOTOR WHEEL COMPANY, INC.

                               A CLOSE CORPORATION
                          ORGANIZED UNDER THE LAWS OF
                             THE STATE OF DELAWARE,
                            UNITED STATES OF AMERICA

                  The undersigned, for the purpose of incorporating and organizing a close corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

                  FIRST: The name of the corporation (the "Corporation") is Asahi Motor Wheel Company, Inc.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 20,000 shares of Common Stock of the par value of $.01 per share (the "Shares"), which shall consist of 10,000 Shares denominated Series A Shares, 8,000 Shares denominated Series B Shares and 2,000 Shares denominated Series C Shares.

                  (b) (i) Each Series A Share, Series B Share or Series C Share shall be equal to every other Share in all respects and, except for the election of Directors as provided in Paragraph (b)(ii) of this Article, each holder of Shares shall be entitled to one vote per Share on all matters presented to the stockholders of the Corporation.

                      (ii) The number of Directors of the Corporation shall be eight. At each meeting of stockholders at which all of the members of the Board of Directors are to be elected, the holders of a majority of the Series A Shares, voting separately, shall elect four Directors, the holder of a majority of the Series B Shares, voting separately, shall elect three Directors, and the holders of a majority of the Series C Shares, voting separately, shall elect one Director. Any Director so elected may be removed, whether or not for cause, only by the vote of the holders of a majority of the Series A Shares, Series B Shares or Series C Shares, as the case may be, which elected such person as a Director. Vacancies on the Board of Directors among the Directors so elected, whether resulting from removal, resignation, death or otherwise, shall be filled by the holders of a majority of the Series A Shares, Series B Shares or Series C Shares, as the case may be, which elected such person who is no longer a member of the Board of Directors. Such vacancies shall be filled by the vote of the holders if a majority of the Series A Shares, Series B Shares or Series C Shares, as the case may be, at an annual or special meeting of stockholders or pursuant to a written action signed by all of the holders of such Series A Shares, Series B Shares or Series C Shares, as the case may be, and delivered to the Corporation and the other stockholders at any time after any such vacancy shall arise.

                  (c) There shall not be more than ten holders of record of the Shares, and the classes of persons who shall and shall not be entitled to be holders of Shares shall be as set forth in Paragraph (d) of this Article.

                  (d) No person shall be entitled to be a holder of the Shares except Motor Wheel Corporation, an Ohio corporation ("MWC"), Asahi Malleable Iron Co., Ltd., a Japanese company ("AMI"), Toyo Menka Kaisha, Ltd., a Japanese company ("TMKL"), Toyomenka (America) Inc., a New York corporation and a wholly-owned subsidiary of TMKL ("TMI") (TMKL and TMI are collectively referred to herein as "TMK"), a Permitted Transferee of MWC, AMI or TMK, as the case may be, which I becomes and remains a Permitted Transferee in accordance with the provisions of Paragraph (e) of this Article, and any person, other than a Permitted Transferee, to which a Transfer is made in accordance with Paragraph
(f) of this Article. Except as provided in Paragraphs (e), (f) or (g) of this Article, no stockholder shall (i) sell, assign or: otherwise transfer or dispose of any Shares, either voluntarily or by operation of law, or (ii) mortgage, pledge or hypothecate or create a lien, charge, encumbrance or security interest with respect to any Shares other than in connection with borrowings incurred by a stockholder in order to finance the acquisition of the Shares or in order to secure a loan to NEWCO (any such action described in clauses (i) or (ii) being herein referred to as a "Transfer"). No Transfer of any Share in violation of any provision of this Certificate of Incorporation shall be effective to pass any title to, or create any interest in favor of, any other person with respect to such Share, and the Corporation or any stockholder which did not effect or attempt to effect such Transfer shall be entitled to seek to enjoin or have such Transfer set aside.

                  (e) The provisions of Paragraph (d) of this Article shall not apply to a Transfer resulting from the consolidation of a stockholder with, the merger of a stockholder into or the sale or assignment of all but not less than all of such stockholder's Shares to an Affiliate of such stockholder (any transferee permitted under the provisions of this Paragraph (e) being herein referred to as a "Permitted Transferee"), provided that (A) immediately upon such Transfer, such Permitted Transferee shall become, by an instrument in form and substance satisfactory to the holders of the issued and outstanding Shares of which the Permitted Transferee is not a holder (the "Other Stockholders"), jointly and severally liable with respect to all of the obligations of the stockholder effecting the Transfer referred to herein (the "Transferring Stockholder") under the Joint Venture Agreement entered into pursuant to Section 350 or 354 of the General Corporation Law of the State of Delaware (the "Joint Venture Agreement") to which the stockholders are signatories or by which they are bound and shall agree to be bound by all of the terms and conditions of such Joint Venture Agreement; (B) upon any such Transfer, the Transferring Stockholder shall not be discharged from any of its liabilities and obligations to the Corporation or the Other Stockholders under any Joint Venture Agreement and shall remain jointly and severally liable with such Permitted Transferee thereunder (and the Transferring Stockholder shall execute and deliver to the Other Stockholders an instrument satisfactory to the Other Stockholders evidencing such liability); and (C) such Permitted Transferee shall continue at all times thereafter to be an Affiliate of the original Transferring Stockholder and if at any time such relationship of the Permitted Transferee shall cease, the Corporation or the Other Stockholders shall thereupon be entitled to enjoin or to have set aside any Transfer contrary to the foregoing provisions of this Article.

              (f) (i) MWC shall not Transfer its Shares to a third party except as provided in this Paragraph (f)(i). If MWC desires to Transfer all of its Shares to any third party, it shall first offer in writing such Shares to each of AMI and TMK, in proportion to their respective ownership of Shares (or such other proportion as AMI and TMK may agree), specifying the full name and address of the third party to whom MWC desires to

Transfer all of its Shares and a description of the proposed terms and conditions of such Transfer. Such written offer shall specify a cash price and other terms at which MWC will agree to sell such Shares to AMI and TMK. MWC, AMI and TMK shall thereupon bargain in good faith with respect to such offer for a period of not more than ninety (90) calendar days following such offer. If either AMI or TMK reaches an agreement with MWC to purchase such Shares from MWC on terms that are unacceptable to the other party, either AMI or TMK may purchase MWC's Shares without the participation of such other party. If at the expiration of such 90-day period MWC, AMI and TMK shall not have reached agreement on the terms of such sale, then MWC shall have the right to make a bona fide Transfer of such Shares to the specified third party, and only such third party, provided, that no such Transfer to any third party shall be permitted hereby unless made at a cash price and on terms which are no more favorable to the third party than shall have been offered to AMI and TMK and that the transferee agrees to be bound by the provisions of this Paragraph
(f)(i) and the Joint Venture Agreement.

                           (ii) AMI shall not Transfer its Shares to a third
party except as provided in this Paragraph (f)(ii). If AMI desires to Transfer all of its Shares to any other third party, it shall first offer in writing such Shares to MWC, specifying the full name and address of the third party to whom AMI desires to Transfer all of its Shares and a description of the proposed terms and conditions of such Transfer. Such written offer shall specify a cash price and other terms at which AMI will agree to sell such Shares to MWC. AMI shall thereupon bargain in good, faith with MWC with respect to such offer for a period of not more than sixty (60) calendar days following such offer. If at the expiration of such 60-day period AMI and MWC shall not have reached agreement on the terms of such sale, then AMI shall offer such Shares to TMK at the most favorable cash price and terms which had been offered to MWC. If, at the expiration of thirty (30) calendar days after TMK has received such offer, TMK has not accepted such offer, then AMI shall have the right to make a bona fide Transfer of such Shares to the specified third party, and only such third party, provided that no such Transfer to any third party shall be permitted hereby unless made on terms which are no more favorable to the third party than shall have been offered to MWC and TMK and that the transferee agrees to be bound by this Paragraph (f)(ii) and the Joint Venture Agreement.

                           (iii) TMK shall not Transfer its Shares to a third
party except as provided in this Paragraph (f)(iii). If TMK desires to Transfer all of its Shares to any other third party, it shall first offer in writing such Shares to AMI, specifying the full name and address of the third party to whom TMK desires to Ttansfer all of its Shares and a description of the proposed terms and conditions of such Transfer. Such written offer shall specify a cash price and other terms at which TMK will agree to sell such Shares to AMI. TMK shall thereupon bargain in good faith with AMI with respect to such offer for a period of not more than sixty (60) calendar days following such offer. If at the expiration of such 60-day period TMK and AMI shall not have reached agreement on the terms of such sale, then TMK shall offer such Shares to MWC at the most favorable cash price and terms which had been offered to AMI. If, at the expiration of thirty (30) calendar days after MWC has received such offer, MWC has not accepted such offer, then TMK shall have the right to make a bona fide Transfer of such Shares to the specified third party, and only such third party, provided that no such Transfer to any third party shall be permitted hereby unless made on terms which are no more favorable to the third party than shall have been offered to AMI and MWC and that the transferee agrees to be bound by this Paragraph (f)(iii) and the Joint Venture Agreement.

                  (g) Commencing on a date three years from the Effective Date, if and only if there is a deadlock among the parties, notwithstanding good faith discussion for a period of thirty (30) calendar days among all parties concerned and good faith discussion in two consecutive meetings of the holders of Shares, MWC and AMI shall each have the right during the continuation of such deadlock to purchase the Shares held by the other upon delivery of a formal purchase offer (a "Formal Purchase Offer") to the other. Every Formal Purchase Offer must be irrevocable and must state the cash purchase price to be paid for the seller's Shares at a closing to take place within twenty (20) Business Days after acceptance of such Formal Purchase Offer. Every Formal Purchase Offer must also include, separately from the cash purchase price, specific undertakings, to become effective at the closing of the purchase, providing for the immediate and complete (i) payment of all debts of the Corporation owed to the seller or its Affiliates or representatives whether or not such debts are then due and payable (the "Debt Payment"), and (ii) discharge, release and cancellation (including, as attachments, the form of written consents or releases from third parties that must be executed, delivered, and effective as a condition precedent to the consummation of the proposed purchase, if such consents or releases are necessary to effect such discharge, release and cancellation) of all guarantees and obligations and assumption of all liabilities entered into or incurred by seller or its Affiliates or representatives in its or their capacity as stockholder, guarantor, director, officer, employee, agent or representative of the Corporation or entered into or incurred by it or them on behalf of, or for the benefit of, the Corporation (the "Release and Assumption Documents"). A Formal Purchase Offer may be accepted at any time by written notice from the party to whom it is addressed, and the first Formal Purchase Offer shall be deemed accepted for all purposes by the party to whom it is addressed at the close of business on the twenty-fifth (25th) Business Day following the date it was received by such party, unless such party shall have theretofore delivered its own Formal Purchase Offer to the party who sent the first Formal Purchase Offer. Such second Formal Purchase Offer shall state a cash purchase price at least 5% greater than the cash purchase price stated in the first Formal Purchase Offer. In such event the first Formal Purchase Offer shall be deemed cancelled and the party which delivered the first Formal Purchase Offer shall have ten (10) Business Days during which it may decide to accept the second Formal Purchase Offer or to submit a further Formal Purchase Offer stating a cash purchase price at least 5% greater than the cash purchase price stated in the second Formal Purchase Offer. If the party which received the second Formal Purchase Offer has neither accepted the second Formal Purchase Offer nor submitted a further Formal Purchase Offer by the close of business on the tenth (10th) Business Day following the date the second Formal Purchase Offer was received, such party shall be deemed to have accepted for all purposes the second Formal Purchase Offer. The process of submitting Formal Purchase Offers (each stating a cash purchase price at least 5% greater than the cash purchase price in the then pending Formal Purchase Offer) shall continue thereafter (with the delivery of each further Formal Purchase Offer effecting the cancellation of the then pending Formal Purchase Offer) until one party shall have accepted a Formal Purchase Offer either by explicit acceptance or by failure to submit a further Formal Purchase Offer before the close of business on the tenth (10th) Business Day following receipt of the Formal Purchase Offer then pending. The party which becomes the seller shall cooperate fully in the preparation and execution of documents reasonably required to permit the closing of the sale of its Shares to the other party. The party which becomes the purchaser shall deliver at the closing the cash purchase price, the Debt Payment and the Release and Assumption Documents provided for in the Formal Purchase Offer that has been accepted or deemed accepted by the seller. If such purchaser fails to deliver such payments and documents at the closing (a "Defaulting Purchaser"), then the other party shall have the right (which must be exercised in writing in a document delivered to the Defaulting Purchaser within ten (10) Business Days) to compel a sale by the Defaulting Purchaser of the Defaulting Purchaser's Shares in the manner and on the terms that would have been required if the Defaulting Purchaser had accepted a formal Purchase Offer which included a cash purchase price 10% lower than the cash purchase price that was to have been paid at the closing at which it defaulted. If such right to purchase at a 10% lower price is exercised, it shall be to the exclusion of other remedies the party exercising such right might have had against the Defaulting Purchaser. For purposes of this Paragraph (g), AMI shall be deemed to be the owner of Shares held by TMK; provided, however, that if AMI is the seller, MWC shall pay the cash purchase price to each of AMI and TMK in proportion to their respective Share ownership, shall deliver the Debt Payment to such of AMI and TMK as shall be entitled to receive it and shall deliver executed Release and Assumption Documents for each of AMI and TMK.

                  (h) No stockholder effecting a Transfer permitted by Paragraphs (e), (f) or (g) of this Article shall be relieved of any of its liabilities and obligations to the Corporation or to the Other Stockholders which arose or accrued prior to the effective date of such Transfer.

                           (i) All of the Corporation's issued Shares, exclusive
of treasury Shares, shall be represented by certificates and the following legends shall be conspicuously noted on each certificate:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE TRANSFERRABLE ONLY UPON COMPLIANCE WITH, THE RESTRICTIONS ON TRANSFER CONTAINED IN THE CERTIFICATE OF INCORPORATION, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE, AND THE RESTRICTIONS ON TRANSFER CONTAINED IN A JOINT VENTURE AGREEMENT DATED AS OF OCTOBER 2, 1988. THE CERTIFICATE OF INCORPORATION PROVIDES THAT THE TOTAL NUMBER OF HOLDERS OF RECORD OF THE SHARES OF COMMON STOCK OF THE CORPORATION SHALL NOT BE MORE THAN 10. THE CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION AND SUCH JOINT VENTURE AGREEMENT WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR ADDRESSED TO THE CORPORATION."

                  (j) The Corporation shall not make fin offering of any Shares which would constitute a "public offering" within the meaning of the United States Securities Act of 1933, as it may be amended from time to time.

                  (k) As used in this Article FOURTH, the following terms shall have the meanings set forth below:

                  "Affiliate" of a person means any person controlling, controlled by, or under common control with such person.

                  "Business Day" shall mean any day of the year which is not a Saturday, a Sunday or a holiday on which the Federal Reserve Banks in the United States are closed.

                  "Effective Date" shall have the same meaning assigned to it in the Joint Venture Agreement.

                  "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether sovereign, federal, state, provincial, local or other political subdivision, or any agency or bureau of any of them), or other entity.

                  (1) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation or any provision of law which might otherwise permit a lesser vote, in addition to any affirmative vote of the holders of any particular class or a series of Shares required by law or this Certificate of Incorporation, the affirmative vote of holders of all of the issued and outstanding capital stock of the Corporation shall be required to alter, amend, repeal or adopt any provision inconsistent with this Article FOURTH.

                  FIFTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any repeal or modification of this Article FIFTH shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.

                  SIXTH: Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the right to indemnity permitted or authorized hereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, for its benefit in respect of such indemnification and that of any such person whether or not the Corporation would otherwise have the power to indemnify such person.

                  SEVENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

                  EIGHTH: Notwithstanding any provision of law which might otherwise permit a lesser vote, in addition to any affirmative vote of the holders of any particular class or a series of shares required by law or this Certificate of Incorporation, the affirmative vote of holders of at least two-thirds of the Corporation's Shares, voting as a single class, shall be required to alter, amend, or repeal any provision of this Certificate of Incorporation, except where the provisions of this Certificate of Incorporation shall require a different or greater vote, in which case such requirements for a different or greater vote shall govern.

                  NINTH: The name and mailing address of the incorporator is Gary D. Begeman, 1900 Huntington Center, 41 South High Street, Columbus, Ohio 43215.

                  TENTH: The names and mailing addresses of the persons who are to serve as the Directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified is as follows:

       NAME                              MAILING ADDRESS
       ----                              ---------------
Joseph C. Overbeck                      4000 Collins Road
                                        Lansing, MI 48910

Alton N. McCotter                       4000 Collins Road
                                        Lansing, MI 48910

Douglas v, Switzer                      4000 Collins Road
                                        Lansing, MI 48910

Richard W. Tuley                        4000 Collins Road
                                        Lansing, MI 48910

Shigesaburo Asai                        547-1 Horinouchi
                                        Kikugawa-cho
                                        Shizuoka, Japan

Tatsuo Egusa                            Lake Center Plaza, Suite 214N
                                        1699 Wall Street
                                        Mt. Prospect, IL 60056

Tetsuya Otsuka                          547-1 Horinouchi
                                        Kikugawa-cho
                                        Shizuoka, Japan

John R. Fennell                         444 Market Street
                                        10th Floor
                                        San Francisco, CA 94114

                  IN WITNESS WHEREOF, I the undersigned, being the incorporates hereinabove named, do hereby execute this Certificate of Incorporation this 28th day of September, 1988.

                                               /s/ Gary D. Begeman
                                               --------------------------------
                                               Gary D. Begeman

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/05/1992
   922825028 - 2174088

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ASAHI MOTOR WHEEL COMPANY. INC.

         Pursuant to Section 242(1) and (b)(1) of the General Corporation Law of Delaware and the SEVENTH and EIGHT Articles of the Certificate of Incorporation, the undersigned Corporation executes this Certificate of Amendment to its Certificate of Incorporation:

         FIRST: That by written unanimous consent, the Board of Directors of Asahi Motor Wheel Company, Inc., adopted the following Resolution setting forth a proposed amendment to the Certificate of Incorporation and directing that such proposed Amendment be submitted to the Shareholders of the Corporation for their written consent. The Resolution setting forth the proposed Amendment is as follows:

         RESOLVED, that the FIRST Article of the Certificate of Incorporation filed September 29, 1988, in the office of the Secretary of State of the State of Delaware, be amended to read in its entirety as follows:

                  FIRST: The name of the Corporation (the "Corporation") is:
                  Aluminum Wheel Technology, Inc.

         RESOLVED, that the foregoing Amendment be submitted to a vote of the Shareholders of the Corporation for their approval with the affirmative recommendation of the Board of Directors that such Amendment be approved;

         RESOLVED, that, upon approval of the foregoing Amendment by the Shareholders of the Corporation, the officers of the Corporation are hereby authorized and directed to cause to be executed and filed with the appropriate government authorities, Certificate of Amendment in the form attached to this Resolution;

         RESOLVED, that upon approval of the foregoing Amendment by the Shareholders of the Corporation, and the filing of Certificate of Amendment with appropriate governmental authorities, that the officers thereupon take all further action that is necessary to effect the change of name of the Corporation so that customers, vendors and the public generally will be aware that the name of the Corporation has been changed to Aluminum Wheel Technology, Inc., and that the trademark of the Corporation will be "Alumitech".

Executed: June 26, 1992                /s/ Joseph C. Overbeck
                                       --------------------------------------
                                       JOSEPH C. OVERBECK, DIRECTOR

Executed: June 26, 1992                /s/ Alton N. McCotter
                                       --------------------------------------
                                       ALTON N. McCOTTER, DIRECTOR

Executed: June 26, 1992                /s/ Douglas V. Switzer
                                       --------------------------------------
                                       DOUGLAS V. SWITZER, DIRECTOR

Executed: June 26, 1992                /s/ Richard W. Tuley
                                       --------------------------------------
                                       RICHARD W. TULEY, DIRECTOR

Executed: July 5, 1992                 /s/ Shiqesaburo Asai
                                       --------------------------------------
                                       SHIGESABURO ASAI, DIRECTOR

Executed: July 5, 1992                 /s/ Tatsuo Egusa
                                       --------------------------------------
                                       TATSUO EGUSA, DIRECTOR

Executed: July 5, 1992                 /s/ Tetsuya Otsuka
                                       --------------------------------------
                                       TETSUYA OTSUKA, DIRECTOR

Executed: July 17, 1992                /s/ Jon Gardner
                                       --------------------------------------
                                       JON GARDNER, DIRECTOR

         SECOND: That thereafter pursuant to the Resolution of the Board of Directors of the Corporation, such Amendment was submitted to all of the Shareholders of the Corporation holding all of the outstanding stock for their written consent and unanimous consent thereto was given by the adoption of the following Resolution:

         RESOLVED, that the recommendation of the Board of Directors of Asahi Motor Wheel Company, Inc., recommending that the name of the corporation be changed, be and is hereby approved and ratified;

         RESOLVED, that in compliance with the present Certificate of Incorporation, the undersigned as owners of 100% of the outstanding stock in the Corporation do hereby authorize the amendment of the FIRST Article of the Certificate of Incorporation filed September 29, 1988, in the Office of the Secretary of State of the State of Delaware to be amended in its entirety so that it will read as follows:

                  FIRST: The name of the Corporation (the "Corporation") is:
                  Aluminum Wheel Technology, Inc.

         RESOLVED, that the officers of the Corporation are hereby authorized and directed to cause to be executed and filed with the appropriate governmental authorities, Certificate of Amendment in the form attached to this Resolution;

         RESOLVED, that upon approval of the foregoing Amendment by the Shareholders of the Corporation, and the filing of the Certificate of Amendment with appropriate governmental authorities, that the officers thereupon take all further action that is necessary to effect the change of the name of the Corporation so that customers, vendors and the public generally will be aware that the name of the Corporation has been changed to Aluminum Wheel Technology, Inc. and that the trademark will be "Alumitech".

                                    MOTOR WHEEL CORPORATION,
                                    SHAREHOLDER

Executed: July 24, 1992                   By: /s/ Joseph C. Overbeck
                                              ----------------------------------
                                              JOSEPH C. OVERBECK, PRESIDENT

                                              ASAHI TEC CORPORATION,
                                              SHAREHOLDER

Executed: July 24, 1992                   By: /s/ Ichinosuke Oka
                                              ----------------------------------
                                              ICHINOSUKE OKA, PRESIDENT

                                              TOMEN CORPORATION,
                                              SHAREHOLDER

Executed: August 4, 1992                  By: /s/ Yasuo Matsukawa
                                              ----------------------------------
                                              YASUO MATSUKAWA,
                                              EXECUTIVE VICE-PRESIDENT

                                              TOMEN AMERICA, INC.,
                                              SHAREHOLDER

 Executed: August 14, 1992                By: /s/ Kazuo Miyaoka
                                              ----------------------------------
                                              KAZUO MIYAOKA, PRESIDENT

         THIRD: That pursuant to the applicable provisions of the Corporate law of the State of Delaware, the state of incorporation, and the requirements of the Certificate of Incorporation heretofore adopted and filed in the office of the Secretary of State of the State of Delaware on September 29, 1988, No. 29294 in Book 771, Page 313, of said Office, the Amendment changing the name of the Corporation to Aluminum Wheel Technology, Inc. has been duly authorized.

         IN WITNESS WHEREOF, this Certificate of Amendment is signed by Douglas
V. Switzer as President and attested by Charles C. Adams, Secretary, this the 24th day of September, 1992.

                                              ASAHI MOTOR WHEEL. COMPANY, INC.

                                          By: /s/ DOUGLAS V. SWITZER
                                              ----------------------------------
                                              DOUGLAS V. SWITZER, PRESIDENT

ATTEST:

/s/ Charles C. Adams
----------------------------
SECRETARY

STATE OF KENTUCKY

COUNTY OF PULASKI...SCT:

         Subscribed and sworn to before me by Douglas V. Switzer, President and Charles C. Adams, Secretary of Aluminum Wheel Technology, Inc., this the 24th day of September, 1992.

         My Commission Expires: August 24, 1994

                                    /s/ Angela G. Gilpin
                                    -----------------------------------
                                    NOTARY PUBLIC, STATE-AT-LARGE

THIS INSTRUMENT DRAFTED BY;

ADAMS & ADAMS
ATTORNEYS AT LAW
P.O. BOX 35
SOMERSET, KENTUCKY 42502
(606) 678-4916

By: /s/ Charles C. Adams
    -------------------------
    CHARLES C. ADAMS

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 05/07/1998
  981175727 - 2174088

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ALUMINUM WHEEL TECHNOLOGY, INC.

         ALUMINUM WHEEL TECHNOLOGY, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Corporation's Certificate of Incorporation was filed on September 29,1988, with the Secretary of State of the State of Delaware.

         SECOND: The amendment to the Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  FIRST: The name of the Corporation is HAYES LEMMERZ INTERNATIONAL - KENTUCKY, INC.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed in its name and on its behalf and attested on this 5th day of May, 1998 by duly authorized officers of the Corporation.

                                      ALUMINUM WHEEL TECHNOLOGY, INC

                                  By: /s/ William D. Shovers
                                      --------------------------------
                                      Name:  William D. Shovers
                                      Title: Vice President - Finance

ATTEST:

By: /s/ Patrick B. Carey
    ---------------------------
    Name:  Patrick B. Carey
    Title: Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                  HAYES LEMMERZ INTERNATIONAL -KENTUCKY, INC.

         HAYES LEMMERZ INTERNATIONAL -KENTUCKY, INC. a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), does hereby certify as follows:

         FIRST: The Company's Certificate of Incorporation was filed on September 29, 1988, with the Secretary of State of the State of Delaware.

         SECOND: The amendment to the Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: Section (b)(ii) of ARTICLE FOURTH of me Certificate of Incorporation is hereby amended to read in its entirety as follows:

         FOURTH: (b)(ii) The number of Directors of the Corporation shall be eight At each meeting of the stockholders at which all of the members of the Board of Directors are to be elected, the holders of a majority of the Series A Shares, voting separately, shall elect four Directors, the holder of a majority of the Series B Shares, voting separately, shall elect three Directors, and the holders of a majority of the Series C Shares, voting separately, shall elect one Director. Any Director so elected may be removed, whether or not for cause, only by the vote of the holders of a majority of the Series A Shares, Series B Shares or Series C Shares, as the case may be, which elected such person as a Director. Vacancies on the Board of Directors among the Directors so elected, whether resulting from removal, resignation, death or otherwise, shall be filed by the holders of a majority of the Series A Shares, Series B Shares or Series C Shares, as the case may be, which elected such person who is no longer a member of the Board of Directors. Such vacancies shall be filled by the vote of the holders of a majority of the Series A Shares, Series B Shares or Series C Shares, as the case may be, at an annual or special meeting of stockholders or pursuant to a written action signed by all of the holders of such Series A Shares, Series B Shares or Series C Shares, as the case may be, and delivered to the Corporation and the other stockholders at any time after any such vacancy shall arise. However, in the event that the Series A Shares, Series B Shares and Series C Shares are all owned by one stockholder, the number of Directors of the Corporation may be less than eight (8) members, provided that the number of Directors shall be not less than one (1) member, as designated by the Company's sole stockholder from time to time.

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 10:30 AM 11/01/2001
   010549440 - 2174088

         IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed in its name and on its behalf and attested on this 1st day of October, 2001 by duly authorized officers of the Company.

                                         HAYES LEMMERZ INTERNATIONAL -
                                         KENTUCKY, INC.

                                         By: /s/ Gary J. Findling
                                             -----------------------------------
                                             Name:  Gary J. Findling
                                             Title: Treasurer

ATTEST:

By: /s/ Patrick B. Carey
    ------------------------
    Name: Patrick B. Carey
    Title: Secretary

                                                                    EXHIBIT 3.36

                                     BY-LAWS

                                       OF

                         ASAHI MOTOR WHEEL COMPANY, INC.

                         ASAHI MOTOR WHEEL COMPANY, INC.

                                     BY-LAWS

                                Table of Contents

                                                                                                            Page
                                                                                                            ----
ARTICLE I - OFFICES

        Section 1.    General and Registered Offices ...................................................      1

        Section 2.    Other Offices ....................................................................      1

ARTICLE II - MEETINGS OF STOCKHOLDERS

        Section 1.    Time and Place of Meetings .......................................................      2

        Section 2.    Annual Meeting ...................................................................      2

        Section 3.    Special Meetings .................................................................      2

        Section 4.    Notice of Meetings ...............................................................      3

        Section 5.    Quorum............................................................................      3

        Section 6.    Voting ...........................................................................      4

        Section 7.    Written Action....................................................................      5

ARTICLE III - DIRECTORS

        Section 1.    Numbers of Directors..............................................................      5

        Section 2.    Authority of the Board of Directors...............................................      5

        Section 3.    Meetings of the Board of Directors................................................      6

        Section 4.    Notice of Meetings................................................................      6

        Section 5.    Quorum; Required Vote; Election of Chairman.......................................      7

        Section 6.    Written Action....................................................................      9

        Section 7.    Location of Meetings; Participation in Meetings by Conference Telephone...........      9

                                Table of Contents
                                   (continued)

                                                                                                            Page
                                                                                                            ----
        Section 8.    Committees........................................................................     10

        Section 9.    Compensation......................................................................     11

        Section 10.   Rules.............................................................................     11

ARTICLE IV - NOTICES

        Section 1.    Generally.........................................................................     11

        Section 2.    Waivers...........................................................................     12

ARTICLE V - OFFICERS

        Section 1.    Officers; Executive Committee.....................................................     12

        Section 2.    Compensation......................................................................     14

        Section 3.    Succession........................................................................     14

        Section 4.    Authority and Duties..............................................................     15

        Section 5.    Execution of Documents............................................................     15

ARTICLE VI - STOCK

        Section 1.    Certificates......................................................................     16

        Section 2.    Transfer..........................................................................     16

        Section 3.    Legends...........................................................................     17

        Section 4.    Lost, Stolen or Destroyed Certificates............................................     17

ARTICLE VII - GENERAL PROVISIONS

        Section 1.    Fiscal year.......................................................................     17

        Section 2.    Corporate Seal....................................................................     18

                                Table of Contents
                                   (continued)

                                                                                                            Page
                                                                                                            ----
        Section 3.    Reliance upon Books, Reports and Records .........................................     18

        Section 4.    Time Periods .....................................................................     18

        Section 5.    Dividends ........................................................................     18

ARTICLE VIII - AMENDMENTS

        Section 1.    Amendments........................................................................     19

                         ASAHI MOTOR WHEEL COMPANY, INC.

                                     BY-LAWS

         Asahi Motor Wheel Company, Inc. (the "Corporation") and the stockholders of the Corporation are parties to a joint venture agreement entered into pursuant to Sections 350 and 354 of the General Corporation Law of the State of Delaware ("GCL") (such agreement, as amended from time to time, is herein referred to as the "Joint Venture Agreement"). If the provisions of these By-Laws conflict with, or are at variance with, the provision of the Joint Venture Agreement, the provisions of the Joint Venture Agreement shall control.

                                    ARTICLE I

                                     OFFICES

         Section 1. General and Registered Office. The general office of the Corporation shall be located at such place, within or without the State of Delaware, as the Board of Directors shall, from time to time, determine or the business of the Corporation may require. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be authorized by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meeting. Annual meetings of the stockholders, commencing with the year 1989, shall be held on the second Thursday in July if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m. (local time at the principal offices of the Corporation), or at such other date and time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall, in accordance with Article FOURTH of the Certificate of Incorporation, elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by Certificate of Incorporation, may be called by the Board of Directors, and shall be called by the President or the Secretary at the request in writing of stockholders owning two-thirds in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall be sent to the President and the Secretary and shall state the purpose or purposes of the proposed meeting. Any special meeting of stockholders shall be held at such place, on such date and at such time as the President or the Secretary, as the case may be, shall fix.

         Section 4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than thirty nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         Section 5. Quorum. The holders of two-thirds of the entire capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

         Section 6. Voting. Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be executed in writing by the stockholder or his or her duly authorized attorney. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. The vote upon any question brought before a meeting of the stockholders shall be by written ballot. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the vote of the holders of two-thirds of the entire capital stock of the Corporation issued and outstanding and entitled to vote thereon shall decide any question properly brought before such meeting, unless the question (a) shall relate to the election of members of the Board of Directors of the Corporation, in which case such question shall be decided pursuant to Article FOURTH of the Certificate of Incorporation, or (b) is one upon which, by express provision of law, the Certificate of Incorporation or these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 7. Written Action. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. Number of Directors. As set forth in the Certificate of Incorporation, the number of Directors of the Corporation shall be eight.

         Section 2. Authority of the Board of Directors. Except to the extent otherwise provided in the Certificate of

Incorporation, the Joint Venture Agreement and these By-Laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation, by these By-Laws or by the Joint Venture Agreement directed or required to be exercised or done by the stockholders.

         Section 3. Meetings of the Board of Directors. Regular meetings of the Board of Directors may be held at such times and places as shall from time to time be determined by the Board of Directors (not less frequently than once each year). Special meetings of the Board of Directors may be called by the President and shall be called by the President or the Secretary on the written request of any director.

         Section 4. Notice of Meetings. (a) Notice of the time and place of the meetings of the Board of Directors shall be effective (i) if delivered to each director by recognized overnight courier delivery services or by confirmed telecopy at least 14 days prior to the date of such meeting, (ii) if telephoned or hand-delivered to each director at least 14 days prior to the date of such meeting, or (iii) if delivered to each director by one of the methods specified in subclauses (i) or (ii) of this Section 4(a) at least 72 hours prior to the time of such meeting after receipt by the Corporation of a written request for a meeting, signed by at least one director elected by the holders of a majority of the Series A Shares and at least one director elected by the holders of a majority of the Series B Shares, stating that the meeting should be held more promptly than would otherwise be permitted pursuant to subclauses (i) and (ii) of this Section 4(a). Actual receipt of notice by the directors shall not be required, and notice under this Section 4 shall be deemed received if sent to a director at the address or the telecopy number designated for such notices by the director or communicated to the director or to a responsible person at the telephone number designated for such notices by the director.

         (b) Notices of meetings of the Board of Directors shall identify the purpose of the meeting and the business to be transacted at the meeting including an agenda setting forth actions to be voted upon at such meeting; provided that the failure to specifically identify an action to be taken or voted upon or business to be transacted shall not invalidate any action taken or any business transacted at a meeting.

         (c) This Section 4 of Article III of the By-Laws may not be amended by the Board of Directors unless all of the directors shall approve of or consent to the amendment or by the stockholders unless the holders of all of the issued and outstanding shares of capital stock of the Corporation shall vote in favor of or consent to the amendment.

         Section 5. Quorum; Required Vote; Election of Chairman. (a) Five members of the Board of Directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

         (b) No action of the Board of Directors shall be valid for any purpose unless taken in accordance with this Section 5. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, provided, however, that any such majority must include at least two directors elected by the holders of a majority of the Series A Shares and at least two directors elected by the holders of a majority of the Series B Shares.

         (c) Each of the actions by the Corporation set forth in Exhibit A attached to these By-Laws shall be considered by, and require the approval of, the Board of Directors.

         (d) The Board of Directors shall elect one of the directors who is elected by the holders of a majority of the Series A Shares (but who is not an employee of the Corporation) to serve as the Chairman of the Board of Directors to preside over meetings of the Board of Directors, provided, that if all Shares other than Series A Shares are held by one stockholder, the Chairman of the Board of Directors shall be elected for a two year term and shall, in alternating two year periods, be a director who is elected by such stockholder (but who is not an employee of the Corporation) or a director who is elected by the holders of a majority of the Series A Shares (but who is not an employee of the Corporation).

         (e) In the event a director is not able to attend a meeting of the Board of Directors, the holder of a majority of the Series of the Shares which elected that director may, by written consent delivered in accordance with the Certificate of Incorporation, remove the absent director and appoint a new director to act at such meeting. Such absent director may be subsequently reappointed in accordance with the procedure set forth in the preceding sentence.

         (f) The provisions of subsection (a), (b), (e) and this subsection (f) of this Section 5 of Article III of the By-Laws may not be amended by the Board of Directors unless all of the Directors shall approve of or consent to the amendment or by the stockholders unless the holders of all of the issued and outstanding capital stock of the Corporation shall vote in favor of or consent to the amendment.

         Section 6. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or Committee.

         Section 7. Location of Meetings; Participation in Meetings by Conference Telephone. Meetings of the Board of Directors may be held at any location, within or without the United

States. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 8. Committees. The Board of Directors may designate one or more committees, each committee to consist of two or more of the directors of the Corporation as the Board of Directors may determine, including at least one director elected by holders of a majority of the Series A Shares and at least one director elected by holders of a majority of the Series B Shares. Any such committee may exercise such lawfully delegable powers and duties as the Board may confer. Each such committee shall serve at the pleasure of the Board of Directors. Subject to the provisions of this Section 8, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Any committee or committees so designated by the Board shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

         Section 9. Compensation. Each member of the Board of Directors shall serve in such capacity without compensation by the Corporation, provided that the foregoing, shall not prohibit the Corporation from compensating any member of the Board of Directors engaged by the Corporation in any other capacity. The Corporation shall pay the reasonable expenses of each director incurred in connection with his duties as a director including travel expenses.

         Section 10. Rules. The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or these By-Laws.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Generally. Except as otherwise provided in these By-Laws, whenever by law or under the provisions of the Certificate of Incorporation or these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by recognized overnight courier delivery services, addressed to such director or stockholder at his address as it appears on the records of the Corporation and such notice shall be deemed to be given at the time when the same shall be deposited with a recognized overnight courier delivery service. Notice to directors may also be given by the methods specified in Section 4(a) of these By-Laws.

         Section 2. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation, these By-Laws or the Joint Venture Agreement, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

         Section 1. Officers; Executive Committee. (a) The officers of the Corporation shall consist of a President, two

Executive Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person but no officer may take any action or execute any document on behalf of the Corporation in more than one capacity.

         (b) Between meetings of the Board of Directors, substantive items of business shall be determined by the Executive Committee consistent with the policies established by the Board of Directors. The Executive Committee shall consist of three officers, (i) the President of the Corporation who shall be appointed by the holders of a majority of the Series A Shares, (ii) an Executive Vice President of the Corporation who shall be appointed by the holders of a majority of the Series B Shares, and (iii) the other Executive Vice President of the Corporation who shall be appointed by the holders of a majority of the Series C Shares. Any action by the Executive Committee shall require unanimous agreement of its members. The provisions of this subsection (b) of this Section 1 of Article V of the By-Laws may not be amended by the Board of Directors unless all of the directors shall approve of or consent to the amendment or by the stockholders unless the holders of all of the issued and outstanding capital stock of the Corporation shall vote in favor of or consent to the amendment.

         (c) Each of the actions set forth in Exhibit B attached to these By-Laws shall be referred by the officers of the Corporation to, and may be approved by, the Executive Committee without approval of the Board of Directors.

         Section 2. Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to the Executive Committee or an officer of the Corporation.

         Section 3. Succession. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. In the case of the President or an Executive Vice President of the Corporation, such officers may only be removed by the vote of the holders of a majority of Series A Shares, Series B Shares or Series C Shares, as the case may be, which appointed such officer. Any officer may resign at any time upon written notice to the Corporation. Subject to the provisions of Section 1 of this Article with respect to the procedures for the appointment of the President or the Executive Vice Presidents of the Corporation, any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

         Section 4. Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors in a resolution regardless of whether such authority and duties are customarily incident to such office.

         Section 5. Execution of Documents. The President shall have full power and authority to execute all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In addition, the President may delegate to other officers, employees and agents of the Corporation the power and authority to execute, on behalf of the Corporation, duly authorized contracts, agreements, deeds, conveyances, or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, with such limitations as the President may specify; such authority so delegated by the President shall not be re-delegated by the person to whom such execution authority has been delegated.

                                   ARTICLE VI

                                      STOCK

         Section 1. Certificates. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder's name and the number of shares and shall be signed by, or in the name of the Corporation by, the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and shall bear the corporate seal, if any. Where any such certificate is countersigned by a transfer agent or a registrar other than the Corporation or its employee, the signatures of any such officers of the Corporation and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

         Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer which complies with any restriction on the transfer of such shares as may then exist, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 3. Legends. Each certificate for stock shall include the legends for stock referred to in Section 347(a)-(c) of the GCL and such other legends, not inconsistent with the GCL, as the Board of Directors of the Corporation may specify.

         Section 4. Lost, Stolen or Destroyed Certificates. The President may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the President, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the President may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the President may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on April 1 or such other date as shall be fixed from time to time by the Board of Directors.

         Section 2. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 3. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         Section 4. Time Periods. In applying any provision of these By-Laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

         Section 5. Dividends. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. Amendments. These By-Laws and the Exhibits attached hereto may be altered, amended or repealed, and new By-Laws may be adopted only by the holders of two-thirds of the issued and outstanding shares of capital stock of the Corporation, except where provisions of these By-Laws shall require a different or greater vote, in which case such requirements for a different or greater vote shall govern.

                                                                       Exhibit A

                           Actions Requiring Approval
                           of the Board of Directors

         The following actions shall require the approval of the Board of
Directors:

      (i) Appointment and removal of officers of NEWCO other than executive officers appointed pursuant to Article V, Section l(b) of the By-Laws;

     (ii) Execution of employment agreements with officers of the Corporation, provided, however, that the Board of Directors shall not unreasonably refuse to approve employment agreements between the Corporation and the executive officers appointed pursuant to
               Article V, Section l(b) of the By-Laws;

    (iii) Formation or alteration of any contract between NEWCO and any party to the Joint Venture Agreement;

     (iv) Determination of resolutions to be submitted by management for shareholder approval and approval of all financial statements and other materials to be distributed to shareholders by management;

      (v) Consideration of the acquisition of Additional Facilities pursuant to Section 6.1 of the Joint Venture Agreement;

     (vi)      Commencement or settlement of material litigation;

    (vii) Capital investment in an amount exceeding $500,000 in any one transaction or $1,000,000 in any fiscal year;

   (viii) Borrowing of an amount exceeding $1,000,000 in any fiscal year, or the negotiation of a line of credit permitting borrowing in an amount exceeding $1,000,000, provided, however, that no approval by the Board of Directors shall be required for borrowings under such line of credit;

     (ix)      Lending an amount exceeding $1,000,000 in any fiscal year;

      (x) Any purchase, or binding commitment to make purchases, of non-capital assets in an amount exceeding $1,500,000;

     (xi) Any guarantee of an obligation of a third party in excess of $1,000,000;

    (xii)      Approval of long term business plans;

   (xiii) Sale, assignment, transfer, lease or pledge of all or a substantial portion of the assets of NEWCO; and

    (xiv) Any other matter for which approval of the Board of Directors is required under the terms of this Agreement, the Transaction Agreements or applicable law.

                                                                       Exhibit B

                           Executive Committee Actions

         The following actions shall be referred to, and may be approved by, the Executive Committee without approval of the Board of Directors:

      (i)      Major policy decisions regarding marketing;

     (ii)      Major personnel policy decisions;

    (iii) Any capital investment in an amount exceeding $100,000 but not exceeding $500,000;

     (iv) Any transaction for borrowing or lending an amount exceeding $100,000 but not exceeding $1,000,000 in any fiscal year;

      (v)      Approval of annual and semi-annual operating budgets;

     (vi)      Employment of managers;

    (vii)      Retention of lawyers and changes of accountants; and

   (viii) Any other matter for which approval of the Executive Committee is required under the terms of this Agreement, the Transaction Agreements, or applicable law.

                                   MINUTES OF

                  THE REGULAR MEETING OF THE BOARD OF DIRECTORS

                                       OF

                         ASAHI MOTOR WHEEL COMPANY, INC.

                                  JUNE 17, 1992

         Pursuant to written notice given to all Directors, the Regular Quarterly Meeting of the Board of Directors of Asahi Motor Wheel Company, Inc. was held on Wednesday, June 17, 1992, at the Company offices, located at 300 Highway 461, Somerset, Kentucky 42501.

         Joseph C. Overbeck, Chairman of the Board chaired the meeting and Charles C. Adams, Secretary took the Minutes. All Directors were present.

         Chairman Overbeck proceeded to state that the Minutes of the previous meeting had been circulated among the Directors prior to the Meeting and requested if there were any changes or additions. There being none upon motion of Director Tuley, seconded by Director Gardner, the Minutes of the last meeting were approved as read.

         It was reported that the Audit Committee met with the Company's Auditor, Ernst and Young, prior to the Meeting. Director Tuley stated that the Auditor's had found no weakness in the internal controls of the Company and everything appeared to be operating smoothly. Thereupon, upon motion by Director Tuley, seconded by Director Gardner, it was moved that the following resolution be adopted:

                                   RESOLUTION

         WHEREAS, there has been presented to the Board of Directors the audited financial statement of the Company for the fiscal year ending March 31, 1992, and

         WHEREAS, it has been recommended by the Audit Committee that the audited financial statement be approved by the Board of Directors,

         BE IT NOW RESOLVED, that the Board of Directors approve the audited financial statement for the fiscal year ending March 31, 1992.

         BE IT FURTHER RESOLVED, that the audited financial statement for the fiscal year ending March 31, 1992, be attached hereto and made a part of the Minutes of this Board Meeting.

         Motion passed unanimously.

         The Chairman of the Board having asked for nominations for election of President pursuant to the provisions of Article V, Section l(b), Director Tuley representing the holder of all of the Series A stock nominated Douglas V. Switzer for President. There being no further nominations upon motion of Director Tuley, seconded by Director McCotter, it was moved that Douglas V. Switzer be elected by acclamation. Motion carried unanimously.

         The Chairman of the Board having asked for the nominations for the election of an Executive Vice-President pursuant to the provisions of Article V, Section l(b), Director Asai representing the holder of all of the Series B shares, nominated Tetsuya Otsuka, as Executive Vice-President. There being no further nominations, upon motion of Director Asai, seconded by Director Tuley, it was moved that Tetsuya Otsuka be elected by acclamation. Motion carried unanimously.

         The Chairman of the Board having asked for nominations for the election of Executive Vice-President, pursuant to the provisions of Article V, Section l(b), Director Jon Gardner, representing the holder of all of the Series C stock, nominated J. Sekimori, as Executive Vice-President. There being no further nominations, upon motion of Director Jon Gardner, seconded by Director Tuley, it was moved that J. Sekimori be elected by acclamation. Motion carried unanimously.

         The Chairman having asked for nominations for the election of a Chairman of the Board, pursuant to the provisions of Article III, Section 5(d), Director Tuley nominated Joseph C. Overbeck for the office of Chairman of the Board. There being no further nominations, upon motion of Director Tuley, seconded by Director McCotter, it was moved that Joseph C. Overbeck be elected Chairman of the Board by acclamation. Motion carried unanimously.

         The Chairman then asked for nominations for the election of Secretary, Assistant Secretary and Treasurer. Director Tuley thereupon nominated Charles C. Adams for the office of Secretary, Dale Martin for the office of Assistant Secretary and J. Sekimori for the office of Treasurer. There being no further nominations for the office of Secretary, Assistant Secretary and Treasurer, it was thereupon moved by Director Tuley, seconded by Director Gardner that the nominees be elected to fill the respective offices for which they were nominated. Motion carried unanimously.

         Chairman Overbeck then called for a general discussion in respect to changing the Corporate name of the Company. After discussion as to the use of various names, motion was made by Director Tuley and seconded by Director Gardner that the name of the Corporation be changed to Al-Tec Wheel, Inc., providing that such name passed the appropriate verification checks. Upon a vote upon the Motion, all Directors voted in favor.

         The Audit Committee having recommended that the fiscal year be changed to better fit the needs of the Company, it was moved by Director Tuley and seconded by Director Gardner that the following Resolution be adopted:

                                   RESOLUTION

         WHEREAS, Section 1 of Article VII of the By-Laws of Asahi Motor Wheel Company, Inc. provides that the fiscal year of the Corporation shall begin on April 1, or such other date as shall be fixed from time to time by the Board of Directors, and;

         WHEREAS, pursuant to the foregoing By-Laws, the Directors heretofore on October 2, 1988 by written consent provided that the Corporation's fiscal year shall end on March 31 of each year, and;

         WHEREAS, the Board of Directors has determined that it would be in the best interest of the Corporation to change the fiscal year from April 1 through March 31 to January 1 through December 31 of each and every year commencing January 1, 1993;

         NOW THEREFORE, BE IT RESOLVED that pursuant to Section 1, Article VII of the By-Laws, the Board of Directors do hereby change the fiscal year of Asahi Motor Wheel Company, Inc. from April 1 through March 31 to January 1 through December 31, effective January 1, 1993.

         BE IT FURTHER RESOLVED, that the Officers of said Corporation take all necessary and appropriate action to effect the change of the fiscal year of said Corporation as hereinbefore provided.

         All Directors voted in favor.

         President Switzer then proceeded to give a Marketing Report. He reviewed the Sales history of fiscal year #3 in comparison to the budget and made a budget forecast for fiscal year #4. He proceeded to make certain market assumptions and a forecast for the current fiscal year #4. He then proceeded to discuss the AMW wheel usage rate and potential for fiscal years #5 and #6. He reviewed various business opportunities that the Company would have and discussed government legislation that might impact upon the business future of AMW. Attached hereto and made a part of the Minutes is the data presented by President Switzer in respect to his Market Report.

         Vice President Sekimori then proceeded to give a Financial Report.

         Following the Financial Report there was a general discussion about daily production rate, the accident rate, and the need for the Safety Committee to appear before the Board with a Plan to improve safety.

         Chairman Overbeck then stated that the name change program should be made known to the Board as soon as it was finalized. The Chairman went on to state that there was an overall improvement made in the operation. He then requested that the Directors make recommendations as to the date of the next Regular Meeting. After discussion, it was the general consensus that the next meeting would be held on October 15, 1992, and that the Board Meeting thereafter should be held in April of 1993.

         There being no further business to come before the Board, upon motion being duly seconded, the Meeting adjourned.

                                                 _______________________________
                                                 CHARLES C. ADAMS, SECRETARY
                                                 ASAHI MOTOR WHEEL COMPANY, INC.

APPROVED BY:
______________________________
JOSEPH C. OVERBECK, CHAIRMAN
ASAHI MOTOR WHEEL COMPANY, INC.

                           MINUTES OF REGULAR MEETING

                               OF SHAREHOLDERS OF

                         ALUMINUM WHEEL TECHNOLOGY, INC.

                               HELD APRIL 7, 1993

         Pursuant to written notice given to all Shareholders, the regular meeting of the Shareholders of Aluminum Wheel Technology, Inc., was held on Wednesday, April 7, 1993, at the Company offices located at 300 Highway 461, Somerset, Kentucky 42501.

         Joseph C. Overbeck, Chairman of the Board, conducted the meeting and Charles C. Adams, Secretary, took the minutes of the meeting.

         Upon commencement of the meeting, it was determined hat all holders of Class A shares of stock were present and had authorized Joseph C. Overbeck, President of Motor Wheel Corporation, to designate the Directors to be elected on behalf of the Class A stockholders; that it was further determined that all holders of Class B shares of stock were present and represented by President Ichinosuke Oka, President of Asahi Tech Corporation, who was authorized to designate the Directors on behalf of the Class B stockholders; that further all holders of Class C shares of stock held by Tomin Corporation and Tomin American, Inc. were present and Jon S. Gardner, Vice-President and General Manager of Tomin American, Inc. had been authorized to act on behalf of said corporations holding all the outstanding shares of Class C stock entitled to vote on behalf of said corporations.

         Chairman Overbeck then requested the representative authorized to vote each class of stock to nominate and elect the Directors representing their respective class of stock. The representatives then nominated and elected the following persons as directors to serve for the coming year:

CLASS A STOCK                    CLASS B STOCK               CLASS C STOCK
Joseph C. Overbeck               S. Asai                     Jon S. Gardner
Cornelius Nolan                  T. Egusa
R. W. Tuley                      T. Otsuka
R. B. Switzer

         The Chairman of the Board then requested approval of the minutes which had previously been circulated among the Shareholders. Thereupon, motion being duly made and seconded the minutes of the last Shareholder's Meeting were approved.

         It was pointed out to the Shareholders that Article 2, Section 2, dealing with the annual meeting of Shareholders required that said meeting be held on the second Thursday in July, if not a legal holiday and if a legal holiday, then on the next business day following at 10:00 A.M., local time at the principal office of the corporation or at such other date and time as shall be designated from time to time by the Board of Directors, at which meeting the Shareholders shall, in accordance with Article IV, elect a Board of Directors and transact other business as may be brought before the meeting.

         In view of the fact that the fiscal year had been changed to run from January 1 through December 31 of each year, it was decided that it would be advantageous to hold the annual meeting of Shareholders at an earlier date than the second Thursday in July. Upon motion being duly made and seconded the following Resolution, pursuant to the provisions of Article VIII, Section 1 Amendments, was submitted to a vote of the Shareholders:

                                   RESOLUTION

                  WHEREAS, pursuant to the provisions of Article 7,
         Section 1, the Board of Directors did heretofore change the fiscal year of the corporation from April 1 to January 1 of each successive year commencing January 1, 1993; and,

                  WHEREAS, it would be advantageous to hold the annual meeting of shareholders at an earlier date than the second Thursday in July which is now required by Article II, Section 2 of the Bylaws,

                  BE IT THEREFORE RESOLVED that pursuant to Article VIII, Section 1 Amendments, Article II, Section 2 of the
         Bylaws is hereby amended to read as follows:

         "Section 2 Annual Meeting. Annual meetings of the stockholders, commencing with the year 1994 and annually thereafter shall be held upon such date, time and place as shall be designated by the Board of Directors by Resolution duly adopted at its last meeting which is held in calendar year 1993 and in each successive calendar year thereafter at which meeting the stockholders shall, in accordance with Article Four of the Certificate of Incorporation, elect a Board of Directors and transact such other business as may properly be brought before the meeting."

                           Upon the Motion of Joseph C. Overbeck
                  representing Shareholder Motor Wheel Corporation seconded by Jon S. Gardner representing Shareholders Tomin Corporation and Tomin America, Inc., the foregoing Resolution was duly adopted by the vote of the holders of more than two-thirds of the issued and outstanding shares of capital stock of the corporation which consists of 4,160 shares. The number of shares cast in favor of the Amendment of said Bylaws being as follows: Motor Wheel Corporation 2080 shares, Asahi Tec Corporation 1664 shares, Tomin Corporation 208 shares, Tomin America, Inc. 208 shares. The Resolution was adopted unanimously.

                  There being no further business brought before the Shareholders, upon motion duly made and seconded the meeting of the Shareholders adjourned.

                                                 /s/ CHARLES C. ADAMS, SECRETARY
                                                 -------------------------------
                                                     CHARLES C. ADAMS, SECRETARY

APPROVED BY:

___________________________
JOSEPH C. OVERBECK
CHAIRMAN OF THE BOARD

                                      PROXY

                  The undersigned, Tomin America Inc., a New York corporation, having its principal place of business at 1285 Avenue of the Americas, New York, New York 10019, in our capacity as Shareholder of Aluminum Wheel Technology, Inc. ["Alumitech"] hereby makes, constitutes and appoints Mr. Jon S. Gardner, Vice President and General Manager of Corporate Development and Subsidiary Operations of Tomin America Inc. our true and lawful attorney, to act for us on our behalf, and in our name, with the same force and effect as if we were actually present by vesting with him the following powers:

                  1. To attend the meeting of Shareholders of Alumitech to be held in Somerset, Kentucky on the 7th day of April, 1993, and any and all adjournments thereto;

                  2. To vote on such matters as any properly come before said Shareholders Meeting in accordance with our instructions; and

                  3. To do any and all other acts and things necessary for the completion of the Shareholders Meeting.

                  IN WITNESS WHEREOF, Tomen America Inc. has caused this instrument to be signed by Kazuo Miyaoka, its President, in the City and State of New York on the llth day of March, 1993.

                                                           TOMIN AMERICA INC.

                                                               /s/ Kazuo Miyaoka
                                                               ----------------
                                                               Kazuo Miyaoka
                                                               President

         Sworn to before me this
         llth day of March, 1993.

             /s/ Anthony Corbo
             -----------------
                 Notary Public

[ANTHONY CORBO SEAL]

                             [LETTER HEAD OF TOMEN]

                                                           Letter No. NWC-697/93
                                                           Date: March 25, 1993

         TO WHOM IT MAY CONCERN:

                                      PROXY

         We, TOMIN CORPORATION, a Japanese corporation, having its principal place of business at 14-27, Akasaka 2-chome, Minato-ku, Tokyo, Japan, in our capacity as shareholder of Aluminum Wheel Technology, Inc. (Hereinafter referred to as "ALUMITEC"), do hereby make, constitute and appoint Mr. Jon S. Gardner, Vice President and General Manager of Corporate Development and Subsidiary operations of TOMEN AMERICA INC., our true and lawful Attorney, to act for us on our behalf, in our name, with the same force and effect as if we were actually present, by investing him with the following powers:

         (1) to attend the Meeting of Shareholders of ALUMITEC to be held in Somerset on the day of 7th April, 1993 and any and all adjournments thereof (Hereinafter referred to as "the Shareholders Meeting")

         (2) to vote for or against such matters as may properly come before the Shareholders Meeting in accordance with our instruction and in favor of proposals if no instruction therefor is indicated,

         (3) to appear before Notary Public and to sign the minutes, records and other documents or papers certifying the transactions made at the Shareholders Meeting,

         (4) to do any other acts and things necessary for the completion of the Shareholders Meeting.

         We further authorize the said Attorney to delegate his rights and powers hereby given to any person whom the said Attorney may think fit and appropriate.

         IN WITNESS WHEREOF, we have caused this Proxy to be executed by our duly authorized Representative Director, Mr. Yasuo Matsukawa this day of 25th March, 1993 in Tokyo.

                                                  TOMIN CORPORATION

                                                      /s/ YASUO MATSUKAWA
                                                      ------------------------
                                                      YASUO MATSUKAWA
                                                      Executive Vice President
                                                      Representative Director

                            ACTION BY WRITTEN CONSENT
                                       OF
                                SOLE STOCKHOLDER
                                       OF
                  HAYES LEMMERZ INTERNATIONAL - KENTUCKY, INC.

         THE UNDERSIGNED, being the sole stockholder of Hayes Lemmerz International - Kentucky, Inc., a Delaware corporation (the "Company"), acting pursuant to Section 242 of the Delaware Corporation Law, hereby adopts the following resolutions with the same force and effect as if such resolutions had been unanimously adopted at a duly convened meeting of the stockholders of the Company and directs that this consent be filed with the minutes of the proceedings of the stockholders of the Company:

Election of Director

                  RESOLVED, that Larry Karenko is hereby elected as the Director of the Company until his successor is duly elected and qualified.

         IN WITNESS WHEREOF, the undersigned, being the sole stockholder of Hayes Lemmerz International - Kentucky, Inc. has executed this unanimous written consent as of the 11th day of March, 2002.

                                                  HAYES LEMMERZ INTERNATIONAL -
                                                  OHIO, INC.

                                                   By: /s/ Daniel M. Sandberg
                                                       ----------------------
                                                       Daniel M. Sandberg
                                                       Vice President

                                                                    EXHIBIT 3.37


                          CERTIFICATE OF INCORPORATION

                                       OF

                   HAYES WHEELS INTERNATIONAL -- MEXICO, INC.

                                ___________________

         1.       The name of the corporation is

                  HAYES WHEELS INTERNATIONAL -- MEXICO, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

         5. The name and mailing address of the incorporator is as follows:

                  Barry J. Miller
                  38481 Huron River Drive
                  Romulus, MI 48174

         6.       The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this eighteenth day of July 1995.


                                                             /s/ Barry J. Miller
                                                             -------------------
                                                                 Barry J. Miller

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                    HAYES WHEELS INTERNATIONAL - MEXICO, INC.

         HAYES WHEELS INTERNATIONAL - MEXICO, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Corporation's Certificate of Incorporation was filed on July 31, 1995, with the Secretary of State of the State of Delaware.

         SECOND: The amendment to the Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  FIRST:   The name of the Corporation is HAYES LEMMERZ
         INTERNATIONAL - MEXICO, INC.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed in its name and on its behalf and attested on this 7th day of January, 1998 by duly authorized officers of the Corporation.

                                       HAYES WHEELS INTERNATIONAL - MEXICO, INC.

                                       By: /s/ William D. Shovers
                                           -----------------------------------
                                           Name: William D. Shovers
                                           Title: Vice President - Finance

ATTEST:

By: /s/ Patrick B. Carey
    --------------------------
    Name: Patrick B. Carey
    Title: Assistant Secretary

                                                                    EXHIBIT 3.38

                    HAYES WHEELS INTERNATIONAL -- MEXICO, INC.

                             a Delaware corporation

                             -----------------------

                                     BY LAWS

                             -----------------------

                               ARTICLE I - OFFICES

         Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The corporation shall also have offices at 38481 Huron River Drive, Romulus, Michigan and at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                      ARTICLE II - MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Romulus, State of Michigan, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the first Thursday in June, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 2:00 p.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting as provided by law.

         Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board and shall be called by him or the secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than nor more than five days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                             ARTICLE III - DIRECTORS

         Section 1. Upon the resignation of the sole director appointed by the incorporators, the number of directors which shall constitute the whole board shall be 5. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to till any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 7. Special meetings of the board may be called by the president on 3 days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chairman of the board or the secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the chairman of the board or secretary in like manner and on like notice on the written request of the sole director.

         Section 8. At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 10. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

         Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors in the management of the corporation, and may authorize the seal of the of the corporation to be affixed to all papers which may require it, but no such committee shall have power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in
Section 151(a) of the General Corporation Law, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS

         Section 13. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall leave the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS

         Section 14. Unless otherwise restricted by the certificate of incorporation or these by-laws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                              ARTICLE IV - NOTICES

         Section 1. Whenever, under the provision of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                              ARTICLE V - OFFICERS

         Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

         Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice presidents, a secretary and a treasurer.

         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                            THE CHAIRMAN OF THE BOARD

         Section 5. The chairman of the board shall preside at all meetings of the stockholders and the board of directors.

                                  THE PRESIDENT

         Section 6. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect and shall execute bonds, mortgages and other contracts in the name and on behalf of the corporation, except where the execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

He shall havesuch further powers as the board of directors may from time to time by resolution confer upon him. In the absence or refusal to act of the chairman of the board, the powers of the chairman of the board shall devolve upon the president.

                               THE VICE PRESIDENTS

         Section 7. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all of the restrictions on the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 8. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chairman of the board, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 9. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 11. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 12. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office of all books, papers, vouchers. money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 15. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                      ARTICLE VI - CERTIFICATES FOR SHARES

         Section 1. The shares of the corporation shall be represented by certificates. Certificates shall be signed by, or in the name of the corporation by, the chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer. transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                        ARTICLE VII - GENERAL PROVISIONS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   FISCAL YEAR

         Section 3. The fiscal year of the corporation shall be January 1 through December 31.

                                      SEAL

         Section 4. The corporate seal shall be adopted by the directors.

                                 INDEMNIFICATION

         Section 5. The corporation shall indemnity its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware.

                            ARTICLE VIII - AMENDMENTS

         Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

                                  SUBSCRIPTION

         The undersigned hereby subscribes for 1,000 shares of the capital stock of HAYES WHEELS INTERNATIONAL -- MEXICO, INC., a Delaware corporation, for the par value thereof.

Dated: August 12, 1995

                                                HAYES WHEELS INTERNATIONAL, INC.

                                                By: /s/ Daniel M. Sandberg
                                                    ----------------------------
                                                    Daniel M. Sandberg
                                                    Vice President

                                                                    EXHIBIT 3.39

                              DEPARTMENT OF STATE

                               THE STATE OF OHIO

                                 SHERROD BROWN

                               Secretary of State

                                     326402

                                  CERTIFICATE

IT IS HEREBY CERTIFIED that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of AMA INC CHI of

MOTOR WHEEL CORPORATION

                                    Recorded on Roll G131 at Frame 1093 of the
                                    Records of Incorporation and Miscellaneous
                                    Filings.

   UNITED STATES OF AMERICA         WITNESS MY HAND AND THE SEAL OF THE
        STATE OF OHIO               SECRETARY OF STATE, AT THE CITY OF
OFFICE OF THE SECRETARY OF STATE    COLUMBUS, OHIO, THIS 30TH DAY OF MARCH,
                                    A.D. 1987.
           [SEAL]
                                    /s/ SHERROD BROWN
                                    -------------------
                                    SHERROD BROWN
                                    Secretary of State

                           CERTIFICATE OF ADOPTION OF
                       AMENDED ARTICLES OF INCORPORATION
                           OF MOTOR WHEEL CORPORATION

         Joseph C. Overbeck, President and Dale R. Martin, Secretary of Motor Wheel Corporation, an Ohio corporation (the "Corporation"), do hereby certify that:

         1. In a writing signed under the provisions of Section 1701.54 of the Ohio Revised Code, the sole shareholder of the Corporation entitled to a notice of a meeting of shareholders executed on March 21, 1987, the following resolutions adopting the Amended Articles of Incorporation of the Corporation:

         RESOLVED, that the Amended Articles of Incorporation attached as Exhibit A hereto be and hereby is approved and adopted.

         RESOLVED, that the President, any Vice President, the Secretary, and each of them, be and hereby are authorized and directed for and on behalf of the Corporation, to execute, certify, seal, file, and deliver, a Certificate of Amended Articles of Incorporation referred to in the preceding resolution and any other documents, and to take or cause to be taken any such other action which, in the judgment of such officers or officer of the Corporation, may be necessary or appropriate in connection with the adoption of such Amended Articles of Incorporation.

         2. Attached hereto is a true, correct and complete copy of the Amended Articles of Incorporation of the Motor Wheel Corporation, as so adopted by the sole shareholder.

         IN WITNESS WHEREOF, the above named officers have subscribed their names this 27th day of March, 1987.

                                        By: /s/ Joseph C. Overbeck
                                            --------------------------------
                                            Joseph C. Overbeck,
                                            President

                                       And: /s/ Dale R. Martin
                                            --------------------------------
                                            Dale R. Martin,
                                            Secretary

                       AMENDED ARTICLES OF INCORPORATION
                                       OF
                             MOTOR WHEEL CORPORATION

                                    I. Name.

             The name of the Corporation is Motor Wheel Corporation.

                             II. Principal Office.

         The principal office of the Corporation in the State of Ohio is located in Akron in Summit County.

                                 III. Purpose.

         The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

                             IV. Authorized Shares

         The maximum number of shares the Corporation is authorized to have outstanding is 302,500, classified as follows: (a) 300,000 Cumulative Exchangeable Preferred Shares, without par value (the "Preferred Shares"); and
(b) 2,500 Common Shares, without par value (the "Common Shares").

A. Preferred Shares

         The Preferred Shares have the following terms and provisions:

     Section 1. Dividends

         The holders of Preferred Shares, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Preferred Shares, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors, dividends payable semi-annually on April 1 and October 1 in each year, at the rate of $11.25 per share per annum, commencing on October 1, 1987 and continuing through April 1, 1993; at the rate of $11.75 per share per annum on October 1, 1993 and April 1, 1994; at the rate of $12.25 per share per annum on October 1, 1994 and April 1, 1995; at the rate of $12.75 per share per annum on October 1, 1995 and April 1, 1996; and thereafter at the rate of $13.25 per share per annum. Such dividends shall be cumulative so that if dividends in respect of any previous or current dividend payment shall not have been paid or declared and a sum sufficient for the payment thereof set apart for payment, the deficiency shall first be fully paid before any dividend or other distribution in respect of any class of equity securities of the Corporation shall be paid or declared. Accumulations of cash dividends shall not bear interest. Dividends shall accrue ratably throughout each dividend period.

     Section 2. Voting

         (a) Except as expressly provided herein or required by the laws of the State of Ohio, the voting powers of the shareholders of the Corporation shall be vested exclusively in the holders of the Common Shares.

         (b)(i) If, and so often as, the Corporation shall not have paid or declared and set apart for payment a dividend payment when due on the Preferred Shares, then until such time as all dividends in arrears have been paid or declared and set apart for payment by the Corporation, but not longer, the holders of Preferred Shares shall be entitled to elect two members to the Board of Directors of the Corporation.

         (ii) when the voting rights provided for in paragraph (b)(i) are in effect, such rights may be exercised by the holders of Preferred Shares at the next following annual or special meeting of the shareholders of the Corporation for the election of Directors, and shall remain in effect and exercisable at each succeeding meeting of the shareholders of the Corporation until all accrued and unpaid dividends on the Preferred Shares then outstanding shall have been paid or declared and set apart for payment, whereupon the holders of Preferred Shares shall be divested of such voting rights in respect of subsequent elections of Directors whether at an annual or special meeting of shareholders of the Corporation, subject to the revesting of such voting rights pursuant to paragraph (b)(i). Holders of 50 percent of the then outstanding Preferred Shares shall have the right to call a special meeting of the shareholders of the Corporation for purposes of this Section 2(b)(ii).

         (iii) At any meeting at which the holders of Preferred Shares shall be entitled to elect Directors, the holders of 50 percent of the then outstanding Preferred Shares, present in person or by proxy, shall constitute a quorum, and the vote of the holders of a majority of the Preferred Shares so present shall be sufficient to elect the Directors which the holders of Preferred Shares are entitled to elect pursuant to this Section 2. Notwithstanding any provision of these Amended Articles of Incorporation or the Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of Directors of the Corporation, (A) the Directors who may be elected by the holders of Preferred Shares pursuant to this Section 2 shall serve in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to this Section and (B) the election of Directors by the holders of Preferred Shares shall not require the resignation of any Director elected by the holders of Common Shares. Notwithstanding any classification of the other Directors of the Corporation, the Directors elected by the holders of Preferred Shares pursuant to this
Section 2 shall be elected annually for terms expiring at the next succeeding annual meeting of the holders of Common Shares; provided, however, that whenever the holders of Preferred Shares shall be divested of the voting power as provided above, the terms of office of all persons elected as Directors by the holders of the Preferred Shares pursuant to this Section 2 shall immediately terminate and the number of Directors shall be reduced accordingly.

         Section 3. Liquidation Rights

             (a)(i) The holders of Preferred Shares shall, in the event of liquidation, dissolution or winding up of the affairs of the Corporation on or prior to April 1, 1993, be entitled to receive in full out of the net assets of the Corporation, including its capital, before any amount shall be paid to or distributed among the holders of Common Shares or any other shares of capital stock of the Corporation, $100.00 per share together with, in all cases, all past accrued and unpaid dividends. After April 1, 1993, the holders of Preferred Shares shall, in the event of liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the net assets of the Corporation, including without limitation its capital, before any amount shall be paid to or distributed among the holders of Common Shares or any other shares of capital stock of the Corporation, $110.00 per share together with, in all cases, all past accrued and unpaid dividends. In the event that the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Preferred Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon the outstanding Preferred Shares.

             (ii) After payment to holders of Preferred Shares of the full preferential amounts as aforesaid or after funds sufficient to pay such amounts have been set apart for payment, holders of Preferred Shares as such shall have no further right or claim to any of the remaining assets of the Corporation.

            (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, shall not be deemed to be a liquidation, dissolution or winding up for the purposes of this Section 3.

         Section 4.   Exchange Rights

             The Corporation, at its sole potion, shall have the right to redeem all, but not less than all, of the Preferred Shares for Junior Subordinated Exchange Debentures of the Corporation ("Debentures") at any time after April 1, 1990, so long as the ratio between (a) the consolidated debt of the Corporation (i) for money borrowed or (ii) evidenced by a note, debenture or other similar instrument (including without limitation capitalized leases and purchase money mortgages) given in connection with the acquisition of any property or asset (including without limitation securities), any other debt which the Corporation has guaranteed or for which it is otherwise liable, and any amendment, renewal, extension, restructuring or refunding of any such debt ("Debt") and (b) the consolidated shareholders' equity of the Corporation, determined in accordance with generally accepted accounting principles (the "Debt/Equity Ratio"), based on the financial statements of the Corporation as of the end of its last fiscal year on a pro forma basis after giving effect to the exchange provided for herein and assuming such exchange occurs on the last day of such year, is not greater than five-to-one, provided that the Corporation shall have received an opinion of counsel that the exchange shall not adversely affect the exemption from registration of the original issuance of the Preferred Shares ("Exchange Opinion").

          Any holder of Preferred Shares has the right to exchange all, but not less than all, of the Preferred Shares held by him into Debentures at any time after the sale for cash of any class of equity securities of the Corporation or any corporation owning a majority of the Common Shares of the Corporation involving receipt by the Corporation or such corporation of not less than $15,000,000, so long as the Debt/Equity Ratio, based on the financial statements of the Corporation as of the end of its last fiscal year after giving effect to the exchange provided for herein and assuming such exchange occurs on the last day of such year, is not greater than five-to-one and provided that the Corporation shall have received an Exchange Opinion.

          Upon exchange, holders of outstanding Preferred Shares will be entitled to receive in exchange for each Preferred Share held by them at the date fixed for exchange (the "Exchange Date") $100.00 (if the Exchange Date is on or before April 1, 1993) or $110.00 (if the Exchange Date is after April 1,
1993) principal amount of Debentures together with all then accrued and unpaid dividends on such Preferred Share for all dividend payment dates on or prior to the Exchange Date, provided, however, that, if fewer than 10 Preferred Shares are held, then no Debenture shall be issued and the holder shall receive in lieu of such Debenture a cash payment of $100.00 per Preferred Share (if the Exchange Date is on or before April 1, 1993) or $110.00 per Preferred Share (if the Exchange Date is after April 1, 1993) together with all then accrued and upaid dividends on such Preferred Share for all dividend payment dates on or prior to the Exchange Date.

            Notice of the exchange (the "Exchange Notice") shall, in the case of an exchange at the option of the Corporation, be given by the Corporation by mailing, postage prepaid, a copy of such notice to each holder of record of the Preferred Shares at its address then appearing on the books of the Corporation and, in the case of an exchange at the option of the holder, be given by the holder by mailing, postage prepaid, a copy of such notice to the Corporation; the Exchange Notice shall designate the Exchange Date, which date shall be not less than 60 nor more than 90 days following the date of the Exchange Notice.

            Prior to giving the Exchange Notice, or promptly following the first receipt of an Exchange Notice from any holder, the Corporation shall execute and deliver, with a bank or trust company selected by the Corporation, an Indenture relating to the Debentures substantially in the form on file with the Secretary of the Corporation on the date of the first issuance of Preferred Shares, with such changes as may be required by law, stock exchange rule or usage or that do not adversely affect the interests of the holders of the Debentures. The Corporation will mail to the holder of any Preferred Shares a copy of the Indenture without charge within ten days after receipt of written request therefor addressed to the Secretary at the principal office of the Corporation. Prior to the giving of the Exchange Notice (or prior to the Exchange Date if the Exchange Notice is given by a holder), the Corporation shall file at the office of the exchange agent for such Debentures an opinion of counsel to the effect that the Indenture has been duly authorized, executed and delivered by the Corporation, has been duly qualified under the Trust Indenture Act of 1939 (or that such qualification is not necessary), and constitutes a valid and binding instrument enforceable against the Corporation in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and subject to such other qualifications as are then customarily contained in opinions of counsel experienced in such matters); that the Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Preferred Shares, will constitute valid and binding obligations of the Corporation entitled to the benefits of the Indenture (as aforesaid); that the exchange of the Debentures for the Preferred Shares shall not violate the laws of the State of

Ohio; and that the exchange of the Debentures for the Preferred Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") or, if no such exemption is available, that the Debentures have been duly registered for such exchange under the Act.

            On the Exchange Date, each holder of the Preferred Shares to be exchanged shall surrender the certificates evidencing all Preferred Shares owned by such holder to the Corporation at the principal office of the Corporation, against delivery of Debentures by the Corporation to the holder. The certificates shall be duly endorsed in blank or accompanied by a written instrument or instruments of transfer in form and substance satisfactory to the Corporation, duly executed by the holder or an authorized representative of the holder; such certificates shall bear no legends and the Preferred Shares represented thereby shall not be subject to any restrictions or encumbrances other than any legends, restrictions or encumbrances imposed or created by the Corporation. From and after the Exchange Date and notwithstanding that the certificates evidencing any Preferred Shares to be exchanged shall not have been surrendered, all rights of the holders thereof with respect to such Preferred Shares shall forthwith after such date cease and terminate, except only the right of the holders to receive the Debentures upon surrender of their certificates therefor.

             The Debentures shall bear interest at the rate of 12% per annum, payable in semi-annual installments on April 1 and October 1 in each year, commencing with the first such date immediately preceeding the date of issuance of the Debentures or, if the date of issuance or the Debentures is on either of such dates, commencing on such date. The Debentures may be redeemed in whole or in part at the sole option of the Board of Directors of the Corporation at any time from April 1, 1990 through April 1, 1998 upon payment to the holder thereof of the following redemption price (expressed as a percentage of principal amount):

If redeemed during the
twelve month period
beginning April 1,                       Redemption Price
----------------------                  ----------------
    1990-1992                                 103%
         1993                                 102
         1994                                 101
    1995 and thereafter                       100

together with any accrued and unpaid interest.

             The indebtedness evidenced by the Debentures will be subordinate to prior payment in full of the principal of, and premium, if any, and interest on all Debt of the Corporation, including without limitation the Corporation's 12 3/8% Senior Subordinated Notes due 1997 and any additional indebtedness of the Corporation (other than convertible indebtedness) issued subsequent to the date the Preferred Shares are issued, upon any distribution of assets of the Corporation in any liquidation, dissolution or winding up of the Corporation. The indebtedness evidenced by the Debentures will be senior to the Preferred Shares, Common Shares and any convertible indebtedness issued subsequent to the date the Preferred Shares are issued.

         Section 5. Redemption

            The Preferred Shares shall be subject to redemption by the Corporation in accordance with the following provisions:

            (a) Exercise. The Corporation shall have the right, exercisable by the affirmative vote of a majority of its Board of Directors, to redeem from any holder of Preferred Shares any number of Preferred Shares at any time so long as the Debt/Equity Ratio, based on the financial statements of the Corporation as of the end of its last fiscal year after giving effect to the redemption provided for herein and assuming such redemption occurs on the last day of such year, is not greater than three-to-one. The price (the "Redemption Price") at which the Preferred Shares are to be redeemed shall be as follows:

If redeemed during the
twelve month period                                  Redemption Price
beginning April 1,                                       Per Share
-----------------------                              ----------------
     1987-1992                                            $103.00
     1993                                                  112.20
     1994                                                  111.10
     1995 and thereafter                                   110.00

together with all past accrued and unpaid dividends on such Preferred Shares for all dividend payment dates on or prior to the date fixed for redemption (the "Redemption Date").

         (b) Redemption Notice. Notice of the redemption (the "Redemption Notice") shall be given by the Corporation by mailing, postage prepaid, a copy of such notice to each holder of record of the Preferred Shares to be redeemed, at its address then appearing on the books of the Corporation. The Redemption Notice shall state the Redemption Date, which date shall be not less than 30 days following the date of the Redemption Notice (or, if not a business day, the next following business day), the number of Preferred Shares to be redeemed from the holder thereof and the full price to be paid upon redemption.

         (c) Redemption Closing. On the Redemption Date, the holder of the Preferred Shares to be redeemed shall surrender the certificates evidencing such shares to the Corporation at the principal office of the Corporation, against delivery by the Corporation to the holder of a certified or official bank check in an amount equal to the Redemption Price. The certificates shall be duly endorsed in blank or accompanied by a written instrument or instruments of transfer in form and substance satisfactory to the Corporation, duly executed by the holder or an authorized representative of the holder; such certificates shall bear no legends and the Preferred Shares represented thereby shall not be subject to any restrictions or encumbrances other than any legends, restrictions or encumbrances imposed or created by the Corporation. If less than all the shares represented by any such surrendered certificates are to be redeemed, a new certificate shall be issued by the Corporation to the holder representing any unredeemed shares. From and after the Redemption Date (unless the Corporation defaults in payment of the Redemption Price) and notwithstanding that the certificates evidencing any Preferred Shares shall not have been surrendered, all rights of the holders thereof with respect to the Preferred Shares shall forthwith after such date cease and terminate, except only the right of the holders to receive the Redemption Price on such shares upon surrender of their certificates therefor.

B. Common Shares

         The Common Shares shall be subject to the terms of the Preferred Shares. Each Common Share shall be equal to every other Common Share in all respects. The holders of Common Shares shall be entitled to one vote for each Common Share upon all matters presented to the shareholders of the Corporation, except as and to the extent otherwise provided for in these Amended Articles of Incorporation. Dividends on the Common Shares shall be paid on such dates and in such amounts as declared from time to time by the Directors of the Corporation; provided, however, that no dividend or distribution shall be declared or paid with respect to any Common Share unless the same is declared and paid with respect to all Common Shares; further provided, however, that no dividend shall be paid or declared and set apart for payment to holders of Common Shares unless all accrued and unpaid dividends on the Preferred Shares shall have first been paid or declared and set apart for payment.

                              V. Pre-Emptive Rights

         Except as otherwise provided herein, no holders of any class of shares of the Corporation shall have any pre-emptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation.

                              VI. Share Repurchases

         The Corporation may from time to time, pursuant to authorization by the Board of Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

                            VII. Voting Requirements

         Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute or by these Amended Articles of Incorporation, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

                           VIII. Superseding Articles

         These Amended Articles of Incorporation of the Corporation supersede and take the place of the heretofore existing Articles of Incorporation of the Corporation.

                                                                      05179-0101

                                THE STATE OF OHIO

                                    BOB TAFT

                               Secretary of State

                                     326402

                                   CERTIFICATE

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: AMD CHL of:

         MOTOR WHEEL CORPORATION

                                         Recorded on Roll 5179 at Frame 0102 of
United States of America                 the Records of Incorporation and
    State of Ohio                        Miscellaneous Filings.
Office of the Secretary of State

                                         Witness my hand and the seal of the
                                         Secretary of State at Columbus, Ohio,
           [SEAL]                        this 6TH day of JUNE    ,
                                         A.D. 1995.

                                        /s/ Bob Taft
                                        BOB TAFT
                                        Secretary of State

[SEAL]           Prescribed by                           Charter No. 326402
                 BOB TAFT, Secretary of State            Approved CR
                 30 East Broad Street, 14th Floor        Date 6-6-95
                 Columbus, Ohio 43266-0418               Fee 35.00
                                                         C506713001

                            CERTIFICATE OF AMENDMENT
              BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

               Motor Wheel Corporation
--------------------------------------------------------------------------------
                              (Name of Corporation)

               Richard W. Tuley
----------------------------------------------------, who is :
                                              Executive
[ ] Chairman of the Board  [ ] President  [X] Vice President (Please check one.)

and Dale R. Martin , who is:

[X] Secretary              [ ] Assistant Secretary (Please check one.)
of the above named Ohio corporation organized for profit does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

[X] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on March 14, 1995 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 100% of the voting power of the corporation.

[ ] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

                        RECEIVED                    RECEIVED

                        JUN 06 1995                 MAY 25 1995

                        BOB TAFT                    BOB TAFT
                        SECRETARY OF STATE          SECRETARY OF STATE

IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 8th day of May 1995.

       Richard W. Tuley                              Dale R. Martin
By ----------------------------------      By ----------------------------------
  (Executive Vice President)                  (Secretary, Assistant Secretary)

NOTE: OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES. TWO SEPARATE SIGNATURES ARE REQUIRED, EVEN IF THIS NECESSITATES THE ELECTION OF A SECOND OFFICER BEFORE THE FILING CAN BE MADE.

SHARE

                            MOTOR WHEEL CORPORATION

                                 CERTIFICATION

         I hereby certify that I am the duly elected Secretary of MOTOR WHEEL CORPORATION, an Ohio corporation, and that the following is a true, complete and correct copy of a shareholder resolution authorized and issued by MWC Holdings, Inc. as the sole shareholder of Motor Wheel Corporation, on March 14, 1995:

         RESOLVED, that the President of MWC Holdings, Inc. (the "Company") be and hereby is authorized, on behalf of the Company, as the sole shareholder of Motor Wheel Corporation (the "Corporation"), to consent in writing to the adoption of the following shareholder resolution, effective as of Tuesday, the 14th day of March, 1995:

                  WHEREAS, the holder of all of the issued voting stock of this Corporation has consented in writing and authorized the Board of Directors and officers of this Corporation to change the principal office from its listed present location at 316 East Market Street, City of Akron, County of Summit, State of Ohio, to 428 Seiberling Street, City of Akron, County of Summit, State of Ohio, which consent is now on file in the office of this Corporation, be it

                  RESOLVED, that the Secretary of the Corporation is hereby directed, in accordance with the provisions of Section 1701.69 of the Ohio General Corporation Law, to file in the office of the Secretary of State where the original Articles of Incorporation are, a copy of this resolution, together with a copy of an affidavit showing that the sole shareholder of the Corporation has authorized such change in the location of the principal office of this Corporation, duly certified by the Secretary of the Corporation under the Corporate Seal, and it is further

                                                                        RECEIVED

                                                                     MAY 25 1995

                                                                        BOB TAFT
                                                              SECRETARY OF STATE

                  RESOLVED, that the officers of the Corporation are hereby authorized to do any and all other acts necessary in their judgement and required by law to effect the change of the principal office of this Corporation.

         IN WITNESS WHEREOF, I hereunto affix my name as Secretary and have caused the corporate seal of said Corporation to be affixed this 8th day of May, 1995.

                                               Dale R. Martin
                                               ---------------------------------
                                                         Secretary

(SEAL)

                      Ohio Secretary of State Return Slip
                           Amendment/Amended articles

                                              May 31, 1995

Motor Wheel Corporation              NOTE: THIS RETURN SLIP CREDITED IN THE
2501 Woodlake Circle                 AMOUNT OF $ 0 MUST ACCOMPANY THE CORRECTED
Okemos, MI 48864-5955                DOCUMENTS. COMPLETED DOCUMENTS MUST BE
                                     RETURNED WITHIN 30 DAYS OR A REFUND WILL BE
                                     ISSUED.

Re: Motor Wheel Corporation

Document No___________                              Additional Fee Required: $35

Dear Sir or Madam:

    The enclosed documents are being returned unfiled for the following reason(s):

_________1.  The corporation's name must appear at the top of the certificate exactly the same as in our records. Please see correct name above.

_________2.  The certificate must be signed by 2 officers of the corporation.
             One signature must be that of the chairman of the board, president or vice-president and the second signature must be that of the secretary or assistant secretary. One individual may not sign in both capacities and, if necessary, an election or appointment must be made for this purpose.

             _______ if the corporation has a close corporation agreement in effect, the enclosed Close Corporation Affidavit may be completed.

_________3.  Our records indicate that the principal office is located in
             ___________________ However, the location given on the certificate is ________________ If the location has been changed (to a attachment city or county), then an additional resolution must be adopted. Changing the principal office location, include the appropriate county.

_________4.  Indicate what manner of adoption was used in passing the resolution to amend the Articles of Incorporation. If a meeting was held, include the percentage of the voting power that passed the resolution. A ________ vote is required.

_________5.  The new name you have chosen is not available without the written consent of _______ You may contact the prior registrant at
             ___________________________________________________________________
             ____________________ If consent cannot be obtained, please contact this article before filing another name to ensure that the alternate name is available.

_________6.  The corporation must submit its Form 7 (Annual Statement of
             Promotion of Capital Stock) for the year(s) _____ The Form 7 should reflect corporate activities in Ohio during the previous year. The forms are enclosed.

_________7.  We are unable to accept photostat copies. Original documents and signatures are required.

_________8.  When a corporation is amending its articles of incorporation in its entirety, the certificate must contain a superseding cause stating that the adopted amended articles of incorporation shall supersede the existing articles of incorporation and amendments thereto.

_________9.  The corporation was cancelled by Ohio Department of Taxation on
             __________. Before filing the amendment/amended articles, you must contain a D-3 (Certificate of Reinstatement) from the Ohio Department of Taxation (1030 Freeway Drive North, Columous, Ohio 43229.(614) 433-7636). The D-3 must then be held with the Secretary of State, together with a $1000 filing fee in addition to the amendment documents.

________10.  Your non-profit corporation was cancelled on _______ for failure to file its statements of continued existence. Please fill out the enclosed Application for Reinstatement, submit a $1000 filing fee and return all the enclosed amendment documents.

________11.  The corporation's articles were cancelled on _______ for failure to file the Professional Annual Shareholders Reports. Before the filing the Amendment/Amended Articles, you must complete the enclosed Application for Reinstatement and annual reports for the year(s)_______ A filing fee of $1000 must be submitted and resumed together with your amendment/amended articles.

                              AGREEMENT OF MERGER

                         MERGING GENEVA METAL WHEEL CO.
                          INTO MOTOR WHEEL CORPORATION

         AGREEMENT OF MERGER, made and entered into this 23rd day of December, 1975, by and between MOTOR WHEEL CORPORATION, a corporation organized and existing under the laws of the state of Ohio (hereinafter referred to as "Motor Wheel"), and GENEVA METAL WHEEL CO., a corporation organized and existing under the laws of the state of Ohio (hereinafter referred to as "Geneva").

                                  WITNESSETH:

         WHEREAS, the Boards of Directors of Motor Wheel and Geneva deem it advisable and for the general welfare and advantage of the respective corporations and their respective shareholders that Motor Wheel merge into itself Geneva and that Geneva should be merged into Motor Wheel, as authorized by the provisions of Title 17, Chapter 1701 of the Revised Code of Ohio, as amended, under and pursuant to the terms and conditions hereinafter set forth; and

         WHEREAS, Motor Wheel is authorized by its Articles of Incorporation to issue a maximum of One Thousand (1,000) shares of common stock of the par value of One Dollar ($1.00) each, all of which have been issued and are presently outstanding; and

         WHEREAS, Geneva is authorized by its Articles of Incorporation to issue a maximum of Two Hundred Fifty (250) shares of common stock, having no par value, of which One Hundred (100) shares have been issued and are presently outstanding;

         NOW, THEREFORE, in consideration of the mutual agreements and conditions herein contained, Motor Wheel and Geneva hereby agree, in accordance with the applicable laws of the State of Ohio, that Geneva be merged with and into Motor Wheel, that Motor Wheel shall be the continuing and surviving corporation (hereinafter referred to as the "Surviving Corporation"), the name of which shall continue to be Motor Wheel Corporation, and that the terms and conditions of the merger, the mode of carrying it into effect, and the manner and basis of converting the shares of Geneva into shares of Motor Wheel are and shall be as follows:

         FIRST: The name of the corporations merging and the names of the states under the laws of which the respective corporations are organized, are:

  Name of Corporation          State of Incorporation
  -------------------          ----------------------
Motor Wheel Corporation                  Ohio
Geneva Metal Wheel Co.                   Ohio

The name of the Surviving Corporation is and shall be:

                            Motor Wheel Corporation

         SECOND: The place in the State of Ohio where the principal office of the Surviving Corporation is to be located is the City of Akron, in Summit County.

         THIRD: The purposes for which the Surviving Corporation is Formed are:

         (a) To manufacture, purchase, or otherwise acquire, to sell, lease, distribute or otherwise dispose of, and to deal in and render any service in respect of, wheels rims, axles, bearings, hubs, brake drums, space heaters, and air conditioners, and other parts, components, and accessories for vehicles and portable equipment, and carry on and conduct the general business of manufacturing and merchandising;

         (b) To manufacture, to purchase, lease or other-wise acquire to hold and use, to sell, lease or otherwise dispose of, and to deal in or with personal property of any description and any interest therein;

         (c) To purchase, lease, or otherwise acquire, to invest in, hold, use and encumber, to sell, lease, exchange, transfer, or otherwise dispose of, and to construct, develop, improve, equip, maintain, and operate structures and real property of any description and any interest therein;

         (d) To borrow money, to issue, sell, and pledge its notes, bonds, and other evidences of indebtedness, to secure any of its obligations by mortgage, pledge, or deed of trust of all or any of its property, and to guarantee and secure obligations of any person, all to carrying out any of the purpose of the Corporation;

         (e) To invest its funds in any shares or other securities of another corporation, business, or undertaking or of a government, governmental authority, or governmental subdivision; and

         (f) To do whatever is deemed necessary, useful, or conducive to carrying out any of the purposes of the Corporation and to exercise all other authority enjoyed by corporations generally by virtue of the provisions of the Ohio General Corporation Law.

         FOURTH: The authorized number of shares of the Surviving Corporation is One Thousand Five Hundred(1,500), all of which are Common Shares with a par value of One Dollar($1.00) each.

         FIFTH: The Surviving Corporation, by action of its directors, and without action by its shareholders, may purchase its own shares in accordance with the provisions of the Ohio General Corporation Law. Such purchases may be made either in the open market or at public or private sale, in such manner and amounts, from such holder or holders of outstanding shares of the Corporation, and at such prices as the directors shall from time to time determine.

         SIXTH: The directors and officers of the Surviving Corporation shall continue in office until the next annual meeting shareholders and until their successors shall have been duly elected and qualified.

         SEVENTH: The present Code of Regulation of Motor Wheel shall be Code of Regulations the Surviving Corporation until changed or repealed according to the provisions thereof.

         EIGHTH: Fredrick S Myers, whose address is 1144 East Market Street, in the City of Akron, County of Summit, State of Ohio, a natural person and resident of said County, is hereby appointed as the statutory agent of the Surviving Corporation on whom any process, notice or demand against the Surviving Corporation or Geneva may be served.

         NINTH: The mode of carrying into effect the merger and the manner and basis of converting the shares of common stock of Motor Wheel and Geneva into shares of common stock of the Surviving Corporation forthwith upon Effective Date are as follows:

         (a) Each of the outstanding shares of Common Stock of Geneva, no par value, which is issued and outstanding on the Effective Date shall, by virtue of the merger and without any action on the part of the holders thereof, be converted into shares of the Common Stock of the Surviving Corporation at the rate of one (1) share of Common Stock of the Surviving Corporation for one
              (1) share of Geneva Common Stock.

         (b) Each of the outstanding shares of Common Stock of Motor Wheel, One Dollar ($1.00) par value, which is issued and outstanding on the Effective Date shall, by virtue of the merger and without any action on the part of the holders thereof, be converted into shares of the Surviving Corporation at the rate of one (1) share of common Stock of the Surviving Corporation for one (1) share of Motor Wheel Common Common Stock.

         (c) The holders of shares of the Common Stock of Geneva shall, upon the Effective Date of this Agreement of Merger, surrender and exchange their outstanding share certificates in Motor Wheel and Geneva for new share certificate in the Surviving Corporation representing the number of shares to which they are entitled under clause (a) of this paragraph NINTH of this Agreement of Merger. The present shareholder of Motor Wheel shall retain the share certificate presently held by it, which shares shall represent the shares of the Surviving Corporation in a like number, as provided in clause (b) of this paragraph NINTH of this Agreement of Merger.

         (d) No fractional shares of Common Stock of the Surviving Corporation shall be issued upon or in connection with the merger.

                              CERTIFICATE OF MERGER
                                       OF
                             GENEVA METAL WHEEL CO.
                                      INTO
                             MOTOR WHEEL CORPORATION

         The undersigned, a Vice President and the Assistant Secretary of Motor Wheel Corporation, and the President and the Secretary of Geneva Metal Wheel Co., pursuant to Section 1701.81 of the Revised Code of Ohio, do hereby certify that the attached is a signed Agreement of Merger between Motor Wheel Corporation and Geneva Metal Wheel Co., duly adopted in accordance with the laws of the State of Ohio as set forth in the Certificate of Vice President and Assistant Secretary of Motor Wheel Corporation and in the Certificate of President and Secretary of Geneva Metal Wheel Co. attached to the said Agreement of Merger; said Agreement of Merger and said Certificates are, hereby incorporated herein and by specific reference made a part hereof.

                                            /s/ Bruce M Robertson
                                            ------------------------------------
                                            Bruce M Robertson, Vice President,
                                            Motor Wheel Corporation

                                            /s/ John Davies
                                            ------------------------------------
                                            John Davies, Assistant Secretary,
                                            Motor Wheel Corporation

                                            /s/ Richard A Jay
                                            ------------------------------------
                                            Richard A Jay, President,
                                            Geneva Metal Wheel Co.

                                            /s/ Fredrick S Myers
                                            ------------------------------------
                                            Fredrick S Myers, Secretary,
                                            Geneva Metal Wheel Co.

STATE OF OHIO    )
                 ) SS
COUNTY OF SUMMIT )

         Before me, a Notary Public in and for said county, personally appeared the above named Bruce M Robertson, John Davies, Richard A Jay, and Fredrick S Myers, who acknowledged that they did sign the foregoing instrument and that the same was their free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Akron, Ohio, this 23rd day of December, 1975.

                                                 /s/ June G. Nance
                                            ------------------------------------
                                                     Notary Public

My commission expires:

June 20, 1978

         TENTH: The merger herein provided shall become effective at and as of, and shall be effective from and after, the close of business on December 31, 1975, which shall be deemed to be at 11:59.99 P.M. on December 31, 1975 (the "Effective Date") (provided, that this Agreement of Merger shall have been duly filed in the office of the Secretary of State of Ohio as required by and in accordance with the laws of the State of Ohio prior to the said Effective Date); whereupon the separate existence of Geneva shall cease, and Geneva and Motor Wheel shall be merged into the Surviving Corporation in accordance with this Agreement of Merger.

         ELEVENTH: Surviving Corporation shall be possessed of all assets and properties of every description, and every interest therein, wherever located, and all of the rights, privileges, immunities, powers, franchises, and authority of a public as well as of a private nature, of Motor Wheel and Geneva, and all obligations belonging to or due to Motor Wheel and Geneva shall be vested in the Surviving Corporation without further act or deed. Title to any real estate or any interest therein vested in Motor Wheel or Geneva shall not in any manner be impaired by reason of this merger. Motor Wheel and Geneva shall execute and cause to be delivered any and all conveyances, assignments, deeds, or other instruments, and shall take any and all actions, as shall be necessary to vest property or rights of Motor Wheel or Geneva in the Surviving Corporation.

         The Surviving Corporation shall be liable for all of the obligations of Motor Wheel and Geneva. All of the rights of creditors of Motor Wheel and Geneva are preserved unimpaired, and all lines, if any, upon the properties of Motor Wheel and Geneva are preserved unimpaired.

         IN WITNESS WHEREOF, Motor Wheel Corporation and Geneva Metal Wheel Co. have caused this Agreement of Merger to be executed in their respective corporate names and their respective corporate seals to be affixed hereto by their Vice President and President, respectively, and their Assistant Secretary and Secretary, respectively, each thereunto duly authorized by their respective Boards of Directors and shareholders on the day and year first above written.

[Corporate Seal]                                MOTOR WHEEL CORPORATION

Attest: /s/ John Davies                         By /s/ Bruce M Robertson
        -------------------------                  -----------------------------
            John Davies                                Bruce M Robertson
        Assistant Secretary                              Vice President

[Corporate Seal]                                GENEVA METAL WHEEL CO.

Attest: /s/ Fredrick S Myers                    By /s/ Richard A Jay
        -------------------------                  -----------------------------
            Fredrick S Myers                           Richard A Jay
              Secretary                                  President

STATE OF OHIO    )
                 ) SS
COUNTY OF SUMMIT )

         Before me, a Notary Public in and for said county, personally appeared Bruce M Robertson, Vice President, and John Davies, Assistant Secretary, of Motor Wheel Corporation, the corporation which executed the foregoing instrument, who acknowledged that the seal affixed to said instrument is the corporate seal of said corporation; that they did sign and seal said instrument as Vice President and Assistant Secretary in behalf of said corporation and by authority of its Board of Directors and shareholders; and that said instrument is their free act and deed individually and as Vice President and Assistant Secretary and the free and corporate act and deed of said Motor Wheel Corporation.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Akron, Ohio, this 23rd day of December, 1975.

                                                        /s/ June G. Nance
                                                    ----------------------------
                                                            Notary Public

My commission expires:

June 20, 1978

STATE OF OHIO    )
                 ) SS
COUNTY OF SUMMIT )

         Before me, a Notary Public in and for said county, personally appeared Richard A Jay, President, and Fredrick S Myers, Secretary, of Geneva Metal Wheel Co., the corporation which executed the foregoing instrument, who acknowledged that the seal affixed to said instrument is the corporate seal of said corporation; that they did sign and seal said instrument as President and Secretary in behalf of said corporation and by authority of its Board of Directors and shareholders; and that said instrument is their free act and deed individually and as President and Secretary and the free and corporate act and deed of said Geneva Metal Wheel Co.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Akron, Ohio, this 23rd day of December, 1975.

                                                         /s/ June G. Nance
                                                         -----------------------
                                                             Notary Public

My commission expires:

June 20, 1978

                                 CERTIFICATE OF
                          VICE PRESIDENT AND ASSISTANT SECRETARY
                                       OF
                             MOTOR WHEEL CORPORATION

         The undersigned, Bruce M Robertson, Vice President, and John Davies, Assistant Secretary, of Motor Wheel Corporation, an Ohio corporation, do hereby certify, as Vice President and Assistant Secretary of the said corporation, that the Agreement of Merger to which this Certificate is attached, having been first duly approved by resolution of the Boards of Directors of Motor Wheel Corporation and Geneva Metal Wheel Co., the parties to the Agreement of Merger, was duly submitted to the shareholders of Motor Wheel Corporation at a Special Meeting of Shareholders, called and held separately from the meeting of shareholders of any other corporation for the purpose of considering and adopting or rejecting the said Agreement of Merger upon due notice accompanied by a copy of the said Agreement of Merger given to all shareholders of Motor Wheel Corporation, which meeting was held on the 23rd day of December, 1975, and at which quorum of shareholders was present in person or by proxy, and that the said Agreement of Merger was adopted by the affirmative vote of the holder of all of the shares of Motor Wheel Corporation.

         IN WITNESS WHEREOF, the undersigned acting for and on behalf of Motor Wheel Corporation have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 23rd day of December, 1975.

                                              /s/ Bruce M Robertson
                                              ----------------------------------
                                              Bruce M Robertson, Vice President,
                                              Motor Wheel Corporation

[Corporate Seal of
Motor Wheel Corporation]

                                              /s/ John Davies
                                              ---------------------------------
                                              John Davies, Assistant Secretary,
                                              Motor Wheel Corporation

STATE OF OHIO    )
                 ) SS
COUNTY OF SUMMIT )

         Before me, a Notary public in and for said county, personally appeared the above named Bruce M Robertson and John Davies, who acknowledged that they did sign the foregoing instrument and that the same was their free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Akron, Ohio, this 23rd day of December, 1975.

                                                         /s/ June G. Nance
                                                         -----------------------
                                                             Notary Public

  My commission expires:

     June 20, 1978

                                 CERTIFICATE OF
                            PRESIDENT AND SECRETARY
                                       OF
                             GENEVA METAL WHEEL CO.

         The undersigned, Richard A Jay, President, and Fredrick S Myers, Secretary, of Geneva Metal Wheel Co., an Ohio corporation, do hereby certify, as President and Secretary of the said corporation, that the Agreement of Merger to which this Certificate is attached, having been first duly approved by resolution of the Boards of Directors of Geneva Metal Wheel Co. and Motor Wheel Corporation, the parties to the Agreement of Merger, was duly submitted to the shareholders of Geneva Metal Wheel Co. at a Special Meeting of Shareholders, called and held separately from the meeting of shareholders of any other corporation for the purpose of considering and adopting or rejecting the said Agreement of Merger upon due notice accompanied by a copy of the said Agreement of Merger given to all shareholders of Geneva Metal Wheel Co., which meeting was held on the 23rd day of December, 1975, and at which a quorum of shareholders was present in person or by proxy, and that the said Agreement of Merger was adopted by the affirmative vote of the holder of all of the shares of Geneva Metal Wheel Co.

         IN WITNESS WHEREOF, the undersigned acting for and on behalf of Geneva Metal Wheel Co. have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 23rd day of December, 1975.

                                              /s/ Richard A Jay
                                              ---------------------------------
                                              Richard A Jay, President,
                                              Geneva Metal Wheel Co.

[Corporate Seal of
Geneva Metal Wheel Co.]

                                              /s/ Fredrick S Myers
                                              ---------------------------------
                                              Fredrick S Myers, Secretary,
                                              Geneva Metal Wheel Co.

STATE OF OHIO    )
                 ) SS
COUNTY OF SUMMIT )

         Before me, a Notary public in and for said county, personally appeared the above named Richard A Jay and Fredrick S Myers, who acknowledged that they did sign the foregoing instrument and that the same was their free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Akron, Ohio, this 23rd day of December, 1975.

                                                         /s/ June G. Nance
                                                         -----------------------
                                                             Notary Public

  My commission expires:

     June 20, 1978

                                THE STATE OF OHIO

                                    BOB TAFT

                               Secretary of State

                                     326402

                                   CERTIFICATE

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: AMD MIS CHN of

    HAYES LEMMERZ INTERNATIONAL - OHIO, INC. FORMERLY MOTOR WHEEL CORPORATION

                                     Recorded on Roll 6166 at Frame 0139 of the
                                     Records of Incorporation and Miscellaneous
                                     Filings.

    UNITED STATES OF AMERICA         WITNESS MY HAND AND THE SEAL OF THE
         STATE OF OHIO               SECRETARY OF STATE AT COLUMBUS, OHIO, THIS
OFFICE OF THE SECRETARY OF STATE     5TH DAY OF FEB  . A.D. 1998.

            [SEAL]                   /s/ BOB TAFT
                                     ---------------
                                     BOB TAFT
                                     Secretary of State

         BOB TAFT, Secretary of State        326402   Approved  CR
[SEAL]   30 East Broad Street, 14th Floor             Date  2-5-98
         Columbus, Ohio 43266-0418                    Fee  35.00
         Form SH-AMD (January 1991)
                                                      98020600801


                            CERTIFICATE OF AMENDMENT
              BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

Motor Wheel Corporation
--------------------------------------------------------------------------------
                              (Name of Corporation)

Daniel M. Sandberg, Who is: [ ] Chairman of the Board     [ ] President
                            [X] Vice President (check one)

and

Patrick B. Carey, who is: [ ] Secretary   [X] Assistant Secretary (Check one)

of the above named Ohio corporation for profit do hereby certify that:(check the appropriate box and complete the appropriate statements)

[ ] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on ____________, 19_________ at which meeting a quorum of the shareholders was present in person or by proxy; and by the affirmative vote of the holders of share entitling them to exercise ______% of the voting power of the corporation.

[X] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

     that Article I of the Amended Articles of Incorporation shall be amended such that the name of the Corporation shall be "Hayes Lemmerz International
     - Ohio, Inc."

                                           RECEIVED

                                          FEB 05 1998

                                            BOB TAFT
                                       SECRETARY OF STATE

     IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their name this 12th day of January, 1998.

                                    By  /s/ Daniel M. Sandberg
                                      --------------------------
                                           (Vice President)

                                    By   /s/ Patrick B. Carey
                                      --------------------------
                                        (Assistant Secretary)

     (OHIO - 613 - 3/4/91)

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

                                                                    EXHIBIT 3.40

                             MOTOR WHEEL CORPORATION

                  WRITTEN CONSENT OF ONLY SHAREHOLDER TO ACTION
                        TAKEN WITHOUT HOLDING A MEETING

         MWC Holdings, Inc., being the only shareholder of Motor Wheel Corporation and the only person entitled to Notice of Meeting for such purpose, does hereby consent in writing, without meeting, to the adoption of the following resolution, effective as of Tuesday, the 12th day of December, 1995:

         RESOLVED, that the Code of Regulations of the Corporation, adopted December 16, 1987, as amended from time to time, be, and the same hereby is, rescinded and shall have no further force or effect whatsoever; and

         FURTHER RESOLVED, that the Code of Regulations in the form presented with this writing, a copy of which, appropriately identified by the Secretary, is ordered filed with this writing in the minute book, be and the same hereby is, adopted as the Code of Regulations of the Corporation.

         Adoption of the foregoing resolution as of the 12th day of December, 1995, by consent of the sole shareholder, is evidenced by this instrument signed this 21st day of December, 1995, by the President of MWC Holdings, Inc., pursuant to authority vested in him by that Company's by-laws.

                                   MWC HOLDINGS, INC.

                               By: /s/ Richard W. Tuley
                                   -----------------------------------
                                                President

ATTEST:

/s/ Dale R. Martin
---------------------------
         Secretary

                                                               Adopted: 12/12/95

                             MOTOR WHEEL CORPORATION

                               CODE OF REGULATIONS

                            Adopted December 12, 1995

                                    ARTICLE I

                                  SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of shareholders of the Corporation for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of other such business as may properly be brought before such meeting, shall be held at nine o'clock a.m., on the second Tuesday in March in each year, if not a legal holiday and, if a legal holiday, then on the day following the next succeeding business day, or at such other date and hour as may be designated in the notice of said meeting.

         Section 2. Special Meetings. Special meetings of the shareholders of the Corporation may be held on any business day, when called by the Chairman of the Board, or by the President, or by a Vice President, or by the Board acting at a meeting, or by a majority of the directors acting without a meeting, or by the persons who hold twenty-five percent of all shares outstanding and entitled to vote thereat.

         Section 3. Place of Meetings. Any meeting of shareholders may be held either at the principal office of the Corporation or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.

         Section 4. Notice of Meetings. Not less than seven or more than sixty days before the date fixed for a meeting of shareholders, written notice stating the time, place and purposes of such meeting shall be given by or at the direction of the Secretary or an Assistant Secretary or any other person or persons required or permitted by these Regulations to give such notice. The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of said date; if mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation. Notice of the time, place and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting.

         Section 5. Quorum; Adjournment. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Corporation present in person or by proxy, shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles or these Regulations to be authorized or taken by a designated proportion of the shares of the Corporation may be authorized or taken by a lesser proportion; and provided, further, that the holders of a majority of the voting shares represented thereat, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

         Section 6. Proxies. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy. The person appointed as proxy need not be a shareholder.

         Section 7. Approval and Ratification of Acts of Officers and Board. Except as otherwise provided by the Articles of Incorporation or by law, any contract, act or transaction, prospective or past, of the Corporation, or of the Board, or of the officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by the written consent, with or without a meeting, of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Corporation.

         Section 8. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative approval of, and in writing or writings signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1. Number. The number of directors, which shall not be less than three, will be as determined from time to time by the shareholders. Except where the law, the

Articles of Incorporation or these Regulations require action to be authorized or taken by the shareholders, all of the authority of the Corporation shall be exercised by the directors.

         Section 2. Election of Directors; Vacancies. The directors shall be elected at each annual meeting of shareholders or at a special meeting called for the purpose of electing directors. At a meeting of shareholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election as directors and the candidates receiving the greatest number of votes shall be elected. In the event of the occurrence of any vacancy or vacancies in the Board, however caused, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any such vacancy for the unexpired term.

         Section 3. Term of Office; Resignations. Directors shall hold office until the next annual meeting of shareholders and until their successors are elected, or until their earlier resignation, removal from office or death. Any director may resign at any time by oral statement to that effect made at a meeting of the Board or in a writing to that effect delivered to the Secretary, such resignation to take effect immediately or at such other time as the director may specify.

         Section 4. Meetings. Immediately after each annual meeting of the shareholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. Other meetings of the Board may be held at any time within or without the State of Ohio in accordance with resolutions or other action by the Board. Unless otherwise expressly stated in the notice thereof, any business may be transacted at any meeting of the Board.

         Section 5. Notice of Meetings. Not less than two days before the date fixed for a meeting of the directors (except an annual organization meeting), written notice stating the time and place of such meeting shall be given by or at the direction of the Secretary or an Assistant Secretary. The notice shall be given to each directors by personal delivery or by mail, telegram or cablegram, and neither the notice nor a waiver thereof need specify the purpose of the meeting. Notice of any meeting may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. Attendance of a director at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice thereof shall be deemed to be a waiver by him of notice of such meeting.

         Section 6. Quorum; Adjournment. A quorum of the Board shall consist of a majority of the directors then in office; provided that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as in these Regulations otherwise expressly provided.

         Section 7. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting with the affirmative approval of, and in a writing or writings signed by all of the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                  ARTICLE III

                                    OFFICERS

         Section 1. Election and Designation of Officers. The Board, at its organization meeting, may elect a Chairman of the Board and shall elect a President, a Secretary, a Treasurer and, in its discretion, at any meeting of the Board, may elect one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Comptroller, one or more Assistant Comptrollers and such other officers as the Board may deem necessary. The Chairman of the Board and the President shall be directors, but no one of the other officers need be a director. Any two or more of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged or verified by two or more officers.

         Section 2. Term of Office; Vacancies. The officers of the Corporation shall hold office until the next organization meeting of the Board and until their successors we elected, except in case of resignation, death or removal. The Board may remove any officer at any time with or without cause by a two-thirds vote of the members of the Board then in office. Any vacancy in any office may be filled by the Board.

         Section 3. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of shareholders and of the Board and shall have such authority and perform such duties as the Board may determine.

         Section 4. President. Except for meetings at which the Chairman of the Board, if any, presides in accordance with the preceding Section, the President shall preside at all meetings of shareholders and of the Board. Subject to directions of the Board, he shall have general executive supervision over the property, business and affairs of the Corporation.

         Section 5. Vice Presidents. In case of the absence or disability of the President, or when circumstances prevent the President from acting, the Vice Presidents of the Corporation shall perform all the duties and possess all the authority of the President, and shall have priority in the performance of such duties and exercise of such authority in the order of their election by the Board.

         Section 6. Secretary. The Secretary shall keep the minutes of meetings of the shareholders and of the Board. He shall keep such books as may be required by the Board, and shall give notices of shareholders' meetings and of Board meetings required by law, or by these Regulations, or otherwise.

         Section 7. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations, and similar property belonging to the Corporation, and shall do with the same as may be ordered by the Board. He shall keep accurate financial accounts and hold the same open for the inspection and examination of the directors.

         Section 8. Comptroller. The Comptroller shall exercise a general check upon the disbursement of funds of the Corporation and shall have general charge and supervision of the preparation of financial reports.

         Section 9. Other Officers. The Assistant Secretaries, Assistant Treasurers and Assistant Comptrollers, if any, in addition to such authority and duties as the Board may determine, shall have such authority and perform such duties as may be directed by their respective principal officers.

         Section 10. Authority and Duties. The officers shall have such authority and perform such duties, in addition to those specifically set forth in these Regulations, as the Board may determine. The Board is authorized to delegate the duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

                                   ARTICLE IV

                                  COMPENSATION

         The Board, by the affirmative vote of a majority of the directors in office, and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation, which may include pension, disability and death benefits, for services to the Corporation by directors and officers, or to delegate such authority to one or more officers or directors.

                                    ARTICLE V

                          INDEMNIFICATION AND INSURANCE

         Section 1. Indemnification. The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that the Corporation shall indemnify any such agent (as opposed to any director, officer or employee) of this Corporation to an extent greater than that required by law only if and to the extent that the directors may, in their discretion, so determine. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the Articles of Incorporation or any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a director, officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 2. Insurance. The Corporation may, to the full extent then permitted by law and authorized by the directors, purchase and maintain insurance on behalf of any persons described in Section 1 of this Article V against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

                                   ARTICLE VI

                                  RECORD DATES

         For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to:

         (1)      receive notice of or to vote at a meeting of shareholders,

         (2)      receive payment of any dividend or distribution,

         (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto, or

         (4) participate in the execution of written consents, waivers or releases,

the Board may fix a record date which shall not be a date earlier than the date on which the record date is fixed, and in the cases provided for in clauses (1),
(2) and (3) above, shall not be more than sixty days preceding the date of the meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meeting, unless the Board or the persons who shall have fixed the original record date shall, subject to the limitation set forth in this Article, fix another date, and in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of such date in accordance with the same requirements as those applying to a meeting newly called. The Board may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of shareholders and the period ending with the date, if any, to which adjourned.

                                   ARTICLE VII

                             EXECUTION OF DOCUMENTS

         Except as otherwise provided in these Regulations, or by specific or general resolutions of the Board, all documents evidencing conveyances by or contracts or other obligations of the Corporation shall be signed by the Chairman of the Board, if any, the President, or a Vice President, and attested by the Secretary or an Assistant Secretary.

                                  ARTICLE VIII

                             CERTIFICATES FOR SHARES

         Section 1. Form of Certificates and Signatures. Each holder of shares is entitled to one or more certificates, signed by the Chairman of the Board or the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, which shall certify the number and class of shares held by him in the Corporation, but no certificate for shares shall be executed or delivered until such shares are fully paid.

         Section 2. Transfer of Shares. Shares of the Corporation shall be transferable upon the books of the Corporation by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Corporation or its agents may reasonably require.

         Section 3. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares in place if any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner or his legal representatives to give the Corporation a bond containing such terms as the Board may require to protect the Corporation or any person injured by the execution and delivery of a new certificate.

                                   ARTICLE IX

                    AUTHORITY TO TRANSFER AND VOTE SECURITIES

         The Chairman of the Board, the President and a Vice President of the Corporation are each authorized to sign the name of the Corporation and to perform all acts necessary to effect a transfer of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants and other securities of another corporation owned by the Corporation and to issue the necessarry powers of attorney for the same; and each such officer is authorized, on behalf of the Corporation, to vote such securities, to appoint proxies with respect thereto and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

                                    ARTICLE X

                                   AMENDMENTS

         The Regulations of the Corporation may be amended or new Regulations may be adopted by the shareholders, at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal or, without a meeting, by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal.

                                  CERTIFICATION

                  The undersigned, Dale R. Martin, Secretary of Motor Wheel Corporation, hereby certifies that the foregoing Code of Regulations is the Code of Regulations of Motor Wheel
         Corporation as adopted by written consent of the sole shareholder on December 12, 1995.

                                        /s/ Dale R. Martin
                                        ------------------------------
                                            Dale R. Martin, Secretary

                             MOTOR WHEEL CORPORATION

                   ACTION OF SOLE SHAREHOLDER WITHOUT MEETING

         The undersigned, being the sole shareholder of Motor Wheel Corporation, an Ohio corporation does hereby take the following actions:

         1. The directors of the Corporation are hereby removed.

         2. Pursuant to Article II, Section 1, of the Code of
            Regulations of the Corporation, the number of directors constituting the Board of Directors is hereby fixed at three
            (3).

         3. Messrs. Ranko Cucuz, William D. Shovers and Daniel M.
            Sandberg are hereby elected directors of the Corporation, each of them to serve until the next annual meeting of shareholders or until their respective successors are elected or until their earlier resignation, removal from officer, or death.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed in its name and on its behalf by its officer thereunto duly authorized, this 26th day of August 1996.

                                    HAYES WHEELS INTERNATIONAL, INC.

                                    By: /s/ Daniel M. Sandberg
                                        ----------------------------------
                                            Daniel M. Sandberg
                                            Vice President

                           ACTION BY WRITTEN CONSENT
                                       OF
                                SOLE SHAREHOLDER
                                       OF
                    HAYES LEMMERZ INTERNATIONAL - OHIO, INC.

         THE UNDERSIGNED, being the sole shareholder of Hayes Lemmerz International - Ohio, Inc., an Ohio corporation (the "Company"), acting pursuant to Section 1701.54 of the General Corporation Law of the State of Ohio, hereby adopts the following resolutions with the same force and effect as if such resolutions had been unanimously adopted at a duly convened meeting of the shareholders of the Company and directs that this consent be filed with the minutes of the proceedings of the shareholders of the Company:

Amendment to By-Laws

                  RESOLVED, that effective immediately, the first sentence of
         Article II, Section 1 of the Company's Code of Regulations shall be amended to state as follows:

                  "The number of directors of the Corporation, which shall not be less than one (1) member nor more than five (5) members, will be as determined from time to time by the shareholders."

Removal of Directors

                  RESOLVED, that Ranko Cucuz, Daniel M.Sandberg and William D. Shovers are hereby removed from their positions as directors of the Company.

Election of Director

                  RESOLVED, that the Board of Directors shall consist of one (1) member.

                  RESOLVED, that Patrick B. Carey is hereby elected as the Director of the Company until his successor is duly elected and qualified.

         IN WITNESS WHEREOF, the undersigned, being the sole shareholder of Hayes Lemmerz International - Ohio, has executed this unanimous written consent as of the 1st day of October, 2001.

                                            HAYES LEMMERZ INTERNATIONAL, INC.

                                            By: /s/ Daniel M. Sandberg
                                                --------------------------------
                                                Daniel M. Sandberg
                                                Vice President

                                                                    EXHIBIT 3.41

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                             DEC 18 1985

                                                              Clork I-D
                                                        Corporations Section

                            ARTICLES OF INCORPORATION

                                       OF

                     RELIABLE TRANSPORTATION COMPONENTS, INC.

         The undersigned natural person over the age of 21 years, acting as incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:

         ARTICLE ONE. The name of the corporation is:

                    RELIABLE TRANSPORTATION COMPONENTS, INC.

         ARTICLE TWO. The period of its duration is perpetual.

         ARTICLE THREE. The purposes for which the corporation is formed are:

         To distribute or sell transportation products of all kinds and in any manner and otherwise carry out any kind of operation necessary or incident to the operation of the corporation.

         To engage in and carry on any other business which may conveniently be conducted in conjunction with any of the business of the corporation.

         To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities to any such person, firm, association or corporation.

         To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names, rights, processes, formulas and the like, which may seem capable of being used for any of the purposes of the corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

         To carry out all or any part of the foregoing objects as principal, factor, agent, contractor or otherwise, either alone or through or in conjunction with any person, firm, association or corporation, and, in carrying on its business and for the purposes of attaining or furthering any of its objects and purposes, to make and perform any contracts and to do any acts and things, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the objects and purposes herein enumerated or incidental to the powers herein specified, or which at any time may appear conducive to or expedient for the accomplishment of any of such objects and purposes.

         To carry out all or any part of the aforesaid objects and purposes, and to conduct its business in all or any of its branches, in any or all states, territories, districts and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any or all states, territories, districts and possessions of the United States of America and in foreign countries.

         The foregoing objects and purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other article of these Articles of Incorporation or of any amendment thereto, and shall each be regarded as independent and construed as powers, as well as objects and purposes.

         The corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Texas now or hereafter in force, and to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

         ARTICLE FOUR. The aggregate number of shares which the corporation shall have the authority to issue is 1,000,000 shares, all of the same class, which shall be classified as common stock with $1.00 par value.

         ARTICLE FIVE. The corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done or property actually received.

         ARTICLE SIX.      The street address of its initial registered office
is 2650 Royal Lane, Suite 208, Dallas, Texas and the name of its initial registered agent at such address is John C. Arneson.

         ARTICLE SEVEN.    The number of Directors constituting the initial
Board of Directors is one, and the name and address of the person who is to serve as Director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

         Wally Lupoff              21031 Ventura Boulevard
                                   Suite  704
                                   Woodland Hills, CA 91364

         ARTICLE EIGHT.    The name and address of the incorporator is:

         John C. Arneson           2650 Royal Lane, Suite 208
                                   Dallas, Texas 75229

         IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of December, 1985.
                                             /s/ John C. Arneson
                                             -----------------------------------
                                             John C. Arneson

STATE OF TEXAS             )

COUNTY OF DALLAS           )

         I, Linda K. Lewis, a Notary Public, do hereby certify that on the 16th day of December, 1985, personally appeared before me JOHN C. ARNESON, who being by me duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

                                             /s/ Linda K. Lewis
                                             -----------------------------------
                                             Notary Public in and for the
                                             State of Texas
                                             Commission expires: 5/21/88

                                                                FILED
                                                         In the Office of the
                                                       Secretary: State of Texas

                                                              JAN 10,1986
                                                              clerk III X
                                                         Corporations Section

FILLING FEES: Office of the Secretary of State - $10.00
              County Clerk's offices           -   2.00

                            ASSUMED NAME CERTIFICATE
                  FOR AN INCORPORATED BUSINESS OR PROFESSION

1. The assumed name under which the business or professional service is or is to conducted or rendered is RTC. INC,

2. The name of the incorporated business or profession as stated in its Articles or Incorporation or comparable document is Reliable Transportation Components, Inc and the charter number or certificate of authority number, if any, is 778493-0.

3. The state, country, or other jurisdiction under the laws of which it was incorporated is TEXAS, and the address of its registered or similar office in that jurisdiction is 2650 Royal Lane, Suite 208 Dallas, Texas.

4. The period, not to exceed ten years, during which the assumed name will be used is 1/8/86 - 1/7/96.

5. The corporation is a (circle one) business corporation, non-profit corporation, professional corporation, professional association or other type of corporation (specify)_____________________________, or other type of incorporated business, professional or other association or legal entity (specify)_____________________________.

6. If the corporation is required to maintain a registered office in Texas, the address of the registered office is 2650 Royal Ln, Ste, 208, Dallas, Tx and the name of its registered agent at such address is John
         C. Arneson. The address of the principal office (if not same as the registered office) is 11350 Pagemill, Dallas, Tx, 75243.

7. If the corporation is not required to or does not maintain a registered office in Texas, the office address in Texas is ______________________; and if the corporation is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is__________________________ and the office address elsewhere is
         _____________________________.

8. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation "all" or "all except
         ________________"):

                  "ALL"

                                   /s/ [ILLEGIBLE] President
                                   ---------------------------------------------
                                   Signature of officer, representative
                                   or attorney-in-fact of the corporation

         Before me on this 8th day of January, 1986, personally appeared Harry
         W. Will, III and acknowledged to me that he executed the foregoing certificate for the purposes therein expressed.

                                   /s/ Wanda J. Moore
                                   ---------------------------------------------
         (Notary seal)             Notary Public State of Texas

                                   NOTE: A certificate executed and acknowledged by an attorney-in-fact shall include a statement that the attorney-in-fact has been duly authorized in writing by his principal to execute and acknowledge the same.

                                                                FILED
                                                         In the office of the
                                                     Secretary of State of Texas

                                                              JUN 11 1990
                                                         Corporations Section

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                          OR REGISTERED AGENT, OR BOTH,
                         BY A TEXAS DOMESTIC CORPORATION

         1. The name of the corporation is RELIABLE TRANSPORTATION COMPONENTS, INC.

         2. The address, including street and number, of its present registered office as shown in the records of the secretary of the state of Texas prior to filing this statement is 2650 Royal Lane, Suite 208, Dallas, Texas 75229.

         3. The address, including street and number, to which its registered office is to be changed is 11480 Hillguard, Dallas, Texas 75243.

         4. The name of its present registered agent, as shown in the records of the Secretary of the State of Texas, prior to filing this statement, is John C. Arneson.

         5.       The name of its new registered agent is Paul Page.

         6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

         7.       This change was authorized by its board of directors.

                                   RELIABLE TRANSPORTATION
                                   COMPONENTS, INC.

                                   By: /s/ Paul Page
                                       ----------------------------------------
                                       Name: Paul Page
                                       Title: Vice President

                                                                FILED
                                                         In the office of the
                                                     Secretary of State of Texas

                                                             FEB 17 1998
                                                        Corporations Section

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                     RELIABLE TRANSPORTATION COMPONENTS, INC.

         Pursuant to the provisions of Art. 9.10 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         ARTICLE ONE. The name of the corporation is RELIABLE TRANSPORTATION COMPONENTS, INC,.

         ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by written consent of the shareholder on January 1, 1998 in accordance with article 9.10 of the Texas Business Corporation Act, and any written notice required by such article has been given.

         Article One of the Articles of Incorporation is hereby amended so as to read as follows:

         ARTICLE ONE: The name of the corporation is HAYES LEMMERZ INTERNATIONAL - TEXAS, INC,.

         ARTICLE THREE. The holder of all of the 3,000 shares outstanding and entitled to vote on said amendment has signed a consent in writing adopting said amendment.

         IN WITNESS WHEREOF, RELIABLE TRANSPORTATION COMPONENTS, INC. has caused this Amendment to be signed in its name and on its behalf and attested on this 16th day of February, 1998 by duly authorized officers of the Corporation.

                                   RELIABLE TRANSPORTATION
                                   COMPONENTS, INC.

                                   By:  /s/ William D. Shovers
                                        ----------------------------------------
                                        Name: William D. Shovers
                                        Title: Vice President - Finance

ATTEST:

By: /s/ Patrick B. Carey
    ---------------------------
    Name: Patrick B. Carey
    Title: Assistant Secretary

                                                               FILED
[THE STATE OF TEXAS LOGO]                               In the Office of the
                                                     Secretary of State of Texas
                                                             DEC 02 1998

                                                             [ILLEGIBLE]

                            ASSUMED NAME CERTIFICATE

1. The name of the corporation, limited liability company, limited partnership or [ILLEGIBLE] limited liability partnership as stated in its articles of incorporation, articles of organization, certificate of limited partnership, application or comparable document is Hayes Lemmerz International - Texas, Inc.

2. The assumed name under which the business or professional service is or to be conducted or rendered is Reliable Transportation Components, Inc.

3. The state, country, or other jurisdiction under the laws of which it was incorporated, organized or associated is Texas, and the address of its registered or similar office in that jurisdiction is 11480 Hillguard, Dallas, TX 75243.

4. The period, not to exceed 10 years, during which the assumed name will be used is 10.

5. The entity is a (circle one) business corporation, non-profit corporation, professional corporation, professional association, limited liability company, limited partnership, registered limited liability partnership or some other type of incorporated business, professional or other association (specify) Business Corporation

6. If the entity is required to maintain a registered office in Texas, the address of the registered office is 11480 Hillguard, Dallas, TX 75243 and the name of its registered agent at such address is Paul Page ___________________________________________ The address of the principal office (if not the same as the registered office) is_______________________

    ___________________________________________________________________________.

7. If the entity is not required to or does not maintain a registered office in Texas, the office address in Texas is_______________________________________
    and if the entity is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is_____________ ______________________and the office address elsewhere is___________________

   ____________________________________________________________________________.

8. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation "ALL" or "ALL EXCEPT")

    All.

       (Certificate must be executed and notarized on the back of this form.)


(TEX. - 1228 - 9/20/94)

                                Hayes Lemmerz International - Texas, Inc.


                                /s/ [ILLEGIBLE]
                                 ----------------------------------------------
                                Signature of officer, general partner, manager, representative or attorney-in-fact of the entity Daniel M. Sandberg, Vice President

Before me on this 24th day of November, 1998, personally appeared Daniel M. Sandberg and acknowledged to me that_____________ he executed the foregoing certificate for the purposes therein expressed.

                                        /s/ [ILLEGIBLE]
    (Notary Seal)                      ----------------------------------------
                                       Notary Public, State of Texas
                                       EXPIRATION; INDEFINITE

                INSTRUCTIONS FOR FILING ASSUMED NAME CERTIFICATE

1 A corporation, limited liability company, limited partnership or registered limited liability partnership, which regularly conducts business or renders a professional service in this state under a name other than the name contained in its articles of incorporation, articles of organization, certificate of limited partnership or application, must file an assumed name certificate with the secretary of state and with the appropriate county clerk in accordance with section 3611 of the Texas Business and Commerce Code

2 The information provided in paragraph 6 as regards the registered agent and registered office address in Texas must match the information on file in this office. To verify the information on file with this office, you may contact our corporate information unit at (512) 463-5555. Forms to change the registered agent/office are available from this office should you require to update this information.

3 A certificate executed and acknowledged by an attorney-in-fact shall include a statement that the attorney-in-fact has been duly authorized in writing by his principal to execute and acknowledge the same.

4 For purposes of filing with the secretary of state, the assumed name registrant should submit an originally executed assumed name certificate accompanied by the filing fee of $25 to the Secretary of State, Statutory Filings Division, Corporation Section, P.O. Box 13697, Austin, Texas 78711-3697. The phone number is (512) 463-5582, TDD: (800) 735-2989, FAX:
    (512) 463-5709.

5 All assumed name certificates to be filed with the county clerk must be forwarded directly to the appropriate county clerk by the assumed name registrant.

6 Whenever an event occurs that causes the information in the assumed name certificate to become materially misleading (e.g. change of registered agent/office or a change of name), a new certificate must be filed within 60 days after the occurrence of the events which necessitate the filing.

7 A registrant that ceases to transact business or render professional services under an assumed name for which a certificate has been filed may file an abandonment of use pursuant to the Texas Business and Commerce Code,
    Section 36.14 Forms for this purpose are available from this office.

    The Office of the Secretary of State does not discriminate on the basis of race color, national origin, sex, religion, age or disability in employment or the provisions of services.

[ILLEGIBLE]

                                      3333   b. -

a. T Code - 13196                              Do not write in the space above
TEXAS FRANCHISE TAX                   c. Taxpayer identification  d. Report year
PUBLIC INFORMATION REPORT                number
MUST be filed with your Corporation            1-75-2077258-7               2002
Franchise Tax Report
          Corporation name and address  e. PIR/IND [ ] 1,2,3,4
                                           Secretary of State file number
HAYES LEMMERZ INTERNATIONAL - TEXAS INC                or, if non.
15300 CENTENNAL DR                            Comptroller unchartered number
NORTHVILLE               MI 48167-8687                     g. -
                                         Item k on Franchise
                                         Tax Report form, Page 1 00778493-00 [7]

The following information MUST be provided for the Secretary of State (S.O.S) by each corporation or limited liability company that files a Texas Corporation Franchise Tax Report. The information will be available for public inspection.

"SECTION A" MUST BE COMPLETE AND ACCURATE.
If preprinted information is not correct, please type or print the correct
information.     Please sign below!

o Blacken this circle completely if there are currently no changes to the information preprinted in Sections A, B, and C of this report.
--------------------------------------------------------------------------------
Corporation's principal office
   15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
--------------------------------------------------------------------------------
Principal place of business
   11480 HILLGUARD, DALLAS, TX 75243
--------------------------------------------------------------------------------
SECTION A. Name, title and mailing address of each officer and director. Use additional sheets, if necessary.

-----------------------------------------------------------------------------------------------------------
NAME                                               TITLE            DIRECTOR Social Security No. (Optional)
   BENTLEY, FRED                                   PRESIDENT        [ ] YES
-----------------------------------------------------------------------------------------------------------
MAILING ADDRESS                                                                 Expiration date(mm-dd-yyyy)
   15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
-----------------------------------------------------------------------------------------------------------
NAME                                               TITLE            DIRECTOR Social Security No.(Optional)
   HILTZ, KENNETH A.                               V. PRESIDENT     [ ] YES
-----------------------------------------------------------------------------------------------------------
MAILING ADDRESS                                                                 Expiration date(mm-dd-yyyy)
   15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
-----------------------------------------------------------------------------------------------------------
NAME                                               TITLE            DIRECTOR Social Security No. (Optional)
   SANDBERG, DENIEL M.                             V. PRESIDENT     [ ]YES
-----------------------------------------------------------------------------------------------------------
MAILING ADDRESS                                                                 Expiration date(mm-dd-yyyy)
   15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
-----------------------------------------------------------------------------------------------------------
NAME                                               TITLE            DIRECTOR Social Security No. (Optional)
   FINDLING, GARY L.                               TREASURER        [ ] YES
-----------------------------------------------------------------------------------------------------------
MAILING ADDRESS                                                                 Expiration date(mm-dd-yyyy)
   15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
-----------------------------------------------------------------------------------------------------------
NAME                                               TITLE            DIRECTOR Social Security No. (Optional)
   JANKOWSKI, MARK W.                              ASST. TREASURER  [ ] YES
-----------------------------------------------------------------------------------------------------------
MAILING ADDRESS                                                                 Expiration date(mm-dd-yyyy)
   15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
-----------------------------------------------------------------------------------------------------------

SECTION B.  List each corporation or limited liability company, if any, in which this reporting corporation or limited liability company owns an interest of ten percent(10%) or more. Enter the information requested for each corporation. Use additional sheets, if necessary.

------------------------------------------------------------------------------------------------------------------------
Name of owned (subsidiary) corporation     State of incorporation      Texas S.O.S. file number      Percentage interest

------------------------------------------------------------------------------------------------------------------------
Name of owned (subsidiary) corporation     State of incorporation      Texas S.O.S. file number      Percentage interest

------------------------------------------------------------------------------------------------------------------------

SECTION C.  List each corporation or limited liability company, if any, that owns an interest of ten percent (10%) or more in this reporting corporation or limited liability company. Enter the information requested for each corporation or limited liability company. Use additional sheets, if necessary.

------------------------------------------------------------------------------------------------------------------------
Name of owning (parent) corporation        State of incorporation      Texas S.O.S. file number      Percentage interest
   HAYES LEMMERZ INTERNATIONAL IN                   DE                                                            100.00
------------------------------------------------------------------------------------------------------------------------

Registered agent and registered office currently on file. (Changes must be filed separately with the Secretary of State)

Agent: PAUL PAGE
Office: 11480 HILLGUARD                    o  Blacken this circle if you need
        DALLAS, TX 75243                      forms to change this information.

I declare that the information in this document and any attachments is true and correct to the best of my knowledge and belief and that a copy of this report has been mailed to each person named in this report who is an officer or director and who is not currently employed by this corporation or limited liability company or a related corporation.

------------------------------------------------------------------------------------------------------------------------
Sign       Officer, director or other authorized person   Title             Date     Daytime phone(Area code and number)

here  -    /s/ [ILLEGIBLE]                                ASST. TREASURER   5/2/02   (734) 737-5130
------------------------------------------------------------------------------------------------------------------------

SECTION A

                       ADDITIONAL DIRECTORS AND OFFICERS

NAME/ADDRESS                   TITLE         DIRECTOR
------------                   -----         --------
CAULEY, PATRICK C.        ASST. SECRETARY       NO
15300 CENTENNIAL DRIVE
NORTHVILLE. MI 48167

LARRY KARENKO                                   YES
15300 CENTENNIAL DRIVE
NORTHVILLE. MI 48167

                                                                    EXHIBIT 3.42

                                     BYLAWS

                                       OF

                                CMI - TEXAS, INC.

                                    ARTICLE I

                                    OFFICES

1.01 The principal office of the Corporation in the State of Texas shall be located in the City of El Paso, County of El Paso, Texas. The Corporation shall have such other offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II

                              SHAREHOLDERS MEETINGS

                                PLACE OF MEETINGS

2.01. All meetings of the Shareholders shall be held at the principal office of the Corporation or any other place within or without the state as may be designated for that purpose from time to time by the Board of Directors.

                             TIME OF ANNUAL MEETING

2.02. All annual meetings of the Stockholders shall be held each year at 9:00 a.m. on the third Wednesday following the end of the Corporation's fiscal year. If this day falls on a legal holiday, the annual meeting shall be held at the same time on the next following business day thereafter.

                               NOTICE OF MEETINGS

2.03. Notices of meetings stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in writing to each Shareholder entitled to vote at the meeting at least ten (10) but not more than fifty (50) days before the date of the meeting, either personally or by mail or other means of written communication, addressed to the stockholder at his address appearing on the books or given notice by him to the Corporation for the purpose of such notice. Notice of adjourned meetings is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.

2.04. Special meetings of the Stockholders, for any purpose or purposes, may be called at any time by the President or the Board of Directors, or by any one or more Directors and shall be called by the Chairman of the Board of Directors at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

                                     QUORUM

2.05. A majority of the voting shares constitutes a quorum for the transaction of business. Business may be continued after withdrawal of enough Shareholders to leave less than a quorum.

                                  VOTING LISTS

2.06. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting for the purposes thereof.

                                     VOTING

2.07. Only persons in whose names shares appear on the share records of the Corporation on the date on which notice of the meeting is mailed shall be entitled to vote at such meeting unless some other day is fixed by the Board of Directors for the determination of Shareholders of record. Voting for the election of Directors shall be by voice unless any Shareholder demands a ballot vote before the voting begins.

                                      PROXY

2.08. Every person entitled to vote or execute consents may do so either in person or by written proxy executed in writing by the Shareholder or his duly authorized attorney-in-fact.

                              CONSENT OF ABSENTEES

2.09. No defect in the calling or noticing of a Shareholders' meeting will affect the validity of any action at the meeting if a quorum was present and if each Shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of a meeting, or approval of the minutes, either before or after the meeting, and such waivers, consents, or approvals are filed with the corporate records or made a part of the minutes of the meeting.

                             ACTION WITHOUT MEETING

2.10. Action may be taken by the Shareholders without a meeting if each Shareholder entitled to vote signs a written consent of action, and such consents are filed with the Secretary of the Corporation.

                             SHAREHOLDERS' DEADLOCK

2.11. If the Shareholders are so divided that the votes necessary for action by the Shareholders cannot be obtained with the consequence that the business and affairs of the Corporation can no longer be conducted to the advantage of the Shareholders generally, a provisional Shareholder or Shareholders shall be appointed to act only on the deadlocked issue as follows: If the deadlocked Shareholders can agree on the selection and appointment of an impartial person who is neither an employee nor a creditor of the Corporation, such provisional Shareholder shall be appointed and shall have all the rights and powers of a Shareholder who owns one share of common stock of the Corporation, including the right to notice and to vote at meetings of Shareholders. If the Shareholders cannot agree upon a single provisional Shareholder, one provisional Shareholder shall be selected by each side of the deadlocked shareholders, and a third provisional Shareholder shall be selected by the first two provisional Shareholders chosen. All three provisional Shareholders shall have all the rights and powers of a Shareholder who owns one share of common stock of the Corporation. The decision of the majority of the Shareholders (including the provisional Shareholder or Shareholders, as the case may be) shall be binding on the nonprovisional Shareholders who were deadlocked. The compensation of the provisional Shareholder(s) is to be agreed to in advance, prior to assuming the position(s) of provisional Shareholder(s), by the provisional Shareholder(s) and the deadlocked Shareholders.

                                 ARTICLE THREE

                                   DIRECTORS

                                     POWERS

3.01. The Directors shall act only as a board. All corporate powers of the Corporation shall be exercised by, or under the authority of, and the business and affairs of the Corporation shall be controlled by the Board of Directors, subject, however, to such limitations as are imposed by law, the Articles of Incorporation or these Bylaws, as to actions to be authorized or approved by the Shareholders. The Board of Directors may, by contract or otherwise, given general, or limited, or special power and authority to the officers and employees of the Corporation to transact the general business, or any special business, of the Corporation and may give powers of attorney to agents of the Corporation to transact any special business requiring such authorization.

                      NUMBER AND QUALIFICATION OF DIRECTORS

3.02. The authorized number of Directors of the Corporation shall be not less than one nor more than five. The Directors need not be Shareholders of the Corporation or residents of Texas. Subject to foregoing, the actual number of Directors holding office at any one time shall be determined by resolution of the Board of Directors. No decrease in the number of

Directors shall have the effect of shortening the term of any incumbent
Director.

                           ELECTION AND TERM OF OFFICE

3.03. Directors shall be elected annually by the Shareholders entitled to vote and shall hold office until their respective successors are elected or until their death, resignation, or removal.

                                    VACANCIES

3.04. Vacancies in the Board of Directors not caused by an increase in the number of Directors may be filled by majority of the remaining Directors, though less than a quorum or by a sole remaining Director. Any vacant directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of Shareholders called for that purpose. The Shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

                              REMOVAL OF DIRECTORS

3.05. The entire Board of Directors or any individual Director may be removed from office with or without cause by vote of the holders of the majority of the shares entitled to vote for Directors, at any regular or special meeting of such shareholders.

                                PLACE OF MEETINGS

3.06. All meetings of the Board of Directors shall be held at the principal office of the Corporation or at such place within or without the state as may be designated from time to time by resolution of the Board or by written consent of all the members of the Board.

                                REGULAR MEETINGS

3.07. Regular meetings of the Board of Directors shall be held without call or notice immediately following each annual meeting of the Shareholders of this Corporation and at such other times as the Directors may determine.

                        SPECIAL MEETINGS-CALL AND NOTICE

3.08. Special meetings of the Board of Directors for any purpose shall be called at any time by the Chairman of the Board of Directors, or if he is absent or unable or refuses to act, by the President, any Vice President or any two Directors. Written notices of the special meetings stating the time and, in general terms the purpose or purposes thereof, shall be mailed or telegraphed or personally delivered to each Director not later than the day before the day appointed for the meeting.

                                     QUORUM

3.09. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present shall be regarded as the act of the Board of Directors unless a greater number be required by law or by the Articles of Incorporation.

                          BOARD ACTION WITHOUT MEETING

3.10. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as unanimous vote of Directors, if all members of the Board shall individually or collectively consent in writing to such action.

                            ADJOURNMENT-NOTICE

3.11. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour. Notice of the time and place of holding an adjourned meeting shall not be given to absent Directors if the time and place is fixed at the meeting adjourned. In the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

                               CONDUCT OF MEETINGS

3.12. The President or, in his absence, any Director selected by the Directors present shall preside at the meetings of the

Board of Directors. The Secretary of the Corporation, or, in his absence, any person appointed by the presiding officer, shall act as Secretary of the Board of Directors.

                                  COMPENSATION

3.13. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement for expenses as may be fixed or determined by resolution of the Board.

                               DIRECTORS' DEADLOCK

3.14. If the Directors are so divided respecting the management of the Corporation's business and affairs that the votes required for action by the Board of Directors cannot be obtained with the consequence that the business and affairs of the Corporation can no longer be conducted to the advantage of the Shareholders generally, a provisional Director or Directors shall be appointed to act only on the deadlocked issue as follows: If the deadlocked Directors can agree on the selection and appointment of an impartial person who is not an employee, Shareholder or a creditor of the Corporation such provisional Director shall be appointed and shall have all of the rights and powers of a duly elected Director of the Corporation including the right to notice of and to vote at meetings of Directors. If the Directors cannot agree upon a single provisional Director, one provisional Director shall be selected by each side of the deadlocked Directors, and a third provisional Director shall be selected by the first two provisional Directors chosen. All three of the provisional Directors as provided for herein shall have all of the rights and powers of a duly elected Director of the Corporation. The decision of the majority of the Directors (including the provisional Director or Directors, as the case may be) shall be binding on the non-provisional Directors who were deadlocked. The compensation of the provisional Director(s) is to be agreed to in advance, prior to assuming the position(s) of provisional Director(s), by the provisional Director(s) and the deadlocked Directors.

                                  ARTICLE FOUR

                                    OFFICERS

                             TITLE AND APPOINTMENT

4.01. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and such Vice-President, assistants and other officers as the Board of Directors shall from time to time determine. All officers shall be elected by and hold office at the pleasure of the Board of Directors which shall fix the compensation and tenure of all officers.

                                    PRESIDENT

4.02. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall preside at all meetings of the Shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

                                     SECRETARY

4.03. The Secretary shall: (a) keep the minutes of the proceedings of the Shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the postoffice address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

                                    TREASURER

4.04. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Artice V of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of

Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum determine.

                          SECRETARY AND VICE PRESIDENTS

4.05. In the absence or disablity of the President the Secretary shall perform all the duties of the President, and when so acting shall have the powers of, and be subject to all the restrictions on, the President. If so chosen by the Board of Directors, the Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

                                  ARTICLE FIVE

                            EXECUTION OF INSTRUMENTS

                                   SIGNATORIES

5.01. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers or other person or persons to execute any Corporation instrument or to sign the corporate name without limitation except where otherwise provided by law and such execution or signature shall be binding upon the Corporation.

                                      LOANS

5.02. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

                                   ARTICLE SIX

                        ISSUANCE AND TRANSFER OF SHARES

                     CERTIFICATES FOR PAID AND UNPAID SHARES

6.01. Certificates for shares of the Corporation shall be issued only when fully paid.

                               SHARE CERTIFICATES

6.02. The Corporation shall deliver certificates representing all shares to which Shareholders are entitled which certificates shall be in such form and device as the Board of Directors may provide. Each certificate shall bear upon its face the statement that the Corporation is organized in Texas, the name in which it is issued, the number and series, and the par value. The certificates shall be signed by the President and the Secretary or an Assistant Secretary, which signatures may be in facsimile if the certificates are to be countersigned by a transfer agent or registered by registrar, and the seal of the Corporation shall be affixed thereto. The certificates shall contain on the faces or backs such recitiations or references as are required by law.

                           REPLACEMENT OF CERTIFICATES

6.03. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

                               TRANSFER OF SHARES

6.04. Shares of the Corporation may be transferred by endorsement, by the signature of the owner, his agent, attorney, or legal representative and the delivery of the certificate. The transferee in any transfer of shares shall be deemed to have full notice of and to consent to the Bylaws of the Corporation to the same extent as if he had signed a written assent thereto.

                                  ARTICLE SEVEN

                              RECORDS AND REPORTS

                         INSPECTION OF BOOKS AND RECORDS

7.01. All books and records provided for by statute shall be open to inspection of the Shareholders from time to time and to the extent expressly provided by statute or these Bylaws, and not otherwise. The Directors may examine such books and records at all reasonable times.

                          CLOSING STOCK TRANSFER BOOKS

7.02. The Board of Directors, in their discretion, may close the transfer books for a period not exceeding 50 days preceding any meeting, annual or special, of the Shareholders or the day appointed for the payment of a dividend.

                                   FISCAL YEAR

7.03. The fiscal year of the Corporation shall be designated by resolution of the Board of Directors.

                                  ARTICLE EIGHT

                              AMENDMENT OF BYLAWS

8.01. The power to alter, amend, or repeal these Bylaws is vested in the Directors, subject to repeal or change by action of the Shareholders.

                                  ARTICLE NINE

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

9.01. Each Director or officer of the Corporation, each former Director or officer, and any person who serves or has served at the request of the Corporation as a Director or officer of another corporation in which the Corporation owned shares of the capital stock or of which it was a creditor, shall be indemnified by the Corporation against any costs and expenses which may be imposed upon or actually and necessarily incurred by him (and for which he is not otherwise reimbursed), including the amount of any judgments or fines, in connection with the defense of any action, suit or proceeding whether criminal or civil, in which he may be named as a party by reason of his being or having been such Director or officer, or by reason of any action alleged to have been taken or omitted by him in either such capacity; provided, however, that the Corporation shall not indemnify any such person against any costs or expenses imposed upon or incurred by him in relation to matters as to which he shall be finally adjudged to be liable for negligence or misconduct in the performance of duty. In the event of a settlement of any such action, suit or proceeding prior to final adjudication, or in the event of a settlement of any claim made against any such person by reason of his being or having been such Director or officer, such person shall be indemnified against any costs and expenses actually incurred by him, including any amount paid to effect such settlement, if the Corporation is advised by independent counsel selected or approved by its Board of Directors that he acted without negligence or misconduct in the performance of duty and that such costs and expenses are not unreasonable. In the event of a criminal action, suit or proceeding, a conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not be deemed an adjudication that such person is liable for negligence or misconduct in the performance of duty if he acted in good faith in what he considered to be the best interests of the Corporation or such other corporation and with no reasonable cause to believe that the action was illegal.

9.02. The right of indemnification in this Article provided shall inure to each person referred to in the first paragraph of this Article whether or not he is such Director or officer at the time such costs or expenses are imposed or incurred, and whether or not the claim asserted against him is based on matters which antedate the adoption of these Bylaws; and in the event of his death or incapacity shall extend to his legal representatives. Each person who shall act as a Director or officer of the Corporation, or of any such other corporation at the request of the Corporation, shall be deemed to be doing so in reliance upon such right of indemnification; and such right shall not be exclusive of any other right which he may have.

                           SIGNATURES AND ATTESTATION

         The undersigned hereby certifies that the Bylaws were adopted by the Board of Directors as of the 9th day of June, 1986.

                                             /s/ W. Frank Suit
                                             -----------------------------------
                                             W. Frank Suit, Secretary

                                     BY-LAWS

                                       OF

                    RELIABLE TRANSPORTATION COMPONENTS, INC.

                                   ARTICLE I.

                                    OFFICES

         SECTION 1. The Registered Office of the corporation shall be at 2650 Royal Lane, Suite 208, Dallas County, Texas, and the name of the Registered Agent of the corporation at such address is John C. Arneson.

         SECTION 2. The corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II.

                             MEETING OF SHAREHOLDERS

         SECTION 1. All meetings of the shareholders for the election of Directors shall be held at the office of the corporation in Dallas, Texas. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. An annual meeting of the shareholders commencing with the year 1987 shall be held on the 2nd Tuesday in January of each year if not a legal holiday and if a legal holiday, then on the next secular day following, at 10:00 o'clock A.M., at which they shall elect a Board of Directors and transact such other business as may be properly brought before the meeting.

         SECTION 3. At least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any shareholder who may be present.

         SECTION 4. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, or by these By-laws, may be called by the President, the Board of Directors or the holders of not less than one-tenth of all the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.

         SECTION 5. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.

         SECTION 6. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these By-laws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 7. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 8. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shareholders of any class or classes are limited or denied by the Articles of Incorporation.

                                  ARTICLE III.

                                   DIRECTORS

         SECTION 1. The business and affairs of the corporation shall be managed by its Board of Directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

         SECTION 2. The Board of Directors shall consist of two Directors, who need not be a shareholder or a resident of the State of Texas. The Directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each Director elected shall hold office until his successor shall be elected and shall qualify.

         SECTION 3. Any Director may be removed either for or without cause, at any special meeting of shareholders by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such Director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If any vacancies occur in the Board of Directors whether by death, resignation, retirement, disqualification or removal from office or otherwise, a majority of the Directors then in office, though less than a quorum, may choose a successor or successors, or a successor or successors may be chosen at a special meeting of shareholders called for that purpose; and each successor Director so chosen shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting of the shareholders or at a special meeting of shareholders for that purpose.

                       MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 4. The Directors of the corporation may hold their meetings, both regular and special, either within or without the State of Texas.

         SECTION 5. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the Directors then elected and serving such time or place shall be changed.

         SECTION 6. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

         SECTION 7. Special meetings of the Board of Directors may be called by the President on three days' notice to each Director, either personally or by mail, or by telegram, or such special meetings may be called by the President or Secretary in like manner and on like notice on the written request of the Director. The business to be transacted at, or the purpose of, any special meeting need be specified in a notice or waiver of notice except where expressly provided by statute, the Articles of Incorporation or by these By-laws. By appropriate Waiver of Notice, Directors may hold special meetings on the date of execution of such Waiver.

         SECTION 8. At all meetings of the Board of Directors the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-laws. If a quorum is not present at any meeting of the Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

                            COMPENSATION OF DIRECTORS

         SECTION 9. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at any regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV.

                                     NOTICES

         SECTION 1. Whenever under the provisions of the statutes, or of the Articles of Incorporation or of these By-laws, notice is required to be given to any Director or shareholder, and no provision is made as to how such notice shall be given, it shall be construed to mean personal notice, but any such notice may be given in. writing, by mail, postage prepaid, addressed to such Director or shareholders at such address as appears on the books of the corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mail as aforesaid.

         SECTION 2. A waiver in writing signed by the persons or person entitled to receive a notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE V.

                                    OFFICERS

         SECTION 1. The officers of the corporation shall be elected by the Directors and shall be a President, a Vice President, a Treasurer and a Secretary. The Board of Directors may also choose additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person.

         SECTION 2. The Board of Directors at its first meeting after each annual meeting of the shareholders shall choose a President from its members, and shall choose one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board.

         SECTION 3. The Board of Directors may appoint such other officers and agents as shall be deemed necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         SECTION 4. The salaries of all officers and agents of the corporation shall be fixed by resolution of the Board of Directors.

         SECTION 5. Each officer of the corporation shall hold office until his successor is chosen and qualified or until his death or until his resignation or removal from office. An officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of the majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                                  THE PRESIDENT

         SECTION 6. The President shall be chief executive officer of the corporation; he shall preside at all meetings of the shareholders and shall have general and active management of the business and affairs of the corporation, shall see that all orders and resolutions of the Board are carried into effect, and shall perform such other duties as the Board of Directors shall prescribe.

                               THE VICE PRESIDENT

         SECTION 7. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

                       SECRETARY AND ASSISTANT SECRETARIES

         SECTION 8. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or Assistant Secretary.

         SECTION 9. Each Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President from time to time may delegate to him.

                       TREASURER AND ASSISTANT TREASURERS

         SECTION 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements of the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation and in such depositories as may be designated by the Board of Directors.

         SECTION 11. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as the Board of Directors may prescribe.

         SECTION 12. The Treasurer shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation, if so required by the Board of Directors.

         SECTION 13. Each Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI.

                        CERTIFICATES REPRESENTING SHARES

         SECTION 1. Certificates in such form as may be determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares, or a statement that such shares are without par value. They shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof.

                                LOST CERTIFICATES

         SECTION 2. The Board of Directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue the Board of Directors in its discretion may as a condition precedent require that the owner of such lost or destroyed certificate give the corporation a bond in such form, in such money and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFER OF SHARES

         SECTION 3. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney.

                             REGISTERED SHAREHOLDERS

         SECTION 4. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares or share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VII.

                               GENERAL PROVISIONS

                                    DIVIDENDS

         SECTION 1. Dividends upon the outstanding shares of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, property or in shares of the corporation, subject to the provisions of the statutes and the Articles of Incorporation.

                                     CHECKS

         SECTION 2. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

         SECTION 3. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

         SECTION 4. The corporate seal shall have inscribed thereon the name of the corporation and the year of its organization.

                                  ARTICLE VIII.

                                   AMENDMENTS

         SECTION 1. These By-laws may be altered, amended or repealed at any meeting of the shareholders at which a quorum is present or represented by the affirmative vote of the holders of a majority of the shares present or represented at such meeting and entitled to vote thereat, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting.

         ADOPTED by the Board of Directors of the corporation this 4th day of February 1986.

                                        /s/ William Spoliansky
                                        ---------------------------
                                        William Spoliansky
                                        Secretary

                                                                    EXHIBIT 3.43
-------------------------------------------------------------------------------
      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
-------------------------------------------------------------------------------
(FOR BUREAU USE ONLY)                                          Date Received
                                                                 JUN 24 1986
                                      FILED

                                   JUL 7 1986

                                  Administrator
                           MICHIGAN DEPT. OF COMMERCE
                       Corporation & Securities Bureau

                       RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
         (Please read Instructions on last page before completing form)

     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

1.   The present name of the corporation is:

                                               CMI International, Inc.

2    The corporation identification number (CID)
     assigned by the Bureau is:                                    0 4 5 - 1 5 5

3.   All former names of the corporation are:
                                              Cast Metal Industries, Inc.

4.   The data of filing the original Articles of Incorporation was:
     December 28, 1960

     The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is:

                            CMI International, Inc.

ARTICLE II

The purpose or purposes for which the corporation is organized are:

     to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan, including but not limited to, the manufacture and sale of metal components.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE III

The total authorized capital stock is:

     Common shares 5,000,000                     Par Value Per Share $ .10
1.
     Preferred shares___________________________ Par Value Per Share $__________

and/or shares without par value as follows:

     Common shares__________________________  Stated Value Per Share $__________
2.
     Preferred shares_______________________  Stated Value Per Share $__________

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

     Shareholders shall have no preemptive rights to subscribe for additional shares.

ARTICLE IV

1.   The address of the current registered office is:

     28240 Grand River               Farmington    ,  Michigan      48024
     ----------------------------------------------             -------------
      (Street Address)                  (City)                   (Zip Code)

2. The mailing address of the current registered office if different than above:

                                                      ,  Michigan
      ------------------------------------------------              ------------
      (P.O. Box)                        (City)                        (Zip Code)

3.   The name of the current resident agent is:     Ray H. Witt

ARTICLE V (OPTIONAL. DELETE IF NOT APPLICABLE.)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholder to be affected by the proposed compromise or arrangement of reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class or shareholders and also on this corporation.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE VI (OPTIONAL, DELETE IF NOT APPLICABLE.)

Any action required or permitted by the act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holdes of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

ARTICLE VII (ADDITIONAL PROVISIONS, IF ANY, MAY BE INSERTED HERE; ATTACH ADDITIONAL PAGES IF NEEDED.)

5. These Restated Articles of Incorporation were duly adopted on the 13 day of June, 1986, in accordance with the provisions of Section 642 of the Act.

     These Restated Articles of Incorporation (Complete and execute either a or b below, but not both.)

a. [ ] were duly adopted by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

     Signed this__________ day of ____________________________________, 19______
     ___________________________________________________________________________
     ___________________________________________________________________________

     (Signatures of all incorporators; type or print name under each signature)

b.   (CHECK ONE OF THE FOLLOWING)

     [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

     [X] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

     [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note:
          Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

     [ ] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(3) of the Act.

                                                Signed this 13 day of June, 1986

                                                 By /s/ Ray H. Witt
                                                    ---------------------------
                                                        (Signature)

                                                    Ray H. Witt, President
                                                 ------------------------------
                                                 (Type or Print Name and Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

[ILLEGIBLE]
DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS
INDICATED IN THE BOX BELOW. Include Name, street and number
(or P.O. box), city, state and ZIP code.

         David L. Tennent                                 Telephone:
         801 W. Big Beaver, #500                           Area Code 313
         Troy, MI 48084                                    Number 362-1300

                          INFORMATION AND INSTRUCTIONS

1. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

     Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

2. This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corportion's articles of incorporation, along with any desired amendments to those articles.

3. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of Incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

4. Item 2 -- Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

6. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

7. If the restated articles are adopted before the first meeting of the board of directors, this document must be signed in ink by all of the incorporators. If the restated articles merely restate and integrate the articles, but do not amend, this document must be signed in ink by an authrorized officer or agent of the corporation. If the restated articles amend the articles of incorporation, this document must be signed in ink by the president, vice-president, chairperson, or vice-chairperson.

8    FEES: Filing fee (Make remittance payable to State of Michigan)...........
     ........$10.00 Franchise fee (payable only if authorized capital stock has increased) -- 1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock.

9.   Mail form and fee to:
       Michigan Department of Commerce
       Corporation and Securities Bureau
       Corporation Division
       P.O. Box 30054
       Lansing. MI 48909
       Telephone: (517) 373-0493

GOLD SEAL APPEARS ONLY ON ORIGINAL

[ILLEGIBLE]                                     873D#3337  0608  DRG&FI  $10.00
-------------------------------------------------------------------------------
     MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
-------------------------------------------------------------------------------
(FOR BUREAU USE ONLY)                                           Date Received
                                                                   JUN 8 1987
                                     FILED

                                  JUN 22 1987

                                 Administrator
                        MICHIGAN DEPARTMENT OF COMMERCE
                        Corporation & Securities Bureau

                                    RESTATED
           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        FOR USE BY DOMESTIC CORPORATIONS

  (Please read instructions and Paperwork Reduction Act notice on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982, as amended (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.   The present name of the corporation is: CMI INTERNATIONAL, INC.

2. The corporation identification number (CID) assigned by the Bureau is: 0 4 5 - 1 5 5

3.   The location of its registered office is:

     28240 Grand River            Farmington                       48024
    ----------------------------------------------,  Michigan ------------------
     (Street Address)               (City)                       (ZIP code)

4. Article VII of the Restated Articles of Incorporation is hereby amended to read as follows:

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty. However, this provision does not eliminate or limit the liability of a director for any of the following reasons:

          (i) A breach of the director's duty of loyalty to the Corporation or its shareholders.

          (ii) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of the law.

          (iii) A violation of Section 551(1) of the Michigan Business Corporation Act.

          (iv) A transaction from which the director derived an improper personal benefit.

          (v) An act or omission occurring before the filing of this Certificate of Amendment.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES: OTHERWISE, COMPLETE SECTION (b)

a. [ ] The foregoing amendment to the Articles of Incorporation was duly adopted on the______ day of______, 19___ in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.
     Signed this_____ day of_________________________________________, 19_______

       _________________________________      __________________________________

       _________________________________      __________________________________

       _________________________________      __________________________________

       _________________________________      __________________________________

   (Signatures of all incorporators: type or print name under each signature)

b. [X] The foregoing amendment to the Articles of Incorporation was duly adopted on the 20th day of, May, 1987. The amendment: (check one of the following)

       [X] was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of this amendment.

       [ ] was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

       [ ] was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

       [ ] was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act.

                                    Signed this 20th day of May, 1987

                                    By /s/ RICHARD A. NAWROCKI
                                       -----------------------------------------
                                                      (Signature)

                                    RICHARD A. NAWROCKI   Vice President-Finance
                                  ----------------------------------------------
                                    (Type of Print Name)   (Type or Print Title)

C&6-515 (REV. 11-85)

DOCUMENT WILL BE RETURNED TO NAME MAILING ADDRESS     Name of person or
INDICATED IN THE BOX BELOW. Include name, street      organization
and number (or P.O. box), city, state and ZIP code.   remitting fees:

                                                      __________________________

                                                      __________________________

        David L. Tennent                              Preparer's name and
        801 W. Big Beaver Rd, Ste. 500                business telephone number:
        Troy, MI 48084
                                                      David L. Tennent

                                                      (313 ) 362-1300

                          INFORMATION AND INSTRUCTIONS

1. This form is issued under the authority of Act 284, P.A. of 1972, as amended, and Act 162, P. A. of 1982, as amended. The amendment cannot be filed until this form, or a comparable document,is submitted.

2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

     Since, this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation. Do not use this form for restated articles. A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members. A nonprofit corporation organized on a nonstock directorship basis, as authorized by Section 302 of the Act, may or may not have members, but if it has members, the members are not entitled to vote.

4. Item 2 -- Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 4 -- The entire article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

7. If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by all of the incorporators listed in Article V of the Articles of Incorporation. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson of the corporation.

8.   FEES: Filing fee (Make remittance payable to State of Michigan)
          ............ $10.00 Franchise fee for profit corporations (payable only if authorized capital stock has increased) --1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock.

9.   Mail form and fee to:
       Michigan Department of Commerce
       Corporation and Securities Bureau
       Corporation Division
       P.O. Box 30054
       Lansing, MI 48909
       Telephone: (517) 373-0493

GOLD SEAL APPEARS ONLY ON ORIGINAL

          NOTE: THE FOLLOWING ANNUAL REPORT HAS BEEN INCLUDED WITHIN THE RECORD FOR THIS CORPORATION DUE TO THE FILING OF A CHANGE OF REGISTERED OFFICE AND/OR RESIDENT AGENT ON THE ANNUAL REPORT. THE PRESENCE OF THIS REPORT IN NO WAY IMPLIES THAT THE REPORT ITSELF, OTHER THAN THE INFORMATION RELATED TO THE CHANGE OF REGISTERED OFFICE AND/OR RESIDENT AGENT, HAS BEEN ACCEPTED BY THE CORPORATION AND SECURITIES BUREAU.

GOLD SEAL APPEARS ONLY ON ORIGINAL

CAS 2900(DEV 10-87)
MICHIGAN DEPARTMENT
OF COMMERCE
                               FOR BUREAU USE ONLY




                1988 MICHIGAN ANNUAL REPORT - PROFIT CORPORATIONS
                (Please read Instructions before completing form)

     This report shall be filed by all profit corporations before May 16, 1988 showing the corporate condition at the close of business on December 31 or upon the date of the close of the latest fiscal year next preceding the time for filing. The report is required in accordance with the provisions of Section 911, Act 284, Public Acts of 1972, as amended. Penalties may be assessed under the Act for failure to file.

--------------------------------------------------------------------------------
This Report Must                Report of Condition on           Insert
be Filed before  May 16, 1988   December 31, 1987 or 05/31/1987  Corporation
                                                                 Number 045155
--------------------------------------------------------------------------------

1. Corporate Name
--------------------------------------------------------------------------------

CMI INTERNATIONAL                                                            7
30333 SOUTHFIELD ROAD                                                        8
SOUTHFIELD, MI 48076                                                         9

--------------------------------------------------------------------------------
2. Resident Age - do not after  4. Federal Employee No.   5. Term of Existence
   preprinted information in the
   item or item 3.

   RAY H. WITT                       38--1650061               12/28/1990
--------------------------------------------------------------------------------
3. Registered Office Address   8. Incorporation Date   7. State of Incorporation

   in Michigan-No., Street,       12/28/1960                       MI
   City, Zip                   -------------------------------------------------

   28240 GRAND RIVER           8. Date of Admittance   9. Act Under Which
   FARMINGTON, 48024              (Foreign Corp.)         Incorporated (if other
                                                          than 1931, P.A. 327 or
                                                          1972, P.A. 284)

--------------------------------------------------------------------------------

10. (DOMESTIC CORPORATIONS ONLY) COMPLETE THIS SECTION ONLY IF THE RESIDENT AGENT IN ITEM 2 OR THE REGISTERED OFFICE IN ITEM 3 HAS CHANGED

a. The name of the successor resident agent is: ________________________________

b. The address of the registered office is changed to:

   30333 SOUTHFIELD ROAD      SOUTHFIELD       , Michigan   48076
   ---------------------      ----------                  ----------
      (Street Address)          (City)                    (Zip Code)

c. The mailing address of the registered office if different than above is:

                                               , Michigan
   --------------------------------------------           ----------
   (Address)                    (City)                    (Zip Code)

   ADD $5.00 TO THE $15.00 ANNUAL REPORT           FIELD BY DEPARTMENT JUN 8 '88
   FILING FEE IF THIS SECTION IS COMPLETED


11. Principal business office, and, if different, principal place of business in
    Michigan:   Principal Office = SOUTHFIELD MI   Principal Place =

12. Nature and type of business in which corporation is engaged: SALES, DESIGN & POURING OF METAL CASTINGS

13. a. Name of parent corporation:  N/A

    b. List any subsidiary corporations: (See Attached Schedule For Subsidiary Corporations)

14. Corporate Stock Report - Total Authorized Capital Stock (Not merely outstanding)

------------------------------------------------------------------------------------------------------------
a. Share with       No. of Shares Authorized    Par-Value         Total Authorized      Amount       Amount
   Par Value              With Par-Value        Per Share              Capital        Subscribed     Paid-in
------------------------------------------------------------------------------------------------------------
    COMMON                     500000             $1.000               $500000            $0         $287522

------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
b. Shares Without   No. of Shares Authorized    Shared Value      No. of Shares         Amount       Amount
     Par Value          Without Par-Value        Par Share    Subscribed or Issued    Subscribed     Paid-in

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

                    0608 1988 3108 0513                                                          MAY 16 1988


GOLD SEAL APPEARS ONLY ON ORIGINAL

15. The following is a statement of assets and liabilities as shown by the books of the corporation on December 31, 1987 or 05/31/1987 (close of fiscal year next preceding May 15, 1988) listed separately as to property within and without Michigan. The balance sheet of a Michigan Corporation must be the same balance sheet as furnished to shareholders.

                                                 WITHIN      WITHOUT
           ASSETS                     TOTAL     MICHIGAN     MICHIGAN        LIABILITIES AND EQUITY
           ------                     -----     --------     --------        ----------------------
Cash............................       75755       75755        0        Notes and Accts Payable, Trade............       10702
                                    --------    --------     ----                                                      --------
Notes and Accts Receivable......     1444106     1444106        0        Notes and Accts Payable, Other............    27851840
                                    --------    --------     ----                                                      --------
Inventories.....................           0           0        0        Accrued Expenses.........................       532630
                                    --------    --------     ----                                                      --------
Prepaid Expenses................       77189       77189        0        Long Term Indebtedness....................     4952189
                                    --------    --------     ----                                                      --------
Non-current Notes and                                                    Reserves and Contigent
   Accounts Receivable..........           0           0        0        Liabilities
                                    --------    --------     ----
Land............................     1047625     1047625        0           Deferred income Tax....................      102000
                                    --------    --------     ----                                                      --------
Depreciable Assets                                                       ..........................................           0
                                                                                                                       --------
   Machinery & Equipment........      292000      292000        0        ..........................................           0
                                    --------    --------     ----                                                      --------
   Furniture and Fixtures.......       64699       64699        0        ..........................................           0
                                    --------    --------     ----                                                      --------
   Buildings....................     1008566     1008566        0        Stockholders Equity
                                    --------    --------     ----
   Other........................           0           0        0           Common Stock (par value)...............      287522
                                    --------    --------     ----                                                      --------
   TRANS. EQUIP..................     203038      203038        0           Preferred Stock (par value)............           0
                                    --------    --------     ----                                                      --------
   .............................           0           0        0           No Par Value Stock
                                    --------    --------     ----             (stated value).......................           0
   Less Depreciation............      218099      218099        0                                                      --------
                                    --------    --------     ----           Additional Paid-in Capital.............      393780
                                                                                                                       --------
   Net Depreciable Assets.......     1350204     1350204        0           Retained Earnings (deficit)............    15293072
                                    --------    --------     ----                                                      --------
Investments                                                                 Other..................................           0
   Investments in Subsidiaries..     5087099     5087099        0                                                      --------
                                    --------    --------     ----              Total Stockholders Equity               15030572
   Other Investments............      433183      433183        0                                                      --------
                                    --------    --------     ----
Other Assets....................    38964772    38964772
                                    --------    --------     ----
TOTAL ASSETS                        48479933    48479933        0        TOTAL LIABILITIES & EQUITY                     48479933

16. Corporate Officers and Directors


                          OFFICE           NAME, STREET & NUMBER, CITY, STATE & ZIP CODE
-----------------------------------------------------------------------------------------
                         President          RAY H. WITT
                                            30333 SOUTHFIELD ROAD, SOUTHFIELD, MI 48076
-----------------------------------------------------------------------------------------
                         Secretary          W. FRANK SUIT
    It                                      30333  SOUTHFIELD ROAD, SOUTHFIELD, MI 48076
                       ------------------------------------------------------------------
Different                Treasure
                       ------------------------------------------------------------------
   than                Vice-President       RICHARD A. NAWROCKI
President                                   30333 SOUTHFIELD ROAD, SOUTHFIELD, MI 48076
-----------------------------------------------------------------------------------------
                          Director          ROLAND P. JONES, VICE-PRESIDENT
                                            30333 SOUTHFIELD ROAD, SOUTHFIELD, MI 48076
                       ------------------------------------------------------------------
    It
                          Director
Different              ------------------------------------------------------------------
                          Director
   than                ------------------------------------------------------------------
                          Director
 Officers              ------------------------------------------------------------------
                          Director
                       ------------------------------------------------------------------
                          Director

17. Is 51% or more of this corporation owned and controlled by woman/women?
    [ ] Yes [X] No
    (A response to this question is voluntary and will be used for statistical purposes only).

18. The corporation states that the address of its registered office and the address of the business office of its resident agent are identical. Any changes were authorized by resolution duly adopted by its board of directors. After filing, this report is open to reasonable inspection by the public pursuant to Section 915, Act 284, Public Acts of 1972, as amended.

Filing Fee $15.00 (without change  Signed this 13th day of MAY, 1988.

of agent or registered office)     By /s/ [W. FRANK SUIT]

Filing Fee $20.00 (without change     ------------------------------------------
of agent or registered office in      (Signature of Authorized Officer or Agent)
item 10)

MAKE REMITTANCE PAYABLE TO: "STATE    W. FRANK SUIT, SECRETARY
OF MICHIGAN"                          ------------------------------------------

RETURN TO:                                  (Type or Print Name and Title)

 DEPARTMENT OF COMMERCE
 CORPORATION AND SECURITIES BUREAU    * If item 10 has been completed, this
 CORPORATION DIVISION                   report must be signed by the president,
 6546 MERCANTILE WAY                    vice-president, chairperson,
 P.O. BOX 30057  0608 1988 3108 0514    vice-chairperson, secretary or
 LANSING, MICHIGAN 42909                assistant secretary of the corporation.

GOLD SEAL APPEARS ONLY ON ORIGINAL

C&6-515 (REV. 5-87)                                 923D#3515 0205 DRG&FI $10.00

      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU

   (FOR BUREAU USE ONLY)              FIELD                Date Received

                                                           FEB 05 1992
                                   FEB 18 1992    924E#2243 0219 ORG&FI $1502.50

                                  Administrator
                        MICHIGAN DEPARTMENT OF COMMERCE
                        Corporation & Securities Bureau

       CERTIFICATE OF AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION
                        FOR USE BY DOMESTIC CORPORATIONS

   (Please read instructions and Paperwork Reduction Act notice on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982, as amended (nonprofit corporations), the undersigned executes the following Certificate:

1.   The present name of the corporation is:      CMI INTERNATIONAL, INC.

2.   The corporation identification number
     (CID) assigned by the Bureau is:  045-155

3.   The location of its registered office is:

     30333 Southfield Road              Southfield     , Michigan    48076
     ---------------------              ----------                 ----------
        (Street Address)                  (City)                   (ZIP Code)


4. Article III of the Restated Articles of Incorporation is hereby amended to read as follows:

       The total authorized capital stock is:

          1.   Common Shares: 3,000,000 Par Value Per Share $.10

          2.   Non-Voting Common Shares: 3,000,000 Par Value Per Share $.10

          3. A Statement of all or any of the relative rights, preferences and limitations of the shares of such class is as follows:

                    The Non-Voting Common Shares are identical to Common Shares in every respect expect Non-Voting Common Shares do not have voting privileges for any purpose whatsoever.

                    Shareholders shall have no preemptive rights to subscribe for additional shares

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a. [ ] The foregoing amendment to the Articles of Incorporation was duly adopted on the _____ day of _______, 19____ , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.
       Signed this_______________ day of_____________________________ , 19______

       _________________________________  ______________________________________

       _________________________________  ______________________________________

       _________________________________  ______________________________________

       _________________________________  ______________________________________
   (signatures of all incorporators; type or print name under each signature)

b. [X] The foregoing amendment to the Articles of Incorporation was duly adopted on the 30th day of, January , 1992. The amendment: (check one of the following)

     [X] was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

     [ ] was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

     [ ] was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

     [ ] was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act.

                              Signed this 30 day of Jannuary, 1992

                              By /s/ RICHARD A. NAWROCKI
                                 -----------------------------------------------
                                                 (Signature)

                              RICHARD A. NAWROCKI, Vice President-Finance
                              --------------------------------------------------
                              (Type or Print Name)         (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

DOCUMENT WILL BE RETURNED TO NAME AND MAILING     Name of person or organization
ADDRESS INDICATED IN THE BOX BELOW. Include       remitting fees:
name, street and number (or P.O. box), city,
state and ZIP code.                               Dean & Fulkerson

Dean & Fulkerson                                  ______________________________
801 W. Big Beaver Rd. Ste. 500                    Preparer's name and business
Troy, MI 48084                                    telephone number:

                                                  David L. Tennent

                                                  (313) 362-1300

                          INFORMATION AND INSTRUCTIONS

1. The amendment cannot be filed until this form, or a comparable document, is submitted.

2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

    Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation. Do not use this form for restated articles. A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members. A nonprofit corporation organized on a nonstock directorship basis, as authorized by Section 302 of the Act, may or may not have members, but if it has members, the members are not entitled to vote.

4. Item 2 -- Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 4 -- The article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

7. If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by all of the incorporators listed in Article V of the Articles of Incorporation. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson of the corporation.

8.  FEES: Filing fee (Make remittance payable to State of Michigan).............
          $10.00 Franchise fee for profit corporations (payable only if authorized capital stock has increased--1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock.

9.  Mail form and fee to:
          Michigan Department of Commerce
          Corporation and Securities Bureau
          Corporation Division
          P.O. Box 30054
          6546 Mercantile Way
          Lansing, MI 48909
          Telephone: (517) 334-6302

GOLD SEAL APPEARS ONLY ON ORIGINAL

                         CORPORATION INFORMATION UPDATE
                            (formerly Annual Report)
                                      1998

[ ] To certify there are no changes from your previous        FILING FEE: $15.00
    filing check this box and skip to Item 6.

--------------------------------------------------------------------------------
                              FOR BUREAU USE ONLY
--------------------------------------------------------------------------------
        045155         THE OFFICE IS LOCATED AT: RETURN TO:
                            6546 MERCANTILE WAY     MICHIGAN DEPARTMENT OF
                            LANSING MI 48910        CONSUMER AND INDUSTRY
IDENTIFICATION NUMBER       (517) 334-6300          SERVICES CORPORATION,
                                                    SECURITIES AND LAND
                                                    DEVELOPMENT BUREAU
                                                    P.O. BOX 30057
                                                    LANSING MI 48909-7557
--------------------------------------------------------------------------------
Corporate Name and Mailing Address
            CMI INTERNATIONAL, INC.
            30333 SOUTHFIELD RD.
            SOUTHFIELD MI 48076
                                            FILED BY DEPARTMENT JUN 22 1998
--------------------------------------------------------------------------------
Registered Office Address in Michigan - NO., STREET, CITY, ZIP   Resident Agent
      30333 SOUTHFIELD RD.                                           RAY H. WITT
      SOUTHFIELD                              48076
--------------------------------------------------------------------------------

IF THERE ARE CHANGES FROM YOUR PREVIOUS FILING, YOU MUST COMPLETE ITEMS 1 THROUGH 6.

1. Mailing address of registered office        2. Resident Agent if different
   if different that preprinted information       than above
   above
                                                      Richard A. Nawrocki
--------------------------------------------------------------------------------
3. Address of registered office if different than preprinted information above
   - NO., STREET, CITY, ZIP

4. Describe the general nature and kind of business in which the corporation is engaged:

----------------------------------------------------------------------------------------------------
5.                             NAME                          BUSINESS OR RESIDENCE ADDRESS
----------------------------------------------------------------------------------------------------
             President
                      Richard A. Nawrocki              30333 Southfield Rd. Southfield, Mi 48076
             ---------------------------------------------------------------------------------------
             Vice President
                      Robert Fiolek    Renee Weinman   30333 Southfield Rd. Southfield, Mi 48076
   If        ---------------------------------------------------------------------------------------
different    Secretary
  than                Larry D. Schwentor               30333 Southfield Rd. Southfield, Mi 48076
President    ---------------------------------------------------------------------------------------
             Treasurer
                      Renee Weinman                    30333 Southfield Rd. Southfield, Mi 48076

             ---------------------------------------------------------------------------------------
   If        Director
different             Ray H. Witt                      30333 Southfield Rd. Southfield, MI 48076
  than       ---------------------------------------------------------------------------------------
 Officers    Director
                      Robert Herr                      30333 Southfield Rd. Southfield, MI 48076
             ---------------------------------------------------------------------------------------
             Director
                      Gary Ruff                        30333 Southfield Rd. Southfield, MI 48076
----------------------------------------------------------------------------------------------------

The corporation states that the address of its registered office and the address of the business office of its resident agent are identical. Any changes were authorized by resolution duly adopted by its board of directors.

If space is insufficient, you may include additional pages. PLEASE DO NOT STAPLE ADDITIONAL PAGES TO THIS REPORT.

ENCLOSE $15.00 MADE PAYABLE TO THE STATE OF MICHIGAN. THIS REPORT MUST BE FILED ON OR BEFORE MAY 15

6. Signature of an authorized officer           Title              Date
   or agent of the corporation                        Secretary          5/11/98

[ILLEGIBLE]

Required by Section 911, Act 284, Public Acts of 1972, as amended. Failure to file this report may result in the dissolution of the corporation.

                                                                     MAY 14 1998

GOLD SEAL APPEARS ONLY ON ORIGINAL

         199898 MICHIGAN ANNUAL REPORT - LIST OF SUBSIDIARY CORPORATIONS

NAME OF CORPORATION CMI INTERNATIONAL, INC.
                   -------------------------------------------------------------
                                                        CID #   045155
-------------------------------------------------------      -------------------

SUBSIDIARY CORPORATIONS:

CMI-CAST PARTS, INC.                           PROCESS CONTROL AUTOMATION, INC.
--------------------------------------------------------------------------------

CMI-COMMUNICATIONS, INC.
--------------------------------------------------------------------------------

CMI-COMPETITIVE SOLUTIONS, INC.                CMI-VENTURES, INC.
--------------------------------------------------------------------------------

CMI-DEARBORN, INC.                             CMI-NORWAY, INC.
--------------------------------------------------------------------------------

CMI-DYNAMICS, INC.                             CMI-TECH CAST, INC.
--------------------------------------------------------------------------------

CMI-EQUIPMENT & ENGINEERING, INC.              CMI-ENTERPRISES, INC.
--------------------------------------------------------------------------------

    -CMI-SCHNEIBLE COMPANY
--------------------------------------------------------------------------------

    -SUMMERFIELD REALTY CORPORATION
--------------------------------------------------------------------------------

CMI-HEALTH & TENNIS CLUB, INC.
--------------------------------------------------------------------------------

CMI-MANAGEMENT SERVICES, INC.
--------------------------------------------------------------------------------

CMI-NOREN, INC.
--------------------------------------------------------------------------------

CMI-POLYMERS, INC.
--------------------------------------------------------------------------------

CMI-PRECISION MOLD, INC.
--------------------------------------------------------------------------------

CMI-TRANSPORTATION, INC.
--------------------------------------------------------------------------------

CMI-SERVICES, INC.
--------------------------------------------------------------------------------

CMI-SOUTHFIELD, INC.
--------------------------------------------------------------------------------

CMI-TECH CENTER, INC.
--------------------------------------------------------------------------------

    -T C REALTY, INC.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[ILLEGIBLE]                                   [ILLEGIBLE]

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Data Received                                              (FOR BUREAU USE ONLY)

FEB 04 1999
----------------------------------------------

                   Due to administrative correction               FILED
                   file date changed from 2/4/99
                   to 2/3/99. LZ   5-12-99                     FEB 03 1999
----------------------------------------------
Name
 Daniel M. Sandberg
----------------------------------------------
Address                                                        Administrator
 38481 Huron River Drive                                        [ILLEGIBLE]
----------------------------------------------
City             State             Zip Code
 Romulus      MI             48174              EFFECTIVE DATE
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- Document will be returned to the name and address you enter above -

                      CERTIFICATE OF MERGER / CONSOLIDATION
            FOR USE BY DOMESTIC PROFIT AND/OR NONPROFIT CORPORATIONS
           (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), and/or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporations execute the following certificate.

1. THE PLAN OF MERGER (CONSOLIDATION) IS AS FOLLOWS:

   a. The name of each constituent corporation and its identification number is:

      CMI International, Inc.                                           045-155
--------------------------------------------------------------------------------

      HL-CMI Holding Co.                                                030-58A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   b. The name of the surviving (new) corporation and its identification number is:

      CMI International, Inc.                                           045-155
--------------------------------------------------------------------------------

   c. For each constituent stock corporation, state:

                            Designation and
                         number of outstanding  Indicate class or  Indicate class or
                         shares in each class    series of shares   series entitled
Name of corporation           or series          entitled to vote  to vote as a class
CMI International, Inc.     2,471,356 Common          Common              None
-----------------------  ---------------------  -----------------  ------------------

                         2,392,790 Non-Voting
                                Common
-----------------------  ---------------------  -----------------  ------------------

-----------------------  ---------------------  -----------------  ------------------

HL-CMI Holding Co.           1,000 Common             Common              None
-----------------------  ---------------------  -----------------  ------------------

-----------------------  ---------------------  -----------------  ------------------

If the number of shares is subject to change prior to the effective date Of the merger or consolidation, the manner in which the change may occur is as follows:

GOLD SEAL APPEARS ONLY ON ORIGINAL

2. (COMPLETE FOR ANY PROFIT CORPORATION ONLY)

   a. The manner and basis of converting shares are as follows:

      See Exhibit A attached.

   b. The amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows:

      The Articles of the surviving corporation are restated as attached.

   c. The plan of merger will be furnished by the surviving profit corporation, on request and without cost, to any shareholder of any constituent profit corporation.

3. (COMPLETE FOR ANY NONPROFIT CORPORATION ONLY)

   a) If it is organized on a membership basis, state (a) the name of the corporation, (b) a description of its members, and (c) the number, classification and voting rights of its members.

   b) If it is organized on a directorship basis, state (a) the name of the corporation, (b) a description of the organization of its board, and (c) the number, classification and voting rights of its directors.

   c) State the terms and conditions of the proposed merger or consolidation, including the manner and basis of converting the shares of, or membership or other interests in, each constituent corporation into shares, bonds, or other securities of, or membership or other interest in, the surviving or consolidated corporation, or into cash or other consideration.

   d) If a consolidation, the Articles of Incorporation of the consolidated corporation are attached to this Certificate and are incorporated herein. If a merger, the amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows:

   e) Other provisions with respect to the merger (consolidation) are as follows:

4. (COMPLETE FOR ANY FOREIGN CORPORATION ONLY)
   This merger (consolidation) is permitted by the laws of the state of the jurisdiction under which ________________________________________________
                                           (name of foreign corporation)

   is organized and the plan of merger (consolidation) was adopted and approved by such corporation pursuant to and in accordance with the laws of that jurisdiction.

5. (COMPLETE ONLY IF AN EFFECTIVE DATE IS DESIRED OTHER THAN THE DATE OF FILING. THE DATE MUST BE NO MORE THAN 90 DAYS AFTER RECEIPT OF THIS DOCUMENT IN THIS OFFICE.)

   The merger (consolidation) shall be effective on the__________ day of ________________, 19 _________

GOLD SEAL APPEARS ONLY ON ORIGINAL

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6. TO BE COMPLETED BY MICHIGAN PROFIT CORPORATIONS ONLY (Complete either part a or b for each corporation.)

   a) The plan of merger was approved by the unanimous consent of the incorporators of _________________________________________________________
      _________________________________ a Michigan corporation which has not commenced business, has not issued any shares, and has not elected a Board of Directors.

_______________________________________  _______________________________________
      (Signature of Incorporator)              (Signature of Incorporator)

_______________________________________  _______________________________________
      (Signature of Incorporator)             (Signature of Incorporator)

   b) The plan of merger was approved by

      [ ] the Board of Directors of ___________________________________________,
          the surviving Michigan corporation, without approval of the shareholders in accordance with Section 701 of the Act.

      [X] the Board of Directors and the shareholders of the following Michlgan corporation(s) in accordance with Section 703a of the Act:

        CMI International, Inc.                    HL - CMI Holding Co.
---------------------------------------  ---------------------------------------
        (Name of Corporation)                     (Name of Corporation)

By         Richard A. Nawrocki              By        Daniel M. Sandberg
   ------------------------------------     ------------------------------------
   (Signature of President, Vice-           (Signature of President, Vice-
   President, Chairperson or Vice-          President, Chairperson or Vice-
             Chairperson)                             Chairperson)

     Richard A. Nawrocki, President         Daniel M. Sandberg, Vice President
---------------------------------------  ---------------------------------------
     (Type or Print Name and Title)          (Type or Print Name and Title)

7. TO BE COMPLETED BY MICHIGAN NONPROFIT CORPORATIONS ONLY

The plan of merger or consolidation was approved by

[ ] the Borad of Directors and shareholders or members of the following Michigan corporation(s) in accordance with Sections 701 and 703(1) and (2) of the
    Act:

[ ] the Board of Directors of the following Michigan corporation(s) organized on a directorship basis in accordance with Section 703(3) of the Act:

_______________________________________  _______________________________________
         (Name of Corporation)                   (Name of Corporation)

BY ____________________________________  BY ____________________________________
   (Signature of President, Vice-           (Signature of President, Vice-
   President, Chairperson or Vice-          President, Chairperson or Vice-
             Chairperson)                             Chairperson)

_______________________________________  _______________________________________
    (Type or Print Name and Title)            (Type or Print Name and Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                    EXHIBIT A
                                       TO
                       CERTIFICATE OF MERGER/CONSOLIDATION
                                       FOR
                            CMI INTERNATIONAL, INC.
                                       AND
                              HL - CMI HOLDING CO.

         The manner and basis of converting the shares of each of the constituent corporations is as follows:

         1. Each share of HL - CMI Holding Co. issued and outstanding immediately prior to the effectiveness of the merger shall, by virtue of the merger and without any action on the part of the holder thereof, be converted into one share of CMI International, Inc. ("CMI") and such shares shall continue after the effectiveness of the merger.

         2. Each share of CMI issued and outstanding immediately prior to the effectiveness of the merger shall, by virtue of the merger and without any action on the part of the holder thereof, be canceled in exchange for the right to receive case in an amount equal to the (x) the sum of (A) $605,000,000 less
(B) the Funded Debt Amount (as defined below) immediately prior to the effective time of the merger plus (C) cash and cash equivalents immediately prior to the effective time of the merger and less (D) certain expenses of the merger, divided by (y) the number of issued and outstanding shares at the effective time of the merger.

         "Funded Debt Amount" means, as of the data of determination, the liabilities and obligations of CMI (on a consolidated basis) with respect to the outstanding principal amount of all indebtedness for borrowed money plus accrued interest thereof and all fees, expenses, prepayment penalties (but only to the extent such prepayment penalty is required to be paid as a result of the merger and pursuant to the terms of the relevant debt document) and other charges as of such date (but not including the indebtedness of joint ventures of CMI and its subsidiaries).

GOLD SEAL APPEARS ONLY ON ORIGINAL

                       RESTATED ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS
             (Please read information and instructions on last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1. The present name of the corporation is:
                                 CMI International, Inc.

2. The identification number assigned by the Bureau is: 045-155

3. All former names of the corporation are:

                                 Cast Metal Industries, Inc.

4. The date of filing the original Articles of Incorporation was: December 28, 1960

         The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is:

                            CMI International, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed are:

to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE III

The total authorized shares:

     Common Shares  60,000               Preferred shares  -0-

     A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

ARTICLE IV

1. The address of the current registered office is:

   38481 Huron River Drive        Romulus        , Michigan  48174
   ---------------------------------------------            -------------
     (Street Address)             (City)                     (Zip Code)

2. The mailing address of the current registered office if different than above:
                                                 , Michigan
   ---------------------------------------------            ---------------
    (Street Address or P.O.Box)      (City)                  (Zip Code)

3. The name of the current resident agent is: Daniel M. Sandberg

ARTICLE V (Optional, Delete if not applicable)

When a compromise or arrangement of a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. It a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VI (Optional, Delete if not applicable.)

Any action required or permitted by the Act to be taken at an annual or special meeting or shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                   ATTACHMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                             CMI INTERNATIONAL, INC.
                                 CID # 045-155

ARTICLE VII

         Each director of the Corporation shall not be personally liable to the corporation or its shareholders for monetary damages for the breach of the director's fiduciary duty as a director; provided, however, this Article does not eliminate or limit any liability a director may otherwise have for any of the following:

(i) A breach of such director's duty of loyalty to the corporation or its shareholders;

(ii) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

(iii)    A violation of Section 551(1) of the Michigan Business Corporation Act;
         or

(iv) A transaction from which such director derived an improper personal benefit.

Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

GOLD SEAL APPEARS ONLY ON ORIGINAL

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             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date Received                                        (FOR BUREAU USE ONLY)
JUN 21 1999
                                                            FILED
-------------------------------------------
Name
         517-663-2525 Ref # 94118                        JUN 21 1999
Address  Attn: Cheryl J. Bixby                          Administrator
         MICHIGAN RUNNER SERVICE              CORP. SECURITIES & LAND DE. BUREAU

City     P.O. Box 266
         Eaton Rapids, MI 48827               EFFECTIVE DATE: ------------------
 - DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE -

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read Information and instructions on the last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.  The present name of the corporation is: CMI INTERNATIONAL, INC.

2.  The identification number assigned by the Bureau is: 045-155

3.  The location of its registered office is:

30333 Southfield Road                  Southfield, Michigan      48076
--------------------------------------------------            -------------
      (Street Address)                   (City)                 (ZIP Code)

4. Article I of the Articles of Incorporation is hereby amended to read as follows:

    The name of the corporation is HAYES LEMMERZ INTERNATIONAL - CMI, INC.

Article IV of the Articles of Incorporation is hereby amended to read as follows:

1. The address of the registered office is 15300 Centennial Drive, Northville, Michigan 48167.

3.  The name of the resident agent at the registered office is Patrick B. Carey.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

    The foregoing amendment to the Articles of Incorporation was duly adopted on the______day of_____, 19_____, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

         Signed this_______________ day of _____________ , 19 _______.

________________________________________   _____________________________________
              (Signature)                               (Signature)

________________________________________   _____________________________________
         (Type or Print Name)                      (Type or Print Name)

________________________________________   _____________________________________
              (Signature)                              (Signature)

________________________________________   _____________________________________
         (Type or Print Name)                      (Type or Print Name)

6. (FOR PROFIT CORPORATIONS, AND FOR NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATIONS IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

    The foregoing amendment to the Articles of Incorporation was duly adopted on the 30th day of April, 1999 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

    [ ] at a meeting. The necessary votes were cast in favor of the amendment.

    [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
        Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

    [X] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

        Signed this 17th day of June, 1999

        By /s/ W. D. Shovers
          ----------------------------------------------------------------------
         (Signature of President, Vice-President, Chairperson, Vice-Chairperson)

                   William D. Shovers                   Vice-President
          ----------------------------------------------------------------------
                  (Type or Print Name)              (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date Received                            (FOR BUREAU USE ONLY)
JUN 28 1999
                                                           FILED

                                                        JUN 28 1999
-----------------------
517-663-2525 Ref #94366
Attn: Cheryl J. Bixby                                   Administrator
MICHIGAN RUNNER SERVICE                      CORP. SECURITIES & LAND DEV, BUREAU
P.O. Box 266
Eaton Rapids, MI 48827                         EXPIRATION DATE: DECEMBER 31,2004
--------------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE -

                           CERTIFICATE OF ASSUMED NAME
 FOR USE BY CORPORATIONS, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES

           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability company in item one executes the following Certificate:

1. The true name of the corporation, limited partnership, or limited liability company is:

    HAYES LEMMERZ INTERNATIONAL - CMI, INC. [X]

2.  The identification number assigned by the Bureau is: 045-155

3. The location of the corporation or limited liability company registered office in Michigan or the office at which the limited partnership records are maintained is:

    15300 Centennial Drive          Northville       Michigan      48167
    ----------------------------------------------------------------------------
          (Street Address)            (City)          (State)    (ZIP Code)

4.  The assumed name under which business is to be transacted is:

    CMI INTERNATIONAL, INC.

 COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.

         Signed this 17th day of June, 1999

         By /s/ W. D. Shovers
            ---------------------------------------------------
                              (Signature)
         William D. Shovers               Vice President
         -----------------------------------------------------
         (Type or Print Name)         (Type or Print Title)

         _____________________________________________________
                      (Limited Partnership Only [ILLEGIBLE]

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                          BUREAU OF COMMERCIAL SERVICES
--------------------------------------------------------------------------------
Date Received                         (FOR BUREAU USE ONLY)
-------------                                                  FILED
              This document is effective on the
              date filed, unless a subsequent               APR 22 2002
              effective date within 90 days after        CIS Administrator
              received date is stated in the       BUREAU OF COMMERCIAL SERVICES
              document.                                     [ILLEGIBLE]

-----------------------------------------------
Name
        Kelly Brushaber
-----------------------------------------------
Address
         15300 Centennial Drive
-----------------------------------------------
City              State            Zip Code
   Northville       MI              48167                EFFECTIVE DATE:
-----------------------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE -
     IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS AND LIMITED LIABILITY COMPANIES
           (Please read information and instruction on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.  The name of the corporation or limited liability company is:

    Hayes Lemmerz International - CMI, Inc.

2.  The Identification number assigned by the Bureau is: 045-155

3.  a. The name of the resident agent on file with the Bureau is:
       Patrick B. Carey

    b. The location of the registered office on file with the Bureau is:

         15300 Centennial Drive, Northville,  Michigan         48167
         ----------------------------------                -------------
                (Street Address)  (City)                      (ZIP Code)

    c. The mailing address of the above registered office on file with the Bureau is:

         Same as above                       ,  Michigan
         ------------------------------------                ------------
         (Street Address or P.O. Box)  (City)                 (ZIP Code)

  ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.  a. The name of the resident agent is: Patrick C. Cauley

    b. The address of the registered office is:

         15300 Centennial Drive, Northville,  Michigan     48167
         ----------------------------------                -------------
               (Street Address)  (City)                       (ZIP Code)

    c. The mailing address of the registered office IF DIFFERENT THAN 4B is:

                                                Michigan
          -----------------------------------,               ------------
          (Street Address or P.O. Box) (City)                 (ZIP Code)

5.  The above changes were authorized by resolution duly adopted by: 1. ALL
    CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature                   Type or Print Name and Title       Date Signed

/s/ [ILLEGIBLE]             Larry Karenko, Vice President      April 9, 2002

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                                                    EXHIBIT 3.44

                                                                       EXHIBIT A

                                     BY-LAWS

                                       OF

                             CMI INTERNATIONAL, INC.

                             A MICHIGAN CORPORATION

1.       SHAREHOLDERS' MEETING

1.1 ANNUAL MEETING. The annual meeting of the Shareholders shall be held in each year after the expiration of the fiscal year of the Corporation at such time and place as shall be determined by the Board of Directors, for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

1.2 ORDER OF BUSINESS. The order of business at the Annual Meeting of the Shareholders shall be as follows:

                  (a)      Roll call;

                  (b)      Reading of notice and proof of mailing;

                  (c) Annual reports of officers consisting of discussion of: balance sheet as of the end of the preceding fiscal year; statement of income for such fiscal year and, if prepared by the Corporation, a statement of source and application of funds for such fiscal year;

                  (d)      Election of Directors;

                  (e)      Transaction of other business as follows:

                                   Unfinished business
                                   New business; and

                  (f)      Adjournment

provided, that, in the absence of any objection, the presiding officer may vary the order of business at his/her discretion.

1.3 SPECIAL MEETINGS. A Special Meeting of the Shareholders may be called to be held at such time and place as may be designated by the Chairperson of the Board, a majority of the Board of Directors, or not less than an aggregate of ten percent (10%) of the outstanding shares of stock of the Corporation having the right to vote at such Special Meeting.

         Upon receipt of a notification in writing setting forth the time, place and purpose of such proposed Special Meeting, signed by the Chairperson of the Board, a majority of the Board of Directors or not less than an aggregate of ten percent (10%) of the outstanding shares of stock of the Corporation having a right to vote at such Special Meeting, the Secretary of this Corporation shall prepare, sign and mail the notice requisite to such meeting.

1.4 NOTICE OF MEETINGS. Written notice of the time, place and purposes of every meeting of the Shareholders of this Corporation shall be given, either personally or by mail, not less than ten (10) nor more than sixty (60) days before said meeting to each Shareholder of record of the Corporation entitled to vote at such meeting. Notices shall state the authority pursuant to which they are issued as, "by order of" the "Chairperson of the Board", "Board of Directors", or "Shareholders".

1.5 WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of the Shareholders of this Corporation may be waived by telegram, radiogram, cablegram, or other writing either before or after such meeting has been held.

         A Shareholder's attendance at a meeting of Shareholders, in person or by proxy, will result in (a) a waiver of objection to lack of notice or defective notice of the meeting unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

1.6 QUORUM. At every meeting of the Shareholders, the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum. If less than a quorum shall be present at any meeting of Shareholders, those holders of record of outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, may adjourn the meeting from time to time without further notice other than by announcement at the meeting, until a quorum shall have been obtained, at which time any business may be transacted which might have been transacted at the meeting as first convened, had there been a quorum.

1.7 RECORD DATE. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the original date fixed for any meeting of Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case, such Shareholders and

BYLAWS-STANDARD LONG FORM
only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case way be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise after any such record date is fixed as aforesaid. Nothing in this Section shall affect the rights of a Shareholder and his/her transferee or transferor as between themselves.

1.8 INSPECTION OF LIST OF SHAREHOLDERS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the Shareholders entitled to vote at a Shareholders meeting or any adjournment thereof. The list shall:

                  (a) Be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each Shareholder.

                  (b)      Be produced at the time and place of the meeting.

                  (c) Be subject to inspection by any Shareholder during the whole time of the meeting.

                  (d) Be prima facie evidence as to who are the Shareholders entitled to examine the list or to vote at the meeting.

1.9 INSPECTORS OF ELECTION. The Board, in advance of a Shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a Shareholders' meeting may, and on request of a Shareholder entitled to vote thereat shall, appoint one (1) or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat.

         The inspectors shall determine the number of shares outstanding and the voting power of each, the share represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the person presiding at the meeting or a Shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them.

BYLAWS-STANDARD LONG FORM

1.10 VOTING RIGHTS. At all times, each holder of record of the common stock of the Corporation shall be entitled to one vote for each share of common stock standing in his/her name on the books of the Corporation, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of Shareholders set forth elsewhere in this Article. A vote may be cast either orally or in writing as determined by the Chairperson of the meeting.

         When an action other than the election of Directors is to be taken by vote of the Shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon unless a greater vote is required by the Articles of Incorporation or by law. Directors shall be elected by a plurality of the votes cast at an election.

1.11 VOTE BY SHAREHOLDER CORPORATION. Shares standing in the name of another domestic or foreign corporation may be voted by an officer or agent, or by proxy appointed by an officer or agent or by some other person, who by action of its Board or pursuant to its by-laws shall be appointed to vote such shares.

1.12 ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at an Annual or Special Meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if before or after the action all the Shareholders entitled to vote thereon consent thereto in writing.

1.13 ELECTRONIC PARTICIPATION. A Shareholder may participate in a meeting of Shareholders by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

2. SHAREHOLDER INSPECTION OF BOOKS OF ACCOUNT AND STOCK BOOKS: REPORTS TO SHAREHOLDERS

2.1 BOOKS OF ACCOUNT AND STOCK BOOKS. The Corporation shall keep books and records of account and minutes of the proceedings of the Shareholders, Board and Executive Committee, if any, which may be kept in or outside this state. The Corporation shall keep at its registered office, or at the office of its transfer agent in or outside this state, records containing the names and addresses of all Shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record thereof. Any of the books, records or minutes may be in written form or in any other form capable of being converted into written

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form within a reasonable time. The Corporation shall convert into written form without charge any record not in written form upon written request of a person entitled to inspect them.

2.2 FINANCIAL STATEMENTS. Upon written request of a Shareholder, the Corporation shall mail to the Shareholder its balance sheet as of the end of the preceding fiscal year; its statement of income for such fiscal year; and, if prepared by the Corporation, its statement of source and application of funds for such fiscal year.

2.3 EXAMINATION OF RECORDS. Any Shareholder of record, in person or by attorney or other agent, has the right during the usual hours of business to inspect for any proper purpose the Corporation's stock ledger, a list of its Shareholders, and its other books and records, if the Shareholder gives the Corporation written demand describing with reasonable particularity his or her purpose and the records he or she desires to inspect, and the records sought are directly connected with the purpose. A proper purpose shall mean a purpose reasonably related to such person's interest as a Shareholder. The demand shall be delivered to the Corporation at its registered office in this state or at its principal place of business. In every instance where an attorney or other agent shall be the person who seeks to inspect, the demand shall be accompanied by a power of attorney or other writing which authorizes the attorney or other agent to act on behalf of the Shareholder.

3.       SHARES

3.1 CERTIFICATES. Every Shareholder of this Corporation shall be entitled to a certificate of his or her shares signed by the Chairperson of the Board, Vice-Chairperson of the Board, President or a Vice-President and which may also be signed by another officer of the Corporation. Each such certificate shall state on its face that the Corporation is formed under the laws of this state, the name of the person to whom issued, the number and class of Shares, and the designation of the series, if any, which the certificate represents. If a certificate is counter-signed by a transfer agent or registered by a registrar acting on behalf of this Corporation, the signature of any such officers may be facsimile.

3.2 TRANSFER. Shares shall be transferable only on the books of the Corporation by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificates therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely, the fact shall be so expressed in the entry of such transfer.

3.3 SHAREHOLDERS. The Corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim

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to, or interest in, such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, save as may be otherwise provided by statute.

3.4 LIEN FOR STOCKHOLDERS INDEBTEDNESS. The Corporation shall have a lien upon the shares of any holder thereof who is indebted to the Corporation in any way and shall have the right to cancel the holder's right in such amount of the shares as is equivalent to such indebtedness in payment and satisfaction thereof and the discharge of such lien. Further, the Corporation shall have the right to not accept any transfer of shares by the holder thereof which will impair the security of its lien for the balance of the indebtedness then owing by such holder to the Corporation.

3.5 TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint a transfer agent and a registrar of transfer, and way require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers.

3.6 REGULATIONS. The Board of Directors shall have power and authority to make such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for shares of this Corporation.

4.       BOARD OF DIRECTORS

4.1 NUMBER AND TERM OF OFFICE. The business, property and affairs of the Corporation shall be managed by a Board of Directors composed of one (1) or more members who need not be Shareholders. The number of Directors for the Board of Directors shall be determined by a majority vote of the Shareholders. The first Board of Directors shall hold office until the first annual meeting of Shareholders. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the succeeding annual meeting. A Director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal. A Director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a later time as set forth in the notice of resignation.

4.2 INDEPENDENT DIRECTOR. The Shareholders or Board may designate one (1) or more Directors as an independent Director. Any Director so designated shall be entitled to reasonable compensation in addition to compensation paid to directors generally, as determined by the Shareholders, and reimbursement for expenses reasonably related to performance of duties as an independent director. An independent director must be elected by the shareholders and designated as such by the Shareholders; have at least five (5) years of business, legal or financial experience,

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or other equivalent experience; not be, or during the three (3) years prior to being designated an independent director has not been (i) an officer or employee of the Corporation or any affiliate of the Corporation, (ii) engaged in any business transaction for profit or series of transactions for profit involving more than $10,000.00 with the Corporation or any affiliate of the Corporation,
(iii) an affiliate, executive officer, general partner, or member of the immediate family of any person that had the status or engaged in a transaction described in (i) and (ii) above; not propose to enter into a relationship or transaction described in (i) through (iii) above; and not have an aggregate of more than three (3) years of service as a director of the Corporation, whether or not as an independent director.

4.3 VACANCIES. A vacancy occurring in the Board may be filled by the Shareholders or the Board. A vacancy filled by the Board may be filled for a term of office continuing only until the next election of Directors by the Shareholders.

4.4 ANNUAL MEETINGS. At the place of holding the annual meeting of Shareholders and immediately following the same, the Board of Directors as constituted upon final adjournment of such Shareholder meeting shall convene without notice for the purpose of electing officers and transacting any other business properly brought before it; provided, that the annual meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the Directors of such new Board.

4.5 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time determine by resolution of the Board of Directors or by waiver of notice and consent. No notice of regular meetings of the board shall be required.

4.6 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairperson of the Board or a majority of the Directors in office at the time of the call, whenever in his/her or their judgment it may be necessary, by giving reasonable notice, either personally or by mail or telegram, of the time and place of such meeting. Any action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as herein provided.

4.7 WAIVER OF NOTICE. Notice of the time and place of any meeting of the Board of Directors may be waived in writing or by telegram, radiogram, or cablegram, either before or after such meeting has been held. A Director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

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4.8 PURPOSE. Neither the business to be transacted nor the purpose of a regular or special meeting need be specified in the notice or waiver of notice of the meeting.

4.9 ELECTRONIC PARTICIPATION. A Director may participate in a meeting of the Board or of any committee designated by the Board by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

4.10 QUORUM. A majority of the Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. If there shall be less than a quorum present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present. The vote of the majority of the Directors present at any meeting of the Board or committee thereof at which a quorum is present constitutes the action of the Board or of the committee except that amendment of these By-Laws requires the vote of not less than a majority of the members of the Board then in office.

4.11 APPOINTMENT OF COMMITTEES. The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the Directors of the Corporation. The Board may designate one (1) or more rectors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such an absent or disqualified member. A committee, and each member thereof, shall serve at the pleasure of the Board.

4.12 POWERS OF COMMITTEES. A committee designated pursuant to Section 11 of this Article, to the extent provided in the resolution of the Board, may exercise all powers and authority of the Board in management of the business and affairs of the Corporation. However, such a committee does not have power or authority to do any of the following:

                  (a)      Amend the Articles of Incorporation;

                  (b)      Adopt an agreement of merger or consolidation;

                  (c)      Recommend to Shareholders the sale, lease or

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                  exchange of all or substantially all of the Corporation's property and assets;

                  (d) Recommend to Shareholders a dissolution of the Corporation or a revocation of a dissolution;

                  (e)      Amend the By-Laws of the Corporation;

                  (f)      Fill vacancies in the Board of Directors;

                  (g) Fix compensation of the directors for serving on the Board or on a committee; or

                  (h) Declare a distribution, dividend or authorize the issuance of stock (unless the resolution appointing the committee expressly provides that the committee may do so).

4.13 ACTION BY UNANIMOUS WRITTEN CONSENT. Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board or the committee. The consent has the same effect as a vote of the Board or committee for all purposes.

4.14 ELECTION OF OFFICERS. The Board of Directors of the Corporation shall elect or appoint a president, a secretary and a treasurer and may elect or appoint a chairman of the board. None of said officers, except the chairman of the board, need be a director. The Board of Directors shall have the power to appoint such other officers and agents as the board may deem necessary for the transaction of the business of the Corporation, including the power to appoint one or more vice-presidents and one or more attorneys-in-fact.

4.15 COMPENSATION. Reasonable compensation of Directors and Officers may be fixed by the Board irrespective of any personal interest of any of them.

4.16 PAYMENTS TO BE REIMBURSED. Any payment made to an officer or employee or any expense reimbursed on his or her behalf, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the Corporation to the full extent of such disallowance. The Board of Directors shall enforce payment of each such amount disallowed.

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5.       DISTRIBUTIONS TO SHAREHOLDERS

5.1 SOURCES. The Board of Directors shall have the power and authority to authorize the Corporation to make distributions to its Shareholders from any source; provided, that no distribution may be made if, after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business, or the Corporation's total assets would be less than the sum of its total liabilities, plus the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution, if any, of Shareholders whose preferential rights are superior to those receiving the distribution.

5.2 MANNER OF PAYMENT. Distributions may be paid in cash, in property, in obligations of the Corporation.

5.3 SHARE DIVIDENDS. Shares of the Corporation may be issued pro rata and without consideration to the Corporation's Shareholders or to the Shareholders of one (1) or more classes or series.

6.       TRANSACTIONS WITH THE CORPORATION: LOANS TO DIRECTORS, OFFICERS OR
         EMPLOYEES

6.1 INTERESTED DIRECTOR OR OFFICER. A transaction in which a Director or Officer is determined to have an interest shall not, because of the interest, be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a Shareholder or by or in the right of the Corporation if the person interested in the transaction establishes any of the following:

                  (a) The transaction was fair to the Corporation at the time entered into;

                  (b) The material facts of the transaction and the Director's or officer's interest were disclosed or known to the Board, a committee of the Board, or the independent director or directors and the Board, committee or independent director or directors authorized, approved or ratified the transaction;

                  (c) The material facts of the transaction and the Director's or Officer's interest were disclosed or known to Shareholders entitled to vote and they authorized, approved, or ratified the transaction.

6.2 LOANS TO DIRECTORS, OFFICERS OR EMPLOYEES. The Corporation may lend money to, or guarantee an obligation of, or otherwise assist an Officer or employee of the Corporation or of its subsidiary, including an Officer or employee who is a Director of the Corporation or its subsidiary, when, in the judgment of the

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Board, the loan, guaranty or assistance may reasonably be expected to benefit the Corporation or is pursuant to a plan authorizing loans, guarantees, or assistance, which plan the Board has reasonably determined will benefit the Corporation. The loan, guaranty or assistance may be with or without interest, and may be unsecured, or secured in a manner as the Board approves, including without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

7.       OFFICERS

7.1 OFFICERS. The officers of the Corporation shall consist of a president, secretary, treasurer and, if approved by the Board, a chairperson of the Board, one or more vice-presidents and such other officers as may be determined by the Board.

7.2 CHAIRPERSON OF THE BOARD. The Chairperson of the Board shall be selected by and from the membership of the Board of Directors. He/she shall preside at all meetings of the Shareholders and of the Board of Directors.

7.3 PRESIDENT. The President shall be the chief executive officer of the Corporation. He/she shall, subject to the control of the Board of Directors, have general and active management of the business of the Corporation, with such general powers and duties of supervision and management as are usually vested in the office of president of a corporation. He/she shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other powers and duties as may be assigned to him/her by the Board of Directors.

7.4 VICE-PRESIDENTS. The Board of Directors may select one or more vice-president who, subject to the control of the president, shall have such powers and duties as may be assigned to each of them by the Board of Directors.

7.5 SECRETARY. The Secretary shall be selected by the Board of Directors. Subject to the control of the Chairperson of the Board, he/she shall attend all meetings of Shareholders and of the Board of Directors, and shall preserve in books of the Corporation, true minutes of the proceedings of all such meetings. He/she shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

7.6 TREASURER. The Treasurer shall be selected by the Board of Directors. Subject to the control of the President, he/she shall have custody of all corporate funds and securities, and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. He/she shall deposit all monies,

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securities and other valuable effects in the name of the Corporation in such depositories as may be designated for the purpose by the Board of Directors. He/she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairperson of the Board and the Directors at regular meetings of the Board and whenever requested by them and to the President, an account of all his transactions as Treasurer. He/she shall in general perform all duties incident to the office of treasurer, and shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

7.7 TERM; REMOVAL OF OFFICERS AND AGENTS; RESIGNATION. AN officer elected or appointed as herein provided shall hold office for the term for which he or she is elected or appointed and until his/her successor is elected or appointed and qualified, or until his/her resignation or removal. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

8.       EXECUTION OF INSTRUMENTS

8.1 MONEY INSTRUMENTS. All checks, drafts and orders for payment of money shall be signed in the name of the Corporation by such officer(s) or agent(s) and in such manner including the use of facsimile signatures as the Board of Directors shall from time to time designate for that purpose.

8.2 OTHER INSTRUMENTS. The Board of Directors shall have power to designate the officers and agents (or a single officer or agent) who shall have authority to execute any contract, conveyance or other instrument or document on behalf of the Corporation. When the execution of any contract, conveyance or other instrument or document has been authorized without specification of the executing officers, the Chairperson of the Board or President may execute the same in the name and on behalf of the Corporation, or any Vice-President, and the Secretary or Assistant Secretary may execute the same in the name, and on behalf of the Corporation.

9.       INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

9.1 LIMITATION OF PERSONAL LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty. However, this bylaw provision does not eliminate or limit

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the liability of a director for any of the following:

         (a) For any breach of the director's duty of loyalty to the Corporation or its shareholders;

         (b) For acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

         (c) For a violation of Section 551(1} of the Michigan Business Corporation Act;

         (d) For any transaction from which the director derived an improper personal benefit; or

         (e)      For any acts or omissions occurring before March 1, 1987.

9.2 INDEMNIFICATION; ACTIONS BY THIRD PARTIES (OTHER THAN BY STOCKHOLDERS). The Corporation hereby indemnifies any person who was or is a party or is threatened to be made a party to a threatened, pending nor completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

9.3 INDEMNIFICATIONS; ACTIONS BY OR IN RIGHT OF THE CORPORATION (STOCKHOLDER ACTIONS). The Corporation hereby indemnifies a person who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of

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the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. However, indemnification shall not be made for a particular claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances, the person is fairly and reasonably entitled to indemnification for the expenses which the Court considers proper.

9.4 INDEMNIFICATION AGAINST EXPENSES; DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS SUCCESSFUL IN DEFENSE OF PROCEEDINGS OR CLAIMS.

         (a) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in 9.2 or 9.3 or in defense of a claim, issue or matter in the action, suit or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him or her in connection with the action, suit or proceeding and an action, suit or proceeding brought to enforce the mandatory indemnification provided in this Section 9.

         (b) An indemnification under paragraph 9.1 or 9.2, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraph 9.1 or 9.2. This determination shall be made in any of the following ways:

                  (i) By a majority vote of a quorum of the Board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                  (ii) If a quorum described in (i) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than two disinterested directors.

                  (iii)    By independent legal counsel in a written opinion.

                  (iv)     By the shareholders.

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         (c) If a person is entitled to indemnification under paragraph 9.2 or 9.3 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the person is entitled to be indemnified.

9.5 ADVANCE PAYMENT; EXPENSE OF DIRECTOR, OFFICER, EMPLOYEE OR AGENT IN DEFENDING ACTION OR PROCEEDING. Expenses incurred in defending a civil or criminal action, suit or proceeding described in paragraph 9.2 or 9.3 shall be paid by the Corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the expense if it is ultimately determined that the person is not entitled to be indemnified by the Corporation. The undertaking shall be an unlimited general obligation of the person on whose behalf advances are made but need not be secured.

9.6      INDEMNIFICATION NOT EXCLUSIVE.

         (a) The indemnification or advancement of expenses provided under paragraphs 9.1 through 9.5 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

         (b) The indemnification provided for in paragraphs 9.2 through 9.6 continues as to a person who ceases to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of the person.

9.7 MERGER. For purposes of this Article, "Corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting, or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise whether for profit or not shall stand in the same position under the provisions of this paragraph with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

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10.      CORPORATE SEAL

         There shall be no corporate seal.

11.      FISCAL YEAR

         The fiscal year of the Corporation shall end on such date as the Board of Directors shall specify.

12.      AMENDMENT OF BY-LAWS

         These by-laws may be altered, amended, added to, rescinded or repealed by the affirmative vote of a majority of the Shares entitled to vote or, except insofar as exercise of such power shall be contrary to the Articles of Incorporation, by the Board of Directors.

Adopted: December 7, 1995

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                                     BY-LAWS

                                       OF

                             CMI INTERNATIONAL, INC.

                             A Michigan Corporation

                                    ARTICLE I

                              SHAREHOLDERS MEETINGS

         Section 1. Annual Meeting. The Annual Meeting of the shareholders shall be held in each year after the expiration of the fiscal year of the Corporation at such time and place as shall be determined by the Board of Directors, for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

         Section 2. Order of Business. The order of business at the Annual Meeting of the shareholders shall be as follows:

         (a)      Roll call;

         (b)      Reading of notice and proof of mailing;

         (c) Annual reports of officers consisting of discussion of: balance sheet as of the end of the preceding fiscal year; statement of income for such fiscal year and if prepared by the Corporation, a statement of source and application of funds for such fiscal year;

         (d)      Election of Directors;

         (e)      Transaction of other business as follows:

                  Unfinished business
                  New business;

         (f)      Adjournment;

provided that in the absence of any objection, the presiding officer may vary the order of business at his discretion.

         Section 3. Special Meetings. A Special Meeting of the shareholders may be called to be held at such time and place as may be designated by the Chairman of the Board, a majority of the Board of Directors, or not less than an aggregate of ten percent (10%) of the outstanding shares of stock of the corporation having the right to vote at such Special Meeting.

         Upon receipt of a notification in writing setting forth the time, place and purpose of such proposed Special Meeting, signed by the Chairman of the Board, a majority of the Board of Directors or not less than an aggregate of ten percent (10%) of the outstanding shares of stock of the Corporation having a right to vote at such Special Meeting, the Secretary of this Corporation shall prepare, sign and mail the notice requisite to such meeting.

         Section 4. Notice of Meetings. Written notice of the time, place and purposes of every meeting of the shareholders of this Corporation shall be given either personally or by mail not less than ten (10) nor more than sixty
(60) days before said meeting upon each shareholder of record of the corporation entitled to vote at such meeting. Notices shall state the authority pursuant to which they are issued as, "by order of" the "Chairman of the Board", "Board of Directors", or "shareholders".

         Section 5. Waiver of Notice. Notice of the time, place and purpose of any meeting of the shareholders of this Corporation may be waived by telegram, radiogram, cablegram, or other writing either before or after such meeting has been held.

         Attendance of a person at a meeting of shareholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 6. Electronic Participation. A shareholder shall be deemed to be present in person at a meeting of shareholders if such shareholder participates in a meeting of shareholders by a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other and all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants.

         Section 7. Quorum. At every meeting of the shareholders, the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum. If less than a quorum shall be present at any meeting of shareholders, those holders of record of outstanding shares of stock of the corporation entitled to vote at such meeting, present in person or represented by proxy, may adjourn the meeting from time to time without further notice other than by announcement at the meeting, until a quorum shall have been obtained, at which time any business may be transacted which might have been transacted at the meeting as first convened, had there been a quorum.

         Section 8. Record Date. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the original date fixed for any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case, such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise after any such record date is fixed as aforesaid. Nothing in this Section shall affect the rights of a shareholder and his transferee or transferor as between themselves.

         Section 9. Inspection of List of Shareholders. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment thereof. The list shall:

         (a) Be arranged alphabetically within each class and series, with the address of and the number of shares held by each shareholder.

         (b)      Be produced at the time and place of the meeting.

         (c) Be subject to inspection by any shareholder during the whole time of the meeting.

         (d) Be prima facie evidence as to who are the share-holders entitled to examine the list or to vote at the meeting.

         Section 10. Inspectors of Election. The Board, in advance of a shareholders meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one (1) or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat.

         The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them.

         Section 11. Voting Rights. At all times, each holder of record of the common stock of the Corporation shall be entitled to one vote for each share of common stock standing in his name on the books of the Corporation, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of shareholders set forth elsewhere in this Article. A vote may be cast either orally or in writing as determined by the Chairman of the meeting.

         When an action other than the election of Directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon. Directors shall be elected by a plurality of the votes cast at an election.

         Section 12. Vote by Shareholder Corporation. Shares standing in the name of another domestic or foreign corporation may be voted by an officer or agent, or by proxy appointed by an officer or agent or by some other person, who by action of its board or pursuant to its by-laws shall be appointed to vote such shares.

         Section 13. Action by Unanimous Written Consent. Any action required or permitted to be taken at an Annual or Special Meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing.

                                   ARTICLE II

                   SHAREHOLDER INSPECTION OF BOOKS OF ACCOUNT
                    AND STOCK BOOKS: REPORTS TO SHAREHOLDERS

         Section 1. Books of Account and Stock Books. The Corporation shall keep books and records of account and minutes of the proceedings of the shareholders, board and executive committee, if any. The Corporation shall keep at its registered office, or at the office of its transfer agent within or without this state, records containing the names and addresses of all share-holders, the number, class and series of shares held by each and the dates when they respectively became holders of record thereof. Any of such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall convert into written form without charge any such record not in such form upon written request of a person entitled to inspect them.

         Section 2. Financial Statements. Within four months of the end of its fiscal year, the Corporation shall mail to each shareholder its balance sheet as of the end of the preceding fiscal year; its statement of income for such fiscal year; and, if prepared by the Corporation, its statement of source and application of funds for such fiscal year. The same shall be furnished to any shareholder at any time upon written request from such shareholder.

         Section 3. Examination of Stock Books. A person who is a shareholder of record of the Corporation, upon at least ten (10) days' written demand, may examine for any proper purpose in person or by agent or attorney, during usual business hours, its minutes of shareholders meeting and record of shareholders and make extracts therefrom, at the places where they are kept.

         Section 4. Circuit Court. The Corporation recognizes that upon proof by a shareholder of a proper purpose, a circuit court may compel production for examination by the shareholder of the books and records of account, minutes, and record of shareholders of the Corporation, and may allow the shareholder to make extracts therefrom.

                                   ARTICLE III

                                  CAPITAL STOCK

         Section 1. Certificates. Every shareholder of this Corporation shall be entitled to a certificate of his shares signed by the President or Vice president and the secretary or Assistant secretary, certifying the number and class of shares represented by such certificate; provided that where such certificate is signed by a transfer agent acting on behalf of this Corporation, and by a registrar, the signature of any such president, Vice president, secretary or Assistant Secretary may be facsimile.

         Section 2. Transfer. Shares shall be transferable only on the books of the Corporation by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificates therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely, the fact shall be so ex-pressed in the entry of such transfer.

         Section 3. Shareholders. The Corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, save as may be otherwise provided by statute.

         Section 4. Lien for Stockholders Indebtedness. The Corporation shall have a lien upon the capital stock of any holder thereof who is indebted to the Corporation in any way and shall have the right to cancel the holder's right in such amount of the capital stock as is equivalent to such Indebtedness in payment and satisfaction thereof and the discharge of such lien. Further, the Corporation shall have the right to not accept any transfer of capital stock by the holder thereof which will impair the security of its lien for the balance of the indebtedness then owing by such holder to the Corporation.

         Section 5. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and a registrar of transfer, and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers.

         Section 6. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for share of this Corporation.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

         Section 1. Number and Term of Office. The business, property and affairs of the Corporation shall be managed by a Board of Directors composed of one (1) or more members who need not be shareholders. The number of Directors for the Board of Directors shall be determined as three (3) at the time of adoption of these By-Laws, and thereafter, the number of Directors shall be determined from time to time by resolution adopted by a majority of the Board. At each Annual Meeting of shareholders, the shareholders shall elect Directors to hold office until the succeeding Annual Meeting. A Director shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his resignation or removal. A Director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a subsequent time as set forth in the notice of resignation.

         Section 2. Vacancies. A vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A directorship to be filled because of an increase in the number of Directors or to fill a vacancy may be filled by the Board for a term of office continuing only until the next election of Directors by the shareholders.

         Section 3. Organizational Meeting. At the place of holding the Annual Meeting of shareholders and immediately following the same, the Board of Directors as constituted upon final adjournment of such Annual Meeting shall convene without notice for the purpose of electing officers and transacting any other business properly brought before it; provided, that the organizational meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the Directors of such new Board.

         Section 4. Regular Meetings. Regular Meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time determine by resolution of the Board of Directors or by Waiver of Notice and Consent. NO notice of Regular Meetings of the Board shall be required.

         Section 5. Special Meetings. Special Meeting of the Board of Directors may be called by the Chairman of the Board or a majority of the Directors in office at the time of the call, whenever in his or their judgment it may be necessary, by giving reasonable notice, either personally or by mail or telegram, of the time and place of such meeting. Any action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as herein provided.

         Section 6. Waiver of Notice. Notice of the time and place of any meeting of the Board of Directors of this Corporation may be waived in writing or by telegram, radiogram, or cablegram, either before or after such meeting has been held.

         Section 7. Purpose. Neither the business to be transacted nor the purpose of a Regular or Special Meeting need be specified in the notice or waiver of notice of the meeting.

         Section 8. Electronic Participation. A member of the Board or a committee designated by the Board may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

         Section 9. Quorum. A majority of the Directors in office or of the members of a committee thereof at the time of a meeting of the Board shall constitute a quorum for the transaction of business. If there shall be less than a quorum present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present. The acts of a majority of the Directors present at any meeting at which a quorum is present shall be the acts of the Board or of the committee except that amendment of the

By-Laws requires the vote of not less than a majority of the members of the Board then in office.

         Section 10. Appointment of Committees. The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the Directors of the Corporation. The Board may designate one (1) or more Directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such an absent or disqualified member. A committee, and each member thereof, shall serve at the pleasure of the Board.

         Section 11. Powers of Committees. A committee to the extent provided in the resolution of the Board, may exercise all powers and authority of the Board in management of the business and affairs of the Corporation. However, such a committee does not have power or authority to:

         (a)      Amend the Articles of Incorporation;

         (b)      Adopt an agreement of merger or consolidation;

         (c) Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

         (d) Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution;

         (e)      Amend the By-Laws of the Corporation;

         (f)      Fill vacancies in the Board of Directors;

         (g) Fix compensation of the Directors for serving on the Board or on a committee; or

         (h) Declare a stock dividend or authorize the issuance of stock (unless the resolution appointing the committee expressly provided that the committee may do so).

         Section 12. Action by Unanimous Written Consent. Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board or of the committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board or the committee. The consent has the same effect as a vote of the Board or committee for all purposes.

         Section 13. Election of Officers. The Board of Directors of the Corporation shall select a President, a Secretary and a Treasurer and may elect a Chairman of the Board. None of said officers, except the Chairman of the Board, need be a Director. The Board of Directors shall have the power to appoint such other officers and agents as the Board may deem necessary for the trans-action of the business of the Corporation, including the power to appoint one or more Vice Presidents and one or more attorneys-in-fact to convey or deal with corporate real estate.

         Section 14. Removal of Officers and Agents. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

         Section 15. Compensation. Reasonable compensation of Directors and officers may be fixed by the Board.

         Section 16. Payments to be Reimbursed. Any payments made to an officer or employee of the Corporation such as salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the Corporation to the full extent of such disallowance. The Directors shall enforce payment of each amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

                                    ARTICLE V

                             DIVIDENDS AND RESERVES

         Section 1. Sources. The Board of Directors shall have power and authority to declare dividends from the following sources:

         (a)      From Earned Surplus (including current earnings);

         (b) From Capital Surplus (including from appreciation of the value of the assets of the Corporation);

         (c) From any other source or sources which may be permitted by statute.

         Section 2. Manner of Payment. Dividends may be paid in cash, in property, in obligations of the Corporation, or in shares of the capital stock of the Corporation.

         Section 3. Reserves. The Board of Directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves for any proper purpose, as the Board in its discretion shall approve; and the Board shall have power and authority to abolish any reserve created by the Board.

                                   ARTICLE VI

                       TRANSACTIONS WITH THE CORPORATION:
                    LOANS TO DIRECTORS, OFFICERS OR EMPLOYEES

         Section 1. Interested Directors. A contract or other transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and a foreign or domestic corporation, firm or association of any type or kind in which one or more of its directors or officers are directors or officers, or are otherwise interested, is not void or voidable solely because of such common directorship, officership or interest, or Solely because such directors are present at the meeting of the Board or committee thereof which authorizes or approves the contract or transaction, or soley because their votes are counted for such purpose if any of the following conditions is satisfied:

         (a) The contract or other transaction is fair and reasonable to the Corporation when it is authorized, approved or ratified;

         (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the Board or committee and the Board or committee authorizes, approves or ratifies the contract or transaction by a vote sufficient for the purpose without counting the vote of any common or interested director;

         (c) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the shareholders, and they authorize, approve or ratify the contract or transaction.

         Section 2. Loans to Directors, Officers, or Employees. The Corporation may lend money to, or guarantee an obligation of, or otherwise assist an officer or employee of the Corporation or of its subsidiary, including an officer or employee who is a Director of the Corporation or its subsidiary, when, in the judgments of the Board, the loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or assistance may be with or without interest, and may be unsecured or secured in such manner as the Board approves, including without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

                                   ARTICLE VII

                                    OFFICERS

         Section 1. Chairman of the Board. The Chairman of the Board shall be selected by and from the membership of the Board of Directors. He shall preside at all meetings of the shareholders and of the Board of Directors.

         Section 2. President. The president shall be the chief executive officer of the Corporation. He shall, subject to the control of the Board of Directors, have general and active management of the business of the Corporation, with such general powers and duties of supervision and management as are usually vested in the office of president of a corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other powers and duties as may be assigned to him by the Board of Directors.

         Section 3. Vice Presidents. The Board of Directors may select one or more vice presidents who, subject to the control of the President, shall have such powers and duties as may be assigned to each of them by the Board of Directors.

         Section 4. Secretary. The Secretary shall be selected by the Board of Directors. Subject to the control of the Chairman of the Board, he shall attend all meetings of shareholders and of the Board of Directors, and shall preserve in books of the Corporation, true minutes of the proceedings of all such meetings. He shall have such additional powers and duties as may be assigned to him by the Board of Directors.

         Section 5. Treasurer. The Treasurer shall be selected by the Board of Directors. Subject to the control of the President, he shall have custody of all corporate funds and securities, and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. He shall deposit all moneys, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for the purpose by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Directors at regular meetings of the Board and whenever requested by them and to the President, an account of all his transactions as Treasurer. He shall in general perform all duties incident to the office of Treasurer, and shall have such additional powers and duties as may be assigned to him by the Board of Directors.

                                  ARTICLE VIII

                            EXECUTION OF INSTRUMENTS

         Section 1. Money Instruments. All checks, drafts and orders for payment of money shall be signed in the name of the Corporation, and shall be countersigned by such officers or agents and in such manner including the use of facsimile signatures as the Board of Directors shall from time to time designate for that purpose.

         Section 2. Other Instruments. The Board of Directors shall have power to designate the officers and agents who shall have authority to execute any contract, conveyance or other instrument or document on behalf of the Corporation. When the execution of any contract, conveyance or other instrument or document has been authorized without specification of the executing officers, the Chairman of the Board or President may execute the same in the name and on behalf of the Corporation, or any Vice President, and the Secretary or Assistant Secretary may execute the same in the name and on behalf of the Corporation.

                                   ARTICLE IX

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

         Section 1. Indemnification; Actions by Third Parties. The Corporation hereby indemnifies any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. Indemnification; Actions by or in Right of the Corporation. The Corporation hereby indemnifies any person who was or is a party to OR is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 3. Indemnification Against Expenses; Directors, Officers, Employees, or Agents Successful in Defense of Proceedings or Claims.

         1. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 or 2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         2. Any indemnification under sections 1 or 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 1 and 2. Such determination shall be made in either of the following ways:

         (a) By the board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding.

         (b) If such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

         (c)      By the shareholders.

         Section 4. Advance Payment; Expense of Director, Officer, Employee, or Agent in Defending Action or Proceeding. Expenses incurred in defending a civil or criminal action, suit or proceeding described in sections 1 or 2 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (2) of section 3 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

         Section 5. Validity of Indemnification Provisions in Articles, Bylaws, Resolutions, or Agreements. A provision made to indemnify directors or officers in any action, suit or proceeding referred to in sections 1 or 2, whether contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, an agreement or otherwise, shall be invalid only insofar as it is in conflict with sections 1 to 5.

Nothing contained in sections 1 to 5 shall affect any rights to indemnification to which persons other than directors and officers may be entitled by contract or otherwise by law. The indemnification provided in sections l to 5 continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 6. Liability Insurance for Directors, Officers. Employees, or Agents. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under sections 1 to 5.

         Section 7. Definitions. For the purposes of sections 1 to 6 "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Corporation or its shareholders" as referred to in sections 1 and 2.

                                    ARTICLE X

                                 CORPORATE SEAL

         There shall be no corporate seal.

                                   ARTICLE XI

                                   FISCAL YEAR

         The fiscal year of the Corporation shall end on such date as the Board of Directors shall specify.

                                   ARTICLE XII

                              AMENDMENT OF BY-LAWS

         The Board of Directors of the Corporation shall have power to alter, amend, add to, rescind or repeal the By-Laws of the Corporation by the affirmative vote of the majority of the Directors in office.

                                                                    EXHIBIT 3.45

--------------------------------------------------------------------------------
      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
Date Received
JAN 20 1994     Adjusted per telephone               (FOR BUREAU USE ONLY)
                authorization from
--------------------------------------
                David Tennent.                               FILED

                                                          JAN 27 1994

                                                         Administrator
                                                 MICHIGAN DEPARTMENT OF COMMERCE
                                                Corporation & Securities Bureau
--------------------------------------
Name
  David L. Tennent
-----------------------------------------------------
Address
  801 W. Big Beaver Rd, Ste. 500
-----------------------------------------------------
City        State     ZIP Code
    Troy      MI        48084
-----------------------------------------------------     EFFECTIVE DATE:

- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE. -

                       RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
            (Please read information and instructions on last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.   The present name of the corporation is: CMI - PRECISION MOLD, INC.

2.   The corporation identification number assigned by the Bureau is:
     169-300

3.   All former names of the corporation are: MICHIGAN PERMOLD, INC.
                                              MICHIGAN PERMANENT MOLD, INC.
                                              CMI-PERMANENT MOLD, INC.

4.   The data of filing the original Articles of Incorporation was: 6/8/79

     The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is: CMI-PRECISION MOLD, INC.

ARTICLE II

The purpose or purposes for which the corporation is formed are: To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE III

The total authorized shares:

     Common shares 50,000        Preferred shares_____________________________

     A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

ARTICLE IV

1. The address of the current registered office is:

30333 Southfield Road               Southfield     , Michigan        48076
--------------------------------------------------             ----------------
(STREET ADDRESS)                      (CITY)                       (ZIP CODE)

2. The mailing address of the current registered office it different than above:

________________________________________________ , Michigan  ________________
(P.O. BOX)                           (CITY)                       (ZIP CODE)

3. The name of the current resident agent is:   Ray H. Witt

ARTICLE V (Optional. Delete if not applicable.)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VI (Optional. Delete if not applicable.)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written, consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE VII (Additional provisions, if any, may be inserted here; attach additional pages if needed.)

              SEE ADDENDUM ATTACHED HERETO AND MADE A PART HEREOF

5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF
     DIRECTORS: OTHERWISE, COMPLETE SECTION (b)

a.  [ ]   These Restated Articles of Incorporation were duly adopted on the____
          _____ day of________,19_______ , in accordance with the provisions of
          Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

          Signed this________day of_______________________________ , 19________

          _______________________________  ____________________________________

          _______________________________  ____________________________________

    (SIGNATURES OF INCORPORATORS: TYPE OR PRINT NAME UNDER EACH SIGNATURE)

b.  [x]   These Restated Articles of Incorporation were duly adopted on the 14TH day of JANUARY, 1994, in accordance with the provisions of Section 642 of the Act and: (check one of the following)

          [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of incorporation only restate and integrate and do not further amend the provisions of the Articles of incorporation as heretofore amended and there is no material discrepency between those provisions and the provisions of these Restated Articles.

          [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

          [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of incorporation.)

          [x] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

                                Signed this 14 day of January, 1994

                                By /s/ Richard A. Nawrocki
                                   -----------------------
                                        (SIGNATURE)

                                Richard A. Nawrocki         Vice President
                                --------------------     ---------------------
                                (TYPE OR PRINT NAME)     (TYPE OR PRINT TITLE)

GOLD SEAL APPEARS ONLY ON ORIGINAL

              ATTACHMENT TO RESTATED ARTICLES OF INCORPORATION OF
                            CMI-PRECISION MOLD, INC.

ARTICLE VII

(1) A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for a violation of Section 551(1) of the Michigan Business Corporation Act; (d) for any transaction from which the director derived an improper personal benefit; or (e) for any act or omission occurring prior to the date of the approval of this Article. In the event the Michigan Business Corporation Act is amended after the approval of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended. Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal, modification or adoption.

(2) Directors and officers of the corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether formal or informal and whether brought by or in the name of the corporation, a subsidiary or otherwise) arising out of: (a) any actual or alleged act or omission at any time as a director or officer of the corporation, a subsidiary, or any organization for which the person is serving at the request of the corporation; (b) their past, present or future status as a director of officer of the corporation, a subsidiary or any organization for which the person is serving at the request of the corporation. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The provisions of this Article shall be applicable to directors and officers who have ceased to render such service and shall inure to the benefit of their heirs, executors and administrators. The right of indemnity provided herein shall not be exclusive, and the corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the board of directors of the corporation may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader or otherwise different than those set forth in the Michigan Business Corporation Act.

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date Received                  (FOR BUREAU USE ONLY)
OCT 07 1996
-----------
                                                       FILED

                                                    OCT 08 1996

                                                   Administrator
                                    MI DEPT. OF CONSUMER & INDUSTRY SERVICES
                                CORPORATION SECURITIES & LAND DEVELOPMENT BUREAU

         EXPIRATION DATE: DECEMBER 31, 2001
--------------------------------------------------------------------------------
                     CERTIFICATE OF RENEWAL OF ASSUMED NAME
                            FOR USE BY CORPORATIONS
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations) or Act 162, Public Acts of 1982 (nonprofit corporations), the corporation in item one executes the following Certificate:

1. The corporate name, resident agent, and mailing address of its registered office are:

         CMI-PRECISION MOLD, INC.
         RAY H. WITT                                             169300
         30333 SOUTHFIELD                                ---------------------
         SOUTHFIELD MI 48076                             Identification Number

2.   The assumed name under which business is transacted is:

          CMI-PERMANENT MOLD

3. The registration of the assumed name is extended for a period expiring on December 31 of the fifth full calendar year following the year in which this renewal is filed, unless sooner terminated.

          Signed this 3rd day of October, 1996

          By /s/ Larry D. Schwentor
             ----------------------------
                 (Signature)

           Larry D. Schwentor      Corporate Secretary
          --------------------    ---------------------
          (Type of Print Name)    (Type of Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

                        CORPORATION INFORMATION UPDATE

                            (formerly Annual Report)

                                      1998

[ ] TO CERTIFY THERE ARE NO CHANGES FROM YOUR PREVIOUS FILLING CHECK THIS BOX
    AND SKIP TO ITEM 6. FILING FEE: $15.00

                               FOR BUREAU USE ONLY

     169300            THE OFFICE IS LOCATED AT:  RETURN TO:
                            6546 MERCANTILE WAY      MICHIGAN DEPARTMENT OF
                            LANSING MI 48910         CONSUMER AND INDUSTRY
                            (517) 334-6300           SERVICES CORPORATION,
IDENTIFICATION NUMBER                                SECURITIES AND LAND
                                                     DEVELOPMENT BUREAU
                                                     P.O. BOX 30057
                                                     LANSING MI 48909-7557
-------------------------------------------------------------------------------
Corporate Name and Mailing Address
         CMI-PRECISION MOLD, INC.
         30333 SOUTHFIELD
         SOUTHFIELD MI 48076

                                                 FILED BY DEPARTMENT JUN 30 1998
--------------------------------------------------------------------------------
Registered Office Address in Michigan - NO., STREET, CITY, ZIP    Resident Agent
     30333 SOUTHFIELD                                               RAY H. WITT
     SOUTHFIELD                                     48076
--------------------------------------------------------------------------------
IF THERE ARE CHANGES FROM YOUR PREVIOUS FILING, YOU MUST COMPLETE ITEMS 1 THROUGH 6.
--------------------------------------------------------------------------------
1. Mailing address of registered              2. Resident Agent if different
   office if different that preprinted           than above
   information above                                  Richard A. Nawrocki
--------------------------------------------------------------------------------
3. Address of registered office if different than preprinted information above - NO., STREET, CITY, ZIP
--------------------------------------------------------------------------------
4. Describe the general nature and kind of business in which the corporation is engaged:

----------------------------------------------------------------------------------------------
5.                      NAME                           BUSINESS OR RESIDENCE ADDRESS
----------------------------------------------------------------------------------------------
           President
                   Richard A. Nawrocki          30333 Southfield Rd.     Southfield, MI 48076
           -----------------------------------------------------------------------------------
           Vice President
   if              Robert Fiolek                30333 Southfield Rd.     Southfield, MI 48076
different  -----------------------------------------------------------------------------------
  than     Secretary
President          Larry Schwentor              30333 Southfield, Rd.    Southfield, MI 48076
           -----------------------------------------------------------------------------------
           Treasurer
           & Vice President  Renee Weinman      30333 Southfield Rd.     Southfield, MI 48076
----------------------------------------------------------------------------------------------
           Director
   if              Ray H. Witt                  30333 Southfield Rd.     Southfield, MI 48076
different  -----------------------------------------------------------------------------------
   them    Director
  Office           Robert Herr                  30333 Southfield Rd.     Southfield, MI 48076
           -----------------------------------------------------------------------------------
           Director
                   Gary F. Ruff                 30333 Southfield Rd.     Southfield, MI 48076

The corporation states that the address of its registered office and the address of the business office of its resident agent are identical. Any changes were authorized by resolution duly adopted by its board of directors.

If space is insufficient, you may include additional pages. PLEASE DO NOT STAPLE ADDITIONAL PAGES TO THIS REPORT. ENCLOSE $15.00 MADE PAYABLE TO THE STATE OF MICHIGAN. THIS REPORT MUST BE FILED ON OR BEFORE MAY 15

6. Signature of an authorized      Title                 Date
   officer or agent of the
   corporation                     Secretary            5/11/98

/s/ [ILLEGIBLE]

Required by Section 911 Act 284, Public Acts of 1972, as amended, Failure to file this report may result in the dissolution of the corporation.

                                                                     MAY 14 1998
GOLD SEAL APPEARS ONLY ON ORIGINAL

C&S 515(Rev. 6/96)
--------------------------------------------------------------------------------
             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date Received                                   (FOR BUREAU USE ONLY)
     JUN 21 1999
---------------------

-------------------------------------
Name                                                        FILED

      Ph. 517--663--2525 Ref. # 94118                    JUN 21 1999

Add   Attn: Chery1 J. Bixby                             Administrator
      MICHIGAN RUNNER SERVICE                CORP. SECURITIES & LAND DEV. BUREAU
      P.O. Box 266
City  Eaton Rapids, MI 48827                     EFFECTIVE DATE:
-------------------------------------
- Document will be returned to the name and address you enter above -

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read Information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: CMI - PRECISION MOLD, INC.

2. The identification number assigned by the Bureau is: [169-300]

3. The location of its registered office is:

30333 Southfield Road             Southfield      Michigan        48076
----------------------------------------------,                ----------------
(Street Address)                    (City)                      (Zip Code)

4. Article I of the Articles of incorporation is hereby amended to read as follows: The name of the corporation is HAYES LEMMERZ INTERNATIONAL - BRISTOL., INC.

Article IV of the Articles of Incorporation is hereby amended to read as follows:

1. The address of the registered office is 15300 Centennial Drive, Northville, Michigan 48167.

3. The name of the resident agent at the registered office is Patrick B. Carey.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

   The foregoing amendment of the Articles of incorporation was duly adopted on the ___________ day of ___________ , 19 ___________ , In accordance with the provisions of the Act by the unanlmous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

 Signed this ________ day of ______________, 19 ___________.

_________________________________      ______________________________________
          (Signature)                                (Signature)

_________________________________      ______________________________________
      (Type or Print Name)                      (Type or Print Name)

_________________________________      ______________________________________
          (Signature)                                (Signature)

_________________________________      ______________________________________
     (Type or Print Name)                       (Type or Print Name)

6. (FOR PROFIT CORPORATIONS, AND FOR NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

   The foregoing amendment to the Articles of Incorporation was duly adopted on the 30th day of April, 1999 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation(check one of the following)

   [ ] at a meeting. The necessary votes were cast in favor of the amendment.

   [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
       Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note:
       Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

   [x] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or
       Section 407(2) of the Act if a profit corporation.

                       Signed this 17th day of June, 1999
                       By /s/ [ILLEGIBLE]
                         ---------------------
    (Signature of President, Vice-President, Chairperson, Vice-Chairperson)

       William D. Shovers                              Vice-President
      --------------------                         ---------------------
      (Type or Print Name)                         (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date Received            (FOR BUREAU USE ONLY)
JUN 28 1999
                                                            FILED

                                                           JUN 28 1999

                                                          Administrator
                                             CORP. SECURITIES & LAND DEV. BUREAU
----------------------------
Ph. 517-663-2525 Ref #94366
Attn: Cheryl J. Bixby
MICHIGAN RUNNER SERVICE
P. O. Box 266
Eaton Rapids, MI 48827                        EXPIRATION DATE: DECEMBER 31, 2004
----------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE -

                          CERTIFICATE OF ASSUMED NAME
 FOR USE BY CORPORATIONS, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions of reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability company in item one executes the following Certificate:

1. The true name of the corporation, limited partnership, or limited liability company is: HAYES LEMMERZ INTERNATIONAL, BRISTOL--INC.

2.   The Identification number assigned by the bureau is: 169-300

3. The location of the corporation of limited liability company registered office in Michigan or the office at which the limited partnership records are maintained is:

15300 Centennial Drive          Northville           Michigan      48167
--------------------------------------------------------------------------------
  (Street Address)                (City)              (State)    (ZIP Code)

4.   The assumed name under which business is to be transacted is:

     CMI - PRECISION MOLD, INC. [X]

  COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.

                        Signed this 17th day of June 1999

                        By /s/ William D. Shovers
                           ------------------------------------------
                                (Signature)

                       William D. Shovers                  Vice President
                       ------------------------------------------------------
                      (Type or Print Name)          (Type or Print Title)

                       ------------------------------------------------------
                                     [ILLEGIBLE]

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
               MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
               BUREAU OF COMMERCIAL SERVICES, CORPORATION DIVISION
--------------------------------------------------------------------------------
Date Received            (FOR BUREAU USE ONLY)
SEP 27 2001
-------------------
                                                        FILED

                                                     OCT 01 2001

                                                    Administrator
                                        MI DEPT. OF CONSUMER & INDUSTRY SERVICES
                                              BUREAU OF COMMERCIAL SERVICES

                       EXPIRATION DATE: DECEMBER 31, 2006
--------------------------------------------------------------------------------

                     CERTIFICATE OF RENEWAL OF ASSUMED NAME
                            FOR USE BY CORPORATIONS
           (PLEASE READ INFORMATION AND INSTRUCTIONS ON REVERSE SIDE)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations) or Act 162, Public Acts of 1982 (nonprofit corporations), the corporation in item one executes the following Certificate:

1. The corporate name, resident agent, and mailing address of the registered office are:

     HAYES LEMMERZ INTERNATIONAL - BRISTOL, INC.
     PATRICK B CAREY
     15300 CENTENNIAL DR
     NORTHVILLE MI 48167
                                                                 169300
                                                         -----------------------
                                                          Identification Number

2.   The assumed name under which business is transacted is:
     CMI-PERMANENT MOLD [X]

3. The registration of the assumed name is extended for a period expiring on December 31 of the fifth full calendar year following the year in which this renewal is filed, unless sooner terminated.

4.   The document is hereby signed as required by the Act.

          Signed this 20th day of September, 2001

          By /s/ William D. Shovers
             ---------------------------------------------
            (Signature of an Authorized Officer or Agnet)

             William D. Shovers, Vice President
             ------------------------------------
                     (Type or Print Name)

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                         BUREAU OF COMMERCIAL SERVICES
--------------------------------------------------------------------------------
Date Received             (FOR BUREAU USE ONLY)
4/9/02
-------------
              This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

                                                          FILED

                                                      APR 09 2002

                                                     Administrator
Name                                    MI DEPT. OF CONSUMER & INDUSTRY SERVICES
    Kelly Brushaber                          BUREAU OF COMMERCIAL SERVICES
---------------------------------------
Address
   15300 Centennial Drive
---------------------------------------
City              State        ZIP Code
   Northville      MI           48167        EFFECTIVE DATE:
---------------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE -
     IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OR RESIDENT AGENT FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1. The name of the corporation or limited liability company is:
   Hayes Lemmerz  International - Bristol, Inc.

2. The Identification number assigned by the Bureau is: 169-300

3. a. The name of the resident agent on file with the Bureau is:
      Patrick B. Carey

   b. The location of the registered office on file with the Bureau is:

      15300 Centennial Drive, Northville    ,   Michigan        48167
   -----------------------------------------             -------------------
          (State Address)          (City)                    (ZIP Code)

   c. The mailing address of the above registered office on file with the Bureau is:

                   Same as above
      -------------------------------------------,  Michigan ___________________
     (Street Address or P.O. Box)      (City)                    (ZIP Code)

  ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4. a. The name of the resident agent is: Patrick C. Cauley

   b. The address of the registered office is:

       15300 Centennial Drive, Northville       , Michigan    48167
       -----------------------------------------          ------------
           (Street Address)    (City)                      (ZIP Code)

   c. The mailing address of the registered office IF DIFFERENT THAN 4B is.

   ____________________________________________ , Michigan_____________________
        (Street Address or P.O. Box)    (City)                 (ZIP Code)

5. The above changes wore authorized by resolution duly adopted by: 1. ALL
   CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3, LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature                     Type or Print Name and Title       Date Signed
[ILLEGIBLE]                   Larry Karenko, Vice president      April 9, 2002

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                                                    EXHIBIT 3.46

                                     BY-LAWS

                                       OF

                            CMI-PRECISION MOLD, INC.

                             A MICHIGAN CORPORATION

                    (INCLUDING ALL AMENDMENTS AS OF 1/14/94)

1.       SHAREHOLDERS' MEETING

         1.1 ANNUAL MEETING. The annual meeting of the Shareholders shall be held in each year after the expiration of the fiscal year of the Corporation at such time and place as shall be determined by the Board of Directors, for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

         1.2 SPECIAL MEETINGS. A Special Meeting of the Shareholders may be called to be held at such time and place as may be designated by the Chairperson of the Board, a majority of the Board of Directors, or not less than an aggregate of ten percent (10%) of the outstanding shares of stock of the Corporation having the right to vote at such Special Meeting.

         1.3 NOTICE OF MEETINGS. Written notice of the time, place and purposes of every meeting of the Shareholders of this Corporation shall be given, either personally or by mail, not less than ten (10) nor more than sixty
(60) days before said meeting to each Shareholder of record of the Corporation entitled to vote at such meeting. Notices shall state the authority pursuant to which they are issued as, "by order of" the "Chairperson of the Board", "Board of Directors", or "Shareholders".

         1.4 WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of the Shareholders of this Corporation may be waived by telegram, radiogram, cablegram, or other writing either before or after such meeting has been held.

                  A Shareholder's attendance at a meeting of Shareholders, in person or by proxy, will result in (a) a waiver of objection to lack of notice or defective notice of the meeting unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

         1.5 QUORUM. At every meeting of the Shareholders, the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum.

         1.6 RECORD DATE. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the original date fixed for any meeting of Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case, such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise after any such record date is fixed as aforesaid. Nothing in this Section shall affect the rights of a Shareholder and his/her transferee or transferor as between themselves.

         1.7 VOTING RIGHTS. At all times, each holder of record of the common stock of the Corporation shall be entitled to one vote for each share of common stock standing in his/her name on the books of the Corporation, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of Shareholders set forth elsewhere in this Article.

         1.8 VOTE BY SHAREHOLDER CORPORATION. Shares standing in the name of another domestic or foreign corporation may be voted by an officer or agent, or by proxy appointed by an officer or agent of such corporation.

         1.9 ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at an Annual or Special Meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if before or after the action all the Shareholders entitled to vote thereon consent thereto in writing.

         1.10 ELECTRONIC PARTICIPATION. A Shareholder may participate in a meeting of Shareholders by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

2.       SHARES

         2.1 CERTIFICATES. Every Shareholder of this Corporation shall be entitled to a certificate of his or her shares signed by the Chairperson of the Board, Vice-Chairperson of the Board, President or a Vice-President and which may also be signed by another officer of the Corporation. Each such certificate shall state on its face that the Corporation is formed under the laws of this state, the name of the person to whom issued, the number and class of Shares, and the designation of the series, if any, which the certificate represents.

3.       BOARD OF DIRECTORS

         3.1 NUMBER AND TERM OF OFFICE. The business, property and affairs of the Corporation shall be managed by a Board of Directors composed of one (1) or more members who need not be Shareholders. The number of Directors for the Board of Directors shall be determined by a majority vote of the Shareholders. The first Board of Directors shall hold office until the first annual meeting of Shareholders. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the succeeding annual meeting. A Director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal. A Director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a later time as set forth in the notice of resignation.

         3.2 VACANCIES. A vacancy occurring in the Board may be filled by the Shareholders or the Board. A vacancy filled by the Board may be filled for a term of office continuing only until the next election of Directors by the Shareholders.

         3.3 ANNUAL MEETINGS. At the place of holding the annual meeting of Shareholders and immediately following the same, the Board of Directors as constituted upon final adjournment of such Shareholder meeting shall convene without notice for the purpose of electing officers and transacting any other business properly brought before it; provided, that the annual meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the Directors of such new Board.

         3.4 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of

Directors shall from time to time determine by resolution of the Board of Directors or by waiver of notice and consent. No notice of regular meetings of the board shall be required.

         3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairperson of the Board or a majority of the Directors in office at the time of the call, whenever in his/her or their judgment it may be necessary, by giving reasonable notice, either personally or by mail or telegram, of the time and place of such meeting. Any action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as herein provided.

         3.6 WAIVER OF NOTICE. Notice of the time and place of any meeting of the Board of Directors may be waived in writing or by telegram, radiogram, or cablegram, either before or after such meeting has been held. A Director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         3.7 PURPOSE. Neither the business to be transacted nor the purpose of a regular or special meeting need be specified in the notice or waiver of notice of the meeting.

         3.8 ELECTRONIC PARTICIPATION. A Director may participate in a meeting of the Board or of any committee designated by the Board by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

         3.9 QUORUM. A majority of the Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. If there shall be less than a quorum present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present. The vote of the majority of the Directors present at any meeting of the Board or committee thereof at which a quorum is present constitutes the action of the Board or of the committee except that amendment of these By-Laws requires the vote of not less than a majority of the members of the Board then in office.

         3.10 ACTION BY UNANIMOUS WRITTEN CONSENT. Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board or the committee. The consent has the same effect as a vote of the Board or committee for all purposes.

         3.11 ELECTION OF OFFICERS. The Board of Directors of the Corporation shall elect or appoint a president, a secretary and a treasurer and may elect or appoint a chairman of the board. None of said officers, except the chairman of the board, need be a director. The Board of Directors shall have the power to appoint such other officers and agents as the board may deem necessary for the transaction of the business of the Corporation, including the power to appoint one or more vice-presidents and one or more attorneys-in-fact.

4.       OFFICERS

         4.1 OFFICERS. The officers of the Corporation shall consist of a president, secretary, treasurer and, if approved by the Board, a chairperson of the Board, one or more vice-presidents and such other officers as may be determined by the Board.

         4.2 CHAIRPERSON OF THE BOARD. The Chairperson of the Board shall be selected by and from the membership of the Board of Directors. He/she shall preside at all meetings of the Shareholders and of the Board of Directors.

         4.3 PRESIDENT. The President shall be the chief executive officer of the Corporation. He/she shall, subject to the control of the Board of Directors, have general and active management of the business of the Corporation, with such general powers and duties of supervision and management as are usually vested in the office of president of a corporation. He/she shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other powers and duties as may be assigned to him/her by the Board of Directors.

         4.4 VICE-PRESIDENTS. The Board of Directors may select one or more vice-president who, subject to the control of the president, shall have such powers and duties as may be assigned to each of them by the Board of Directors.

         4.5 SECRETARY. The Secretary shall be selected by the Board of Directors. Subject to the control of the Chairperson of the Board, he/she shall attend all meetings of Shareholders and of the Board of Directors, and shall preserve in books of the Corporation, true minutes of the proceedings of all such meetings. He/she shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

         4.6 TREASURER. The Treasurer shall be selected by the Board of Directors. Subject to the control of the President, he/she shall have custody of all corporate funds and securities, and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. He/she shall deposit all monies, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for the purpose by the Board of Directors. He/she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairperson of the Board and the Directors at regular meetings of the Board and whenever requested by them and to the President, an account of all his transactions as Treasurer. He/she shall in general perform all duties incident to the office of treasurer, and shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

         4.7 TERM; REMOVAL OF OFFICERS AND AGENTS; RESIGNATION. An officer elected or appointed as herein provided shall hold office for the term for which he or she is elected or appointed and until his/her successor is elected or appointed and qualified, or until his/her resignation or removal. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

5.       EXECUTION OF INSTRUMENTS

         5.1 MONEY INSTRUMENTS. All checks, drafts and orders for payment of money shall be signed in the name of the Corporation by such officer(s) or agent(s) and in such manner including the use of facsimile signatures as the Board of Directors shall from time to time designate for that purpose.

         5.2 OTHER INSTRUMENTS. The Board of Directors shall have power to designate the officers and agents (or a single officer or agent) who shall have authority to execute any contract, conveyance or other instrument or document on behalf of the Corporation. When the execution of any contract, conveyance or other instrument or document has been authorized without specification of the executing officers, the Chairperson of the Board or President may execute the same in the name and on behalf of the Corporation, or any Vice-President, and the Secretary or Assistant Secretary may execute the same in the name and on behalf of the Corporation.

6.       INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

         6.1 THIRD-PARTY PROCEEDING. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

         6.2 DERIVATIVE SHAREHOLDER LIABILITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders; except that no indemnification shall be made for any claim, issue or matter in which the person has been found liable to the Corporation except to the extent ordered by a court of competent jurisdiction.

7.       AMENDMENT OF BY-LAWS

         These by-laws may be altered, amended, added to, rescinded or repealed by the affirmative vote of a majority of the Shares entitled to vote or, except insofar as exercise of such power shall be contrary to the Articles of Incorporation, by the Board of Directors.

                                                                    EXHIBIT 3.47


--------------------------------------------------------------------------------
      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
(FOR BUREAU USE ONLY)                                            Date Received

                                      FILED                       JUN 8 1987
                                                            --------------------
                                   JUN 22 1987
                                                            --------------------
                                 Administrator
                        MICHIGAN DEPARTMENT OF COMMERCE     --------------------
                         Corporation & Securities Bureau
--------------------------------------------------------------------------------
                       RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS

   (Please read instructions and Paperwork Reduction Act notice on last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

1. The present name of the corporation is: CMI - CAST PARTS, INC.

2. The corporation identification number (CID) assigned by the Bureau is:
   103-954

3. All former names of the corporation are:

                                           CMI - Cadillac, Inc.
                                           Cadillac Malleable Iron Company

4. The date of filing the original Articles of Incorporation was: June 1, 1922

   The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is: CMI-CAST PARTS, INC.

ARTICLE II

The purpose or purposes for which the corporation is organized are:

      to engage in an activitity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE III

The total authorized capital stock is:

1. Common shares 5,000 Par Value Per Share $50.00

   Preferred shares___________________ Par Value Per Share $______________

and/or shares without par value as follows:

2. Common shares______________________ Stated Value Per Share $_____________

   Preferred shares ________________Stated Value Per Share $________________

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

     Shareholders shall have no preemptive right to subscribe for additional shares.

ARTICLE IV

1. The address of the current registered office is:

    230 Tenth Street               Cadillac     , Michigan   49601
    --------------------------------------------           ------------
    (Street Address)                (City)                  (ZIP Code)

2. The mailing address of the current registered office if different than above:

    ------------------------------------------- , Michigan --------------------
     (P.O. Box)                   (City)                         (ZIP Code)

3.  The name of the currant resident agent is: Barbara Brehm

ARTICLE V (OPTIONAL. DELETE IF NOT APPLICABLE.)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE VI (Optional. Delete if not applicable.)

Any action required or permitted by the act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

    Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

ARTICLE VII (Additional provisions, if any, may be inserted here; attach additional pages if needed.)

SEE ATTACHED PAGE

5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b)

   a. [ ] These Restated Articles of incorporation were duly adopted on the_____ day of__________, 19____, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

          Signed this______ day of __________________________________, 19_______
       _________________________________  ______________________________________
       _________________________________  ______________________________________
       (Signature of all incorporators; type or print name under each signature)

   b. [x] These Restated Articles of incorporation were duly adopted on the 20th day of May, 1987, in accordance with the provisions of Section 642 of the Act and: (check one of the following)

      [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

      [x] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

      [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note:
          Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

      [ ] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(3) of the Act.

                                 Signed this 20th day of May, 1987

                                 By /s/ Ray H. Witt
                                    --------------------------------------------
                                       (Signature)

                                    Ray H. Witt                   President
                                    --------------------------------------------
                                           (Type or Print Name and Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

DOCUMENT WILL BE RETURNED TO NAME AND MAILING     Name of person or organization
ADDRESS INDICATED IN THE BOX BELOW.               remitting fees:
Include name,street and number (or P. O. box),
city, state and ZIP code.
                                                  ______________________________

                                                  ______________________________

                                                  Preparer's name and business
David L. Tennent                                  telephone number:
801 W. Big Beaver, Ste. 500
Troy, MI 48084                                    David L. Tennent

                                                  (313) 362-1300

                          INFORMATION AND INSTRUCTIONS

1. This form is issued under the authority of Act 284, P.A. of 1972, as amended. The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

2.   Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

     Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

4. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

5. Item 2 -- Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

6 The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

7. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

8. If the restated articles are adopted before the first meeting of the board of directors, this document must be signed in ink by all of the incorporators. If the restated articles merely restate and integrate the articles, but do not amend, this document must be signed in ink by an authorized officer or agent of the corporation. If the restated articles amend the articles of incorporation, this document must be signed in ink by the president, vice-president, chairperson, or vice-chairperson.

9.   FEES: Filing fee (Make remittance payable to State of Michigan)......$10.00

           Franchise fee (payable only if authorized capital stock has increased) -- 1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock.

10.  Mail form and fee to:

        Michigan Department of Commerce, Corporation and Securities Bureau, Corporation Division, P. O. Box 30054, Lansing, MI 48909, Telephone
        (517) 373-0493

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                 ATTACHMENT TO
                     RESTATED ARTICLES OF INCORPORATION OF
                              CMI-CAST PARTS, INC.
                                  CID # 103-954

ARTICLE VII

                  A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty. However, this provision does not eliminate or limit the liability of a director for any of the following reasons:

         (i) A breach of the director's duty of loyalty to the Corporation or its shareholders.

         (ii) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of the law.

         (iii) A violation of section 551(1) of the Michigan Business Corporation Act.

         (iv) A transaction from which the director derived an improper personal benefit.

         (v) An act or ommission occurring on or before the filing of these Restated Articles of Incorporation.

GOLD SEAL APPEARS ONLY ON ORIGINAL

                              FOR BUREAU USE ONLY

                                          914E#2612  0123  P-[ILLEGIBLE]  $15.00
                                          914E#2612  0123  ORG&FI          $5.00


                1991 MICHIGAN ANNUAL REPORT - PROFIT CORPORATIONS
               (Please read instructions before completing form)

         This report shall be filled by all profit corporations no later than May 15, 1991, showing the corporate condition at the close of business on December 31 or upon the date of the close of the latest fiscal year next preceding the time for filing. ONLY those corporations incorporated or admitted after December 31, 1990 and before May 15, 1991 are exempt from filing. The report is required in accordance with the provisions of Section 911, Act 284, Public Acts of 1972, Penalties may be assessed under the Act for failure to file,

--------------------------------------------------------------------------------
This Report Must be          Report of Condition on            Corporation
filled before May 16, 1991   December 31, 1990 or __________   Number 103954
--------------------------------------------------------------------------------
 1. Corporate Name
                   CMI-CAST PARTS, INC.
                   230 TENTH ST., POB 40
                   CADILLAC                MI                   7
                                  49601                         8
                                                                9
--------------------------------------------------------------------------------
2. Resident Agent - do not alter   4. Federal Employer No.  5. Term of Existence
preprinted Information in this
item or item 3.

BARBARA BREHM                                                      PERPETUAL
--------------------------------------------------------------------------------
3. Registered Office         6. Incorporation Date    7. State of incorporation
Address in Michigan -
No., Street, City, Zip             06/01/1922                     MI
                                ------------------------------------------------

230 TENTH ST.,POB 40         8. Date of Admittance    9. Act Under Which
CADILLAC        49601             (Foreign Corp.)        Incorporated (if other
                                                         than  1931, P.A. 327
                                                         or 1972, P.A. 284)

                                                                084-1921
--------------------------------------------------------------------------------

10. COMPLETE THIS SECTION ONLY IF THE RESIDENT AGENT IN ITEM 2 OR THE REGISTERED OFFICE IN ITEM 3 HAS CHANGED.

--------------------------------------------------------------------------------

a. The name of the successor resident agent is:  FILED BY DEPARTMENT FEB 01 '91

b. The address of the registered office is changed to:

   1500 Fourth Avenue, P. O. Box 40, Cadillac, Michigan        49601
   -------------------------------------------                 -----
   (street Address)                 (City)                   (ZIP Code)

c. The mailing address of the registered office if different that 10b. is:

   ____________________________________________ , Michigan _____________________
    (Address)                       (City)                         (ZIP Code)

 ADD # 5.00 TO THE #15.00 ANNUAL REPORT FILING FEE IF THIS SECTION IS COMPLETED

11. Corporate Stock Report - Total Authorized Shares (not merely outstanding).

----------------------------------------------------------------------------------------------
                                                            Amount               Amount
 Type of Stock         No. of Shares Authorized           Subscribed            paid-in
    COMMON                    5,000.00                    $                   $177,525.00
----------------------------------------------------------------------------------------------
                                                          $                   $
----------------------------------------------------------------------------------------------
                                                          $                   $
----------------------------------------------------------------------------------------------
                                                          $                   $
----------------------------------------------------------------------------------------------
                                                          $                   $
----------------------------------------------------------------------------------------------

12. The corporation states that the address of its registered office and the address of the business office of its resident agent are identical. Any changes were authorized by resolution duly adopted by its board of directors, except when filed by the resident agent to change the address of the registered office.

                                Signed this 21st day of January, 1991.

 COMPLETE                       By /s/ Barbara Brehm
BOTH SIDES                           -----------------------------------------
                                     (SIGNATURE OF AUTHORIZED OFFICER OR AGENT)*

                                          Barbara Brehm, Resident Agent
                                   -------------------------------------------
                                         (Type of Print Name and Title)

                                *If item 10 is completed, this report must
                                be signed by the president, vice-president,
                                chairperson, vice-chairperson, secretary or
                                assistant secretary of the corporation. If
                                only the registered office address is
                                changed, it may be signed by the resident
JAN 22 1991                     agent.


GOLD SEAL APPEARS ONLY ON ORIGINAL

13. The following is a statement of assets and liabilities as shown by the books of the corporation of December 31, 1990 or __________________ (close of fiscal year next preceding May 15, 1991) listed separately as to property within and without Michigan. The balance sheet of a Michigan corporation must be the same balance sheet as furnished to shareholders.

                                                     WITHIN      WITHOUT
ASSETS                             TOTAL            MICHIGAN     MICHIGAN       LIABILITIES AND EQUITY
------                             -----            --------     --------       ----------------------
 Cash                                  250                                       Notes and Accounts Payable, Trade          766,908
     ----------------------------------------------------------------------------                                 -----------------
 Notes and Accounts Receivable   1,153,836                                       Notes and Accounts Payable, Other
                              ---------------------------------------------------                                 -----------------
 Inventories                     1,811,731                                       Accrued Expenses                           694,275
            ---------------------------------------------------------------------                ----------------------------------
 Prepaid Expenses                    6,632                                       Long Term Indebtedness                  16,605,843
                 ----------------------------------------------------------------                      ----------------------------
 Non-current Notes and
  Account Receivable                                                             Reserves and Contingent Liabilities
                    -------------------------------------------------------------                                  ----------------
 Land                               10,152                                       Deferred Income Tax                      (153, 000)
     ----------------------------------------------------------------------------                  --------------------------------
 Depreciable Assets
     Machinery and Equipment    16,762,693
                            -------------------------------------------------------------------------------------------------------
     Furniture and Fixtures        169,350
                           --------------------------------------------------------------------------------------------------------
     Buildings                   3,544,398                                       Stockholders Equity
              -------------------------------------------------------------------                   -------------------------------
     Other                                                                           Common Stock                           177,525
          -----------------------------------------------------------------------                ----------------------------------
                                                                                     Preferred Stock
     ----------------------------------------------------------------------------

     ----------------------------------------------------------------------------
     Less Depreciation          2,436, 865
                      -----------------------------------------------------------
     Net Depreciable Assets     18,049,728                                           Additional Paid-in Capital               4,360
                           ------------------------------------------------------                          ------------------------
Investments                                                                          Retained Earnings (deficit)          2,926,266
     Investments in Subsidiaries                                                     Other
                                -------------------------------------------------          ----------------------------------------
     Other Investments                                                                Total Stockholders Equity           3,108,151
                      -----------------------------------------------------------                              --------------------
Other Assets                                        21,022,177      -0-
            ---------------------------------------------------------------------
TOTAL ASSETS                    21,022, 177                                       TOTAL LIABILITIES & EQUITY             21,022,177

14. Corporate Officers and Directors.

--------------------------------------------------------------------------------------------
                 OFFICE               NAME, STREET & NUMBER, CITY, STATE & ZIP CODE
--------------------------------------------------------------------------------------------
               President         Ray H. Witt, 30333 Southfield Rd., Southfield, MI 48076
If Different---------------------------------------------------------------------------------
   than        Secretary         Richard A. Nawrocki, 30333 "   "       "       "    "
President   ---------------------------------------------------------------------------------
               Treasurer           "         "          "       "       "       "    "
            ---------------------------------------------------------------------------------
               Vice-President   O. R. Tate,   1500 4th Ave., Cadillac MI 49601
---------------------------------------------------------------------------------------------
If Different   Director         Ben S. Head, 30333 Southfield Rd., Southfield, MI 48076
   than     ---------------------------------------------------------------------------------
Officers       Director
--------------------------------------------------------------------------------------------
               Director
--------------------------------------------------------------------------------------------
               Director
---------------------------------------------------------------------------------------------

15. Principal business office, and, if different, principal place of business in
    Michigan: 1500 4th Ave., Cadillac MI 49601

16. Nature and type of business in which corporation is engaged: Iron Casting Foundry

17. a. Name of parent corporation: CMI-International, Inc., Southfield, MI 48076

    b. List any subsidiary corporations:

After filling, this report is open to reasonable inspection by the public pursuant to Section 915 of the Act, Public Acts of 1972, as amended.

Filing Fee $15.00 (without              RETURN TO:
        Change of agent or                 DEPARTMENT OF COMMERCE
        registered office)                 CORPORATION AND SECURITIES BUREAU
Filing Fee $20.00 (with                    CORPORATION DIVISION
        change of agent or                 6546 MERCANTILE WAY
        registered office                  P.O. BOX 30057
        in item 10)                        LANSING, MICHIGAN 48909
MAKE REMITTANCE PAYABLE TO:
           "STATE OF MICHIGAN"
Include Corporation Name and CID
           Number on Check or
           Money Order

 GOLD SEAL APPEARS ONLY ON ORIGINAL

Required by Section 911, Act 284, Public                     1992
Acts of 1972. Failure to file this report           MICHIGAN ANNUAL REPORT
may result in the automatic                           PROFIT CORPORATIONS
dissolution/revocation of the corporation.

 This report must be filed by all profit
 corporations no later than MAY 15, 1992.
 Show the corporate condition at the close of
 business on December 31 or upon the closing
 date of the latest corporate fiscal year               CORPORATION NUMBER
 prior to May 15, 1992 (enter date below).                    103954
 Only those corporations incorporated or
 admitted after December 31, 1991 are exempt from filing. This report will be open to reasonable public inspection pursuant to
 Section 915, Act 284 of 1972, as amended.

--------------------------------------------------------------------------------
            Corporate condition on      If the Resident Agent or the           7
            DECEMBER 31, 1991 or        Registered Office has changed enter    8
            fiscal year ending: 5/31/91 the corrections below - and add $5.00  9 to the $15.00 filing fee.
--------------------------------------------------------------------------------
                                             FILED BY DEPARTMENT MAY 1992

1. Corporate Name                      1a. Mailing address of registered office
                                           if different than 1 (Domestic Corps
                                           Only)
   CMI-CAST PARTS, INC.
   1500 FOURTH AVE., P.O. BOX 40
   CADILLAC                   MI
                 49601
--------------------------------------------------------------------------------
2. Resident Agent                      2a. Resident Agent if different than 2

   BARBARA BREHM                           Richard A. Nawrocki
--------------------------------------------------------------------------------
3. Registered Office Address in        3a. Address of registered office if
   Michigan- NO., STREET, CITY, ZIP        different from 3-NO., STREET, CITY,
   1500 FOURTH AVE., P.O. BOX 40           ZIP
   CADILLAC                   49601        30333 Southfield Road
                                           Southfield,MI 48076
--------------------------------------------------------------------------------
4. Federal Employer No.   5. Term of Existence (if not   6. The Act Under Which
                             perpetual)                     Incorporated (if
   38-0392940                        PERPETUAL                 other than 1931,
                                                            P.A. 327 or 1982,
                                                            P.A. 162)
                                                               084-1921
--------------------------------------------------------------------------------
7. State of Incorporation   8. Incorporation Date        9. Date of Admittance
                                                           (Foreign Corporation)
            MI                     06/01/1992
--------------------------------------------------------------------------------
10. State the nature and type of business in which the corporation is engaged:
                       Manufacture of Castings
--------------------------------------------------------------------------------
11. Principal business office, and if   12a. Name of parent corporation:
    different, principal place of
    business in Michigan:                      CMI INTERNATIONAL, INC.

         230 Tenth Street               12b. List all subsidiary corporations:
           Cadillac,
           MI 49601                                      None
--------------------------------------------------------------------------------
13. Corporate Stock Report-Total Authorized Shares (not merely outstanding)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Type of Stock    Number of Shares Authorized    Amount Subscribed       Amount Paid-in
--------------------------------------------------------------------------------------
COMMON                 5,000.000                $                       $    143,225
--------------------------------------------------------------------------------------
                                                $                       $
--------------------------------------------------------------------------------------
                                                $                       $
--------------------------------------------------------------------------------------
                                                $                       $
--------------------------------------------------------------------------------------
                                                $                       $
--------------------------------------------------------------------------------------

  The Corporation states
  that the address of its
  registered office and the           Signed this 4th day of May, 1991
  address of the business
  office of its resident
  agent are identical. Any
  changes were authorized by
  resolution duly adopted by
  its board of directors,
  except when filed by the
  resident agent to change
  the address of the
  registered office.

* IF THE RESIDENT AGENT OR
  REGISTERED OFFICE IS
  CHANGED, THIS REPORT MUST
  BE SIGNED BY EITHER THE
  PRESIDENT, VICE-PRESIDENT,
  CHAIRPERSON,
  VICE-CHAIRPERSON,               By /s/ Larry Schwarter
  SECRETARY, OR ASSISTANT            -----------------------------------------
  SECRETARY OF THE                   (Signature of Authorized Officer or Agent)*
  CORPORATION. IF ONLY THE
  ADDRESS OF THE REGISTERED
  OFFICE IS CHANGED, THIS         By /s/ Larry Schwarter  Secretary
  REPORT MAY BE SIGNED BY            -----------------------------------------
  THE RESIDENT AGENT.                 (Type or Print Name and Title)

COMPLETE BOTH SIDES

GOLD SEAL APPEARS ONLY ON ORIGINAL

14. The following is a statement of the assets and liabilities, within and outside Michigan, as shown by the books of the corporation on December 31, 1991 or 5/31/91 (enter the closing date of the latest corporate fiscal year prior to May 15, 1992). The balance sheet of a Michigan corporation must be the same as furnished to shareholders.

               ASSETS                        TOTAL    WITHIN MICHIGAN  OUTSIDE MICHIGAN
CASH                                                       114,727
    -----------------------------------------------------------------------------------
NOTES AND ACCOUNTS RECEIVABLE                            2,822,558
                             ----------------------------------------------------------
INVENTORIES                                              1,086,361
           ----------------------------------------------------------------------------
PREPAID EXPENSES                                           867,727
                -----------------------------------------------------------------------
NON-CURRENT NOTES AND ACCOUNTS RECEIVABLE
                                         ----------------------------------------------

LAND                                                       528,426
    -----------------------------------------------------------------------------------
DEPRECIABLE ASSETS

  Machinery and Equipment                               23,985,236
                         --------------------------------------------------------------
  Furniture and Fixtures                                   248,447
                        ---------------------------------------------------------------
  Buildings                                              3,450,354
           ----------------------------------------------------------------------------
  Other                                                    162,916
       --------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
  Less Depreciation                                      2,615,187
                   --------------------------------------------------------------------
  Net Depreciable Assets                                25,231,766
                        ---------------------------------------------------------------

INVESTMENTS

  Investments in Subsidiaries
                             ----------------------------------------------------------
  Other Investments
                   --------------------------------------------------------------------
OTHER ASSETS                                             175,231
              -------------------------------------------------------------------------
  TOTAL ASSETS                                          30,826,796
              -------------------------------------------------------------------------

LIABILITIES AND EQUITY

NOTES AND ACCOUNTS PAYABLE, TRADE          1,988,956
                                 -------------------
NOTES AND ACCOUNTS PAYABLE, OTHER            342,657
                                 -------------------
ACCRUED EXPENSES                             574,732
                ------------------------------------
LONG TERM INDEBTEDNESS                    24,362,588
                      ------------------------------

RESERVES AND CONTINGENT LIABILITIES
    Deferred Income Tax                       45,000
                       -----------------------------

STOCKHOLDERS EQUITY
    Common Stock                             143,225
                ------------------------------------
    Preferred Stock                                1
                   ---------------------------------
    Additional Paid-In Capital                 3,518
                              ----------------------
    Retained Earnings (deficit)              2911636
                              ----------------------
    Other Liabilities                        454,484
                     -------------------------------
        Total Stockholders Equity          3,058,379
                                --------------------
TOTAL LIABILITIES & EQUITY                30,826,796
                          --------------------------

15. Corporate Officers and Directors (Name, Street Address, City, State, ZIP
    Code)

------------------------------------------------------------------------------------------------------
                     President         Ray H. Witt, 30333 Southfield Rd., Southfield, MI 48076
------------------------------------------------------------------------------------------------------
                     Secretary         Larry D. Schwentor, 30333 Southfield Rd., Southfield, MI 48076
                     ---------------------------------------------------------------------------------
If Different         Treasurer         Richard A. Nawrocki, 30333 Southfield Rd., Southfield, MI 48076
than President       ---------------------------------------------------------------------------------
                     Vice-President    Malcolm Engleby, 30333 Southfield Rd., Southfield, MI 48076
------------------------------------------------------------------------------------------------------
                     Director          Ray H. Witt, 30333 Southfield Rd., Southfield, MI 48076
                     ---------------------------------------------------------------------------------
If Different         Director          Gary F. Ruff, 30333 Southfield Rd., Southfield, MI 48076
than Officers        ---------------------------------------------------------------------------------
                     Director          Richard A. Nawrocki, 30333 Southfield Rd., Southfield, MI 48076
                     ---------------------------------------------------------------------------------
                     Director
------------------------------------------------------------------------------------------------------

[ILLEGIBLE]  $15.00-without change of agent or registered office.
             $20.00-with change of agent or registered office.
             Include Corporate Name and CID Number on Check or
             Money Order Payable to: "STATE OF MICHIGAN".

[ILLEGIBLE]  Michigan Department of Commerce
             Corporation and Securities Bureau
             Corporation Division
             6546 Mercantile Way
             P.O. Box 30057
             Lansing, Michigan 48909

GOLD SEAL APPEARS ONLY ON ORIGINAL

             MICHIGAN ANNUAL REPORT - LIST OF ADDITIONAL DIRECTORS

NAME OF CORPORATION CMI-Cast Parts, Inc
CID # 103954

NAME AND ADDRESS:

Terry Franklin, Vice President, 30333 Southfield Rd., Southfield MI 48076
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Gary F. Ruff, Executive V.P., 30333 Southfield Rd., Southfield, MI 48076
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GOLD SEAL APPEARS ONLY ON ORIGINAL

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             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date Received                                    (FOR BUREAU USE ONLY)
 JUN 21 1999

----------------------------------------                    FILED
Name
                                                         JUN 21 1999
            517-663-2525 Ref # 94118
Address     Attn: Cheryl J. Bixby                       Administrator
            MICHIGAN RUNNER SERVICE          CORP. SECURITIES & LAND DEV. BUREAU

City        P.O. Box 266
            Eaton Rapids, MI 48827          EFFECTIVE DATE:
----------------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE -

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read information and instructions on the last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.  The present name of the corporation is: CMI-CAST PARTS, INC.

2.  The identification number assigned by the Bureau is:  103-954

3.  The location of its registered office is:

1500 Fourth Avenue, P.O. Box 40        Cadillac, Michigan    49601
-----------------------------------------------           -----------
       (Street Address)                 (City)             (ZIP Code)

4. Article I of the Articles of Incorporation is hereby amended to read as follows:

    The name of the corporation is HAYES LEMMERZ INTERNATIONAL-CADILLAC, INC.

Article IV of the Articles of Incorporation is hereby amended to read as follows:

1. The address of the registered office is 15300 Centennial Drive, Northville, Michigan 48167.

3.  The name of the resident agent at the registered office is Patrick B. Carey.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

    The foregoing amendment to the Articles of Incorporation was duly adopted on the ___________day of ___________, 19_____, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

    Signed this _____________ day of ________________, 19____.

    ____________________________         ______________________________
           (Signature)                            (Signature)

    ____________________________         _________________________________
        (Type or Print Name)                   (Type or Print Name)

    ____________________________         ______________________________
           (Signature)                            (Signature)

    ____________________________         _________________________________
        (Type or Print Name)                   (Type or Print Name)

6. (FOR PROFIT CORPORATIONS, AND FOR NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

    The foregoing amendment to the Articles of Incorporation was duly adopted on the 30th day of April, 1999 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

    [ ] at a meeting. The necessary votes were cast in favor of the amendment.

    [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
        Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

    [X] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

                       Signed this 17th day of June, 1999

                       By /s/ [ILLEGIBLE]
                          ------------------------------------------------------
                               (Signature of President, Vice-President,
                                   Chairperson, Vice-Chairperson)

      William D. Shovers                                Vice-President
     --------------------------------------------------------------------
     (Type or Print Name)                           (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date received                                    (FOR BUREAU USE ONLY)
 JUN 28 1999

                                                           FILED

                                                        JUN 28 1999

----------------------------------------
517-663-2525 Ref # 94366
Attn: Cheryl J. Bixby                                  Administrator
MICHIGAN RUNNER SERVICE                     CORP., SECURITIES & LAND DEV. BUREAU
P.O. BOX 266
Eaton Rapids, MI 48827                      EXPIRATION DATE: DECEMBER 31, 2004
----------------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE -

                          CERTIFICATE OF ASSUMED NAME
 FOR USE BY CORPORATIONS, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES

           (Please read information and Instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability company in item one executes the following Certificate:

1. The true name of the corporation, limited partnership, or limited liability company is:
    HAYES LEMMERZ INTERNATIONAL-CADILLAC, INC.

2.  The identification number assigned by the Bureau is:  103-954

3. The location of the corporation or limited liability company registered office in Michigan or the office at which the limited partnership records are maintained is:

   15300 Centennial Drive           Northville   Michigan        48167
   -----------------------------------------------------------------------------
     (Street Address)                 (City)      (State)      (ZIP Code)

4.  The assumed name under which business is to be transacted is:

    CMI - CAST PARTS, INC.

    COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE
    ENTITY.

                       Signed this 17th day of June 1999

                       By /s/ [ILLEGIBLE]
                          -------------------------------
                                   (Signature)

      William D. Shovers                                 Vice President
     -------------------                              ---------------------
     (Type or Print Name)                             (Type or Print Title)

     __________________________________________________________________________
-    (Limited Partnership Only [ILLEGIBLE] Indicate Name of General Partner if
                           a corporation or Other Entity)

GOLD SEAL APPEARS ONLY ON ORIGINAL

BCS/CD-520(Rev.06/01)
--------------------------------------------------------------------------------
               MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                          BUREAU OF COMMERCIAL SERVICES
--------------------------------------------------------------------------------
  Date Received            (FOR BUREAU USE ONLY)               FILED

-----------------                                           APR 22 2002
                  This document is effective
                  on the date filed, unless a            CIS Administrator
                  subsequent effective date        BUREAU OF COMMERCIAL SERVICES
                  within 90 days after received             [ILLEGIBLE]
                  date is stated in the document.
-------------------------------------------------
Name
  Kelly Brushaber
-------------------------------------------------
Address
  15300 Centennial Drive
-------------------------------------------------
City                 State         Zip Code
  Northville          MI            48167          EFFECTIVE DATE:
-------------------------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE. -
   IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.   The name of the corporation or limited liability company is:

         Hayes Lemmerz International - Cadillac, Inc.

2.   The identification number assigned by the Bureau is:  103-954

3.   a. The name of the resident agent on file with the Bureau is:
        Patrick B. Carey

     b. The location of the registered office on file with the Bureau is:

          15300 Centennial Drive, Northville, Michigan   48167
        ------------------------------------           ----------
            (Street Address)       (City)              (ZIP Code)

     c. The mailing address of the above registered office on file with the Bureau is:

                Same as above               , Michigan
        ------------------------------------           ----------
        (Street Address or P.O. Box) (City)            (ZIP Code)

  ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.   a. The name of the resident agent is: Patrick C. Cauley

     b. The address of the registered office is:

          15300 Centennial Drive, Northville, Michigan   48167
        ------------------------------------           ----------
            (Street Address)       (City)              (ZIP Code)

     c. The mailing address of the registered office IF DIFFERENT THAN 4B is:

                                            , Michigan
        ------------------------------------           ----------
        (Street Address or P.O. Box) (City)            (ZIP Code)

5.   The above changes were authorized by resolution duly adopted by: 1. ALL
     CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed. In which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature                 Type or Print Name and Title         Date Signed

/s/ [ILLEGIBLE]           Larry Karenko, Vice President        April 9, 2002

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                                                    EXHIBIT 3.48

                                    BY-LAWS

                                       OF

                              CMI-CAST PARTS, INC.

                             A MICHIGAN CORPORATION

                    (INCLUDING ALL AMENDMENTS AS OF 1/14/94)

1.       SHAREHOLDERS' MEETING

         1.1 ANNUAL MEETING. The annual meeting of the Shareholders shall be held in each year after the expiration of the fiscal year of the corporation at such time and place as shall be determined by the Board of Directors, for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

         1.2 SPECIAL MEETINGS. A Special Meeting of the Shareholders may be called to be held at such time and place as may be designated by the Chairperson of the Board, a majority of the Board of Directors, or not less than an aggregate of ten percent (10%) of the outstanding shares of stock of the Corporation having the right to vote at such Special Meeting.

         1.3 NOTICE OF MEETINGS. Written notice of the time, place and purposes of every meeting of the Shareholders of this Corporation shall be given, either personally or by mail, not less than ten (10) nor more than sixty
(60) days before said meeting to each Shareholder of record of the Corporation entitled to vote at such meeting. Notices shall state the authority pursuant to which they are issued as, "by order of" the "Chairperson of the Board", "Board of Directors", or "Shareholders".

         1.4 WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of the Shareholders of this Corporation may be waived by telegram, radiogram, cablegram, or other writing either before or after such meeting has been held.

                  A Shareholder's attendance at a meeting of Shareholders, in person or by proxy, will result in (a) a waiver of objection to lack of notice or defective notice of the meeting unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

         1.5 QUORUM. At every meeting of the Shareholders, the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum.

         1.6 RECORD DATE. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the original date fixed for any meeting of Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case, such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of nay stock on the books of the Corporation or otherwise after any such record date is fixed as aforesaid. Nothing in this Section shall affect the rights of a Shareholder and his/her transferee or transferor as between themselves.

         1.7 VOTING RIGHTS. At all times, each holder of record of the common stock of the Corporation shall be entitled to one vote for each share of common stock standing in his/her name on the books of the Corporation, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of Shareholders set forth elsewhere in this Article.

         1.8 VOTE BY SHAREHOLDER CORPORATION. Shares standing in the name of another domestic or foreign corporation may be voted by an officer or agent, or by proxy appointed by an officer or agent of such corporation.

         1.9 ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at an Annual or Special Meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if before or after the action all the Shareholders entitled to vote thereon consent thereto in writing.

         1.10 ELECTRONIC PARTICIPATION. A Shareholder may participate in a meeting of Shareholders by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

2.       SHARES

         2.1 CERTIFICATES. Every Shareholder of this Corporation shall be entitled to a certificate of his or her shares signed by the Chairperson of the Board, Vice-Chairperson of the Board, President or a Vice-President and which may also be signed by another officer of the Corporation. Each such certificate shall state on its face that the Corporation is formed under the laws of this state, the name of the person to whom issued, the number and class of Shares, and the designation of the series, if any, which the certificate represents.

3.       BOARD OF DIRECTORS

         3.1 NUMBER AND TERM OF OFFICE. The business, property and affairs of the Corporation shall be managed by a Board of Directors composed of one (1) or more members who need not be Shareholders. The number of Directors for the Board of Directors shall be determined by a majority vote of the Shareholders. The first Board of Directors shall hold office until the first annual meeting of Shareholders. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the succeeding annual meeting. A Director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal. A Director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a later time as set forth in the notice of resignation.

         3.2 VACANCIES. A vacancy occurring in the Board may be filled by the Shareholders or the Board. A vacancy filled by the Board may be filled for a term of office continuing only until the next election of Directors by the Shareholders.

         3.3 ANNUAL MEETINGS. At the place of holding the annual meeting of Shareholders and immediately following the same, the Board of Directors as constituted upon final adjournment of such Shareholder meeting shall convene without notice for the purpose of electing officers and transacting any other business properly brought before it; provided, that the annual meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the Directors of such new Board.

         3.4 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of

Directors shall from time to time determine by resolution of the Board of Directors or by waiver of notice and consent. No notice of regular meetings of the board shall be required.

         3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairperson of the Board or a majority of the Directors in office at the time of the call, whenever in his/her or their judgment it may be necessary, by giving reasonable notice, either personally or by mail or telegram, of the time and place of such meeting. Any action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as herein provided.

         3.6 WAIVER OF NOTICE. Notice of the time and place of any meeting of the Board of Directors may be waived in writing or by telegram, radiogram, or cablegram, either before or after such meeting has been held. A Director's attendance at or participation in a meeting waves any required notice to him or her of the meeting unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         3.7 PURPOSE. Neither the business to be transacted nor the purpose of a regular or special meeting need be specified in the notice or waiver of notice of the meeting.

         3.8 ELECTRONIC PARTICIPATION. A Director may participate in a meeting of the Board or of any committee designated by the Board by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

         3.9 QUORUM. A majority of the Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. If there shall be less than a quorum present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present. The vote or the majority of the Directors present at any meeting of the Board or committee thereof at which a quorum is present constitutes the action of the Board or of the committee except that amendment of these by-Laws requires the vote of not less than a majority of the members of the Board then in office.

         3.10 ACTION BY UNANIMOUS WRITTEN CONSENT. Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board or the committee. The consent has the same effect as a vote of the Board or committee for all purposes.

         3.11 ELECTION OF OFFICERS. The Board of Directors of the Corporation shall elect or appoint a president, a secretary and a treasurer and may elect or appoint a chairman of the board. None of said officers, except the chairman of the board, need be a director. The Board of Directors shall have the power to appoint such other officers and agents as the board may deem necessary for the transaction of the business of the Corporation, including the power to appoint one or more vice-presidents and one or more attorneys-in-fact.

4.       OFFICERS

         4.1 OFFICERS. The officers of the Corporation shall consist of a president, secretary, treasurer and, if approved by the Board, a chairperson of the Board, one or more vice-presidents and such other officers as may be determined by the Board.

         4.2 CHAIRPERSON OF THE BOARD. The Chairperson of the Board shall be selected by and from the membership of the Board of Directors. He/She shall preside at all meetings of the Shareholders and of the Board of Directors.

         4.3 PRESIDENT. The President shall be the chief executive officer of the Corporation. He/she shall, subject to the control of the Board of Directors, have general and active management of the business of the Corporation, with such general powers and duties of supervision and management as are usually vested in the office of president of a corporation. He/she shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other powers and duties as may be assigned to him/her by the Board of Directors.

         4.4 VICE-PRESIDENTS. The Board of Directors may select one or more vice-president who, subject to the control of the president, shall have such powers and duties as may be assigned to each of them by the Board of Directors.

         4.5 SECRETARY. The Secretary shall be selected by the Board of Directors. Subject to the control of the Chairperson of the Board, he/she shall attend all meetings of Shareholders and of the Board of Directors, and shall preserve in books of the Corporation, true minutes of the proceedings of all such meetings. He/she shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

         4.6 TREASURER. The Treasurer shall be selected by the Board of Directors. Subject to the control of the President, he/she shall have custody of all corporate funds and securities, and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. He/she shall deposit all monies, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for the purpose by the Board of Directors. He/she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairperson of the Board and the Directors at regular meetings of the Board and whenever requested by them and to the President, an account of all his transactions as Treasurer. He/she shall in general perform all duties incident to the office of treasurer, and shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

         4.7 TERM; REMOVAL OF OFFICERS AND AGENTS; RESIGNATION. An officer elected or appointed as herein provided shall hold office for the term for which he or she is elected or appointed and until his/her successor is elected or appointed and qualified, or until his/her resignation or removal. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

5.       EXECUTION OF INSTRUMENTS

         5.1 MONEY INSTRUMENTS. All checks, drafts and orders for payment of money shall be signed in the name of the Corporation by such officer(s) or agent(s) and in such manner including the use of facsimile signatures as the Board of Directors shall from time to time designate for that purpose.

         5.2 OTHER INSTRUMENTS. The Board of Directors shall have power to designate the officers and agents (or a single officer or agent) who shall have authority to execute any contract, conveyance or other instrument or document on behalf of the Corporation. When the execution of any contract, conveyance or other instrument or document has been authorized without specification of the executing officers, the Chairperson of the Board or President may execute the same in the name and on behalf of the Corporation, or any Vice-President, and the Secretary or Assistant Secretary may execute the same in the name and on behalf of the Corporation.

6.       INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

         6.1 THIRD-PARTY PROCEEDING. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

         6.2 DERIVATIVE SHAREHOLDER LIABILITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders; except that no indemnification shall be made for any claim, issue or matter in which the person has been found liable to the Corporation except to the extent ordered by a court of competent jurisdiction.

7.       AMENDMENT OF BY-LAWS

         These by-laws may be altered; amended, added to, rescinded or repealed by the affirmative vote of a majority of the Shares entitled to vote or, except insofar as exercise of such power shall be contrary to the Articles of Incorporation, by the Board of Directors.

                                                                    EXHIBIT 3.49

--------------------------------------------------------------------------------
       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
Date Received       Adjusted per telephone            (FOR BUREAU USE ONLY)
JAN 20 1994         authorization from
                    David Tennent                            FILED

                                                          JAN 27 1994

                                                        Administrator
                                                 MICHIGAN DEPARTMENT OF COMMERCE
                                                 Corporation & Securities Bureau

---------------------------------------
Name
         David L. Tennent
---------------------------------------
Address
         801 W. Big Beaver Rd, Ste. 500
---------------------------------------
City            State      Zip Code
         Troy    MI         48084                     EFFECTIVE DATE:
---------------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE. -

                      RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
            (Please read information and instructions on last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1. The present name of the corporation is: CMI-EQUIPMENT & ENGINEERING, INC.

2. The Corporation identification number assigned by the Bureau is: 123-202

3. All former names of the corporation are: SEATON ENGINNERING COMPANY
                                            SEATON-SSK ENGINEERING, INC.

4. The date of filing the original Articles of Incorporation was: 4/25/73

         The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is: CMI-EQUIPMENT & ENGINEERING, INC.

ARTICLE II

The purpose of purposes for which the corporation is formed are: To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE III

The total authorized shares:

   Common shares 50,000               Preferred shares _________________________

   A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

ARTICLE IV

1. The address of the current registered office is:

     30333 Southfield Road         Southfield, Michigan   48076
     ----------------------------------------           ---------
        (STREET ADDRESS)             (CITY)             (ZIP CODE)

2. The mailing address of the current registered office if different than above:

                                              , Michigan
     -----------------------------------------           ---------
       (P.O. BOX)                   (CITY)               (ZIP CODE)

3. The name of the current resident agent is: Ray H. Witt

ARTICLE V (OPTIONAL. DELETE IF NOT APPLICABLE.)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VI (OPTIONAL. DELETE IF NOT APPLICABLE.)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE VII (ADDITIONAL PROVISIONS, IF ANY, MAY BE INSERTED HERE; ATTACH ADDITIONAL PAGES IF NEEDED.)

SEE ADDENDUM ATTACHED HERETO AND MADE A PART HEREOF

5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS: OTHERWISE, COMPLETE SECTION (b)

         a. [ ] These Restated Articles of Incorporation were duly adopted on the _____ day of _____________, 19 ___________________________,
                 in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

                  Signed this_______ day of____________________________________,

                  19_____________________________ ______________________________

                  _______________________________ ______________________________
                   (SIGNATURES OF INCORPORATORS; TYPE OR PRINT NAME UNDER EACH
                                           SIGNATURE)

         b. [X] These Restated Articles of Incorporation were duly adopted on the 14th day of JANUARY, 1994, in accordance with the provisions of Section 642 of the Act and: (check one of the following)

                  [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepency between those provisions and the provisions of these Restated Articles.

                  [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

                  [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with
                           Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

                  [X] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with
                           Section 407(2) of the Act.

                                      Signed this 14 day of January, 1994

                                      By /s/ Richard A. Nawrocki
                                         ---------------------------------------
                                                     (SIGNATURE)

                                      Richard A. Nawrocki     Vice President
                                      -----------------------------------------
                                      (TYPE OR PRINT NAME) (TYPE OR PRINT TITLE)

GOLD SEAL APPEARS ONLY ON ORIGINAL

              ATTACHMENT TO RESTATED ARTICLES OF INCORPORATION OF
                       CMI-EQUIPMENT & ENGINEERING, INC.

ARTICLE VII

(1) A directory of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for a violation of Section 551 (1) of the Michigan Business Corporation Act; (d) for any transaction from which the director derived an improper personal benefit; or (e) for any act or omission occurring prior to the date of the approval of this Article. In the event the Michigan Business Corporation Act is amended after the approval of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended. Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal, modification or adoption.

(2) Directors and officers of the corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether formal or informal and whether brought by or in the name of the corporation, a subsidiary or otherwise) arising out of: (a) any actual or alleged act or omission at any time as a director or officer of the corporation, a subsidiary, or any organization for which the person is serving at the request of the corporation; (b) their past, present or future status as a director of officer of the corporation, a subsidiary or any organization for which the person is serving at the request of the corporation. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The provisions of this Article shall be applicable to directors and officers who have ceased to render such service and shall inure to the benefit of their heirs, executors and administrators. The right of indemnity provided herein shall not be exclusive, and the corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the board of directors of the corporation may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader or otherwise different than those set forth in the Michigan Business Corporation Act.

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
  Date Received                                (FOR BUREAU USE ONLY)
  OCT 05 1995

  -----------                                        FILED

                                                  OCT 09 1995

                                                        Administrator
                                                 MICHIGAN DEPARTMENT OF COMMERCE
                                                 Corporation & Securities Bureau

                EXPIRATION DATE: DECEMBER 31, 2000
--------------------------------------------------------------------------------

                     CERTIFICATE OF RENEWAL OF ASSUMED NAME
                FOR USE BY CORPORATIONS AND LIMITED PARTNERSHIPS
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 213, Public Acts of 1982 (limited partnerships), the corporation or limited partnership in item one executes the following Certificate:

1. The true name and address of the corporate registered office or the address of the limited partnership's agent for service of process is:

                  CMI-EQUIPMENT & ENGINEERING, INC.             123202
                  % RAY H. WITT                          ---------------------
                  30333 SOUTHFIELD RD.                   Identification Number
                  SOUTHFIELD MI 48076

2.       The assumed name under which business is transacted is:

                  SEATON-SSK ENGINEERING CO.

3. The registration of the assumed name is extended for a period expiring on December 31 of the fifth full calendar year following the year in which this renewal is filed, unless sooner terminated.

                           Signed this 4th day of October, 1995

                           By /s/ Richard A. Nawrocki
                              ------------------------------------------------
                                                  (Signature)

                           Richard A. Nawrocki, Vice President of Finance
                           ---------------------------------------------------
                             (Type or Print Name)  (Type or Print Title)

                           ___________________________________________________
                           (Limited Partnerships Only - Name of General Partner)

GOLD SEAL APPEARS ONLY ON ORIGINAL

                         CORPORATION INFORMATION UPDATE
                            (formerly Annual Report)

                                      1998    [ILLEGIBLE]   0601   PNAR   $15.00

[ ] TO CERTIFY THERE ARE NO CHANGES FROM YOUR PREVIOUS FILING CHECK THIS BOX AND
    SKIP TO ITEM 6. FILING FEE: $15.00
--------------------------------------------------------------------------------
                              FOR BUREAU USE ONLY
--------------------------------------------------------------------------------
123202                 THE OFFICE IS LOCATED AT:  RETURN TO:
                         6546 MERCANTILE WAY         MICHIGAN DEPARTMENT OF
                         LANSING MI 48910            CONSUMER AND INDUSTRY
                         (517) 334-6300              SERVICES CORPORATION,
                                                     SECURITIES AND LAND
                                                     DEVELOPMENT BUREAU
                                                     P.O. BOX 30057
IDENTIFICATION NUMBER                                LANSING MI 48909-7557
--------------------------------------------------------------------------------
Corporate Name and Mailing Address

        CMI-EQUIPMENT & ENGINEERING, INC.
        30333 SOUTHFIELD RD.
        SOUTHFIELD MI 48076
--------------------------------------------------------------------------------
                                                FILED BY DEPARTMENT JUN 30 1998

Registered Office Address in Michigan - No., STREET, CITY,  ZIP   Resident Agent
      30333 SOUTHFIELD RD.                                 48076  RAY H. WITT
      SOUTHFIELD
--------------------------------------------------------------------------------
IF THERE ARE CHANGES FROM YOUR PREVIOUS FILING, YOU MUST COMPLETE ITEMS 1 THROUGH 6.

1.  Mailing address of registered           2.  Resident Agent if different than
    office if different than preprinted         above
    information above
                                                     Richard A. Nawrocki

3. Address of registered office if different than preprinted information above-No., STREET, CITY, ZIP

4. Describe the general nature and kind of business in which the corporation is engaged:

---------------------------------------------------------------------------------------
5.                          NAME                     BUSINESS OR RESIDENCE ADDRESS
---------------------------------------------------------------------------------------
              President
                 Richard A. Nawrocki          30333 Southfield Rd. Southfield, MI 48076
---------------------------------------------------------------------------------------
              Vice President
                 Robert Fiolek                30333 Southfield Rd. Southfield, MI 48076
   If         -------------------------------------------------------------------------
different     Secretary
  than           Larry D. Schwentor           30333 Southfield Rd. Southfield, MI 48076
President     -------------------------------------------------------------------------
              Treasurer
              & Vice President Renee Weinman  30333 Southfield Rd. Southfield, MI 48076
---------------------------------------------------------------------------------------
              Director
                 Ray H. Witt                  30333 Southfield Rd. Southfield, MI 48076
   If         -------------------------------------------------------------------------
different     Director
  than           Robert Herr                  30333 Southfield Rd. Southfield, MI 48076
Officers      -------------------------------------------------------------------------
              Director
                 Gary F. Ruff                 30333 Southfield Rd. Southfield, MI 48076
---------------------------------------------------------------------------------------

The corporation states that the address of its registered office and the address of the business office of its resident agent are identical. Any changes were authorized by resolution duly adopted by its board of directors.

If space is insufficient, you may include additional pages. PLEASE DO NOT STAPLE ADDITIONAL PAGES TO THIS REPORT.

ENCLOSE $15.00 MADE PAYABLE TO THE STATE OF MICHIGAN. THIS REPORT MUST BE FILED ON OR BEFORE MAY 15

6.  Signature of an authorized officer or agent   Title           Date
    of the corporation
           /s/ [ILLEGIBLE]                      Secretary       5/11/98

Required by Section 911, Act 284, Public Acts of 1972, as amended. Failure to file this report may result in the dissolution of the corporation.

                                                                MAY 14 1998

GOLD SEAL APPEARS ONLY ON ORIGINAL

C&S 575(Rev.8/96)
--------------------------------------------------------------------------------
             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date Received                (FOR BUREAU USE ONLY)           FILED
JUN 21 1999
-------------                                             JUNE 21 1999

                                                         Administrator
                                              CORP.SECURITIES & LAND DEV. BUREAU
----------------------------------------------
Name
        517-663-2525 Ref # 94118
        Attn: Cheryl J. Bixby
----------------------------------------------
Address
        MICHIGAN RUNNER SERVICE
        P.O. Box 266
----------------------------------------------
City
        Eaton Rapids, MI 48827                 EFFECTIVE DATE:
----------------------------------------------
- Document will be returned to the name and address you enter above -

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read information and instructions on the last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162,Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.  The present name of the corporation is: CMI - EQUIPMENT & ENGINEERING, INC.

2.  The identification number assigned by the Bureau is:  123-202

3.  The location of its registered office is:

30333 Southfield Road                    Southfield     , Michigan     48076
--------------------------------------------------------           -------------
   (Street Address)                         (City)                   (ZIP Code)

4. Article I of the Articles of Incorporation is hereby amended to read as follows:

    The name of the corporation is HAYES LEMMERZ INTERNATIONAL - EQUIPMENT & ENGINEERING, INC.

Article IV of the Articles of Incorporation is hereby amended to read as follows:

1. The address of the registered office is 15300 Centennial Drive, Northville, Michigan 48167.

3.  The name of the resident agent at the registered office is Patrick B. Carey.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

    The foregoing amendment to the Articles of Incorporation was duly adopted on the _______________day of __________________, 19___, in accordance with the provisions of the Act by the unamimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

         Signed this ____________day of _______________________ 19___.

_____________________________________    _______________________________________
           (Signature)                                (Signature)

_____________________________________    _______________________________________
      (Type or Print Name)                        (Type or Print Name)

_____________________________________    _______________________________________
          (Signature)                                 (Signature)

_____________________________________    _______________________________________

      (Type or Print Name)                        (Type or Print Name)

6. (FOR PROFIT CORPORATIONS, AND FOR NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

    The foregoing amendment to the Articles of Incorporation was duly adopted on the 30th day of April, 1999 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

    [ ] at a meeting. The necessary votes were cast in favor of the amendment.

    [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
        Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

    [X] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

                         Signed this 17th day of June, 1999

                         By /s/ William D. Shovers
                            ----------------------------------------------------
                           (Signature of President, Vice-President, Chairperson,
                            Vice-Chairperson)

           William D. Shovers                               Vice-President
      --------------------------------------------------------------------------
          (Type or Print Name)                           (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

C&S 541(Rev.8/96)
--------------------------------------------------------------------------------
             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date Received               (FOR BUREAU USE ONLY)
 JUN 28 1999                                                FILED
-------------
                                                         JUN 28 1999

-----------------------------------------------
517-663-2525 Ref #94866                                 Administrator
Attn: Cheryl J. Bixby                        CORP. SECURITIES & LAND DEV. BUREAU
MICHIGAN RUNNER SERVICE
P.O. Box 266
Eaton Rapids, MI 48827                        EXPIRATION DATE: DECEMBER 31, 2004
-----------------------------------------------
-Document will be returned to the name and address you enter above-

                          CERTIFICATE OF ASSUMED NAME
 FOR USE BY CORPORATIONS, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES
           (Please read information and instruction on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability company in item one executes the following Certificate:

1. The true name of the corporation, limited partnership, or limited liability company is: HAYES LEMMERZ INTERNATIONAL - EQUIPMENT & ENGINEERING, INC.

2.  The identification number assigned by the Bureau is:   123-202

3. The location of the corporation or limited liability company registered office in Michigan or the office at which the limited partnership records are maintained is:

    15300 Centennial Drive          Northville           Michigan       48167
    ----------------------------------------------------------------------------
       (Street Address)               (City)              (State)     (ZIP Code)

4.  The Assumed name under which business is to be transacted is:

    CMI - EQUIPMENT & ENGINEERING, INC.

  COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.

                       Signed this 17th day of June, 1999

                       By /s/ William D. Shovers
                          ------------------------------------------------------
                                              (Signature)

                   William D. Shovers                          Vice President
                  --------------------------------------------------------------
                 (Type or Print Name)                      (Type or Print Title)

                 ---------------------------------------------------------------
                                   [ILLEGIBLE]

GOLD SEAL APPEARS ONLY ON ORIGINAL

BCS/CD-520(Rev.06/01)
--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                         BUREAU OF COMMERCIAL SERVICES
--------------------------------------------------------------------------------
  Date Received              (FOR BUREAU USE ONLY)              FILED

-----------------                                            APR 22 2002
                  This document is effective
                  on the date filed, unless a                 [ILLEGIBLE]
                  subsequent effective date
                  within 90 days after received
                  date is stated in the document.
-------------------------------------------------
Name
  Kelly Brushaber
-------------------------------------------------
Address
  15300 Centennial Drive
-------------------------------------------------
City                 State         Zip Code
  Northville          MI             48167         EFFECTIVE DATE:
-------------------------------------------------
-DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.-
  IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.  The name of the corporation or limited liability company is:
        Hayes Lemmerz International - Equipment & Engineering, Inc.

2.  The identification number assigned by the Bureau is: 123-202

3.  a.  The name of the resident agent on file with the Bureau is:
        Patrick B. Carey

    b.  The location of the registered office on file with the Bureau is:

        15300 Centennial Drive, Northville, Michigan    48167
        ----------------------------------           ----------
          (Street Address)        (City)             (ZIP Code)

    c. The mailing address of the above registered office on file with the Bureau is:

                   Same as above          , Michigan
        ----------------------------------           ----------
        (street Address or P.O.Box) (City)           (ZIP Code)

  ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.  a.  The name of the resident agent is: Patrick C. Cauley

    b.  The address of the registered office is:

    15300 Centennial Drive, Northville, Michigan    48167
    ----------------------------------           ----------
       (Street Address)      (City)              (ZIP Code)

    c. The mailing address of the registered office IF DIFFERENT THAN 4B is:

                                          , Michigan
        ----------------------------------           ----------
        (street Address or P.O.Box) (City)           (ZIP Code)

5.  The above changes were authorized by resolution duly adopted by: 1.ALL
    CORPORATIONS: It BoardS of Directors: 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation;3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature                    Type or Print Name and Title          Date Signed

/s/ [ILLEGIBLE]              Larry Karenko, Vice President         April 9, 2002

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                                                    EXHIBIT 3.50

                                     BY-LAWS

                                       OF

                        CMI-EQUIPMENT & ENGINEERING INC.

                             A MICHIGAN CORPORATION

                    (INCLUDING ALL AMENDMENTS AS OF 1/14/94)

1.       SHAREHOLDERS' MEETING

         1.1 ANNUAL MEETING. The annual meeting of the Shareholders shall be held in each year after the expiration of the fiscal year of the Corporation at such time and place as shall be determined by the Board of Directors, for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

         1.2 SPECIAL MEETINGS. A Special Meeting of the Shareholders may be called to be held at such time and place as may be designated by the Chairperson of the Board, a majority of the Board of Directors, or not less than an aggregate of ten percent (10%) of the outstanding shares of stock of the Corporation having the right to vote at such Special Meeting.

         1.3 NOTICE OF MEETINGS. Written notice of the time, place and purposes of every meeting of the Shareholders of this Corporation shall be given, either personally or by mail, not less than ten (10) nor more than sixty
(60) days before said meeting to each Shareholder of record of the Corporation entitled to vote at such meeting. Notices shall state the authority pursuant to which they are issued as, "by order of" the "Chairperson of the Board", "Board of Directors", or "Shareholders".

         1.4 WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of the Shareholders of this Corporation may be waived by telegram, radiogram, cablegram, or other writing either before or after such meeting has been held.

                  A Shareholder's attendance at a meeting of Shareholders, in person or by proxy, will result in (a) a waiver of objection to lack of notice or defective notice of the meeting unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

         1.5 QUORUM. At every meeting of the Shareholders, the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, wheather present in person or represented by proxy, shall constitute a quorum.

         1.6 RECORD DATE. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the original date fixed for any meeting of Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case, such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise after any such record date is fixed as aforesaid. Nothing in this Section shall affect the rights of a Shareholder and his/her transferee or transferor as between themselves.

         1.7 VOTING RIGHTS. At all times, each holder of record of the common stock of the Corporation shall be entitled to one vote for each share of common stock standing in his/her name on the books of the Corporation, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of Shareholders set forth elsewhere in this Article.

         1.8 VOTE BY SHAREHOLDER CORPORATION. Shares standing in the name of another domestic or foreign corporation may be voted by an officer or agent, or by proxy appointed by an officer or agent of such corporation.

         1.9 ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at an Annual or Special Meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if before or after the action all the Shareholders entitled to vote thereon consent thereto in writing.

         1.10 ELECTRONIC PARTICIPATION. A Shareholder may participate in a meeting of Shareholders by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

2.       SHARES

         2.1 CERTIFICATES. Every Shareholder of this Corporation shall be entitled to a certificate of his or her shares signed by the Chairperson of the Board, Vice-Chairperson of the Board, President or a Vice-President and which may also be signed by another officer of the Corporation. Each such certificate shall state on its face that the Corporation is formed under the laws of this state, the name of the person to whom issued, the number and class of Shares, and the designation of the series, if any, which the certificate represents.

3.       BOARD OF DIRECTORS

         3.1 NUMBER AND TERM OF OFFICE. The business, property and affairs of the Corporation shall be managed by a Board of Directors composed of one (1) or more members who need not be Shareholders. The number of Directors for the Board of Directors shall be determined by a majority vote of the Shareholders. The first Board of Directors shall hold office until the first annual meeting of Shareholders. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the succeeding annual meeting. A Director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal. A Director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a later time as set forth in the notice of resignation.

         3.2 VACANCIES. A vacancy occurring in the Board may be filled by the Shareholders or the Board. A vacancy filled by the Board may be filled for a term of office continuing only until the next election of Directors by the Shareholders.

         3.3 ANNUAL MEETINGS. At the place of holding the annual meeting of Shareholders and immediately following the same, the Board of Directors as constituted upon final adjournment of such Shareholder meeting shall convene without notice for the purpose of electing officers and transacting any other business properly brought before it; provided, that the annual meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the Directors of such new Board.

         3.4 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of

Directors shall from time to time determine by resolution of the Board of Directors or by waiver of notice and consent. No notice of regular meetings of the board shall be required.

         3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairperson of the Board or a majority of the Directors in office at the time of the call, whenever in his/her or their judgment it may be necessary, by giving reasonable notice, either personally or by mail or telegram, of the time and place of such meeting. Any action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as herein provided.

         3.6 WAIVER OF NOTICE. Notice of the time and place of any meeting of the Board of Directors may be waived in writing or by telegram, radiogram, or cablegram, either before or after such meeting has been held. A Director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         3.7 PURPOSE. Neither the business to be transacted nor the purpose of a regular or special meeting need be specified in the notice or waiver of notice of the meeting.

         3.8 ELECTRONIC PARTICIPATION. A Director may participate in a meeting of the Board or of any committee designated by the Board by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

         3.9 QUORUM. A majority of the Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. If there shall be less than a quorum present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present. The vote of the majority of the Directors present at any meeting of the Board or committee thereof at which a quorum is present constitutes the action of the Board or of the committee except that amendment of these By-Laws requires the vote of not less than a majority of the members of the Board then in office.

         3.10 ACTION BY UNANIMOUS WRITTEN CONSENT. Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board or the committee. The consent has the same effect as a vote of the Board or committee for all purposes.

         3.11 ELECTION OF OFFICERS. The Board of Directors of the Corporation shall elect or appoint a president, a secretary and a treasurer and may elect or appoint a chairman of the board. None of said officers, except the chairman of the board, need be a director. The Board of Directors shall have the power to appoint such other officers and agents as the board may deem necessary for the transaction of the business of the Corporation, including the power to appoint one or more vice-presidents and one or more attorneys-in-fact.

4.       OFFICERS

         4.1 OFFICERS. The officers of the Corporation shall consist of a president, secretary, treasurer and, if approved by the Board, a chairperson of the Board, one or more vice-presidents and such other officers as may be determined by the Board.

         4.2 CHAIRPERSON OF THE BOARD. The Chairperson of the Board shall be selected by and from the membership of the Board of Directors. He/she shall preside at all meetings of the Shareholders and of the Board of Directors.

         4.3 PRESIDENT. The President shall be the chief executive officer of the Corporation. He/she shall, subject to the control of the Board of Directors, have general and active management of the business of the Corporation, with such general powers and duties of supervision and management as are usually vested in the office of president of a corporation. He/she shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other powers and duties as may be assigned to him/her by the Board of Directors.

         4.4 VICE-PRESIDENTS. The Board of Directors may select one or more vice-president who, subject to the control of the president, shall have such powers and duties as may be assigned to each of them by the Board of Directors.

         4.5 SECRETARY. The Secretary shall be selected by the Board of Directors. Subject to the control of the Chairperson of the Board, he/she shall attend all meetings of Shareholders and of the Board of Directors, and shall preserve in books of the Corporation, true minutes of the proceedings of all such meetings. He/she shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

         4.6 TREASURER. The Treasurer shall be selected by the Board of Directors. Subject to the control of the President, he/she shall have custody of all corporate funds and securities, and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. He/she shall deposit all monies, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for the purpose by the Board of directors. He/she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairperson of the Board and the Directors at regular meetings of the Board and whenever requested by them and to the President, an account of all his transactions as Treasurer. He/she shall in general perform all duties incident to the office of treasurer, and shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

         4.7 TERM; REMOVAL OF OFFICERS AND AGENTS; RESIGNATION. An officer elected or appointed as herein provided shall hold office for the term for which he or she is elected or appointed and until his/her successor is elected or appointed and qualified, or until his/her resignation or removal. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

5.       EXECUTION OF INSTRUMENTS

         5.1 MONEY INSTRUMENTS. All checks, drafts and orders for payment of money shall be signed in the name of the Corporation by such officer(s) or agent(s) and in such manner including the use of facsimile signatures as the Board of Directors shall from time to time designate for that purpose.

         5.2 OTHER INSTRUMENTS. The Board of Directors shall have power to designate the officers and agents (or a single officer or agent) who shall have authority to execute any contract, conveyance or other instrument or document on behalf of the Corporation. When the execution of any contract, conveyance or other instrument or document has been authorized without specification of the executing officers, the Chairperson of the Board or President may execute the same in the name and on behalf of the Corporation, or any Vice-President, and the Secretary or Assistant Secretary may execute the same in the name and on behalf of the Corporation.

6.       INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

         6.1 THIRD-PARTY PROCEEDING. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ( other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

         6.2 DERIVATIVE SHAREHOLDER LIABILITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders; except that no indemnification shall be made for any claim, issue or matter in which the person has been found liable to the Corporation except to the extent ordered by a court of competent jurisdiction.

7.       AMENDMENT OF BY-LAWS

         These by-laws may be altered, amended, added to, rescinded or repealed by the affirmative vote of a majority of the Shares entitled to vote or, except insofar as exercise of such power shall be contrary to the Articles of Incorporation, by the Board of Directors.

                                                                    EXHIBIT 3.51



                            ARTICLES OF INCORPORATION

                                       OF

                                CMI - TEXAS, INC.


         The undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for the corporation.

                                    ARTICLE I

         The name of the corporation is CMI - TEXAS, INC.

                                   ARTICLE II

         The period of its duration is perpetual.

                                   ARTICLE III

         The purposes for which the corporation is organized are to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                   ARTICLE IV

         The aggregate number of shares which the corporation shall have the authority to issue is 10,000 shares of common stock, of the par value of $1.00 each.

                                    ARTICLE V

         The corporation will not commence business until it has received for the issuance of its shares, consideration of the value of one Thousand Dollars ($1,000.00) Consisting of money, labor done or property actually received, which sum is not less than $1,000.00.

                                   ARTICLE VI

         The address of the corporation's initial registered office is 416 N. Stanton, Suite 700, El Paso, Texas 79901 and the name of its initial registered agent at such address is Hector Delgado.

                                   ARTICLE VII

         The number of directors constituting the initial Board of Directors are three, and thereafter the number of directors shall be fixed by the Bylaws of the Corporation. The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders and until their successor or successors are elected and qualified are as follows:

     Name                               Address
     ----                               -------
Ray H. Witt                    19400 West Eight Mile Road
                               Southfield, Michigan 48075

Malcolm Engleby                19400 West Eight Mile Road
                               Southfield, Michigan 48075

W. Frank Suit                  19400 West Eight Mile Road
                               Southfield, Michigan 48075

                                  ARTICLE VIII

         The name and address of the incorporator is:

     Name                                   Address
     ----                                   -------
Hector Delgado                        P.O. Box 54
                                      El Paso, Texas 79940

         IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of May, 1986.

                                                    /s/ Hector Delgado
                                                    ----------------------------
                                                    Hector Delgado

THE STATE OF TEXAS         Section
        Section
THE COUNTY OF EL PASO      Section

         I, BARBARA A. PAGE, a Notary Public, do hereby certify that on this the 27th day of May, 1986, personally appeared before me, HECTOR DELGADO, who, being by me duly sworn declared that he is the person who signed the foregoing document as incorporator, and that the statements contained therein are true.

                                                  /s/ Barbara A. Page
                                                  ------------------------------
                                                  Notary Public in and for the
                                                  State of Texas

My Commission Expires:

BARBARA A. PAGE, Notary Public
In and for the State of Texas
[ILLEGIBLE]
2712H

CMI Corporation
2600 Telegraph Road
P.O. Box 2026
Bloomfield Hills, MI 48303-2026
Telephone 313 456 0000
Telex TWX 810 232 1667

                                                      [A TORCHMARK COMPANY LOGO]

May 30, 1986

Secretary of State Office
State of Texas

To Whom it Hay Concern:

         CMI Corporation has been informed that CMI International, Inc. is filing Articles of Incorporation for a new subsidiary corporation to be formed in Texas. Such new corporation, if incorporated, will be called CHI-Texas, Inc.

         CHI Corporation and CHI International, Inc. (including all the companies owned by CMI International, Inc.), according to representations made to us by counsel for CMI International, Inc., do not compete with each other, and do not experience any significant confusion due to the similarity of names. Therefore, CMI Corporation has no objections to the formation of CMI-Texas, Inc. Therefore, please use this letter as the consent of CMI Corporation to CMI International, Inc.'s filing of Articles of Incorporation to form CMI-Texas, Inc.

         If you should have any questions, please feel free to contact me at
(313) 857-3907.

Sincerely,

/s/ Stanley Bies
-----------------------------
Stanley Bies
Associate General Counsel-Tax

SB/jb

                               SECRETARY OF STATE
                                  AUSTIN, TEXAS

DETERMINATION OF FORFEITURE PURSUANT TO SECTION 171.309, TEXAS TAX CODE
ANNOTATED

         CAME TO BE CONSIDERED ON THE DATE SHOWN HEREON, FORFEITURE OF THE CHARTER OR CERTIFICATE OF AUTHORITY OF THE FOLLOWING CORPORATION; THE SECRETARY OF STATE FINDS AND DETERMINES THE FOLLOWING:

                                CORPORATION NAME

CMI - TEXAS, INC.

                                                CERTIFICATE/CHARTER
CHARTER NO.-TYPE          RTDB FORFEITED             FORFEITED
  799474-00                 06/24/1988              12/05/1988

THAT THE COMPTROLLER OF PUBLIC ACCOUNTS HAS NOTIFIED THIS OFFICE THAT SAID CORPORATION HAS FAILED TO FILE A CURRENT YEAR FRANCHISE TAX REPORT TO ESTABLISH THE EXISTENCE OF ASSETS FROM WHICH A JUDGEMENT FOR THE FRANCHISE TAXES, PENALTIES AND COURT COSTS MAY BE SATISFIED.
THAT THE COMPTROLLER OF PUBLIC ACCOUNTS HAS FURTHER STATED THAT THE SAID CORPORATION HAS FAILED OR REFUSED TO REVIVE ITS RIGHT TO DO BUSINESS.

IT IS THEREFORE ORDERED THAT THE CHARTER OR CERTIFICATE OF AUTHORITY OF THE ABOVE NAMED CORPORATION BE AND THE SAME IS HEREBY FORFEITED WITHOUT JUDICIAL ASCERTAINMENT AND MADE NULL AND VOID, AND THAT THE PROPER ENTRY BE MADE UPON THE PERMANENT FILES AND RECORDS OF SUCH CORPORATION TO SHOW SUCH FORFEITURE AS OF THE DATE HEREOF.

                                                                 FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                              APR 17 1989

                                                         Corporations Section

                        APPLICATION FOR REINSTATEMENT AND
                         REQUEST TO SET ASIDE FORFEITURE

By:     CMI-Texas, Inc.                             Character No. 00799474-20
    -----------------------------------------------
             (Corporate Name)
                                                Taxpayer Id. No. / 74-2418656 /

         WHEREAS the character of the above corporation was forfeited on December 5, 1988 for:

(check one)

         1.________ failure to maintain a registered agent, or

         2.________ failure to pay State Franchise Tax, or

         3.   X     (other) Under Payment of State Franchise Tax

         WHEREAS the corporation has corrected the default noted above and has paid all fees, taxes, and penalties due;

         NOW THEREFORE, the corporation hereby applies for reinstatement of its corporate charter, and requests that the Secretary of State set aside the forfeiture of the corporation.

                                                By: /s/ W. Frank Suit  Secretary
                                                   -----------------------------
                                                     (signature)       (title)

                                                   W. F. Suit

         Franchise taxes pd. thru 04/30/89
--------------------------------------------------------------------------------

              INSTRUCTIONS FOR FILING APPLICATION FOR REINSTATEMENT

1) Submit Original and One Copy of the application.

2) The application must be signed by an Officer, Director or Shareholder of the Corporation.

3) The filing fee for an application for reinstatement is $50.00 for business corporations. Non-Profit corporations are assessed a filing fee of $25.00 for non-tax reinstatements. No fee is required for non-profit corporations forfeited for tax reasons.

                     (Instructions continue on reverse side)

                                                                    RECEIVED
                                                              SECRETARY OF STATE

                                                                  FEB 03 1989

                                                                 FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                              OCT 05 1994

                                                         Corporations Section

                         STATEMENT OF CHANGE OF ADDRESS
                               OF REGISTERED AGENT

1.       The name of the corporation represented by such registered agent is:
         CMI-Texas, Inc.

         The corporation's charter number is: 00799474-0.

2.       The name of the registered agent is: Hector Delgado.

2. The address at which such registered agent has maintained the registered office is: 416 N. Stanton, 7th Floor, El Paso, Texas 79901.

3. The new address at which such registered agent will maintain the registered office for said corporation is: 521 Texas Ave., El Paso, Texas 79901.

4. Notice of the change has been given to said corporation in writing at least ten (10) days prior to the filing of this Statement of Change of Address.

                                                        /s/ Hector Delgado
                                                        ---------------------
                                                        Hector Delgado

                                                                 FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                              APR 24 1996

                                                         Corporations Section

                         STATEMENT OF CHANGE OF ADDRESS
                               OF REGISTERED AGENT

1.       The name of the corporation represented by such registered agent is:
         CMI-Texas, Inc.

         The corporation's charter number is: 00799474-0

2        The name of the registered agent is Hector Delgado.

2 The address at which such registered agent has maintained the registered office is. 521 Texas Ave, E1 Paso, Texas 79901

3. The new address at which such registered agent will maintain the registered office for said corporation is 221 N. Kansas, Ste. 1400, E1 Paso, Texas 79901

4 Notice of the change has been given to said corporation in writing at least ten (10) days prior to the filing of this Statement of Change of Address

                                                        /s/ Hector Delgado
                                                        ---------------------
                                                        Hector Delgado

                                                                 FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                              JUN 21 1999

                                                         Corporations Section

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                CMI - TEXAS, INC.

         Pursuant to the provisions of Art. 9.10 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         ARTICLE ONE: The name of the corporation is CMI - TEXAS, INC.

         ARTICLE TWO: The following amendments to the Articles of Incorporation were adopted by written consent of the shareholder on April 30, 1999 in accordance with article 9.10 of the Texas Business Corporation Act, and any written notice required by such article has been given.

         Article One of the Articles of Incorporation is hereby amended so as to read as follows:

         ARTICLE ONE: The name of the corporation is HAYES LEMMERZ INTERNATIONAL-LAREDO, INC.

         Article Six of the Articles of Incorporation is hereby amended so as to read as follows:

         ARTICLE SIX: The address of the corporation's registered office is 350 North St. Paul Street, Dallas, Texas 75201 and the name of its registered agent at such address is CT Corporation System.

         ARTICLE THREE: The holder of all of the 10,000 shares outstanding and entitle to vote on said amendments has signed a consent in writing adopting said amendments.

         IN WITNESS WHEREOF, CMI - TEXAS, INC. has caused this Amendment to be signed in its name and on its behalf and attested on this 17th day of June, 1999 by duly authorized officers of the Corporation.

                                                   CMI - TEXAS, INC.

                                                   By: /s/ William D. Shovers
                                                       -------------------------
                                                       Name:  William D. Shovers
                                                       Title: Vice President

ATTEST:

By: /s/ Patrick B. Carey
    ---------------------------
    Name:  Patrick B. Carey
    Title. Assistant Secretary

                                     [SEAL]

OFFICE OF THE                                               CORPORATIONS SECTION
SECRETARY OF STATE                                                 P O Box 13697
                                                        Austin, Texas 78711-3697

                                                                 FILED
                                                         In the Office of the
                                                     Secretary of State of Texas
                                                              JUL 26 1999

                                                         Corporations Section

                            ASSUMED NAME CERTIFICATE

1. THE NAME OF THE CORPORATION, LIMITED LIABILITY COMPANY LIMITED PARTNERSHIP, OR REGISTERED LIMITED LIABILITY PARTNERSHIP AS STATED IN ITS ARTICLES OF INCORPORATION, ARTICLES OF ORGANIZATION, CERTIFICATE OF LIMITED PARTNERSHIP, APPLICATION FOR CERTIFICATE OF AUTHORITY OR COMPARABLE DOCUMENT IS HAYES LEMMERZ INTERNATIONAL-LAREDO, INC.

2. THE ASSUMED NAME UNDER WHICH THE BUSINESS OR PROFESSIONAL SERVICE IS OR IS TO BE CONDUCTED OR RENDERED IS CMI-TEXAS, INC

3. THE STATE, COUNTRY, OR OTHER JURISDICTION UNDER THE LAWS OF WHICH IT WAS INCORPORATED, ORGANIZED OR ASSOCIATED IS TEXAS, AND THE ADDRESS OF ITS REGISTERED OR SIMILAR OFFICE IN THAT JURISDICTION IS 350 North St. Paul Street, Dallas, Texas 75201

4. THE PERIOD, NOT TO EXCEED 10 YEARS, DURING WHICH THE ASSUMED NAME WILL BE USED IS 10 Years

5.       THE ENTITY IS A (CIRCLE ONE):

                                      BUSINESS CORPORATION
                                      NON-PROFIT CORPORATION
                                      PROFESSIONAL CORPORATION
                                      PROFESSIONAL ASSOCIATION
                                      LIMITED LIABILITY COMPANY
                                      LIMITED PARTNERSHIP
                                      REGISTERED LIMITED LIABILITY PARTNERSHIP

         IF THE ENTITY IS SOME OTHER TYPE OF INCORPORATED BUSINESS, PROFESSIONAL OR OTHER ASSOCIATION, PLEASE SPECIFY BELOW:

         _______________________________________________________________________

6. IF THE ENTITY IS REQUIRED TO MAINTAIN A REGISTERED OFFICE IN TEXAS, THE ADDRESS OF THE REGISTERED OFFICE IS 350 North St Paul Street, Dallas, Texas 75201 AND THE NAME OF ITS REGISTERED AGENT AT SUCH ADDRESS IS CT Corporation System THE ADDRESS OF THE PRINCIPAL OFFICE (IF NOT THE SAME AS THE REGISTERED OFFICE) IS __________________________________________
         _______________________________________________________________________

7. IF THE ENTITY IS NOT REQUIRED TO OR DOES NOT MAINTAIN A REGISTERED OFFICE IN TEXAS, THE OFFICE ADDRESS IN TEXAS IS _______________________ AND IF THE ENTITY IS NOT INCORPORATED, ORGANIZED OR ASSOCIATED UNDER THE LAWS OF TEXAS, THE ADDRESS OF ITS PLACE OF BUSINESS IN TEXAS IS __________________________________ AND THE OFFICE ADDRESS ELSEWHERE IS
         _______________________________________________________________________

8. THE COUNTY OR COUNTIES WHERE BUSINESS OR PROFESSIONAL SERVICES ARE BEING OR ARE TO BE CONDUCTED OR RENDERED UNDER SUCH ASSUMED NAME ARE (IF APPLICABLE, USE THE DESIGNATION "ALL" OR "ALL EXCEPT"):
         ALL

                                /s/ William D. Shovers
                                ------------------------------------------------
                                SIGNATURE OF OFFICER, GENERAL PARTNER, MANAGER, REPRESENTATIVE OR ATTORNEY-IN-FACT OF THE ENTITY

STATE OF MICHIGAN

COUNTY OF WAYNE

BEFORE ME, THE UNDERSIGNED AUTHORITY, ON THIS DAY PERSONALLY APPEARED WILLIAM D. SHOVERS KNOWN TO ME TO BE THE PERSON WHO SIGNED THE FOREGOING INSTRUMENT, AND ACKNOWLEDGED TO ME THAT HE EXECUTED THE INSTRUMENT FOR THE PURPOSES THEREIN EXPRESSED.

GIVEN UNDER MY HAND AND SEAL OF OFFICE ON THIS 17th DAY OF June 1999

         (NOTARY SEAL)

                                 /s/ Patricia M. Cecchini
                                -------------------------------
                                NOTARY PUBLIC

                                          PATRICIA M. CECCHINI Notary Public
                                               Oakland County, Michigan
                                            My Commission Expires 4-2-2003

FORM NO. 503
REVISED 6/96

         The office of the Secretary of State does not discriminate on the basis of race, color, national organ, sex, religion, age or disability in employment or the provision of services
aT Code- 13196                           Do not write in the space above
                               -------------------------------------------------
TEXAS FRANCHISE TAX            c. Taxpayer identification number  d. Report year
PUBLIC INFORMATION REPORT      -                  1-74-2418656-1  -         2002
MUST be filed with your        ------------------------------------------------
Corporation Franchise Tax Report

Corporation name and address                 e. PIR/IND - [ ] 1, 2, 3, 4
HAYES LEMMERZ INTERNATIONAL -        -------------------------------------------
LAREDO, INC.                         Secretary of State file number or, if none,
15300 CENTENNIAL DRIVE                     Comptroller unchartered number
NORTHVILLE         MI       48167    -------------------------------------------
                                                   g. -                   -
                                     Item k on Franchise
                                     Tax Report form. Page 1 00799474-00  2
                                     -------------------------------------------

The following information MUST be provided for the Secretary of State (S.O.S.) by each corporation that files a Texas Corporation Franchise Tax Report.

The information will be available for public inspection.

"SECTION A" MUST BE COMPLETE AND ACCURATE.                   PLEASE SIGN BELOW!

If preprinted information is not correct, please type or print the correct information.

[ ] Check here if there are currently no changes to the information preprinted in Sections A, B, and C of this report.

--------------------------------------------------------------------------------
Corporation's principal office
  15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
--------------------------------------------------------------------------------
Principal place of business
  P.O. BOX 2159, LAREDO, TX 78044
--------------------------------------------------------------------------------

SECTION A. Name, title and mailing address of each officer and director. Use additional sheets, if necessary.

---------------------------------------------------------------------------------------------
NAME                             TITLE          DIRECTOR       Social Security No. (Optional)
  SANDBERG, DANIEL M.            PRESIDENT      [ ] YES
---------------------------------------------------------------------------------------------
MAILING ADDRESS                                                Expiration date (mm-dd-yyyy)
  15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
---------------------------------------------------------------------------------------------
NAME                             TITLE          DIRECTOR       Social Security No. (Optional)
  HILTZ, KENNETH A.              V. PRESIDENT   [ ] YES
---------------------------------------------------------------------------------------------
MAILING ADDRESS                                                Expiration date (mm-dd-yyyy)
  15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
---------------------------------------------------------------------------------------------
NAME                             TITLE          DIRECTOR       Social Security No. (Optional)
  KARENKO, LARRY                 V. PRESIDENT   [X] YES
---------------------------------------------------------------------------------------------
MAILING ADDRESS                                                Expiration date (mm-dd-yyyy)
  15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
---------------------------------------------------------------------------------------------
NAME                             TITLE          DIRECTOR       Social Security No. (Optional)
  SALVETTE, JOHN A               V. PRESIDENT   [ ] YES
---------------------------------------------------------------------------------------------
MAILING ADDRESS                                                Expiration date (mm-dd-yyyy)
  15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
---------------------------------------------------------------------------------------------
NAME                             TITLE          DIRECTOR       Social Security No. (Optional)
  SINDLING, GARY J.              TREASURER      [ ] YES
---------------------------------------------------------------------------------------------
MAILING ADDRESS                                                Expiration date (mm-dd-yyyy)
  15300 CENTENNIAL DRIVE, NORTHVILLE, MI 48167
---------------------------------------------------------------------------------------------

SECTION B. List each corporation in which this reporting corporation owns an interest of ten percent (10%) or more. Enter the information requested for each corporation if none, enter "NONE." Use additional sheets, if necessary.

----------------------------------------------------------------------------------------------------------------------
Name of owned (Subsidiary) corporation     State of incorporation     Texas S.O.S file number      Percentage interest
  INDUSTRIAS FRONTERIZAS HLI, SA DE CV               MM               NONE                         99.999
----------------------------------------------------------------------------------------------------------------------
Name of owned (subsidiary) corporation     State of incorporation     Texas S.O.S. file number     Percentage Interest
  HLI-MEXICANA, SA DE CV                             MM               NONE                         99.9998
----------------------------------------------------------------------------------------------------------------------

SECTION C. List each corporation that owns an interest of ten percent (10%) or more in this reporting corporation. Enter the information requested for each corporation. If none, enter "NONE." Use additional sheets, if necessary.

----------------------------------------------------------------------------------------------------------------------
Name of owning (parent) corporation        State of incorporation     Texas S.O.S. file number     Percentage Interest
  HAYES LEMMERZ INTERNATIONAL-CMI, INC.              MI               NONE                               100
----------------------------------------------------------------------------------------------------------------------

Registered agent and registered office currently on file. (Changes must be filed separately with the Secretary of State.)

Agent:  CT CORPORATION SYSTEM
Office: 350 N. ST. PAUL ST.                [ ] Check here if you need forms
        DALLAS, TX 75201                       to change this information.

I declare that the information in this document and any attachments is true and correct to the best of my knowledge and belief and that a copy of this report has been mailed to each person named in this report who is an officer or director and who is not currently employed by this corporation or a related corporation.

              Officer, director, or other authorized person      Title              Date      Daytime phone (Area code and number)
sign here     /s/ Mark W. Jankowski                              ASST. TREASURER    5/2/02    (734) 737-5130

SECTION A

                        ADDITIONAL DIRECTORS AND OFFICERS

     NAME/ADDRESS                             TITLE               DIRECTOR
     ------------                             -----               --------
JANKOWSKI, MARK W.                        ASST. TREASURER
15300 CENTENNIAL DRIVE
NORTHVILLE, MI 48167

CAULEY, PATRICK C.                        ASST. SECRETARY
15300 CENTENNIAL DRIVE
NORTHVILLE, MI 48167

                                                                    EXHIBIT 3.52

                                     BYLAWS

                                       OF

                               CMI - TEXAS, INC.

                                    ARTICLE I

                                     OFFICES

1.01 The principal office of the Corporation in the State of Texas shall be located in the City of El Paso, County of El Paso, Texas. The Corporation shall have such other offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II

                              SHAREHOLDERS MEETINGS

                                PLACE OF MEETINGS

2.01. All meetings of the Shareholders shall be held at the principal office of the Corporation or any other place within or without the state as may be designated for that purpose from time to time by the Board of Directors.

                             TIME OF ANNUAL MEETING

2.02. All annual meetings of the Stockholders shall be held each year at 9:00 a.m. on the third Wednesday following the end of the Corporation's fiscal year. If this day falls on a legal holiday, the annual meeting shall be held at the same time on the next following business day thereafter.

                               NOTICE OF MEETINGS

2.3. Notices of meetings stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in writing to each Shareholder entitled to vote at the meeting at least ten (10) but not more than fifty (50) days before the date of the meeting, either personally or by mail or other means of written communication, addressed to the stockholder at his address appearing on the books or given notice by him to the Corporation for the purpose of such notice. Notice of adjourned meetings is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.

2.4. Special meetings of the Stockholders, for any purpose or purposes, may be called at any time by the President or the Board of Directors, or by any one or more Directors and shall be called by the Chairman of the Board of Directors at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

                                     QUORUM

2.05. A majority of the voting shares constitutes a quorum for the transaction of business. Business may be continued after withdrawal of enough Shareholders to leave less than a quorum.

                                  VOTING LISTS

2.06. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting for the purposes thereof.

                                     VOTING

2.07. Only persons in whose names shares appear on the share records of the Corporation on the date on which notice of the meeting is mailed shall be entitled to vote at such meeting unless some other day is fixed by the Board of Directors for the determination of Shareholders of record. Voting for the election of Directors shall be by voice unless any Shareholder demands a ballot vote before the voting begins.

                                      PROXY

2.08. Every person entitled to vote or execute consents may do so either in person or by written proxy executed in writing by the Shareholder or his duly authorized attorney-in-fact.

                              CONSENT OF ABSENTEES

2.09. No defect in the calling or noticing of a Shareholders' meeting will affect the validity of any action at the meeting if a quorum was present and if each Shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of a meeting, or approval of the minutes, either before or after the meeting, and such waivers, consents, or approvals are filed with the corporate records or made a part of the minutes of the meeting.

                             ACTION WITHOUT MEETING

2.10. Action may be taken by the Shareholders without a meeting if each Shareholder entitled to vote signs a written consent of action, and such consents are filed with the Secretary of the Corporation.

                             SHAREHOLDERS' DEADLOCK

2.11. If the Shareholders are so divided that the votes necessary for action by the Shareholders cannot be obtained with the consequence that the business and affairs of the Corporation can no longer be conducted to the advantage of the Shareholders generally, a provisional Shareholder or Shareholders shall be appointed to act only on the deadlocked issue as follows: If the deadlocked Shareholders can agree on the selection and appointment of an impartial person who is neither an employee nor a creditor of the Corporation, such provisional Shareholder shall be appointed and shall have all the rights and powers of a Shareholder who owns one share of common stock of the Corporation, including the right to notice and to vote at meetings of Shareholders. If the Shareholders cannot agree upon a single provisional Shareholder, one provisional Shareholder shall be selected by each side of the deadlocked shareholders, and a third provisional Shareholder shall be selected by the first two provisional Shareholders chosen. All three provisional Shareholders shall have all the rights and powers of a Shareholder who owns one share of common stock of the Corporation. The decision of the majority of the Shareholders (including the provisional Shareholder or Shareholders, as the case may be) shall be binding on the nonprovisional Shareholders who were deadlocked. The compensation of the provisional Shareholder(s) is to be agreed to in advance, prior to assuming the position(s) of provisional Shareholder(s), by the provisional Shareholder(s) and the deadlocked Shareholders.

                                  ARTICLE THREE

                                    DIRECTORS

                                     POWERS

3.01. The Directors shall act only as a board. All corporate powers of the Corporation shall be exercised by, or under the authority of, and the business and affairs of the Corporation shall be controlled by the Board of Directors, subject, however, to such limitations as are imposed by law, the Articles of Incorporation or these Bylaws, as to actions to be authorized or approved by the Shareholders. The Board of Directors may, by contract or otherwise, given general, or limited, or special power and authority to the officers and employees of the Corporation to transact the general business, or any special business, of the Corporation and may give powers of attorney to agents of the Corporation to transact any special business requiring such authorization.

                      NUMBER AND QUALIFICATION OF DIRECTORS

3.02. The authorized number of Directors of the Corporation shall be not less than one nor more than five. The Directors need not be Shareholders of the Corporation or residents of Texas. Subject to foregoing, the actual number of Directors holding office at any one time shall be determined by resolution of the Board of Directors. No decrease in the number of

Directors shall have the effect of shortening the term of any incumbent
Director.

                           ELECTION AND TERM OF OFFICE

3.03. Directors shall be elected annually by the Shareholders entitled to vote and shall hold office until their respective successors are elected or until their death, resignation, or removal.

                                    VACANCIES

3.04. Vacancies in the Board of Directors not caused by an increase in the number of Directors may be filled by majority of the remaining Directors, though less than a quorum or by a sole remaining Director. Any vacant directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of Shareholders called for that purpose. The Shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

                              REMOVAL OF DIRECTORS

3.05. The entire Board of Directors or any individual Director may be removed from office with or without cause by vote of the holders of the majority of the shares entitled to vote for Directors, at any regular or special meeting of such shareholders.

                                PLACE OF MEETINGS

3.06. All meetings of the Board of Directors shall be held at the principal office of the Corporation or at such place within or without the state as may be designated from time to time by resolution of the Board or by written consent of all the members of the Board.

                                REGULAR MEETINGS

3.07. Regular meetings of the Board of Directors shall be held without call or notice immediately following each annual meeting of the Shareholders of this Corporation and at such other times as the Directors may determine.

                        SPECIAL MEETINGS-CALI AND NOTICE

3.08. Special meetings of the Board of Directors for any purpose shall be called at any time by the Chairman of the Board of Directors, or if he is absent or unable or refuses to act, by the President, any Vice President or any two Directors. Written notices of the special meetings stating the time and, in general terms the purpose or purposes thereof, shall be mailed or telegraphed or personally delivered to each Director not later than the day before the day appointed for the meeting.

                                     QUORUM

3.09. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present shall be regarded as the act of the Board of Directors unless a greater number be required by law or by the Articles of Incorporation.

                          BOARD ACTION WITHOUT MEETING

3.10. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as unanimous vote of Directors, if all members of the Board shall individually or collectively consent in writing to such action.

                               ADJOURNMENT-NOTICE

3.11. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour. Notice of the time and place of holding an adjourned meeting shall not be given to absent Directors if the time and place is fixed at the meeting adjourned. In the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

                               CONDUCT OF MEETINGS

3.12. The President or, in his absence, any Director selected by the Directors present shall preside at the meetings of the

Board of Directors. The Secretary of the Corporation, or, in his absence, any person appointed by the presiding officer, shall act as Secretary of the Board of Directors.

                                  COMPENSATION

3.13. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement for expenses as may be fixed or determined by resolution of the Board.

                               DIRECTORS' DEADLOCK

3.14. If the Directors are so divided respecting the management of the Corporation's business and affairs that the votes required for action by the Board of Directors cannot be obtained with the consequence that the business and affairs of the Corporation can no longer be conducted to the advantage of the Shareholders generally, a provisional Director or Directors shall be appointed to act only on the deadlocked issue as follows: If the deadlocked Directors can agree on the selection and appointment of an impartial person who is not an employee, Shareholder or a creditor of the Corporation such provisional Director shall be appointed and shall have all of the rights and powers of a duly elected Director of the Corporation including the right to notice of and to vote at meetings of Directors. If the Directors cannot agree upon a single provisional Director, one provisional Director shall be selected by each side of the deadlocked Directors, and a third provisional Director shall be selected by the first two provisional Directors chosen. All three of the provisional Directors as provided for herein shall have all of the rights and powers of a duly elected Director of the Corporation. The decision of the majority of the Directors (including the provisional Director or Directors, as the case may be) shall be binding on the non-provisional Directors who were deadlocked. The compensation of the provisional Director(s) is to be agreed to in advance, prior to assuming the position(s) of provisional Director(s), by the provisional Director(s) and the deadlocked Directors.

                                  ARTICLE FOUR

                                    OFFICERS

                              TITLE AND APPOINTMENT

4.01. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and such Vice-President, assistants and other officers as the Board of Directors shall from time to time determine. All officers shall be elected by and hold office at the pleasure of the Board of Directors which shall fix the compensation and tenure of all officers.

                                    PRESIDENT

4.02. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall preside at all meetings of the Shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

                                    SECRETARY

4.03. The Secretary shall: (a) keep the minutes of the proceedings of the Shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the postoffice address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

                                    TREASURER

4.04. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of

Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum determine.

                          SECRETARY AND VICE PRESIDENTS

4.05. In the absence or disablity of the President the Secretary shall perform all the duties of the President, and when so acting shall have the powers of, and be subject to all the restrictions on, the President. If so chosen by the Board of Directors, the Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

                                  ARTICLE FIVE

                            EXECUTION OF INSTRUMENTS

                                   SIGNATORIES

5.01. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers or other person or persons to execute any Corporation instrument or to sign the corporate name without limitation except where otherwise provided by law and such execution or signature shall be binding upon the Corporation.

                                      LOANS

5.02. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

                                   ARTICLE SIX

                         ISSUANCE AND TRANSFER OF SHARES

                     CERTIFICATES FOR PAID AND UNPAID SHARES

6.01. Certificates for shares of the Corporation shall be issued only when fully paid.

                               SHARE CERTIFICATES

6.02. The Corporation shall deliver certificates representing all shares to which Shareholders are entitled which certificates shall be in such form and device as the Board of Directors may provide. Each certificate shall bear upon its face the statement that the Corporation is organized in Texas, the name in which it is issued, the number and series, and the par value. The certificates shall be signed by the President and the Secretary or an Assistant Secretary, which signatures may be in facsimile if the certificates are to be countersigned by a transfer agent or registered by registrar, and the seal of the Corporation shall be affixed thereto. The certificates shall contain on the faces or backs such recitiations or references as are required by law.

                           REPLACEMENT OF CERTIFICATES

6.03. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

                               TRANSFER OF SHARES

6.04. Shares of the Corporation may be transferred by endorsement, by the signature of the owner, his agent, attorney, or legal representative and the delivery of the certificate. The transferee in any transfer of shares shall be deemed to have full notice of and to consent to the Bylaws of the Corporation to the same extent as if he had signed a written assent thereto.

                                  ARTICLE SEVEN

                               RECORDS AND REPORTS

                         INSPECTION OF BOOKS AND RECORDS

7.01. All books and records provided for by statute shall be open to inspection of the Shareholders from time to time and to the extent expressly provided by statute or these Bylaws, and not otherwise. The Directors may examine such books and records at all reasonable times.

                          CLOSING STOCK TRANSFER BOOKS

7.02. The Board of Directors, in their discretion, may close the transfer books for a period not exceeding 50 days preceding any meeting, annual or special, of the Shareholders or the day appointed for the payment of a dividend.

                                   FISCAL YEAR

7.03. The fiscal year of the Corporation shall be designated by resolution of the Board of Directors.

                                  ARTICLE EIGHT

                              AMENDMENT OF BYLAWS

8.01. The power to alter, amend, or repeal these Bylaws is vested in the Directors, subject to repeal or change by action of the Shareholders.

                                  ARTICLE NINE

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

9.01. Each Director or officer of the Corporation, each former Director or officer, and any person who serves or has served at the request of the Corporation as a Director or officer of another corporation in which the Corporation owned shares of the capital stock or of which it was a creditor, shall be indemnified by the Corporation against any costs and expenses which may be imposed upon or actually and necessarily incurred by him (and for which he is not otherwise reimbursed), including the amount of any judgments or fines, in connection with the defense of any action, suit or proceeding whether criminal or civil, in which he may be named as a party by reason of his being or having been such Director or officer, or by reason of any action alleged to have been taken or omitted by him in either such capacity; provided, however, that the Corporation shall not indemnify any such person against any costs or expenses imposed upon or incurred by him in relation to matters as to which he shall be finally adjudged to be liable for negligence or misconduct in the performance of duty. In the event of a settlement of any such action, suit or proceeding prior to final adjudication, or in the event of a settlement of any claim made against any such person by reason of his being or having been such Director or officer, such person shall be indemnified against any costs and expenses actually incurred by him, including any amount paid to effect such settlement, if the Corporation is advised by independent counsel selected or approved by its Board of Directors that he acted without negligence or misconduct in the performance of duty and that such costs and expenses are not unreasonable. In the event of a criminal action, suit or proceeding, a conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not be deemed an adjudication that such person is liable for negligence or misconduct in the performance of duty if he acted in good faith in what he considered to be the best interests of the Corporation or such other corporation and with no reasonable cause to believe that the action was illegal.

9.02. The right of indemnification in this Article provided shall inure to each person referred to in the first paragraph of this Article whether or not he is such Director or officer at the time such costs or expenses are imposed or incurred, and whether or not the claim asserted against him is based on matters which antedate the adoption of these Bylaws; and in the event of his death or incapacity shall extend to his legal representatives. Each person who shall act as a Director or officer of the Corporation, or of any such other corporation at the request of the Corporation, shall be deemed to be doing so in reliance upon such right of indemnification; and such right shall not be exclusive of any other right which he may have.

                           SIGNATURES AND ATTESTATION

         The undersigned hereby certifies that the Bylaws were adopted by the Board of Directors as of the 9th day of June, 1986

                                                        /s/ W. Frank Suit
                                                        ________________________
                                                        W. Frank Suit, Secretary

2715H

                                                                    EXHIBIT 3.53

--------------------------------------------------------------------------------
        MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
                                                       (FOR BUREAU USE ONLY)

  Date Received                                                FILED

                     Adjusted per telephone              JAN 31 1994
   JAN 20 1994       authorization from
                     David Tennent                       Administrator
                                                MICHIGAN DEPARTMENT OF COMMERCE
                                                Corporation & Securities Bureau
--------------------------------------
Name
  David L. Tennent
--------------------------------------
Address
  801 W. Big Beaver Rd, Ste. 500
--------------------------------------
City          State      Zip Code
  Troy         MI         48084                 EFFECTIVE DATE
--------------------------------------
- Document will be returned to the name and address your enter above. -

                       RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
            (Please read information and instructions on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.   The present name of the corporation is:  CMI - DEARBORN, INC.

2.   The corporation identification number assigned by the Bureau is:  106-605

3.   All former names of the corporation are:
                 Dearborn Machine Products, Co.

4.   The date of filing the original Articles of Incorporation was: 6/10/66

     The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is: CMI-DEARBORN, INC.

ARTICLE II

The purpose or purposes for which the corporation is formed are: To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE III

The total authorized shares:

     Common shares 50,000                  Preferred shares__________________

     A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

ARTICLE IV

1.   The address of the current registered office is:

        30333 Southfield Road               Southfield, Michigan      48076
     -------------------------------------------------            -------------
          (STREET ADDRESS)                    (CITY)                (ZIP CODE)

2. The mailing address of the current registered office if different than above:

     ---------------------------------------------------, Michigan ------------
           (P.O. BOX)                         (CITY)                (ZIP CODE)

3.   The name of the current resident agent is: Richard A. Nawrocki

ARTICLE V (OPTIONAL. DELETE IF NOT APPLICABLE.)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VI (OPTIONAL. DELETE IF NOT APPLICABLE.)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE VII (ADDITIONAL PROVISIONS, IF ANY, MAY BE INSERTED HERE; ATTACH ADDITIONAL PAGES IF NEEDED.)

     SEE ADDENDUM ATTACHED HERETO AND MADE A PART HEREOF

5. COMPLETE SECTION (a) IF RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b)

     a. [ ] These Restated Articles of Incorporation were duly adopted on the _______day of______________, 19______, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

            Signed this______________ day of_________________________, 19_______

            __________________________      ____________________________________

            __________________________      ____________________________________
          (SIGNATURES OF INCORPORATORS; TYPE OR PRINT NAME UNDER EACH SIGNATURE)

     b. [X] These Restated Articles of Incorporation were duly adopted on the 14th day of JANUARY, 1994, in accordance with the provisions of
            Section 642 of the Act and: (check one of the following)

            [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepency between those provisions and the provisions of these Restated Articles.

            [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

            [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

            [X] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

                       Signed this 14 day of January, 1994

                       By /s/ Richard A. Nawrocki
                          ---------------------------------------------
                                     (SIGNATURE)

                           Richard A. Nawrocki             Vice President
                           -------------------------------------------------
                           (TYPE OR PRINT NAME)         (TYPE OR PRINT TITLE)

GOLD SEAL APPEARS ONLY ON ORIGINAL

               ATTACHMENT TO RESTATED ARTICLES OF INCORPORATION OF
                               CMI-DEARBORN, INC.

ARTICLE VII

(1) A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for a violation of Section 551(1) of the Michigan Business Corporation Act; (d) for any transaction from which the director derived an improper personal benefit; or (e) for any act or omission occurring prior to the date of the approval of this Article. In the event the Michigan Business Corporation Act is amended after the approval of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended. Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal, modification or adoption.

(2) Directors and officers of the corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether formal or informal and whether brought by or in the name of the corporation, a subsidiary or otherwise) arising out of: (a) any actual or alleged act or omission at any time as a director or officer of the corporation, a subsidiary, or any organization for which the person is serving at the request of the corporation; (b) their past, present or future status as a director of officer of the corporation, a subsidiary or any organization for which the person is serving at the request of the corporation. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The provisions of this Article shall be applicable to directors and officers who have ceased to render such service and shall inure to the benefit of their heirs, executors and administrators. The right of indemnity provided herein shall not be exclusive, and the corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the board of directors of the corporation may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader or otherwise different than those set forth in the Michigan Business Corporation Act.

[ILLEGIBLE]

--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
  Date Received             (FOR BUREAU USE ONLY)          FILED
  JUN 21 1999
----------------                                        JUN 21 1999

-----------------------------------------              Administrator
Name                                        CORP. SECURITIES & LAND DEV. BUREAU
          517-663-2525 Ref # 94118
          Attn: Cheryl J. Bixby
Address
          MICHIGAN RUNNER SERVICE
          P.O. Box 266
City
          Eaton Rapids, MI 48827            EFFECTIVE DATE:
-----------------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE -

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read Information and instructions on the last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.  The present name of the corporation is: CMI - DEARBORN, INC.

2.  The identification number assigned by the Bureau is: 106-605

3.  The location of its registered office is:

30333 Southfield Road                     Southfield, Michigan       48076
----------------------------------------------------           -----------------
         (Street Address)                   (City)                (ZIP Code)

4. Article I of the Articles of Incorporation is hereby amended to read as follows:

    The name of the corporation is HAYES LEMMERZ INTERNATIONAL - MONTAGUE, INC.

Article IV of the Articles of Incorporation is hereby amended to read as follows:

1. The address of the registered office is 15300 Centennial Drive, Northville, Michigan 48167.

3.  The name of the resident agent at the registered office is Patrick B. Carey.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

    The foregoing amendment to the Articles of Incorporation was duly adopted on the ___________________day of ___________________, 19___, in accordance with the provisions of the Act by the unanimous consent of the Incorporator(s) before the first meeting of the Board of Director or Trustees.

     Signed this _____________________ day of ______________________, 19___.

-------------------------------------    ---------------------------------------
            (Signature)                                (Signature)

-------------------------------------    ---------------------------------------
       (Type or Print Name)                        (Type of Print Name)

-------------------------------------    ---------------------------------------
            (Signature)                                (Signature)

-------------------------------------    ---------------------------------------
       (Type or Print Name)                        (Type or Print Name)

6. (FOR PROFIT CORPORATIONS, AND FOR NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

    The foregoing amendment to the Articles of Incorporation was duly adopted on the 30th day of April, 1999 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

    [ ] at a meeting. The necessary votes were cast in favor of the amendment.

    [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statue in accordance with
        Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

    [x] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

    Signed this 17th day of June, 1999

    By /s/ William D. Shovers
       ----------------------------------------------------------------------
       (Signature of President, Vice-President, Chairperson, Vice-Chairperson)

          William D. Shovers                           Vice-President
       ----------------------------------------------------------------------
         (Type or Print Name)                        (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

[ILLEGIBLE]

--------------------------------------------------------------------------------
             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
  Date Received             (FOR BUREAU USE ONLY)           FILED
   JUN 28 1999
----------------                                         JUN 28 1999

-----------------------------------------               Administrator
517-663-2525  Ref # [ILLEGIBLE]             CORP., SECURITIES & LAND DEV. BUREAU
Attn: Cheryl J. Bixby
MICHIGAN RUNNER SERVICE
P.O. Box 266
Eaton Rapids, MI 48827                        EXPIRATION DATE: DECEMBER 31, 2004
-----------------------------------------
- Document will be returned to the name and address you enter above -

                          CERTIFICATE OF ASSUMED NAME
  FOR USE BY CORPORATION, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), of Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability company in item one executes the following Certificate:

1. The true name of the corporation, limited partnership, or limited liability company is:
    HAYES LEMMERZ INTERNATIONAL - MONTAGUE, INC.

2.  The Identification number assigned by the Bureau is: 106-605

3. The location of the corporation or limited liability company registered office in Michigan or the office at which the limited partnership records are maintained is:

    15300 Centennial Drive      Northville         Michigan           48167
    ----------------------------------------------------------------------------
      (Street Address)            (City)            (State)         (ZIP Code)

4.  The assumed name under which business is to be transacted is:

    CMI-DEARBORN, INC.

 COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.

 Signed this 17th day of June, 1999

 BY /s/ William D. Shovers
    ------------------------------
           (Signature)

   William D. Shovers                                Vice President
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      (Type or Print Name)                        (Type or Print Title)

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                 (Limited Partnerships Only -- Indicate Name of
               General Partner if a corporation or other entity)

GOLD SEAL APPEARS ONLY ON OR ORIGINAL

BCS/CD-520(Rev.06/01)

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               MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                         BUREAU OF COMMERCIAL SERVICES
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  Date Received               (FOR BUREAU USE ONLY)           FIELD

----------------                                          APRIL 22 2002
                 This document is effective
                 on the date filed, unless a            CIS Administrator
                 subsequent effective date                  Board of
                 within 90 days after received         Commercial Services
                 date is stated in the document.
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Name
  Kelly Brushaber
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Address
  15300 Centennial Drive
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City            State               Zip Code
  Northville     MI                  48167        EFFECTIVE DATE:
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- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE. -
    If left blank document will be mailed to the registered office.

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.  The name of the corporation or limited liability company is:

    Hayes Lemmerz International - Montague, Inc.

2.  The identification number assigned by the Bureau is: 106-605

3.  a.  The name of the resident agent on file with the Bureau is: Patrick B.
        Carey

    b.  The location of the registered office on file with the Bureau is:

        15300 Centennial Drive, Northville, Michigan        48167
        ----------------------------------           ------------------
            (Street Address)     (City)                   (ZIP Code)

    c. The mailing address of the above registered office on file with the Bureau is:
                  Same as above            , Michigan
        -----------------------------------           ------------------
        (Street Address or P.O. Box) (City)                (ZIP Code)

  ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.  a. The name of resident agents is: Patrick C. Cauley

    b.  The address of the registered office is:

        15300 Centennial Drive, Northville, Michigan        48167
    --------------------------------------           ------------------
          (Street Address)        (City)                 (ZIP Code)

    c.  The mailing address of the registered office IF DIFFERENT THAN 4B is:

                                          , Michigan
    --------------------------------------           ------------------
     (Street Address or P.O. Box)   (City)                 (ZIP Code)

5.  The above changes were authorized by resolution duly adopted by: 1. ALL
    CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporations; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that address of its registered office and the address of its resident agent, as changed, are identical.

Signature             Type or Print Name and Title            Date Signed
/s/ Larry Karenko     Larry Karenko, Vice President           April 9, 2002

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                                                    EXHIBIT 3.54

                                     BY-LAWS

                                       OF

                               CMI-DEARBORN, INC.

                             A MICHIGAN CORPORATION

                    (INCLUDING ALL AMENDMENTS AS OF 1/14/94)

1.       SHAREHOLDERS' MEETING

         1.1 ANNUAL MEETING. The annual meeting of the Shareholders shall be held in each year after the expiration of the fiscal year of the Corporation at such time and place as shall be determined by the Board of Directors, for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

         1.2 SPECIAL MEETINGS. A Special Meeting of the Shareholders may be called to be held at such time and place as may be designated by the Chairperson of the Board, a majority of the Board of Directors, or not less than an aggregate of ten percent (10%) of the outstanding shares of stock of the Corporation having the right to vote at such Special Meeting.

         1.3 NOTICE OF MEETINGS. Written notice of the time, place and purposes of every meeting of the Shareholders of this Corporation shall be given, either personally or by mail, not less than ten (10) nor more than sixty
(60) days before said meeting to each Shareholder of record of the Corporation entitled to vote at such meeting. Notices shall state the authority pursuant to which they are issued as, "by order of" the "Chairperson of the Board", "Board of Directors", or "Shareholders".

         1.4 WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of the Shareholders of this Corporation may be waived by telegram, radiogram, cablegram, or other writing either before or after such meeting has been held.

                  A Shareholder's attendance at a meeting of Shareholders, in person or by proxy, will result in (a) a waiver of objection to lack of notice or defective notice of the meeting unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

         1.5 QUORUM. At every meeting of the Shareholders, the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum.

         1.6 RECORD DATE. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the original date fixed for any meeting of Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case, such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise after any such record date is fixed as aforesaid. Nothing in this Section shall affect the rights of a Shareholder and his/her transferee or transferor as between themselves.

         1.7 VOTING RIGHTS. At all times, each holder of record of the common stock of the Corporation shall be entitled to one vote for each share of common stock standing in his/her name on the books of the Corporation, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of Shareholders set forth elsewhere in this Article.

         1.8 VOTE BY SHAREHOLDER CORPORATION. Shares standing in the name of another domestic or foreign corporation may be voted by an officer or agent, or by proxy appointed by an officer or agent of such corporation.

         1.9 ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at an Annual or Special Meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if before or after the action all the Shareholders entitled to vote thereon consent thereto in writing.

         1.10 ELECTRONIC PARTICIPATION. A Shareholder may participate in a meeting of Shareholders by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

2.       SHARES

         2.1 CERTIFICATES. Every Shareholder of this Corporation shall be entitled to a certificate of his or her shares signed by the Chairperson of the Board, Vice-Chairperson of the Board, President or a Vice-President and which may also be signed by another officer of the Corporation. Each such certificate shall state on its face that the Corporation is formed under the laws of this state, the name of the person to whom issued, the number and class of Shares, and the designation of the series, if any, which the certificate represents.

3.       BOARD OF DIRECTORS

         3.1 NUMBER AND TERM OF OFFICE. The business, property and affairs of the Corporation shall be managed by a Board of Directors composed of one (1) or more members who need not be Shareholders. The number of Directors for the Board of Directors shall be determined by a majority vote of the Shareholders. The first Board of Directors shall hold office until the first annual meeting of Shareholders. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the succeeding annual meeting. A Director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal. A Director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a later time as set forth in the notice of resignation.

         3.2 VACANCIES. A vacancy occurring in the Board may be filled by the Shareholders or the Board. A vacancy filled by the Board may be filled for a term of office continuing only until the next election of Directors by the Shareholders.

         3.3 ANNUAL MEETINGS. At the place of holding the annual meeting of Shareholders and immediately following the same, the Board of Directors as constituted upon final adjournment of such Shareholder meeting shall convene without notice for the purpose of electing officers and transacting any other business properly brought before it; provided, that the annual meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the Directors of such new Board.

         3.4 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of

Directors shall from time to time determine by resolution of the Board of Directors or by waiver of notice and consent. No notice of regular meetings of the board shall be required.

         3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairperson of the Board or a majority of the Directors in office at the time of the call, whenever in his/her or their judgment it may be necessary, by giving reasonable notice, either personally or by mail or telegram, of the time and place of such meeting. Any action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as herein provided.

         3.6 WAIVER OF NOTICE. Notice of the time and place of any meeting of the Board of Directors may be waived in writing or by telegram, radiogram, or cablegram, either before or after such meeting has been held. A Director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         3.7 PURPOSE. Neither the business to be transacted nor the purpose of a regular or special meeting need be specified in the notice or waiver of notice of the meeting.

         3.8 ELECTRONIC PARTICIPATION. A Director may participate in a meeting of the Board or of any committee designated by the Board by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

         3.9 QUORUM. A majority of the Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. If there shall be less than a quorum present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present. The vote of the majority of the Directors present at any meeting of the Board or committee thereof at which a quorum is present constitutes the action of the Board or of the committee except that amendment of these By-Laws requires the vote of not less than a majority of the members of the Board then in office.

         3.10 ACTION BY UNANIMOUS WRITTEN CONSENT. Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board or the committee. The consent has the same effect as a vote of the Board or committee for all purposes.

         9.11 ELECTION OF OFFICERS. The Board of Directors of the Corporation shall elect or appoint a president, a secretary and a treasurer and may elect or appoint a chairman of the board. None of said officers, except the chairman of the board, need be a director. The Board of Directors shall have the power to appoint such other officers and agents as the board may deem necessary for the transaction of the business of the Corporation, including the power to appoint one or more vice-presidents and one or more attorneys-in-fact.

4.       OFFICERS

         4.1 OFFICERS. The officers of the Corporation shall consist of a president, secretary, treasurer and, if approved by the Board, a chairperson of the Board, one or more vice-presidents and such other officers as may be determined by the Board.

         4.2 CHAIRPERSON OF THE BOARD. The Chairperson of the Board shall be selected by and from the membership of the Board of Directors. He/she shall preside at all meetings of the Shareholders and of the Board of Directors.

         4.3 PRESIDENT. The President shall be the chief executive officer of the Corporation. He/she shall, subject to the control of the Board of Directors, have general and active management of the business of the Corporation, with such general powers and duties of supervision and management as are usually vested in the office of president of a corporation. He/she shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other powers and duties as may be assigned to him/her by the Board of Directors.

         4.4 VICE-PRESIDENTS. The Board of Directors may select one or more vice-president who, subject to the control of the president, shall have such powers and duties as may be assigned to each of them by the Board of Directors.

         4.5 SECRETARY. The Secretary shall be selected by the Board of Directors. Subject to the control of the Chairperson of the Board, he/she shall attend all meetings of Shareholders and of the Board of Directors, and shall preserve in books of the Corporation, true minutes of the proceedings of all such meetings. He/she shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

         4.6 TREASURER. The Treasurer shall be selected by the Board of Directors. Subject to the control of the President he/she shall have custody of all corporate funds and securities, and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. He/she shall deposit all monies, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for the purpose by the Board of Directors. He/she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairperson of the Board and the Directors at regular meetings of the Board and whenever requested by them and to the President, an account of all his transactions as Treasurer. He/she shall in general perform all duties incident to the office of treasurer, and shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

         4.7 TERM; REMOVAL OF OFFICERS AND AGENTS; RESIGNATION. An officer elected or appointed as herein provided shall hold office for the term for which he or she is elected or appointed and until his/her successor is elected or appointed and qualified, or until his/her resignation or removal. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

5.       EXECUTION OF INSTRUMENTS

         5.1 MONEY INSTRUMENTS. All checks, drafts and orders for payment of money shall be signed in the name of the Corporation by such officer(s) or agent(s) and in such manner including the use of facsimile signatures as the Board of Directors shall from time to time designate for that purpose.

         5.2 OTHER INSTRUMENTS. The Board of Directors shall have power to designate the officers and agents (or a single officer or agent) who shall have authority to execute any contract, conveyance or other instrument or document on behalf of the Corporation. When the execution of any contract, conveyance or other instrument or document has been authorized without specification of the executing officers, the Chairperson of the Board or President may execute the same in the name and on behalf of the Corporation, or any Vice-President, and the Secretary or Assistant Secretary may execute the same in the name and on behalf of the Corporation.

6.       INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

         6.1 THIRD-PARTY PROCEEDING. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation; or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

         6.2 DERIVATIVE SHAREHOLDER LIABILITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses(including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders; except that no indemnification shall be made for any claim, issue or matter in which the person has been found liable to the Corporation except to the extent ordered by a court of competent jurisdiction.

7.       AMENDMENT OF BY-LAWS

         These by-laws may be altered; amended, added to, rescinded or repealed by the affirmative vote of a majority of the Shares entitled to vote or, except insofar as exercise of such power shall be contrary to the Articles of Incorporation, by the Board of Directors.

                                  EXHIBIT 3.55

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        MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
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Date Received                                       (FOR BUREAU USE ONLY)
MAY 11 1994
                                                            FILED
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                                                         MAY 13 1994

                                                        Administrator
                                                 MICHIGAN DEPARTMENT OF COMMERCE
                                                 Corporation & Securities Bureau
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Name
   David L. Tennent
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Address
   801 W. Big Beaver Rd, Ste. 500
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City              State              ZIP Code
   Troy             MI                 48084       EFFECTIVE DATE:
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DOCUMENT WILL BE RETURNED TO NAME AND ADDRESS INDICATED ABOVE

                                               CORPORATION IDENTIFICATION NUMBER
                                               ---------------------------------
                                                            117-949

                           ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read information and instructions on the last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I

The name of the corporation is:
                        PROCESS CONTROL AUTOMATION, INC. [X]

ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized shares:

1.   Common Shares 60,000
     Preferred Shares___________________________________________________________

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE IV

1.   The address of the registered office is:

     30333 Southfield Road       Southfield, Michigan   48076
     ---------------------------------------          ----------
       (Street Address)             City              (ZIP Code)

2. The mailing address of the registered office if different from the registered office address:

     _________________________________________, MIchigan_______________________
     (P.O.Box)                          (City)           (ZIP Code)

3.   The name of the resident agent at the registered office is:
     Larry D. Schwentor

ARTICLE V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

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Name                 Residence or Business Address
David L. Tennent     801 W. Big Beaver, Ste. 500, Troy, MI 48084
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ARTICLE VI(OPTIONAL. DELETE IF NOT APPLICABLE)

When a compromise of arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VII (OPTIONAL. DELETE IF NOT APPLICABLE)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

GOLD SEAL APPEARS ONLY ON ORIGINAL

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.

Article VIII attached hereto and made a part hereof.

I (We), the incorporator(s) sign my (our) name(s) this 5th day of May 1994.

                                                /s/ David L. Tennent
_________________________________               --------------------------------
                                                    David L. Tennent
_________________________________               ________________________________

_________________________________               ________________________________

_________________________________               ________________________________

_________________________________               ________________________________

GOLD SEAL APPEARS ONLY ON ORIGINAL

ATTACHMENT TO ARTICLES OF INCORPORATION OF: PROCESS CONTROL AUTOMATION, INC.

ARTICLE VIII.

(1) ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

         (a) For any breach of the director's duty of loyalty to the Corporation or its shareholders;

         (b) For acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

         (c) For a violation of Section 551(1) of the Michigan Business Corporation Act;

         (d) For any transaction from which the director derived an improper personal benefit; or

         (e) For any acts or omissions occurring before the date this Article is filed by the Michigan Department of Commerce.

In the event the Michigan Business Corporation Act is amended after the approval of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended. Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal, modification or adoption.

(2)      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         2.1 Third Party Proceedings. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending nor completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and the person submits a written claim for indemnification as hereinafter provided, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful, and the person submits a written claim for indemnification as hereinafter provided. The termination of an action, suit, or proceedings by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding,

GOLD SEAL APPEARS ONLY ON ORIGINAL
had reasonable cause to believe that his or here conduct was unlawful. The right to indemnification conferred in this Section shall be a contract right. The Corporation may, by action of its Board of Directors, or by action of any person to whom the Board of Director has delegated such authority, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         2.2 Derivative Shareholder Liability. The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and the person submits a written claim of indemnification as hereinafter provided. However, indemnification shall not be made for a particular claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought (or another court of competent jurisdiction) has determined upon application that, despite the adjudication of liability but in view of all the relevant circumstances, the person is fairly and reasonably entitled to indemnification for the reasonable expenses he or she incurred. The right to indemnification conferred in this Section shall be a contract right. The Corporation may, by action of its Board of Directors, or by action of any person to whom the Board of Directors has delegated such authority, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         2.3 Determination of Indemnification. An indemnification under paragraph 1 or 2 or this Section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraph 1 or 2 of this Section and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall occur within 30 days after a written claim for indemnification has been received by the Corporation, and shall be made in any of the following ways:

         (a) By a majority vote of a quorum of the Board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding or if a quorum is not obtainable, then by a majority vote of a committee duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding (in designation of a committee, all directors may participate);

         (b) By independent legal counsel in a written opinion, which counsel shall be selected by the Board or its committee in the manner prescribed in subparagraph (a).

         (c) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding; or

         (d) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

If a person is entitled to indemnification under paragraph 1 or 2 of this Article for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement, but not

GOLD SEAL APPEARS ONLY ON ORIGINAL
for the total amount thereof, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the person is entitled to be indemnified.

         2.4 Payment of Defense Expenses in Advance. The Corporation shall pay or reimburse the reasonable expenses incurred by a director or officer who is a party or threatened to be made a party to an action, suit, proceeding in advance of final disposition of the proceeding if all of the following apply:

         (a) The person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in paragraph 1 and 2 of this Article.

         (b) The person furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.

         (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Section or the Michigan Business Corporation Act.

The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured. Determination of payments under this paragraph 4 shall be made in the manner described in paragraph 3(a)-(d).

         2.5 Right of Officer or Director to Bring Suit. If a claim for indemnification under this Section is not paid in full by the Corporation within 45 days after a written claim has been received by the Corporation, the officer or director who submitted the claim (hereinafter the "indemnitee") may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover advances, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right under this Section (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) It shall be a defense that, and in any action brought by the Corporation to recover advances the Corporation shall be entitled to recover such advances if, the indemnitee has not met the applicable standard of conduct set forth in paragraph 1 or 2 of this Article. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraph 1 or 2 of this Article, nor an actual determination by the Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought by the indemnitee or create a presumption that the indemnitee has not met the applicable standard of conduct. In any action brought by the indemnitee to enforce a right hereunder or by the Corporation to recover payments by the Corporation of advances, the burden of proof shall be on the Corporation.

GOLD SEAL APPEARS ONLY ON ORIGINAL

         2.6 Other Indemnification. The indemnification or advancement of expenses provided under paragraphs 1 through 5 of this Article is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in paragraphs 1 through 5 of this Article continues as to a person who ceases to be a director, officer, partner, or trustee and shall inure to the benefit of the heirs, executors, and administrators of the person.

         2.7 Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him for her against liability under the Michigan Business Corporation Act or this Article.

         2.8 Definitions. For purposes of this Article, "Corporation" includes all constituent corporations absorbed in a merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise whether for profit or not shall stand in the same position under the provisions of this paragraph with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

         For purposes of this Article, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Corporation or its shareholders" as referred to in paragraphs 1 and 2 of this Article.

GOLD SEAL APPEARS ONLY ON ORIGINAL

C&S 515 (Rev. 8/96)
--------------------------------------------------------------------------------
       MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES CORPORATION,
                     SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date Received                                         (FOR BUREAU USE ONLY)
JUN 21 1999
---------------------
                                                             FILED

                                                         JUN 21 1999

                                                         Administrator
                                             CORP, SECURITIES & LAND DEV. BUREAU

Name
   517-663-2525 Ref # 94118
------------------------------------------------
Address
   Attn: Cheryl J. Bixby
   MICHIGAN RUNNER SERVICE
------------------------------------------------
City
   P.O. Box 266
   Eaton Rapids, MI 48827                           EFFECTIVE DATE:
------------------------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE -

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS
           (Please read information and instructions on the last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.   The present name of the corporations is: PROCESS CONTROL AUTOMATION, INC.

2.   The identification number assigned by the Bureau is: 117-949

3.   The location of its registered office is:

30333 Southfield Road       Southfield   Michigan   48076
---------------------------------------,          ----------
  (Street Address)            (City)              (ZIP Code)

4. Article I of the Articles of Incorporation is hereby amended to read as follows:

The name of the Company is Hayes Lemmerz International - PCA. Inc.

Article IV of the Articles of Incorporation is hereby amended to read as follows:

1. The address of the registered office is 15300 Centennial Drive, Northville, Michigan 48167.

3.   The name of the resident agent at the registered office is Patrick B.
     Carey.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the ___________ day of _________, 19____, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

        Signed this____________day of______________________19_________.

________________________________________   _____________________________________
            (Signature)                                  (Signature)

________________________________________   _____________________________________
        (Type or Print Name)                         (Type or Print Name)

________________________________________   _____________________________________
            (Signature)                                  (Signature)

________________________________________   _____________________________________
        (Type or Print Name)                         (Type or Print Name)

6. (FOR PROFIT CORPORATIONS, AND FOR NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the 30th day of April, 1999 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

[ ]  at a meeting. The necessary votes were cast in favor of the amendment.

[ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

[X] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or
     Section 407(2) of the Act if a profit corporation.

    Signed this 17th day of June, 1999

       By /s/ William D. Shovers
         ---------------------------------------------------------------------
      (Signature of President, Vice-President, Chairperson, Vice-Chairperson)

         William D. Shovers                            Vice-President
      -----------------------------------------------------------------------
        (Type or Print Name)                        (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

C&S 541 (Rev. 8/96)
--------------------------------------------------------------------------------
       MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES CORPORATION,
                     SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date Received                                         (FOR BUREAU USE ONLY)
JUN 28 1999
                                                            FILED

                                                         JUN 28 1999

                                                        Administrator
                                            CORP., SECURITIES & LAND DEV. BUREAU

   517-663-2525 Ref # 94366
-------------------------------------------
   Attn: Cheryl J. Bixby
   MICHIGAN RUNNER SERVICE
-------------------------------------------
   P. O. Box 266
   Eaton Rapids, MI 48827                    EXPIRATION DATE: DECEMBER 31, 2004
-------------------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE -

                           CERTIFICATE OF ASSUMED NAME
 FOR USE BY CORPORATIONS, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES

           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 152, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability company in item one executes the following Certificate:

1. The true name of the corporation, limited partnership, or limited liability company is:

     HAYES LEMMERZ INTERNATIONAL - PCA, INC.

2.   The identification number assigned by the Bureau is: 117-949

3. The location of the corporation or limited liability company registered office in Michigan or the office at which the limited partnership records are maintained is:

      15300 Centennial Drive      Northville       Michigan         48167
     --------------------------------------------------------------------------
       (Street Address)             (City)         (State)        (ZIP Code)

4.   The assumed name under which business is to be transacted is:

     PROCESS CONTROL AUTOMATION, INC.

 COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.

    Signed this 17th day of June, 1999

    By /s/ William D. Shovers
       --------------------------------------------------------------------
                                 (Signature)

    William D. Shovers                             Vice President
    -----------------------------------------------------------------------
      (Type or Print Name)                        (Type or Print Title)

    _______________________________________________________________________
                  (Limited Partnerships Only-Indicate Name of
               General Partner if a corporation or other entity)

GOLD SEAL APPEARS ONLY ON ORIGINAL

`
--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                         BUREAU OF COMMERCIAL SERVICES
--------------------------------------------------------------------------------
    Date Received          (FOR BUREAU USE ONLY)              FILED

-------------------                                         APR 22 2002
                   This document is effective
                   on the date filed, unless             CIS Administrator
                   a subsequent effective date      BUREAU OF COMMERCIAL SERVICE
                   within 90 days after received
                   date is stated in the document.
--------------------------------------------------
Name
  Kelly Brushaber
--------------------------------------------------
Address
  15300 Centennial Drive
--------------------------------------------------
City                 State            Zip Code
  Northville          MI                48167       EFFECTIVE DATE:
--------------------------------------------------

- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE. - IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.   The name of the corporation or limited liability company is:

       Hayes Lemmerz International - PCA, Inc.

2.   The identification number assigned by the Bureau is:  117-949

3.   a. The name of the resident agent on file with the Bureau is:
        Patrick B. Carey

     b. The location of the registered office on file with the Bureau is:

          15300 Centennial Drive, Northville , Michigan       48167
        -------------------------------------           -----------------
            (Street Address)         (City)                 (ZIP Code)

     c. The mailing address of the above registered office on file with the Bureau is:

                 Same as above                , Michigan
        --------------------------------------           ------------------
       (Street Address or P.O. Box)    (City)                (ZIP Code)

  ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.   a. The name of the resident agent is: Patrick C. Cauley

     b. The address of the registered office is:

          15300 Centennial Drive, Northville, Michigan       48167
        ------------------------------------           -----------------
            (Street Address)          (City)               (ZIP Code)

     c. The mailing address of the registered office IF DIFFERENT THAN 4B is:

                                              , Michigan
     -----------------------------------------           ------------------
       (Street Address or P.O. Box)     (City)               (ZIP Code)

5.   The above changes were authorized by resolution duly adopted by: 1. ALL
     CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature                  Type or Print Name and Title        Date signed

/s/ Larry Karenko          Larry Karenko, Vice President       April 9, 2002

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                                                    EXHIBIT 3.56

                                     BY-LAWS

                                       OF

                         PROCESS CONTROL AUTOMATION, INC.

                             A MICHIGAN CORPORATION

1.       SHAREHOLDERS' MEETING

         1.1 ANNUAL MEETING. The annual meeting of the Shareholders shall be held in each year after the expiration of the fiscal year of the Corporation at such time and place as shall be determined by the Board of Directors, for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

         1.2 SPECIAL MEETINGS. A Special Meeting of the Shareholders may be called to be held at such time and place as may be designated by the Chairperson of the Board, a majority of the Board of Directors, or not less than an aggregate of ten percent (10%) of the outstanding shares of stock of the Corporation having the right to vote at such Special Meeting.

         1.3 NOTICE OF MEETINGS. Written notice of the time, place and purposes of every meeting of the Shareholders of this Corporation shall be given, either personally or by mail, not less than ten (10) nor more than sixty
(60) days before said meeting to each Shareholder of record of the Corporation entitled to vote at such meeting. Notices shall state the authority pursuant to which they are issued as, "by order of" the "Chairperson of the Board", "Board of Directors", or "Shareholders".

         1.4 WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of the Shareholders of this Corporation may be waived by telegram, radiogram, cablegram, or other writing either before or after such meeting has been held.

                  A Shareholder's attendance at a meeting of Shareholders, in person or by proxy, will result in (a) a waiver of objection to lack of notice or defective notice of the meeting unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

         1.5 QUORUM. At every meeting of the Shareholders, the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum.

         1.6 RECORD DATE. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the original date fixed for any meeting of Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case, such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise after any such record date is fixed as aforesaid. Nothing in this Section shall affect the rights of a Shareholder and his/her transferee or transferor as between themselves.

         1.7 VOTING RIGHTS. At all times, each holder of record of the common stock of the Corporation shall be entitled to one vote for each share of common stock standing in his/her name on the books of the Corporation, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of Shareholders set forth elsewhere in this Article.

         1.8 VOTE BY SHAREHOLDER CORPORATION. Shares standing in the name of another domestic or foreign corporation may be voted by an officer or agent, or by proxy appointed by an officer or agent of such corporation.

         1.9 ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at an Annual or Special Meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if before or after the action all the Shareholders entitled to vote thereon consent thereto in writing.

         1.10 ELECTRONIC PARTICIPATION. A Shareholder may participate in a meeting of Shareholders by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the participants in the

BY-LAWS (SHORT FORM)                   2
conference shall be divulged to all participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

2.       SHARES

         2.1 CERTIFICATES. Every Shareholder of this Corporation shall be entitled to a certificate of his or her shares signed by the Chairperson of the Board, Vice-Chairperson of the Board, President or a Vice-President and which may also be signed by another officer of the Corporation. Each such certificate shall state on its face that the Corporation is formed under the laws of this state, the name of the person to whom issued, the number and class of Shares, and the designation of the series, if any, which the certificate represents.

3.       BOARD OF DIRECTORS

         3.1 NUMBER AND TERM OF OFFICE. The business, property and affairs of the Corporation shall be managed by a Board of Directors composed of one (1) or more members who need not be Shareholders. The number of Directors for the Board of Directors shall be determined by a majority vote of the Shareholders. The first Board of Directors shall hold office until the first annual meeting of Shareholders. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the succeeding annual meeting. A Director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal. A Director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a later time as set forth in the notice of resignation.

         3.2 VACANCIES. A vacancy occurring in the Board may be filled by the Shareholders or the Board. A vacancy filled by the Board may be filled for a term of office continuing only until the next election of Directors by the Shareholders.

         3.3 ANNUAL MEETINGS. At the place of holding the annual meeting of Shareholders and immediately following the same, the Board of Directors as constituted upon final adjournment of such Shareholder meeting shall convene without notice for the purpose of electing officers and transacting any other business properly brought before it; provided, that the annual meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the Directors of such new Board.

         3.4 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of

BY-LAWS (SHORT FORM)                   3

Directors shall from time to time determine by resolution of the Board of Directors or by waiver of notice and consent. No notice of regular meetings of the board shall be required.

         3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairperson of the Board or a majority of the Directors in office at the time of the call, whenever in his/her or their judgment it may be necessary, by giving reasonable notice, either personally or by mail or telegram, of the time and place of such meeting. Any action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as herein provided.

         3.6 WAIVER OF NOTICE. Notice of the time and place of any meeting of the Board of Directors may be waived in writing or by telegram, radiogram, or cablegram, either before or after such meeting has been held. A Director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         3.7 PURPOSE. Neither the business to be transacted nor the purpose of a regular or special meeting need be specified in the notice or waiver of notice of the meeting.

         3.8 ELECTRONIC PARTICIPATION. A Director may participate in a meeting of the Board or of any committee designated by the Board by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

         3.9 QUORUM. A majority of the Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. If there shall be less than a quorum present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present. The vote of the majority of the Directors present at any meeting of the Board or committee thereof at which a quorum is present constitutes the action of the Board or of the committee except that amendment of these By-Laws requires the vote of not less than a majority of the members of the Board then in office.

         3.10 ACTION BY UNANIMOUS WRITTEN CONSENT. Action required or permitted to be taken pursuant to authorization voted at a

BY-LAWS (SHORT FORM)                   4
meeting of the Board or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board or the committee. The consent has the same effect as a vote of the Board or committee for all purposes.

         3.11 ELECTION OF OFFICERS. The Board of Directors of the Corporation shall elect or appoint a president, a secretary and a treasurer and may elect or appoint a chairman of the board. None of said officers, except the chairman of the board, need be a director. The Board of Directors shall have the power to appoint such other officers and agents as the board may deem necessary for the transaction of the business of the Corporation, including the power to appoint one or more vice-presidents and one or more attorneys-in-fact.

4.       OFFICERS

         4.1 OFFICERS. The officers of the Corporation shall consist of a president, secretary, treasurer and, if approved by the Board, a chairperson of the Board, one or more vice-presidents and such other officers as may be determined by the Board.

         4.2 CHAIRPERSON OF THE BOARD. The Chairperson of the Board shall be selected by and from the membership of the Board of Directors. He/she shall preside at all meetings of the Shareholders and of the Board of Directors.

         4.3 PRESIDENT. The President shall be the chief executive officer of the Corporation. He/she shall, subject to the control of the Board of Directors, have general and active management of the business of the Corporation, with such general powers and duties of supervision and management as are usually vested in the office of president of a corporation. He/she shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other powers and duties as may be assigned to him/her by the Board of Directors.

         4.4 VICE-PRESIDENTS. The Board of Directors may select one or more vice-president who, subject to the control of the president, shall have such powers and duties as may be assigned to each of them by the Board of Directors.

         4.5 SECRETARY. The Secretary shall be selected by the Board of Directors. Subject to the control of the Chairperson of the Board, he/she shall attend all meetings of Shareholders and of the Board of Directors, and shall preserve in books of the Corporation, true minutes of the proceedings of all such meetings. He/she shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

BY-LAWS (SHORT FORM)                   5

         4.6 TREASURER. The Treasurer shall be selected by the Board of Directors. Subject to the control of the President, he/she shall have custody of all corporate funds and securities, and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. He/she shall deposit all monies, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for the purpose by the Board of Directors. He/she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairperson of the Board and the Directors at regular meetings of the Board and whenever requested by them and to the President, an account of all his transactions as Treasurer. He/she shall in general perform all duties incident to the office of treasurer, and shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

         4.7 TERM; REMOVAL OF OFFICERS AND AGENTS; RESIGNATION. An officer elected or appointed as herein provided shall hold office for the term for which he or she is elected or appointed and until his/her successor is elected or appointed and qualified, or until his/her resignation or removal. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

5.       EXECUTION OF INSTRUMENTS

         5.1 MONEY INSTRUMENTS. All checks, drafts and orders for payment of money shall be signed in the name of the Corporation by such officer(s) or agent(s) and in such manner including the use of facsimile signatures as the Board of Directors shall from time to time designate for that purpose.

         5.2 OTHER INSTRUMENTS. The Board of Directors shall have power to designate the officers and agents (or a single officer or agent) who shall have authority to execute any contract, conveyance or other instrument or document on behalf of the Corporation. When the execution of any contract, conveyance or other instrument or document has been authorized without specification of the executing officers, the Chairperson of the Board or President may execute the same in the name and on behalf of the Corporation, or any Vice-President, and the Secretary or Assistant Secretary may execute the same in the name and on behalf of the Corporation.

BY-LAWS (SHORT FORM)                   6

6.       INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

         6.1 THIRD-PARTY PROCEEDING. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

         6.2 DERIVATIVE SHAREHOLDER LIABILITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders; except that no indemnification shall be made for any claim, issue or matter in which the person has been found liable to the Corporation except to the extent ordered by a court of competent jurisdiction.

BY-LAWS (SHORT FORM)                   7

7.       AMENDMENT OF BY-LAWS

          These by-laws may be altered, amended, added to, rescinded or repealed by the affirmative vote of a majority of the Shares entitled to vote or, except insofar as exercise of such power shall be contrary to the Articles of Incorporation, by the Board of Directors.

BY-LAWS (SHORT FORM)                   8

                                                                    EXHIBIT 3.57

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      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
  Date Received            (FOR BUREAU USE ONLY)              FILED

JAN 20 1994     Adjusted per telephone                     JAN 27 1994
----------------authorization from
                David Tennent                             Administrator
                                                MICHIGAN DEPARTMENT OF COMMERCE
                                                Corporation & Securities Bureau

----------------------------------------------
Name
  David L. Tennent
----------------------------------------------
Address
  801 W. Big Beaver Rd, Ste. 500
----------------------------------------------
City               State               ZIP Code
  Troy               MI                 48084    EFFECTIVE DATE:
----------------------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE. -

                       RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
            (Please read information and instructions on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.   The present name of the corporation is:  CMI-PACIFIC, INC.

2.   The corporation identification number assigned by the Bureau is:  281-128

3.   All former names of the corporation are:

4.   The date of filing the original Articles of Incorporation was:  12/14/89

     The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is:  CMI-PACIFIC, INC.

ARTICLE II

The purpose or purposes for which the corporation is formed are: To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE III

The total authorized shares:

Common shares 60,000               Preferred shares___________________________

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

ARTICLE IV

1.   The address of the current registered office is:

     30333 Southfield Road           Southfield      , Michigan      48076
     ------------------------------------------------           ----------------
       (STREET ADDRESS)             (CITY)                         (ZIP CODE)

2. The mailing address of the current registered office if different than above:

                                                    , Michigan
     ------------------------------------------------          ----------------
     (P.O. BOX)                    (CITY)                         (ZIP CODE)

3.   The name of the current resident agent is: Richard A. Nawrocki

ARTICLE V (OPTIONAL. DELETE IF NOT APPLICABLE.)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VI (OPTIONAL. DELETE IF NOT APPLICABLE.)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanious written consent shall be given to shareholders who have not consented in writing.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE VII (ADDITIONAL PROVISIONS, IF ANY, MAY BE INSERTED HERE; ATTACH ADDITIONAL PAGES IF NEEDED.)

--------------------------------------------------------------------------------

              SEE ADDENDUM ATTACHED HERETO AND MADE A PART HEREOF

--------------------------------------------------------------------------------

5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b)

    a. [ ] These Restated Articles of Incorporation were duly adopted on the ___day of ______, 19____, in accordance with the provisions of
          Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

           Signed this__________________ day of____________________,19_________

           ________________________________,   _________________________________

           ________________________________    _________________________________
          (SIGNATURES OF INCORPORATORS: TYPE OR PRINT NAME UNDER EACH SIGNATURE)

    b. [X] These Restated Articles of Incorporation were duly adopted on the 14th day of JANUARY, 1994, in accordance with the provisions of
           Section 642 of the Act and: (check one of the following)

           [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepency between those provisions and the provisions of these Restated Articles.

           [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

           [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

           [X] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

                            Signed this 14 day of January, 1994

                            By /s/ Richard A. Nawrocki
                               ------------------------------------------
                                              (SIGNATURE)

                             Richard A. Nawrocki        Vice President
                            ----------------------------------------------
                             (TYPE OR PRINT NAME)    (TYPE OR PRINT TITLE)

GOLD SEAL APPEARS ONLY ON ORIGINAL

               ATTACHMENT TO RESTATED ARTICLES OF INCORPORATION OF
                                CMI-PACIFIC, INC.

ARTICLE VII

(1) A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for a violation of Section 551(1) of the Michigan Business Corporation Act; (d) for any transaction from which the director derived an improper personal benefit; or (e) for any act or omission occurring prior to the date of the approval of this Article. In the event the Michigan Business Corporation Act is amended after the approval of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended. Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal, modification or adoption.

(2) Directors and officers of the corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether formal or informal and whether brought by or in the name of the corporation, a subsidiary or otherwise) arising out of: (a) any actual or alleged act or omission at any time as a director or officer of the corporation, a subsidiary, or any organization for which the person is serving at the request of the corporation; (b) their past, present or future status as a director of officer of the corporation, a subsidiary or any organization for which the person is serving at the request of the corporation. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The provisions of this Article shall be applicable to directors and officers who have ceased to render such service and shall inure to the benefit of their heirs, executors and administrators. The right of indemnity provided herein shall not be exclusive, and the corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the board of directors of the corporation may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader or otherwise different than those set forth in the Michigan Business Corporation Act.

GOLD SEAL APPEARS ONLY ON ORIGINAL

C&S 515 (Rev. 5/95)
--------------------------------------------------------------------------------
      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
  Date Received                     (FOR BUREAU USE ONLY)

                                                     FILED

AUG 16 1996                                       AUG 19 1996
-------------------
                                                 Administrator
                                 MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                               CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU

----------------------------------------------
Name
  David L. Tennent, Esq.
----------------------------------------------
Address
  801 W. Big Beaver Rd, Ste. 500
----------------------------------------------
City               State               Zip Code
  Troy               MI                 48084    EFFECTIVE DATE:
----------------------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE. -

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS
           (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.   The present name of the corporation is:  CMI-PACIFIC, INC.

2.   The identification number assigned by the Bureau is:  281-128

3.   The location of the registered office is:

    30333 Southfield Road         Southfield          , Michigan     48076
    --------------------------------------------------          ---------------
       (Street Address)             (City)                         (ZIP Code)

4. Article I of the Articles of Incorporation is hereby amended to read as follows:

     The name of the corporation is:  CMI-POLYMERS, INC.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION(b). DO NOT COMPLETE BOTH.

a. [ ] The foregoing amendment to the Articles of Incorporation was duly adopted on the______________ day of____________________, 19_________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

         Signed this__________day of____________________________, 19____________

__________________________________           ___________________________________
         (Signature)                                     (Signature)

__________________________________           ___________________________________
    (Type or Print Name)                              (Type or Print Name)

__________________________________           ___________________________________
        (Signature)                                      (Sigature)

__________________________________           ___________________________________
    (Type or Print Name)                              (Type or Print Name)

b. [x] The foregoing amendement to the Articles of Incorporation was duly adopted on the 14th day of August, 1996. The amendment: (check one of the following)

     [ ] was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the sharesholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

     [ ] was duly adopted by the written consent of all directors pursuant to
         Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

     [ ] was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

     [ ] was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

                   Signed this 14th day of August, 1996

                   By /s/ Richard A. Nawrocki
                     -----------------------------------------------------------
                      (Only Signature of President, Vice-President, Chairperson, or Vice-Chairperson)

                               Richard A. Nawrocki, Exec. Vice President
                            ----------------------------------------------------
                              (Type or Print Name)    (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

-------------------------------------------------------------------------------
             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
-------------------------------------------------------------------------------
Date Receive                                       (FOR BUREAU USE ONLY)
JUN 21 1999
---------------------------
                                                            FILED

                                                          JUN 21 1999

----------------------------                             Administrator
Name________________________                CORP., SECURITIES & LAND DEV. BUREAU

        Ph. 517-663-2525 Ref # 94118
Address Attn: Cheryl J. Bixby
        MICHIGAN RUNNER SERVICE
City    P.O. Box 266
        Eaton Rapids, MI 48827                 EFFECTIVE DATE:
-------------------------------------------------------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE-

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS
           (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.   The present name of the corporation is: CMI-POLYMERS, INC.

2.   The identification number assigned by the Bureau is: 281-128

3.   The location of its registered office is:

30333 Southfield Road               Southfield                      48076
------------------------------------------------------, Michigan -----------
        (Street Address)             (City)                       (ZIP Code)

4. Article I of the Articles of Incorporation is hereby amended to read as follows:

     The name of the corporation is HAYES LEMMERZ INTERNATIONAL-PETERSBURG, INC.

Article IV of the Articles of Incorporation is hereby amended to read as follows:

1. The address of the registered office is 15300 Centennial Drive, Northville, Michigan 48167.

3.   The name of the resident agent at the registered office is Patrick B.
     Carey.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

The foregoing amendment to the Articles of incorporation was duly adopted on the ________ day of________________, 19_____, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

         Signed this__________day of______________________________, 19_________.

__________________________________           ___________________________________
         (Signature)                                     (Signature)

__________________________________           ___________________________________
    (Type or Print Name)                               (Type or Print Name)

__________________________________           ___________________________________
        (Signature)                                      (Signature)

__________________________________           ___________________________________
    (Type or Print Name)                              (Type or Print Name)


6. (FOR PROFIT CORPORATIONS, AND FOR NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

     The foregoing amendment to the Articles of Incorporation was duly adopted on the 30th day of April, 1999 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

     [ ] at a meeting. The necessary votes were cast in favor of the amendment.

     [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
         Section 407(1) and (2) of the Act if a nonprofit corporation, or
         Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

     [X] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

                          Signed this 17th day of June, 1999

                          By /s/ William D. Shovers
                             ----------------------------------------
                             (Signature of President, Vice-President,
                             Chairperson, Vice-Chairperson)

                            William D. Shovers       Vice-President
                           ------------------------------------------
                           (Type or Print Name) (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

-------------------------------------------------------------------------------
             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
-------------------------------------------------------------------------------
Date Receive                                       (FOR BUREAU USE ONLY)

JUN 28 1999
------------                                                FILED

                                                          JUN 28 1999

                                                         Administrator
                                            CORP., SECURITIES & LAND DEV. BUREAU
Ph. 517-663-2525 Ref # 94366
Attn: Cheryl J. Bixby
MICHIGAN RUNNER SERVICE
P.O. Box 266
Eaton Rapids, MI 48827                 EXPIRATION DATE; DECEMBER 31, 2004
-----------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE -

                          CERTIFICATE OF ASSUMED NAME
 FOR USE BY CORPORATIONS, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions on reverse side)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, Limited partnership, or limited liability company in item one executes the following Certificate:

1. The true name of the corporation, limited partnership, or limited liability company is:

     HAYES LEMMERZ INTERNATIONAL-PETERSBURG, INC.

2.   The identification number assigned by the Bureau is:   281-128

3. The location of the corporation or limited liability company registered office in Michigan or the office at which the limited partnership records are maintained is:

     15300 Centennial Drive       Northville           Michigan      48167
-------------------------------------------------------------------------------
       (Street Address)           (City)               (State)   (ZIP Code)

4.   The assumed name under which business is to be transacted is:

     CMI-POLYMERS, INC.

 COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.

                    Signed this 17th day of June 1999

                    By /s/ William D. Shovers
                       -----------------------------------------
                           (Signature)

                       William D. Shovers       Vice President
                    ----------------------------------------------
                       (Type or Print Name) (Type or Print Title)

                    ______________________________________________
                           (Limited Partnerships Only --
                          Indicate Name of General Partner
                         if a corporation or other entity)

GOLD SEAL APPEARS ONLY ON ORIGINAL

-------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                         BUREAU OF COMMERCIAL SERVICES
-------------------------------------------------------------------------------
Date Received                                (FOR BUREAU USE ONLY)
-------------                                                      FILED

                                                               APR 22 2002

                This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

---------------------------------------------------
Name                                                        CIS Administrator
                                                            BUREAU OF
     Kelly Brushaber                                        COMMERCIAL SERVICES
---------------------------------------------------
Address
     15300 Centennial Drive
---------------------------------------------------
        City           State             Zip Code        EFFECTIVE DATE
---------------------------------------------------
     Northville          MI                48167

- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE. -
-------------------------------------------------------------------------------
     IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions on reverse side)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or
Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.   The name of the corporation or limited liability company is:

        Hayes Lemmerz International - Petersburg, Inc.

2.   The identification number assigned by the Bureau is:  281-128

3.   a. The name of the resident agent on file with the Bureau is:
                                                          Patrick B. Carey

     b. The location of the registered office on file with the Bureau is:

        15300 Centennial Drive, Northville    Michigan               48167
        ---------------------------------------------------        ----------
          (Street Address)    (City)                               (ZIP Code)

     c. The mailing address of the above registered office on file with the Bureau is:

           Same as above                              Michigan
----------------------------------------------------,            ---------------
(Street Address or P.O. Box)         (City)                         (ZIP Code)

 ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.   a. The name of the resident agent is: Patrick C. Cauley

     b. The address of the registered office is:

     15300 Centennial Drive, Northville               Michigan     48167
     ------------------------------------------------,           ----------
         (Street Address)                    (City)              (ZIP Code)

     c. The mailing address of the registered office IF DIFFERENT THAN 4B is:

____________________________________________________, Michigan   _______________
(Street Address or P.O. Box)              (City)                (ZIP Code)

5.   The above changes were authorized by resolution duly adopted by: 1.ALL
     CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature

/s/ Larry Karenko     Type or Print Name and Title      Date Signed
-------------------
                      Larry Karenko, Vice President April 9, 2002

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                                                    EXHIBIT 3.58

                                     BY-LAWS

                                       OF

                                CMI-PACIFIC. INC.

                             A MICHIGAN CORPORATION

                    (INCLUDING ALL AMENDMENTS AS OF 1/14/94)

1.       SHAREHOLDERS' MEETING

         1.1 ANNUAL MEETING. The annual meeting of the Shareholders shall be held in each year after the expiration of the fiscal year of the Corporation at such time and place as shall be determined by the Board of Directors, for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

         1.2 SPECIAL MEETINGS. A Special Meeting of the Shareholders may be called to be held at such time and place as may be designated by the Chairperson of the Board, a majority of the Board of Directors, or not less than an aggregate of ten percent (10%) of the outstanding shares of stock of the Corporation having the right to vote at such Special Meeting.

         1.3 NOTICE OF MEETINGS. Written notice of the time, place and purposes of every meeting of the Shareholders of this Corporation shall be given, either personally or by mail, not less than ten (10) nor more than sixty
(60) days before said meeting to each Shareholder of record of the Corporation entitled to vote at such meeting. Notices shall state the authority pursuant to which they are issued as, "by order of" the "Chairperson of the Board", "Board of Directors", or "Shareholders".

         1.4 WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of the Shareholders of this Corporation may be waived by telegram, radiogram, cablegram, or other writing either before or after such meeting has been held.

                  A Shareholder's attendance at a meeting of Shareholders, in person or by proxy, will result in (a) a waiver of objection to lack of notice or defective notice of the meeting unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

         1.5 QUORUM. At every meeting of the Shareholders, the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum.

         1.6 RECORD DATE. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the original date fixed for any meeting of Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case, such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise after any such record date is fixed as aforesaid. Nothing in this Section shall affect the rights of a Shareholder and his/her transferee or transferor as between themselves.

         1.7 VOTING RIGHTS. At all times, each holder of record of the common stock of the Corporation shall be entitled to one vote for each share of common stock standing in his/her name on the books of the Corporation, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of Shareholders set forth elsewhere in this Article.

         1.8 VOTE BY SHAREHOLDER CORPORATION. Shares standing in the name of another domestic or foreign corporation may be voted by an officer or agent, or by proxy appointed by an officer or agent of such corporation.

         1.9 ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at an Annual or Special Meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if before or after the action all the Shareholders entitled to vote thereon consent thereto in writing.

         1.10 ELECTRONIC PARTICIPATION. A Shareholder may participate in a meeting of Shareholders by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

2.       SHARES

         2.1 CERTIFICATES. Every Shareholder of this Corporation shall be entitled to a certificate of his or her shares signed by the Chairperson of the Board, Vice-Chairperson of the Board, President or a Vice-President and which may also be signed by another officer of the Corporation. Each such certificate shall state on its face that the Corporation is formed under the laws of this state, the name of the person to whom issued, the number and class of Shares, and the designation of the series, if any, which the certificate represents.

3.       BOARD OF DIRECTORS

         3.1 NUMBER AND TERM OF OFFICE. The business, property and affairs of the Corporation shall be managed by a Board of Directors composed of one (1) or more members who need not be Shareholders. The number of Directors for the Board of Directors shall be determined by a majority vote of the Shareholders. The first Board of Directors shall hold office until the first annual meeting of Shareholders. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the succeeding annual meeting. A Director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal. A Director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a later time as set forth in the notice of resignation.

         3.2 VACANCIES. A vacancy occurring in the Board may be filled by the Shareholders or the Board. A vacancy filled by the Board may be filled for a term of office continuing only until the next election of Directors by the Shareholders.

         3.3 ANNUAL MEETINGS. At the place of holding the annual meeting of Shareholders and immediately following the same, the Board of Directors as constituted upon final adjournment of such Shareholder meeting shall convene without notice for the purpose of electing officers and transacting any other business properly brought before it; provided, that the annual meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the Directors of such new Board.

         3.4 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of

Directors shall from time to time determine by resolution of the Board of Directors or by waiver of notice and consent. No notice of regular meetings of the board shall be required.

         3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairperson of the Board or a majority of the Directors in office at the time of the call, whenever in his/her or their judgment it may be necessary, by giving reasonable notice, either personally or by mail or telegram, of the time and place of such meeting. Any action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as herein provided.

         3.6 WAIVER OF NOTICE. Notice of the time and place of any meeting of the Board of Directors may be waived in writing or by telegram, radiogram, or cablegram, either before or after such meeting has been held. A Director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         3.7 PURPOSE. Neither the business to be transacted nor the purpose of a regular or special meeting need be specified in the notice or waiver of notice of the meeting.

         3.8 ELECTRONIC PARTICIPATION. A Director may participate in a meeting of the Board or of any committee designated by the Board by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

         3.9 QUORUM. A majority of the Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. If there shall be less than a quorum present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present. The vote of the majority of the Directors present at any meeting of the Board or committee thereof at which a quorum is present constitutes the action of the Board or of the committee except that amendment of these By-Laws requires the vote of not less than a majority of the members of the Board then in office.

         3.10 ACTION BY UNANIMOUS WRITTEN CONSENT. Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board or the committee. The consent has the same effect as a vote of the Board or committee for all purposes.

         3.11 ELECTION OF OFFICERS. The Board of Directors of the Corporation shall elect or appoint a president, a secretary and a treasurer and may elect or appoint a chairman of the board. None of said officers, except the chairman of the board, need be a director. The Board of Directors shall have the power to appoint such other officers and agents as the board may deem necessary for the transaction of the business of the Corporation, including the power to appoint one or more vice-presidents and one or more attorneys-in-fact.

4.       OFFICERS

         4.1 OFFICERS. The officers of the Corporation shall consist of a president, secretary, treasurer and, if approved by the Board, a chairperson of the Board, one or more vice-presidents and such other officers as may be determined by the Board.

         4.2 CHAIRPERSON OF THE BOARD. The Chairperson of the Board shall be selected by and from the membership of the Board of Directors. He/she shall preside at all meetings of the Shareholders and of the Board of Directors.

         4.3 PRESIDENT. The President shall be the chief executive officer of the Corporation. He/she shall, subject to the control of the Board of Directors, have general and active management of the business of the Corporation, with such general powers and duties of supervision and management as are usually vested in the office of president of a corporation. He/she shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other powers and duties as may be assigned to him/her by the Board of Directors.

         4.4 VICE-PRESIDENTS. The Board of Directors may select one or more vice-president who, subject to the control of the president, shall have such powers and duties as may be assigned to each of them by the Board of Directors.

         4.5 SECRETARY. The Secretary shall be selected by the Board of Directors. Subject to the control of the Chairperson of the Board, he/she shall attend all meetings of Shareholders and of the Board of Directors, and shall preserve in books of the Corporation, true minutes of the proceedings of all such meetings. He/she shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

         4.6 TREASURER. The Treasurer shall be selected by the Board of Directors. Subject to the control of the President, he/she shall have custody of all corporate funds and securities, and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. He/she shall deposit all monies, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for the purpose by the Board of Directors. He/she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairperson of the Board and the Directors at regular meetings of the Board and whenever requested by them and to the President, an account of all his transactions as Treasurer. He/she shall in general perform all duties incident to the office of treasurer, and shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

         4.7 TERM; REMOVAL OF OFFICERS AND AGENTS; RESIGNATION. An officer elected or appointed as herein provided shall hold office for the term for which he or she is elected or appointed and until his/her successor is elected or appointed and qualified, or until his/her resignation or removal. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

5.       EXECUTION OF INSTRUMENTS

         5.1 MONEY INSTRUMENTS. All checks, drafts and orders for payment of money shall be signed in the name of the Corporation by such officer(s) or agent(s) and in such manner including the use of facsimile signatures as the Board of Directors shall from time to time designate for that purpose.

         5.2 OTHER INSTRUMENTS. The Board of Directors shall have power to designate the officers and agents (or a single officer or agent) who shall have authority to execute any contract, conveyance or other instrument or document on behalf of the Corporation. When the execution of any contract, conveyance or other instrument or document has been authorized without specification of the executing officers, the Chairperson of the Board or President may execute the same in the name and on behalf of the Corporation, or any Vice-President, and the Secretary or Assistant Secretary may execute the same in the name and on behalf of the Corporation.

6.       INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

         6.1 THIRD-PARTY PROCEEDING. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

         6.2 DERIVATIVE SHAREHOLDER LIABILITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders; except that no indemnification shall be made for any claim, issue or matter in which the person has been found liable to the Corporation except to the extent ordered by a court of competent jurisdiction.

7.       AMENDMENT OF BY-LAWS

         These by-laws may be altered, amended, added to, rescinded or repealed by the affirmative vote of a majority of the Shares entitled to vote or, except insofar as exercise of such power shall be contrary to the Articles of Incorporation, by the Board of Directors.

                                                                    EXHIBIT 3.59

-------------------------------------------------------------------------------
       MICHIGAN DEPARTMENT OF COMMERCE-CORPORATION AND SECURITIES BUREAU
-------------------------------------------------------------------------------
Date Received     Adjusted per telephone             (FOR BUREAU USE ONLY)
JAN 20 1994       authorization from
                  David Tennent.

-----------------------------------------

                                                          FILED
-----------------------------------------
Name                                                     JAN 27 1994
  David L. Tennent
-----------------------------------------                Administrator
Address                                          MICHIGAN DEPARTMENT OF COMMERCE
  801 W. Big Beaver Rd, Ste. 500                 Corporation & Securities Bureau
-----------------------------------------
City                 State       ZIP Code
Troy                  MI          48084              EFFECTIVE DATE:
-----------------------------------------
- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.

                       RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
            (Please read information and instructions on last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1. The present name of the corporation is: CMI-SOUTHFIELD, INC.

2. The corporation identification number assigned by the Bureau is: 028-988

3. All former names of the corporation are: SOUTHFIELD MACHINE PRODUCTS, INC.

4. The date of filing the original Articles of Incorporation was: 3/1/79

         The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is: CMI-SOUTHFIELD, INC.

ARTICLE II

The purpose or purposes for which the corporation is formed are: To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE III

The total authorized shares:

         Common shares 50,000             Preferred shares _____________________

         A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

ARTICLE IV

1. The address of the current registered office is:

   30333 Southfield Road     Southfield, Michigan   48076
   ------------------------------------           ---------
   (STREET ADDRESS)            (CITY)             (ZIP CODE)

2. The mailing address of the current registered office if different than above:

                                               Michigan
  -------------------------------------------,          ------------------------
 (P.O. BOX)                   (CITY)                            (ZIP CODE)

3. The name of the current resident agent is:  Ray H. Witt

ARTICLE V (OPTIONAL. DELETE IF NOT APPLICABLE.)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VI (OPTIONAL. DELETE IF NOT APPLICABLE.)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE VII (ADDITIONAL PROVISIONS, IF ANY, MAY BE INSERTED HERE; ATTACH ADDITIONAL PAGES IF NEEDED.)
------------------------------------------------------------------------------
SEE ADDENDUM ATTACHED HERETO AND MADE A PART HEREOF
------------------------------------------------------------------------------
5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b)

   a. [ ] These Restated Articles of Incorporation were duly adopted on the ____ day of ______________ ,19______ , in accordance with the provisions of
          Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

          Signed this ____________day of _______________________________, 19____
          ____________________________________ _________________________________
          ______________________________________________________________________
         (SIGNATURES OF INCORPORATORS; TYPE OR PRINT NAME UNDER EACH SIGNATURE)

   b. [X] These Restated Articles of Incorporation were duly adopted on the 14th day of January, 1994, in accordance with the provisions of Section 642 of the Act and: (check one of the following)

      [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepency between those provisions and the provisions of these Restated Articles.

      [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

      [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note:
          Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

      [X] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

                            Signed this 14 day of January, 1994

                            By /s/ Richard A. Nawrocki
                               -------------------------------------
                                     (SIGNATURE)

                            Richard A. Nawrocki        Vice President
                            ---------------------------------------------------
                            (TYPE OR PRINT NAME)          (TYPE OR PRINT TITLE)

GOLD SEAL APPEARS ONLY ON ORIGINAL

               ATTACHMENT TO RESTATED ARTICLES OF INCORPORATION OF
                              CMI-SOUTHFIELD, INC.

ARTICLE VII

(1) A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for a violation of Section 551(1) of the Michigan Business Corporation Act; (d) for any transaction from which the director derived an improper personal benefit; or (e) for any act or omission occurring prior to the date of the approval of this Article. In the event the Michigan Business Corporation Act is amended after the approval of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended. Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal, modification or adoption.

(2) Directors and officers of the corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether formal or informal and whether brought by or in the name of the corporation, a subsidiary or otherwise) arising out of: (a) any actual or alleged act or omission at any time as a director or officer of the corporation, a subsidiary, or any organization for which the person is serving at the request of the corporation; (b) their past, present or future status as a director of officer of the corporation, a subsidiary or any organization for which the person is serving at the request of the corporation. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The provisions of this Article shall be applicable to directors and officers who have ceased to render such service and shall inure to the benefit of their heirs, executors and administrators. The right of indemnity provided herein shall not be exclusive, and the corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the board of directors of the corporation may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader or otherwise different than those set forth in the Michigan Business Corporation Act.

GOLD SEAL APPEARS ONLY ON ORIGINAL

                         CORPORATION INFORMATION UPDATE
                            (formerly Annual Report)
                                      1998            988B#0202 0601 PNAR $15.00

[ ] TO CERTIFY THERE ARE NO CHANGES FROM YOUR PREVIOUS        FILING FEE: $15.00
    FILLING CHECK THIS BOX AND SKIP TO ITEM 6.

--------------------------------------------------------------------------------
                              FOR BUREAU USE ONLY
--------------------------------------------------------------------------------
      028988           THE OFFICE IS LOCATED AT:        RETURN TO:
                              6546 MERCANTILE WAY          MICHIGAN DEPARTMENT
IDENTIFICATION NUMBER         LANSING MI 48910             OF CONSUMER AND
                              (517) 334-6300               INDUSTRY SERVICES
                                                           CORPORATION,
                                                           SECURITIES AND LAND
                                                           DEVELOPMENT BUREAU
                                                           P.O. BOX 30057
                                                           LANSING MI 48909-7557
--------------------------------------------------------------------------------
Corporate Name and Mailing Address

        CMI-SOUTHFIELD, INC.
        30333 SOUTHFIELD RD.
        SOUTHFIELD MI 48076

                                    FILED BY DEPARTMENT JUN 30 1998
--------------------------------------------------------------------------------
Registered Office Address in Michigan - NO., STREET, CITY, ZIP Resident Agent
        30333 SOUTHFIELD RD.                                     RAY H. WITT
        SOUTHFIELD                            48076

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
IF THERE ARE CHANGES FROM YOUR PREVIOUS FILING, YOU MUST COMPLETE ITEMS 1 THROUGH 6.
--------------------------------------------------------------------------------
1. Mailling address of registered office if     2. Resident Agent if different
   different that preprinted information above     than above
                                                   Richard A. Nawrocki
--------------------------------------------------------------------------------
3. Address of registered office if different than preprinted information above-NO., STREET, CITY, ZIP
--------------------------------------------------------------------------------
4. Describe the general nature and kind of business in which the corporation is engaged:
--------------------------------------------------------------------------------

5.                       NAME                                      BUSINESS OR RESIDENCE ADDRESS
-----------------------------------------------------------------------------------------------------
           President
                  Richard A. Nawrocki                       30333 Southfield Rd. Southfield, MI 48076
           ------------------------------------------------------------------------------------------
           Vice President
   If             Robert Fiolek                             30333 Southfield Rd. Southfield, MI 48076
different  ------------------------------------------------------------------------------------------
  than     Secretary
President         Larry D. Schwentor                        30333 Southfield Rd. Southfield, MI 48076
           ------------------------------------------------------------------------------------------
           Treasurer
             & Vice President       Renee Weinman           30333 Southfield Rd. Southfield MI 48076
           ------------------------------------------------------------------------------------------
           Director
   If             Ray H. Witt                               30333 Southfield Rd. Southfield MI 48076
different  ------------------------------------------------------------------------------------------
  than     Director
Officers          Robert Herr                               30333 Southfield Rd. Southfield, MI 48076
           ------------------------------------------------------------------------------------------
           Director
                  Gary F. Ruff                              30333 Southfield Rd. Southfield, MI 48076
-----------------------------------------------------------------------------------------------------

The corporation states that the address of its registered office and the address of the business office of its resident agent are identical. Any changes were authorized by resolution duly adopted by its board of directors.
--------------------------------------------------------------------------------
If space is insufficient, you may include additional pages. PLEASE DO NOT STAPLE ADDITIONAL PAGES TO THIS REPORT.
ENCLOSE $15.00 MADE PAYABLE TO THE STATE OF MICHIGAN. THIS REPORT MUST BE FILED ON OR BEFORE MAY 15
--------------------------------------------------------------------------------
6. Signature of an authorized officer          Title                   Date
   or agent of the corporation
    /s/ [ILLEGIBLE]                          Secretary                5/11/98
--------------------------------------------------------------------------------
Required by Section 911, Act 284, Public Acts of 1972, as amended. Failure to file this report may result in the dissolution of the corporation.

                                                                     MAY 14 1998
GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------

Date Received                                (FOR BUREAU USE ONLY)
JUN 21 1999
------------------------------------                       FILED
Name
         Ph. 517-663-2525 Ref #94118                    JUN 21 1999
         Attn: Cheryl J. Bixby
Address  MICHIGAN RUNNER SERVICE                      Administrator
         P.O. BOX 266                        CORP. SECURITIES & LAND DEV. BUREAU
City     Eaton Rapids, MI 48827
------------------------------------         EFFECTIVE DATE:

- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE. -

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read information and instructions on the last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: CMI-SOUTHFIELD, INC.

2. The identification number assigned by the Bureau is: 028-988

3. The location of its registered office is:

30333 Southfield Road               Southfield, Michigan 48076
-----------------------------------------------         ---------
  (Street Address)                    (City)            ZIP Code)

4. Article I of the Articles of Incorporation is hereby amended to read as follows:

   The name of the corporation is HAYES LEMMERZ INTERNATIONAL - SOUTHFIELD, INC.

Article IV of the Articles of Incorporation is hereby amended to read as follows:

1. The address of the registered office is 15300 Centennial Drive, Northville, Michigan 48167.

3. The name of the resident agent at the registered office is Patrick B. Carey.

GOLD SEAL APPEARS ONLY ON ORIGINAL

 5. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

   The foregoing amendment to the Articles of Incorporation was duly adopted on the _____________ day of __________________, 19_______, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

                Signed this _________________ day of ___________, 19_____.

__________________________________       _______________________________________
           (Signature)                                 (Signature)

__________________________________       _______________________________________
      (Type or Print Name)                        (Type or Print Name)

__________________________________       _______________________________________
           (Signature)                                 (Signature)

__________________________________       _______________________________________
      (Type or Print Name)                        (Type or Print Name)

6. (FOR PROFIT CORPORATIONS, AND FOR NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

   The foregoing amendment to the Articles of Incorporation was duly adopted on the 30th day of April, 1999 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

   [ ] at a meeting. The necessary votes were cast in favor of the amendment.

   [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
       Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note:
       Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

   [X] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or
       Section 407(2) of the Act if a profit corporation.

                      Signed this 17th day of June, 1999

                      By /s/ William D. Shovers
                         -----------------------------------------------------
                         (Signature of President, Vice-President, Chairperson,
                                          Vice-Chairperson)

                       William D. Shovers                     Vice-President
                      ----------------------------------------------------------
                      (Type or Print Name)                 (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

7. (FOR A NONPROFIT CORPORATION WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A DIRECTORSHIP BASIS.)

   The foregoing amendment to the Articles of Incorporation was duly adopted on the __________day of _________________,19____ by the directors of a nonprofit corporation whose articles of incorporation state it is organized on a directorship basis (check one of the following)

   [ ] at a meeting. The necessary votes were cast in favor of the amendment.

   [ ] by written consent of all directors pursuant to Section 525 of the Act.

                          Signed this ________day of__________________, 19______

                          By____________________________________________________
                           (Signature of President, Vice-President, Chairperson,
                                              Vice-Chairperson)

                          __________________________   _________________________
                             (Type or Print Name)        (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date received                                          (FOR BUREAU USE ONLY)
JUN 28 1999
-------------

                                                             FILED

----------------------------------                        JUN 28 1999
  517-663-2525 Ref # 94366
  Attn: Cheryl J. Bixby                                  Administrator
  MICHIGAN RUNNER SERVICE                   CORP. SECURITIES & LAND DEV. BUREAU
  P.O. Box 266
  Eaton Rapids, MI 48827

----------------------------------           EXPIRATION DATE: DECEMBER 31, 2004

- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE -

                          CERTIFICATE OF ASSUMED NAME
 FOR USE BY CORPORATIONS, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability company in item one executes the following Certificate:

1. The true name of the corporation, limited partnership, or limited liability company is:
   HAYES LEMMERZ INTERNATIONAL-SOUTHFIELD, INC.

2. The identification number assigned by the Bureau is:  028-988

3. The location of the corporation or limited liability company registered office in Michigan or the office at which the limited partnership records are maintained is:

   15300 Centennial Drive      Northville       Michigan             48167
   ---------------------------------------------------------------------------
      (Street Address)            (City)          (State)           (ZIP Code)

4. The assumed name under which business is to be transacted is:

   CMI - SOUTHFIELD, INC.

      COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE
                                     ENTITY.

                          Signed this 17th day of June 1999

                          By /s/ William D. Shovers
                             ------------------------
                                 (Signature)

                          William D. Shovers             Vice President
                         --------------------------------------------------
                         (Type or Print Name)         (Type or Print Title)

                          ______________________________________________________
                                  (Limited Partnerships Only - indicate
                                       Name of General Partner if a
                                       corporation or other entity)

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                          BUREAU OF COMMERCIAL SERVICES
--------------------------------------------------------------------------------

Date Received                    (FOR BUREAU USE ONLY)
------------------                                                  FILED

                                                                 APR 22 2002

                      This document is effective on the
                      date filed, unless a subsequent
                      effective date within 90 days
                      after received date is stated in
                      the document.

                                                          CIS Administrator
-----------------------------------------------    BUREAU OF COMMERCIAL SERVICES
Name
   Kelly Brushaber
-----------------------------------------------
Address
   15300 Centennial Drive
-----------------------------------------------
City               State           Zip Code
   Northville        MI              48167                   EFFECTIVE DATE:
-----------------------------------------------

- DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE. - IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1. The name of the corporation or limited liability company is:

           Hayes Lemmerz International - Southfield, Inc.

2. The identification number assigned by the Bureau is:    028-988

3. a. The name of the resident agent of file with the Bureau is:
      Patrick B. Carey

   b. The location of the registered office on file with the Bureau is:

      15300 Centennial Drive, Northville, Michigan 48167
      -----------------------------------          ------------
         (Street Address)       (City)               (ZIP Code)

   c. The mailing address of the above registered office on file with the Bureau is:
                Same as above                 , Michigan __________________
      ----------------------------------------
       (Street Address or P.O. Box) (City)                     (ZIP Code)

    ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4. a. The name of the resident agent is: Patrick C. Cauley

   b. The address of the registered office is:

      15300 Centennial Drive, Northville, Michigan     48167
      ----------------------------------             ---------
         (Street Address)     (City)                 (ZIP Code)

   c. The mailing address of the registered office IF DIFFERENT THAN 4B is:

      ______________________________________, Michigan____________________
         (Street Address or P. O. Box) (City)                  (ZIP Code)

5. The above changes were authorized by resolution duly adopted by: 1. ALL
   CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature           Type or Print Name and Title               Date Signed
                    Larry Karenko, Vice President              April 9, 2002



GOLD SEAL APPEARS ONLY ON ORIGINAL

                                                                    EXHIBIT 3.60

                                     BY-LAWS

                                       OF

                              CMI-SOUTHFIELD, INC.

                             A MICHIGAN CORPORATION

                    (INCLUDING ALL AMENDMENTS AS OF 1/14/94)

1.       SHAREHOLDERS' MEETING

         1.1 ANNUAL MEETING. The annual meeting of the Shareholders shall be held in each year after the expiration of the fiscal year of the Corporation at such time and place as shall be determined by the Board of Directors, for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

         1.2 SPECIAL MEETINGS. A Special Meeting of the Shareholders may be called to be held at such time and place as may be designated by the Chairperson of the Board, a majority of the Board of Directors, or not less than an aggregate of ten percent (10%) of the outstanding shares of stock of the Corporation having the right to vote at such Special Meeting.

         1.3 NOTICE OF MEETINGS. Written notice of the time, place and purposes of every meeting of the Shareholders of this Corporation shall be given, either personally or by mail, not less than ten (10) nor more than sixty
(60) days before said meeting to each Shareholder of record of the Corporation entitled to vote at such meeting. Notices shall state the authority pursuant to which they are issued as, "by order of" the "Chairperson of the Board", "Board of Directors", or "Shareholders".

         1.4 WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of the Shareholders of this Corporation may be waived by telegram, radiogram, cablegram, or other writing either before or after such meeting has been held.

                  A Shareholder's attendance at a meeting of Shareholders, in person or by proxy, will result in (a) a waiver of objection to lack of notice or defective notice of the meeting unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

         1.5 QUORUM. At every meeting of the Shareholders, the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum.

         1.6 RECORD DATE. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the original date fixed for any meeting of Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case, such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise after any such record date is fixed as aforesaid. Nothing in this Section shall affect the rights of a Shareholder and his/her transferee or transferor as between themselves.

         1.7 VOTING RIGHTS. At all times, each holder of record of the common stock of the Corporation shall be entitled to one vote for each share of common stock standing in his/her name on the books of the Corporation, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of Shareholders set forth elsewhere in this Article.

         1.8 VOTE BY SHAREHOLDER CORPORATION. Shares standing in the name of another domestic or foreign corporation may be voted by an officer or agent, or by proxy appointed by an officer or agent of such corporation.

         1.9 ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at an Annual or Special Meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if before or after the action all the Shareholders entitled to vote thereon consent thereto in writing.

         1.10 ELECTRONIC PARTICIPATION. A Shareholder may participate in a meeting of Shareholders by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

2.       SHARES

         2.1 CERTIFICATES. Every Shareholder of this Corporation shall be entitled to a certificate of his or her shares signed by the Chairperson of the Board, Vice-Chairperson of the Board, President or a Vice-President and which may also be signed by another officer of the Corporation. Each such certificate shall state on its face that the Corporation is formed under the laws of this state, the name of the person to whom issued, the number and class of Shares, and the designation of the series, if any, which the certificate represents.

3.       BOARD OF DIRECTORS

         3.1 NUMBER AND TERM OF OFFICE. The business, property and affairs of the Corporation shall be managed by a Board of Directors composed of one (l) or more members who need not be Shareholders. The number of Directors for the Board of Directors shall be determined by a majority vote of the Shareholders. The first Board of Directors shall hold office until the first annual meeting of Shareholders. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the succeeding annual meeting. A Director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal. A Director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a later time as set forth in the notice of resignation.

         3.2 VACANCIES. A vacancy occurring in the Board may be filled by the Shareholders or the Board. A vacancy filled by the Board may be filled for a term of office continuing only until the next election of Directors by the Shareholders.

         3.3 ANNUAL MEETINGS. At the place of holding the annual meeting of Shareholders and immediately following the same, the Board of Directors as constituted upon final adjournment of such Shareholder meeting shall convene without notice for the purpose of electing officers and transacting any other business properly brought before it; provided, that the annual meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the Directors of such new Board.

         3.4 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of

Directors shall from time to time determine by resolution of the Board of Directors or by waiver of notice and consent. No notice of regular meetings of the board shall be required.

         3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairperson of the Board or a majority of the Directors in office at the time of the call, whenever in his/her or their judgment it may be necessary, by giving reasonable notice, either personally or by mail or telegram, of the time and place of such meeting. Any action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as herein provided.

         3.6 WAIVER OF NOTICE. Notice of the time and place of any meeting of the Board of Directors may be waived in writing or by telegram, radiogram, or cablegram, either before or after such meeting has been held. A Director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         3.7 PURPOSE. Neither the business to be transacted nor the purpose of a regular or special meeting need be specified in the notice or waiver of notice of the meeting.

         3.8 ELECTRONIC PARTICIPATION. A Director may participate in a meeting of the Board or of any committee designated by the Board by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

         3.9 QUORUM. A majority of the Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. If there shall be less than a quorum present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present. The vote of the majority of the Directors present at any meeting of the Board or committee thereof at which a quorum is present constitutes the action of the Board or of the committee except that amendment of these By-Laws requires the vote of not less than a majority of the members of the Board then in office.

         3.10 ACTION BY UNANIMOUS WRITTEN CONSENT. Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the Board or the committee. The consent has the same effect as a vote of the Board or committee for all purposes.

         3.11 ELECTION OF OFFICERS. The Board of Directors of the Corporation shall elect or appoint a president, a secretary and a treasurer and may elect or appoint a chairman of the board. None of said officers, except the chairman of the board, need be a director. The Board of Directors shall have the power to appoint such other officers and agents as the board may deem necessary for the transaction of the business of the Corporation, including the power to appoint one or more vice-presidents and one or more attorneys-in-fact.

4.       OFFICERS

         4.1 OFFICERS. The officers of the Corporation shall consist of a president, secretary, treasurer and, if approved by the Board, a chairperson of the Board, one or more vice-presidents and such other officers as may be determined by the Board.

         4.2 CHAIRPERSON OF THE BOARD. The Chairperson of the Board shall be selected by and from the membership of the Board of Directors. He/she shall preside at all meetings of the Shareholders and of the Board of Directors.

         4.3 PRESIDENT. The President shall be the chief executive officer of the Corporation. He/she shall, subject to the control of the Board of Directors, have general and active management of the business of the Corporation, with such general powers and duties of supervision and management as are usually vested in the office of president of a corporation. He/she shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other powers and duties as may be assigned to him/her by the Board of Directors.

         4.4 VICE-PRESIDENTS. The Board of Directors may select one or more vice-president who, subject to the control of the president, shall have such powers and duties as may be assigned to each of them by the Board of Directors.

         4.5 SECRETARY. The Secretary shall be selected by the Board of Directors. Subject to the control of the Chairperson of the Board, he/she shall attend all meetings of Shareholders and of the Board of Directors, and shall preserve in books of the Corporation, true minutes of the proceedings of all such meetings. He/she shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

         4.6 TREASURER. The Treasurer shall be selected by the Board of Directors. Subject to the control of the President, he/she shall have custody of all corporate funds and securities, and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. He/she shall deposit all monies, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for the purpose by the Board of Directors. He/she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairperson of the Board and the Directors at regular meetings of the Board and whenever requested by them and to the President, an account of all his transactions as Treasurer. He/she shall in general perform all duties incident to the office of treasurer, and shall have such additional powers and duties as may be assigned to him/her by the Board of Directors.

         4.7 TERM; REMOVAL OF OFFICERS AND AGENTS; RESIGNATION. An officer elected or appointed as herein provided shall hold office for the term for which he or she is elected or appointed and until his/her successor is elected or appointed and qualified, or until his/her resignation or removal. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

5.       EXECUTION OF INSTRUMENTS

         5.1 MONEY INSTRUMENTS. All checks, drafts and orders for payment of money shall be signed in the name of the Corporation by such officer(s) or agent(s) and in such manner including the use of facsimile signatures as the Board of Directors shall from time to time designate for that purpose.

         5.2 OTHER INSTRUMENTS. The Board of Directors shall have power to designate the officers and agents (or a single officer or agent) who shall have authority to execute any contract, conveyance or other instrument or document on behalf of the Corporation. When the execution of any contract, conveyance or other instrument or document has been authorized without specification of the executing officers, the Chairperson of the Board or President may execute the same in the name and on behalf of the Corporation, or any Vice-President, and the Secretary or Assistant Secretary may execute the same in the name and on behalf of the Corporation.

6.       INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

         6.1 THIRD-PARTY PROCEEDING. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

         6.2 DERIVATIVE SHAREHOLDER LIABILITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders; except that no indemnification shall be made for any claim, issue or matter in which the person has been found liable to the Corporation except to the extent ordered by a court of competent jurisdiction.

7.       AMENDMENT OF BY-LAWS

         These by-laws may be altered, amended, added to, rescinded or repealed by the affirmative vote of a majority of the Shares entitled to vote or, except insofar as exercise of such power shall be contrary to the Articles of Incorporation, by the Board of Directors.

                                                                    EXHIBIT 3.61

--------------------------------------------------------------------------------
        MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
Date Received        Adjusted per telephone         (FOR BUREAU USE ONLY)
JAN 20 1994          authorization from
                     David Tennent,                       FILED

-------------------------------------------            JAN 27 1994

-------------------------------------------

Name
        David L. Tennent
-------------------------------------------              Administrator
Address                                          MICHIGAN DEPARTMENT OF COMMERCE
        801 W. Big Beaver Rd, Ste. 500           Corporation & Securities Bureau
-------------------------------------------
City           State       ZIP Code
        Troy   MI          48084                EFFECTIVE DATE:
-------------------------------------------
  DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.

                       RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
             (Please read information and instructions on last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.       The present name of the corporation is: CMI-TECH CENTER, INC.

2.       The corporation identification number assigned by the Bureau is:
         121-978

3.       All former names of the corporation are:
         CAST METAL SALES & ENGINEERING, INC.
         CMI-ENGINEERING, INC.

4.       The date of filing the original Articles of Incorporation was: 3/1/79

         The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is: CMI-TECH CENTER, INC.

ARTICLE II

The purpose or purposes for which the corporation is formed are: To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE III

The total authorized shares:

         Common shares 1,000       Preferred shares __________________________

         A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:


ARTICLE IV

1.       The address of the current registered office is:

          30333 Southfield Road  Southfield, Michigan   48076
          ---------------------------------           -----------
          (STREET ADDRESS)         (CITY)             (ZIP CODE)

2.       The mailing address of the current registered office if different than above:
                                                         , Michigan
         ------------------------------------------------            ----------
         (P. O. BOX)                       (CITY)                    (ZIP CODE)

3.       The name of the current resident agent is: Ray H. Witt

ARTICLE V (OPTIONAL. DELETE IF NOT APPLICABLE.)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VI (OPTIONAL. DELETE IF NOT APPLICABLE.)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE VII (ADDITIONAL PROVISIONS, IF ANY, MAY BE INSERTED HERE; ATTACH ADDITIONAL PAGES IF NEEDED.)

         SEE ADDENDUM ATTACHED HERETO AND MADE A PART HEREOF

5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b)

         a. [ ] These Restated Articles of Incorporation were duly adopted on the_____ day of__________, 19_____, in accordance with the provisions of Section 642 of the act by the unamimous consent of the incorporators before the first meeting of the Board of Directors.

                  Signed this _______ day of ____________________________, 19___

                  ________________________________ _____________________________

                  ________________________________ _____________________________

      (SIGNATURES OF INCORPORATORS; TYPE OR PRINT NAME UNDER EACH SIGNATURE)

         b. [X] These Restated Articles of Incorporation were duly adopted on the 14TH day of JANUARY, 1994, in accordance with the provisions of Section 642 of the Act and:
                  (check one of the following)

                  [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepency between those provisions and the provisions of these Restated Articles.

                  [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

                  [ ] were duly Adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with
                           Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

                  [X] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with
                           Section 407(2) of the Act.

                                    Signed this 14 day of January, 1994

                                    By /s/ Richard A. Nawrocki
                                       -----------------------------------------
                                                    (SIGNATURE)

                                    Richard A. Nawrocki     Vice President
                                    -------------------------------------------
                                    (TYPE OR PRINT NAME) (TYPE OR PRINT TITLE)

GOLD SEAL APPEARS ONLY ON ORIGINAL

              ATTACHMENT TO RESTATED ARTICLES OF INCORPORATION OF
                             CMI-TECH CENTER, INC.

ARTICLE VII

(1) A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for a violation of Section 551(1) of the Michigan Business Corporation Act; (d) for any transaction from which the director derived an improper personal benefit; or (e) for any act or omission occurring prior to the date of the approval of this Article. In the event the Michigan Business Corporation Act is amended after the approval of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Michingan Business Corporation Act, as so amended. Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal, modification or adoption.

(2) Directors and officers of the corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether formal or informal and whether brought by or in the name of the corporation, a subsidiary or otherwise) arising out of: (a) any actual or alleged act or omission at any time as a director or officer of the corporation, a subsidiary, or any organization for which the person is serving at the request of the corporation; (b) their past, present or future status as a director of officer of the corporation, a subsidiary or any organization for which the person is serving at the request of the corporation. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The provisions of this Articale shall be applicable to directors and officers who have ceased to render such service and shall inure to the benefit of their heirs, executors and administrators. The right of indemnity provided herein shall not be exclusive, and the corporation may provide indemnification ot any person, by agreement or otherwise, on such terms and conditions as the board of directors of the corporation may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader or otherwise different than those set forth in the Michigan Business Corporation Act.

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------

Date Received                                       (FOR BUREAU USE ONLY)
  OCT 03 1994
-------------------


                                                            FILED

                                                         OCT 05 1994

                                                         ADMINISTRATOR
                                               MICHIGAN DEPARTMENT OF COMMERCE
                                               CORPORATION & SECURITIES BUREAU

                       EXPIRATION DATE: DECEMBER 31, 1999
--------------------------------------------------------------------------------

                     CERTIFICATE OF RENEWAL OF ASSUMED NAME
                FOR USE BY CORPORATIONS AND LIMITED PARTNERSHIPS
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 213, Public Acts of 1982 (limited partnerships), the corporation or limited partnership in item one executes the following Certificate:

1. The true name and address of the corporate registered office or the address of the limited partnership's agent for service of process is:

           CMI-TECH CENTER, INC.
           c/o RAY H. WITT                          121978
           30333 SOUTHFIELD RD.              ---------------------
           SOUTHFIELD             MI 48076   Identification Number

2.  The assumed name under which business is transacted is:

         CMI-ENGINEERING

3. The registration of the assumed name is extended for a period expiring on December 31 of the fifth full calendar year following the year in which this renewal is filed, unless sooner terminated.

                       Signed this 28th day of September, 1994

                       By /s/ Larry D. Schwentor
                          --------------------------------------
                                         (Signature)

          Larry D. Schwentor                           Secretary
         --------------------                   --------------------
         (Type or Print Name)                   (Type or Print Title)

--------------------------------------------------------------------------------
              (Limited Partnerships Only - Name of General Partner)

GOLD SEAL APPEARS ONLY ON ORIGINAL

                          CORPORATION INFORMATION UPDATE
                            (formerly Annual Report)

                                      1998

         [ ] TO CERTIFY THERE ARE NO CHANGES FROM YOUR PREVIOUS FILING CHECK THIS BOX AND SKIP TO ITEM 6. FILING FEE: $15.00

--------------------------------------------------------------------------------
                               FOR BUREAU USE ONLY
--------------------------------------------------------------------------------
       121978          THE OFFICE IS LOCATED AT:  RETURN TO :
IDENTIFICATION NUMBER        6546 MERCANTILE WAY      MICHIGAN DEPARTMENT
                             LANSING MI 48910         OF CONSUMER AND INDUSTRY
                             (517) 334-6300           SERVICES CORPORATION,
                                                      SECURITIES AND LAND
                                                      DEVELOPMENT BUREAU
                                                      P.O. BOX 30057
                                                      LANSING MI 48909-7557
--------------------------------------------------------------------------------
Corporate Name and Mailing Address

         CMI-TECH CENTER, INC.
         30333 SOUTHFIELD RD.
         SOUTHFIELD MI 48076                 FILED BY DEPARTMENT JUN 30 1998
--------------------------------------------------------------------------------
Registered Office Address in Michigan - NO., STREET, CITY, ZIP    Resident Agent
     30333 SOUTHFIELD RD.                                           RAY H. WITT
     SOUTHFIELD  48076
--------------------------------------------------------------------------------
IF THERE ARE CHANGES FROM YOUR PREVIOUS FILING, YOU MUST COMPLETE ITEMS 1 THROUGH 6.

1. MAILING ADDRESS OF REGISTERED OFFICE IF DIFFERENT THAT PREPRINTED INFORMATION ABOVE.

2.  RESIDENT AGENT IF DIFFERENT THAN ABOVE.
    Richard A. Nawrocki

3. ADDRESS OF REGISTERED OFFICE IF DIFFERENT THAN PREPRINTED INFORMATION ABOVE-NO., STREET, CITY, ZIP

4.  DESCRIBE THE GENERAL NATURE AND KIND OF BUSINESS IN WHICH THE CORPORATION IS
    ENGAGED:

----------------------------------------------------------------------------------------
5.                  NAME                            BUSINESS OR RESIDENCE ADDRESS
----------------------------------------------------------------------------------------
           President
                  Richard A. Nawrocki         30333 Southfield Rd.  Southfield, MI 48076
           -----------------------------------------------------------------------------
           Vice President
   If             Robert Fiolek               30333 Southfield Rd.  Southfield, MI 48076
different  -----------------------------------------------------------------------------
  than     Secretary
President         Larry D. Schwentor          30333 Southfield Rd.  Southfield, MI 48076
           -----------------------------------------------------------------------------
           Treasurer
           & Vice President Renee Weinman     30333 Southfield Rd.  Southfield, MI 48076
----------------------------------------------------------------------------------------
           Director
  If         Ray H. Witt                      30333 Southfield Rd.  Southfield, MI 48076
different  -----------------------------------------------------------------------------
  than     Director
Officers          Robert Herr                 30333 Southfield Rd.  Southfield, MI 48076
           -----------------------------------------------------------------------------
           Director
                  Gary F. Ruff                30333 Southfield Rd.  Southfield, MI 48076
----------------------------------------------------------------------------------------

The corporation states that the address of its registered office and the address of the business office of its resident agent are identical. Any changes were authorized by resolution duly adopted by its board of directors.

If space is insufficient, you may include additional pages. PLEASE DO NOT STAPLE ADDITIONAL PAGES TO THIS REPORT.

ENCLOSE $15.00 MADE PAYABLE TO THE STATE OF MICHIGAN. THIS REPORT MUST BE FILED ON OR BEFORE MAY 15

6.  SIGNATURE OF AN AUTHORIZED        Title                   Date
    OFFICER OR AGENT OF THE
    CORPORATION

         /s/ Larry D. Schwentor            Secretary            5/11/98

Required by Section 911, Act 284, Public Acts of 1972, as amended. Failure to file this report may result in the dissolution of the corporation.

                                                                     MAY 14 1998

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date Received                                    (FOR BUREAU USE ONLY)

JUN 21 1999
-------------------
                                                          FILED
                                                       JUN 21 1999
------------------------------------
Name                                                   Administrator

Address 517-663-2525 Ref # 94118           CORP., SECURITIES & LAND DEV. BUREAU
        Attn: Cheryl J. Bixby
        MICHIGAN RUNNER SERVICE
City    P.O. Box 266
        Eaton Rapids, MI 48827             EFFECTIVE DATE:
--------------------------------------------------------------------------------
DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
          (Please read information and instructions on the last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.   The present name of the corporation is: CMI - TECH CENTER, INC.

2.   The identification number assigned by the Bureau is:  121-978

3.   The location of its registered office is:

30333 Southfield Road             Southfield                  48076
---------------------------------------------,   Michigan ------------
   (Street Address)                 (City)                  (ZIP Code)

4. Article I of the Articles of Incorporation is hereby amended to read as follows:

     The name of the corporation is HAYES LEMMERZ INTERNATIONAL - TECHNICAL CENTER, INC.

Article IV of the Articles of Incorporation is hereby amended to read as follows:

1. The address of the registered office is 15300 Centennial Drive, Northville, Michigan 48167.

3.   The name of the resident agent at the registered office is Patrick B.
     Carey.

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

     The foregoing amendment to the Articles of Incorporation was duly adopted on the _________________day of ________________________, 19 ____, in
     accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

      Signed this_________day of______________________________, 19_________.

     ___________________________________   _________________________________
                 (Signature)                          (Signature)

     ___________________________________   _________________________________
              (Type or Print Name)               (Type or Print Name)

     ___________________________________   _________________________________
                  (Signature)                          (Signature)

     ___________________________________   _________________________________
              (Type or Print Name)                (Type or Print Name)

6. (FOR PROFIT CORPORATIONS, AND FOR NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

     The foregoing amendment to the Articles of Incorporation was duly adopted on the 30th day of April, 1999 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

     [ ]  at a meeting. The necessary votes were cast in favor of the amendment.

     [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
          Section 407(1) and (2) of the Act if a nonprofit corporation, or
          Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

     [X] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

                       Signed this 17th day of June, 1999

      By /s/ William D. Shovers
         ----------------------------------------------------------------------
         (Signature of President, Vice-President, Chairperson, Vice-Chairperson)

             William D. Shovers                              Vice-President
         -----------------------------------------------------------------------
            (Type or Print Name)                          (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date Received                                   (FOR BUREAU USE ONLY)
 JUN 28 1999
----------------------------                               FILED

------------------------------------------              JUN 28 1999
517-663-2525 Ref #94366
Attn: Cheryl J. Bixby                                   Administrator
MICHIGAN RUNNER SERVICE                     CORP., SECURITIES & LAND DEV. BUREAU
P.O. Box 266
Eaton Rapids, MI 48827                        EXPIRATION DATE: DECEMBER 31, 2004
--------------------------------------------------------------------------------
  DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE

                          CERTIFICATE OF ASSUMED NAME
 FOR USE BY CORPORATIONS, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability company in item one executes the following Certificate:

1. The true name of the corporation, limited partnership, or limited liability company is:

         HAYES LEMMERZ INTERNATIONAL - TECHNICAL CENTER, INC.

2.       The identification number assigned by the Bureau is: 121-978

3. The location of the corporation or limited liability company registered office in Michigan or the office at which the limited partnership records are maintained is:

         15300 Centennial Drive      Northville        Michigan         48167
         ----------------------------------------------------------------------
            (Street Address)           (City)          (State)        (ZIP Code)

4.       The assumed name under which business is to be transacted is:

         CMI-TECH CENTER, INC.

  COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.

                                 Signed this 17th day of JUNE 1999

                                 By /s/ William D. Shovers
                                    -------------------------------------------
                                                 (Signature)

                                 William D. Shovers          Vice President
                                 ----------------------------------------------
                                 (Type or Print Name)    (Type or Print Title)

                                 ----------------------------------------------
                                 (Limited Partnerships Only-Indicate Name of General Partner if a corporation or other entity)


GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
               MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------
Date Received                      (FOR BUREAU USE ONLY)
APR 11 2000
                                                           FILED

                 This document is                        APR 13 2000
                 effective on the date
                 filed, unless a subsequent             Administrator
                 effective date within      CORP., SECURITIES & LAND DEV. BUREAU
                 90 days after received
                 date is stated in the      EXPIRATION DATE:
                 document.                  DECEMBER 31, 2005
---------------------------------------
Name __________________________________

        Ph. 517-663-2525 Ref #02802
Address Attn: Cheryl J. Bixby
        MICHIGAN RUNNER SERVICE
City    P. O. Box 266
        Eaton Rapids, MI 48827
---------------------------------------
  DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.
    IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

                          CERTIFICATE OF ASSUMED NAME
 FOR USE BY CORPORATIONS, LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES
           (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability company in item one executes the following Certificate:

1. The name of the corporation, limited partnership, or limited liability company is:

         HAYES LEMMERZ INTERNATIONAL - TECHNICAL CENTER INC.

2.       The identification number assigned by the Bureau is: 121978

3.       The assumed name under which business is to be transacted is:

         CMI-ENGINEERING

4.       This document is hereby signed as required by the Act.

  COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.

                                    Signed this 3rd day of April, 2000

                                    By /s/ William D. Shovers
                                       --------------------------
                                             (Signature)

                                    William D. Shovers        Vice President
                                    --------------------------------------------
                                    (Type or Print Name)   (Type or Print Title)

                                    --------------------------------------------
                                    (Limited Partnerships Only-Indicate Name
                                     of General Partner if the General Partner is a corporation or other entity)


GOLD SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
              MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                         BUREAU OF COMMERCIAL SERVICES
--------------------------------------------------------------------------------
  Date Received                          (FOR BUREAU USE ONLY)
------------------
                  This document is effective                   FILED
                  on the date filed, unless
                  a subsequent effective date               APR 22 2002
                  within 90 days after received
                  date is stated in the document.        CIS Administrator
                                                         BUREAU OF COMMERCIAL
                                                         SERVICES


Name Kelly Brushaber
_______________________________________
Address  15300 Centennial Drive
_______________________________________
   City    State     Zip Code                             EFFECTIVE DATE:
Northville  MI         48167

  DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE. IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS AND LIMITED LIABILITY COMPANIES
            (Please read information and instructions on reverse side)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.       The name of the corporation or limited liability company is:

            Hayes Lemmerz International - Technical Center, Inc.

2.       The identification number assigned by the Bureau is: 121-978

3.       a. The name of the resident agent on file with the Bureau is: Patrick
            B. Carey

         b. The location of the registered office on file with the Bureau is:

                15300 Centennial Drive, Northville, Michigan    48167
            --------------------------------------           ------------
                  (Street Address)        (City)               (ZIP Code)

         c. The mailing address of the above registered office on file with the Bureau is:

                     Same as above                  , Michigan
            ----------------------------------------           --------------
             (Street Address or P.O. Box) (City)                  (ZIP Code)

  ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.       a. The name of the resident agent is: Patrick C. Cauley

         b. The address of the registered office is:

            15300 Centennial Drive, Northville,  Michigan   48167
            ----------------------------------            ----------
              (Street Address)         (City)             (ZIP Code)

         c. The mailing address of the registered office IF DIFFERENT THAN 4B is:

                                                    , Michigan
            ----------------------------------------           --------------
             (Street Address or P.O. Box) (City)                  (ZIP Code)

5.       The above changes were authorized by resolution duly adopted by: 1. ALL
         CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature         Type or Print Name and Title                   Date Signed

/s/ Larry Karenko  Larry Karenko, Vice President                  April 9, 2002

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                                                    EXHIBIT 3.62

                                     BY-LAWS

                                       OF

                              CMI-TECH CENTER, INC.

                             A Michigan Corporation

                                    ARTICLE I

                              SHAREHOLDERS MEETINGS

         Section 1. Annual Meeting. The Annual Meeting of the shareholders shall be held in each year after the expiration of the fiscal year of the Corporation at such time and place as shall be determined by the Board of Directors, for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

         Section 2. Order of Business. The order of business at the Annual Meeting of the shareholders shall be as follows:

         (a)      Roll call;

         (b)      Reading of notice and proof of mailing;

         (c) Annual reports of officers consisting of discussion of: balance sheet as of the end of the preceding fiscal year; statement of income for such fiscal year and if prepared by the Corporation, a statement of source and application of funds for such fiscal year;

         (d)      Election of Directors;

         (e)      Transaction of other business as follows:

                  Unfinished business
                  New business;

         (f)      Adjournment;

provided that in the absence of any objection, the presiding officer may vary the order of business at his discretion.

         Section 3. Special Meetings. A Special Meeting of the shareholders may be called to be held at such time and place as may be designated by the Chairman of the Board, a majority of the Board of Directors, or not less than an aggregate of ten percent (10%) of the outstanding shares of stock of the Corporation having the right to vote at such Special Meeting.

         Upon receipt of a notification in writing setting forth the time, place and purpose of such proposed Special Meeting, signed by the Chairman of the Board, a majority of the Board of Directors or not less than an aggregate of ten percent (10%) of the outstanding shares of stock of the Corporation having a right to vote at such Special Meeting, the secretary of this Corporation shall prepare, sign and mail the notice requisite to such meeting.

         Section 4. Notice of Meetings. Written notice of the time, place and purposes of every meeting of the shareholders of this Corporation shall be given either personally or by mail not less than ten (10) nor more than sixty (60) days before said meeting upon each shareholder of record of the Corporation entitled to vote at such meeting. Notices shall state the authority pursuant to which they are issued as, "by order of" the "Chairman of the Board", "Board of Directors", or "shareholders".

         Section 5. Waiver of Notice. Notice of the time, place and purpose of any meeting of the shareholders of this Corporation may be waived by telegram, radiogram, cablegram, or other writing either before or after such meeting has been held.

         Attendance of a person at a meeting of shareholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 6. Electronic Participation. A shareholder shall be deemed to be present in person at a meeting of shareholders if such shareholder participates in a meeting of shareholders by a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other and all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants.

         Section 7. Quorum. At every meeting of the shareholders, the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum. If less than a quorum shall be present at any meeting of shareholders, those holders of record of outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, may adjourn the meeting from time to time without further notice other than by announcement at the meeting, until a quorum shall have been obtained, at which time any business may be transacted which might have been transacted at the meeting as first convened, had there been a quorum.

         Section 8. Record Date. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the original date fixed for any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case, such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise after any such record date is fixed as aforesaid. Nothing in this Section shall affect the rights of a shareholder and his transferee or transferor as between themselves.

         Section 9. Inspection of List of Shareholders. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment thereof. The list shall:

         (a) Be arranged alphabetically within each class and series, with the address of and the number of shares held by each shareholder.

         (b)      Be produced at the time and place of the meeting.

         (c) Be subject to inspection by any shareholder during the whole time of the meeting.

         (d) Be prima facie evidence as to who are the share-holders entitled to examine the list or to vote at the meeting.

         Section 10. Inspectors of Election. The Board, in advance of a shareholders meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one (1) or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat.

         The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them.

         Section 11. Voting Rights. At all times, each holder of record of the common stock of the Corporation shall be entitled to one vote for each share of common stock standing in his name on the books of the Corporation, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of shareholders set forth elsewhere in this Article. A vote may be cast either orally or in writing as determined by the Chairman of the meeting.

         When an action other than the election of Directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon. Directors shall be elected by a plurality of the votes cast at an election.

         Section 12. Vote by Shareholder Corporation. Shares standing in the name of another domestic or foreign corporation may be voted by an officer or agent, or by proxy appointed by an officer or agent or by some other person, who by action of its board or pursuant to its by-laws shall be appointed to vote such shares.

         Section 13. Action by Unanimous Written Consent. Any action required or permitted to be taken at an Annual or Special Meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing.

                                   ARTICLE II

                   SHAREHOLDER INSPECTION OF BOOKS OF ACCOUNT
                    AND STOCK BOOKS: REPORTS TO SHAREHOLDERS

         Section 1. Books of Account and Stock Books. The Corporation shall keep books and records of account and minutes of the proceedings of the shareholders, board and executive committee, if any. The Corporation shall keep at its registered office, or at the office of its transfer agent within or without this state, records containing the names and addresses of all share-holders, the number, class and series of shares held by each and the dates when they respectively became holders of record thereof. Any of such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall convert into written form without charge any such record not in such form upon written request of a person entitled to inspect them.

         Section 2. Financial Statements. Within four months of the end of its fiscal year, the Corporation shall mail to each shareholder its balance sheet as of the end of the preceding fiscal year; its statement of income for such fiscal year; and, if prepared by the Corporation, its statement of source and application of funds for such fiscal year. The same shall be furnished to any shareholder at any time upon written request from such shareholder.

         Section 3. Examination of Stock Books. A person who is a shareholder of record of the Corporation, upon at least ten (10) days' written demand, may examine for any proper purpose in person or by agent or attorney, during usual business hours, its minutes of shareholders meeting and record of shareholders and make extracts therefrom, at the places where they are kept.

         Section 4. Circuit Court. The Corporation recognizes that upon proof by a shareholder of a proper purpose, a circuit court may compel production for examination by the shareholder of the books and records of account, minutes, and record of shareholders of the Corporation, and may allow the shareholder to make extracts therefrom.

                                   ARTICLE III

                                  CAPITAL STOCK

         Section 1. Certificates. Every shareholder of this Corporation shall be entitled to a certificate of his shares signed by the President or Vice President and the Secretary or Assistant Secretary, certifying the number and class of shares represented by such certificate; provided that where such certificate is signed by a transfer agent acting on behalf of this Corporation, and by a registrar, the signature of any such President, Vice President, Secretary or Assistant Secretary may be facsimile.

         Section 2. Transfer. Shares shall be transferable only on the books of the Corporation by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificates therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely, the fact shall be so ex-pressed in the entry of such transfer.

         Section 3. Shareholders. The Corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, save as may be otherwise provided by statute.

         Section 4. Lien for Stockholders Indebtedness. The Corporation shall have a lien upon the capital stock of any holder thereof who is indebted to the Corporation in any way and shall have the right to cancel the holder's right in such amount of the capital stock as is equivalent to such indebtedness in payment and satisfaction thereof and the discharge of such lien. Further, the Corporation shall have the right to not accept any transfer of capital stock by the holder thereof which will impair the security of its lien for the balance of the indebtedness then owing by such holder to the Corporation.

         Section 5. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and a registrar of transfer, and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers.

         Section 6. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for share of this Corporation.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

         Section 1. Number and Term of Office. The business, property and affairs of the Corporation shall be managed by a Board of Directors composed of one (1) members who need not be shareholders. The number of Directors for the initial Board of Directors shall be determined by the shareholders, and thereafter, the number of Directors shall be determined from time to time by resolution adopted by a majority of the Board. At each Annual Meeting of shareholders, the shareholders shall elect Directors to hold office until the succeeding Annual Meeting. A Director shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his resignation or removal. A Director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a subsequent time as set forth in the notice of resignation.

         Section 2. Vacancies. A vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A directorship to be filled because of an increase in the number of Directors or to fill a vacancy may be filled by the Board for a term of office continuing only until the next election of Directors by the shareholders.

         Section 3. Organizational Meeting. At the place of holding the Annual Meeting of shareholders and immediately following the same, the Board of Directors as constituted upon final adjournment of such Annual Meeting shall convene without notice for the purpose of electing officers and transacting any other business properly brought before it; provided, that the organizational meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the Directors of such new Board.

         Section 4. Regular Meetings. Regular Meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time determine by resolution of the Board of Directors or by Waiver of Notice and Consent. No notice of Regular Meetings of the Board shall be required.

         Section 5. Special Meetings. Special Meeting of the Board of Directors may be called by the Chairman of the Board or a majority of the Directors in office at the time of the call, whenever in his or their judgment it may be necessary, by giving reasonable notice, either personally or by mail or telegram, of the time and place of such meeting. Any action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as herein provided.

         Section 6. Waiver of Notice. Notice of the time and place of any meeting of the Board of Directors of this Corporation may be waived in writing or by telegram, radiogram, or cablegram, either before or after such meeting has been held.

         Section 7. Purpose. Neither the business to be transacted nor the purpose of a Regular or Special Meeting need be specified in the notice or waiver of notice of the meeting.

         Section 8. Electronic Participation. A member of the Board or a committee designated by the Board may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

         Section 9. Quorum. A majority of the Directors in office or of the members of a committee thereof at the time of a meeting of the Board shall constitute a quorum for the transaction of business. If there shall be less than a quorum present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present. The acts of a majority of the Directors present at any meeting at which a quorum is present shall be the acts of the Board or of the committee except that amendment of the By-Laws requires the vote of not less than a majority of the members of the Board then in office.

         Section 10. Appointment of Committees. The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the Directors of the Corporation. The Board may designate one (1) or more Directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such an absent or disqualified member. A committee, and each member thereof, shall serve at the pleasure of the Board.

         Section 11. Powers of Committees. A committee to the extent provided in the resolution of the Board, may exercise all powers and authority of the Board in management of the business and affairs of the Corporation. However, such a committee does not have power or authority to:

         (a)      Amend the Articles of Incorporation;

         (b)      Adopt an agreement of merger or consolidation;

         (c) Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

         (d) Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution;

         (e)      Amend the By-Laws of the Corporation;

         (f)      Fill vacancies in the Board of Directors;

         (g) Fix compensation of the Directors for serving on the Board or on a committee; or

         (h) Declare a stock dividend or authorize the issuance of stock (unless the resolution appointing the committee expressly provided that the committee may do so).

         Section 12. Action by Unanimous Written Consent. Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board or of the committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board or the committee. The consent has the same effect as a vote of the Board or committee for all purposes.

         Section 13. Election of Officers. The Board of Directors of the Corporation shall select a President, a Secretary and a Treasurer and may elect a Chairman of the Board. None of said officers, except the Chairman of the Board, need be a Director. The Board of Directors shall have the power to appoint such other officers and agents as the Board may deem necessary for the trans-action of the business of the Corporation, including the power to appoint one or more Vice Presidents and one or more attorneys-in-fact to convey or deal with corporate real estate.

         Section 14. Removal of Officers and Agents. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

         Section 15. Compensation. Reasonable compensation of Directors and officers may be fixed by the Board.

         Section 16. Payments to be Reimbursed. Any payments made to an officer or employee of the Corporation such as salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the Corporation to the full extent of such disallowance. The Directors shall enforce payment of each amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

                                    ARTICLE V

                             DIVIDENDS AND RESERVES

         Section 1. Sources. The Board of Directors shall have power and authority to declare dividends from the following sources:

         (a)      From Earned Surplus (including current earnings);

         (b) From Capital Surplus (including from appreciation of the value of the assets of the Corporation);

         (c) From any other source or sources which may be permitted by statute.

         Section 2. Manner of Payment. Dividends may be paid in cash, in property, in obligations of the Corporation, or in shares of the capital stock of the Corporation.

         Section 3. Reserves. The Board of Directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves for any proper purpose, as the Board in its discretion shall approve; and the Board shall have power and authority to abolish any reserve created by the Board.

                                   ARTICLE VI

                       TRANSACTIONS WITH THE CORPORATION:

                    LOANS TO DIRECTORS, OFFICERS OR EMPLOYEES

         Section 1. Interested Directors. A contract or other transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and a foreign or domestic corporation, firm or association of any type or kind in which one or more of its directors or officers are directors or officers, or are otherwise interested, is not void or voidable solely because of such common directorship, officership or interest, or solely because such directors are present at the meeting of the Board or committee thereof which authorizes or approves the contract or transaction, or soley because their votes are counted for such purpose if any of the following conditions is satisfied:

         (a) The contract or other transaction is fair and reasonable to the Corporation when it is authorized, approved or ratified;

         (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the Board or committee and the Board or committee authorizes, approves or ratifies the contract or transaction by a vote sufficient for the purpose without counting the vote of any common or interested director;

         (c) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the shareholders, and they authorize, approve or ratify the contract or transaction.

         Section 2. Loans to Directors, Officers, or Employees. The Corporation may lend money to, or guarantee an obligation of, or otherwise assist an officer or employee of the Corporation or of its subsidiary, including an officer or employee who is a Director of the Corporation or its subsidiary, when, in the judgments of the Board, the loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or assistance may be with or without interest, and may be unsecured or secured in such manner as the Board approves, including without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

                                   ARTICLE VII

                                    OFFICERS

         Section 1. Chairman of the Board. The Chairman of the Board shall be selected by and from the membership of the Board of Directors. He shall preside at all meetings of the shareholders and of the Board of Directors.

         Section 2. President. The President shall be the chief executive officer of the Corporation. He shall, subject to the control of the Board of Directors, have general and active management of the business of the Corporation, with such general powers and duties of supervision and management as are usually vested in the office of President of a corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other powers and duties as may be assigned to him by the Board of Directors.

         Section 3. Vice Presidents. The Board of Directors may select one or more Vice Presidents who, subject to the control of the President, shall have such powers and duties as may be assigned to each of them by the Board of Directors.

         Section 4. Secretary. The Secretary shall be selected by the Board of Directors. Subject to the control of the Chairman of the Board, he shall attend all meetings of shareholders and of the Board of Directors, and shall preserve in books of the Corporation, true minutes of the proceedings of all such meetings. He shall have such additional powers and duties as may be assigned to him by the Board of Directors.

         Section 5. Treasurer. The Treasurer shall be selected by the Board of Directors. Subject to the control of the President, he shall have custody of all corporate funds and securities, and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. He shall deposit all moneys, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for the purpose by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Directors at regular meetings of the Board and whenever requested by them and to the President, an account of all his transactions as Treasurer. He shall in general perform all duties incident to the office of Treasurer, and shall have such additional powers and duties as may be assigned to him by the Board of Directors.

                                  ARTICLE VIII

                            EXECUTION OF INSTRUMENTS

         Section 1. Money Instruments. All checks, drafts and orders for payment of money shall be signed in the name of the Corporation, and shall be countersigned by such officers or agents and in such manner including the use of facsimile signatures as the Board of Directors shall from time to time designate for that purpose.

         Section 2. Other Instruments. The Board of Directors shall have power to designate the officers and agents who shall have authority to execute any contract, conveyance or other instrument or document on behalf of the Corporation. When the execution of any contract, conveyance or other instrument or document has been authorized without specification of the executing officers, the Chairman of the Board or President may execute the same in the name and on behalf of the Corporation, or any Vice President, and the Secretary or Assistant Secretary may execute the same in the name and on behalf of the Corporation.

                                   ARTICLE IX

                  LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

                                       AND

                          INDEMNIFICATION OF OFFICERS,
                        DIRECTORS, EMPLOYEES AND AGENTS

         Section 1. Limitation of Personal Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty. However, this by-law provision does not eliminate or limit the liability of a director for any of the following:

         (i) A breach of the director's duty of loyalty to the Corporation or its shareholders.

         (ii) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of the law.

         (iii) A violation of Section 551(1) of the Michigan Business Corporation Act.

         (iv) A transaction from which the director derived an improper personal benefit.

         (v)      An act or omission occurring before March 1, 1987.

                           [So that the reader may understand the above reference to Section 551(1) of the Michigan Business Corporation Act, it is